As filed with the Securities and Exchange Commission on September 30, 2022
Registration
No. 333-264056

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM
F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Allego N.V.
(Exact Name of Registrant as Specified in Its Articles)

The Netherlands	4911	Not Applicable
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Westervoortsedijk 73 KB 6827 AV
Arnhem, the Netherlands
+31 (0) 88 033 3033
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Corporation Trust Center
1209 Orange Street
Wilmington DE 19801
Tel: (800)
677-3394
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander Lynch, Esq. Heather Emmel, Esq. Weil, Gotshal & Manges LLP 767 5th Avenue New York, NY 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form
F-1
(File
No. 333-264056),
which was initially declared effective on June 6, 2022. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “
Securities Act
”), on such date as the Securities and Exchange Commission (the “
SEC
”), acting pursuant to Section 8(c) of the Securities Act, may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form
F-1
(File
No. 333-264056)
(the “
Registration
Statement
”) of Allego N.V. (the “
Company
”) is being filed (i) pursuant to the undertakings in Item 9 of the Registration Statement to update the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission, or the SEC, on June 6, 2022, to include the Company’s unaudited condensed consolidated financial statements as of June 30, 2022 and for the six months ended June 30, 2022 and 2021 and (ii) to update certain other information in the Registration Statement.
The information included in this filing updates the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 30, 2022

PRELIMINARY PROSPECTUS

Allego N.V.

13,799,948 ORDINARY SHARES

Offered by Allego N.V.

66,493,170 ORDINARY SHARES

Offered by Selling Securityholders

This prospectus relates to the issuance by us of up to 13,799,948 ordinary shares, with a nominal value of € 0.12 per share (“Ordinary Shares”) of Allego N.V., a public limited liability company (naamloze vennotschap) governed by the laws of the Netherlands (“Allego”), that are issuable upon the exercise of 13,799,948 Warrants to purchase Ordinary Shares, which were originally Public Warrants (as defined below) issued in the initial public offering of units of Spartan Acquisition Corp. III (“Spartan”) at a price of $10.00 per unit, with each unit consisting of one share of Class A common stock and one-fourth of one Public Warrant. See “Prospectus Summary—Recent Developments—Business Combination.”

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 66,493,170 Ordinary Shares (the “Total Resale Shares”), which includes (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock, originally purchased at a price of approximately $0.002 per share, upon the closing of the Business Combination (the “Business Combination”), (ii) 10,360,227 Ordinary Shares issued to a limited number of qualified institutional buyers and institutional and individual accredited investors (the “Private Placement Investors”) at a price of $10.00 per Ordinary Share on the closing of the Business Combination, (iii) 41,097,994 Ordinary Shares that were issued in exchange for Allego Holding Shares (as defined below) to the E8 Investor (as defined below) as compensation under the Special Fees Agreement (as defined below), based on a value of Allego and its subsidiaries of $10.00 per share, upon the closing of the Business Combination and (iv) 1,334,949 Ordinary Shares that were issued to AP Spartan Energy Holdings III (PPW), LLC (“AP PPW”) at a price of $11.50 per share on a cashless exercise basis upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the closing of the Business Combination. See “Prospectus Summary—Recent Developments—Business Combination.”

Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share. We will receive proceeds from the exercise of the Warrants to the extent the Warrants are exercised for cash, which amount of aggregate proceeds, assuming the exercise of all Warrants, could be up to $158,699,402. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe the Warrant holders will be less likely to exercise their Warrants. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of Ordinary Shares pursuant to this prospectus.

Our registration of the Ordinary Shares covered by this prospectus does not mean that either we or the Selling Securityholders will offer or sell, as applicable, any of the Ordinary Shares. The Selling Securityholders may offer and sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the Ordinary Shares in the section entitled “Plan of Distribution.”

Madeleine Charging B.V., a Dutch private limited liability company (“Madeleine”), our majority shareholder, owns approximately 74.1% of our Ordinary Shares and has the right to direct the voting of an additional approximately 15.4% of our outstanding Ordinary Shares, pursuant to an irrevocable voting power of attorney granted by another investor in our company. As a result, Madeleine controls matters requiring shareholder or board approval, including the election of directors. Accordingly, we are a “controlled company” under New York Stock Exchange (“NYSE”) corporate governance rules and are eligible for certain exemptions from these rules. We are a “foreign private issuer” under applicable Securities and Exchange Commission rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

Our Ordinary Shares and Warrants are listed on the NYSE under the symbols “ALLG” and “ALLG.WS,” respectively. On September 29 2022, the last reported sale price of our Ordinary Shares was $4.52 per share and the last reported sale price of our Warrants was $4.52.

Prior to the extraordinary meeting of Spartan in connection with the Business Combination, holders of 54,092,418 shares of Spartan Class A Common Stock exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of $540,984,673, which represented approximately 97.99% of the total Spartan Common Stock then outstanding. The Total Resale Shares being offered for resale in this prospectus represent approximately 24.9% of our current total outstanding Ordinary Shares. The Total Resale Shares represent a substantial percentage of our total outstanding Ordinary Shares as of the date of this prospectus. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Ordinary Shares. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the difference in the purchase prices described above. Based on the closing price of our Ordinary Shares referenced above, (a) the holders of Ordinary Shares that were issued in exchange for Spartan Founders Stock may experience potential profit of up to $4.52 per Ordinary Share. The Private Placement Investors and the E8 Investor will only experience a profit if the sale price of the Ordinary Shares exceeds $10.00 per share and AP PPW will only experience a profit if the sale price of the Ordinary Shares exceeds $13.00 per share. Even though the current trading price of the Ordinary Shares is close to the price at which the units were issued in Spartan’s initial public offering, the Selling Securityholders may have an incentive to sell because they may still experience a positive rate of return based on the current trading price. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 14 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED                 , 2022

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

EXCHANGE RATE PRESENTATION

Certain amounts described in this prospectus have been expressed in U.S. dollar for convenience and, when expressed in U.S. dollar in the future, such amounts may be different from those set forth in this prospectus due to intervening exchange rate fluctuations.

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

The historical financial statements of Allego have been prepared in accordance with IFRS, as adopted by the International Accounting Standards Board.

FINANCIAL STATEMENT PRESENTATION

Accounting Treatment of the Business Combination

Athena Pubco B.V. was incorporated by Madeleine on June 3, 2021 for the purpose of effectuating the Business Combination described herein. See “Prospectus Summary – Recent Developments – Business Combination.” Prior to the Business Combination, Athena Pubco B.V., which was redesignated as Allego N.V. in connection with the Closing, had no material assets and did not operate any businesses. The Business Combination resulted in Allego acquiring Allego Holding and combining with Spartan, with an exchange of the shares and warrants issued by Spartan for those of Allego. The Business Combination was accounted for as a capital reorganization followed by the combination with Spartan, which was treated as a recapitalization. Following the Business Combination, both Allego Holding and Spartan are wholly owned subsidiaries of Allego.

Basis of Pro Forma Presentation

The adjustments presented on the pro forma combined financial statements have been identified and presented to provide an understanding of Allego upon consummation of the Business Combination for illustrative purposes only. The financial results may have been different had the companies always been combined for the historical periods presented here. You should not rely on the pro forma combined financial statements as being indicative of the future financial position and results that Allego will experience.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, forecasts, information and statistics regarding the markets in which Allego competes as well as Allego management’s analysis of statistics, data and other information that it has derived from third-parties, including independent consultant reports, publicly available information, various industry publications and other published industry sources, including: (i) traffic data from governmental agencies, such as Germany’s BAST (Bundesanstalt für Straßenwesen), the Netherlands’ Rijkswaterstaat, and the United Kingdom’s Department of Transport, (ii) population data from EUROSTAT, (iii) registered cars data from governmental statistics agencies, such as Germany’s Kraftfahrt Bundesamt, the Netherlands’ CBS (Centraal Bureau voor de Statistiek) and the United Kingdom’s Department of Transport, (iv) electric vehicle sales forecasts from consultancy firms, such as ING, UBS, BCG and Navigant, (v) electric vehicle sales data from the European Automobile Manufacturers’ Association, and (vi) industry growth forecasts from BloombergNEF. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Such information is supplemented where necessary with our own internal estimates and information obtained from discussions with our customers, taking into account publicly available information about other industry participants and our management’s judgment where information is not publicly available. This information appears in “Summary of the Prospectus,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of this prospectus.

Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this prospectus, including the size of certain markets and our size or position and the positions of our competitors within these markets, including its services relative to its competitors, are based on estimates by us. These estimates have been derived from Allego management’s knowledge and experience in the markets in which Allego operates, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which Allego operates and have not been verified by independent sources. Unless otherwise noted, all of Allego’s market share and market position information presented in this prospectus is an approximation. Allego’s market share and market position, unless otherwise noted, is based on Allego’s volume relative to the estimated volume in the markets served by Allego’s business segments. References herein to Allego being a leader in a market or product category refer to Allego management’s belief that Allego has a leading market share position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on Allego management’s internal analysis of Allego volume as compared to the estimated volume of its competitors.

Internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which Allego operates and Allego management’s understanding of industry conditions. Although we believe that such information is reliable, this information has not been verified by any independent sources.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “Allego,” or the “Company” in this prospectus refer to (i) Allego Holding B.V. and its subsidiaries prior to the consummation of the Business Combination and (ii) Allego N.V. (the successor to Athena Pubco B.V.) and its subsidiaries, including Allego Holding and Spartan, following the consummation of the Business Combination.

In this prospectus:

“Allego” means (i) prior to the consummation of the Business Combination, Allego Holding B.V. and (ii) following the consummation of the Business Combination, Allego N.V. Simultaneously with Closing, Athena Pubco B.V. was redesignated as Allego N.V., such that the go-forward public company is Allego N.V. (“Allego N.V.”).

“Allego Holding” means Allego Holding B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

“Allego Holding Shares” means the shares of Allego Holding immediately prior to the Business Combination, with a nominal value of € 1.00 per share.

“Allego N.V.” has the meaning set forth in the definition of “Allego” above.

“Ordinary Shares” means the ordinary shares of Allego N.V., with a nominal value of € 0.12 per share.

“Articles” means the Articles of Association of Allego N.V.

“Allego Board” or “Board” means the board of directors of Allego.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of July 28, 2021, by and among Allego, Allego Holding, Spartan, Madeleine, and, solely with respect to the sections specified therein, E8 Investor.

“Closing” means the consummation of the Business Combination.

“Closing Date” means March 16, 2022, the date on which the Closing took place.

“E8 Investor” means E8 Partenaires, a French société par actions simplifée.

“EVs” means electric vehicles.

“General Meeting” means the general meeting of Allego.

“Group” means Allego and its subsidiaries.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board and adopted by the European Union.

“IPO” means the initial public offering of Spartan’s Units, consummated on February 11, 2021.

“LTIP” means the Long-Term Incentive Plan.

“Madeleine” means Madeleine Charging B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

v

“Merger Sub” means Athena Merger Sub, Inc., a Delaware corporation.

“PIPE Shares” means the Ordinary Shares issued in the Private Placement.

“Private Placement” means the commitments obtained from certain investors for a private placement of an aggregate of 15,000,000 Ordinary Shares, for a purchase price of $10.00 per share at an aggregate purchase price of $150,000,000, which was consummated on the Closing Date.

“Private Placement Warrants” means the warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO.

“Public Warrants” means the warrants included in the Spartan Units sold in the IPO.

“Redemption Rights” means the redemption rights provided for in Section 9.2 of Article IX in the Spartan Charter.

“SEC” means the United States Securities and Exchange Commission.

“Spartan” means Spartan Acquisition Corp. III, a Delaware corporation.

“Spartan Charter” means Spartan’s Amended and Restated Certificate of Incorporation dated February 8, 2021.

“Spartan Class A Common Stock” means Spartan’s Class A common stock, par value $0.0001 per share.

“Spartan Common Stock” means, together, the Spartan Class A Common Stock and Spartan Founders Stock.

“Spartan Founders Stock” means Spartan’s Class B common stock, par value $0.0001 per share.

“Spartan Stockholders” means the holders of Spartan Common Stock.

“Spartan Units” means the units sold in connection with Spartan’s IPO.

“Spartan Warrants” means the Private Placement Warrants and the Public Warrants, collectively.

“Special Fees Agreement” means the Special Fees Agreement by and between Madeleine and E8 Investor dated as of December 16, 2020, as amended.

“Sponsor” means Spartan Acquisition Sponsor III LLC, a Delaware limited liability company.

“Subscription Agreements” means the subscription agreements entered into by the investors in the Private Placement.

“Trust Account” means the trust account that holds the cash proceeds from the IPO and concurrent private placement of Private Placement Warrants to the Sponsor.

“Warrants” or “Assumed Warrants” means the Spartan Warrants that were automatically converted in connection with the Business Combination into warrants to acquire one Ordinary Share, and remain subject to the same terms and conditions (including exercisability) as were applicable to the corresponding Spartan Warrant immediately prior to the Business Combination.

“Warrant Agreement” means the Warrant Agreement dated February 8, 2021 by and between Spartan and Continental Stock Transfer & Trust Company.

“Warrant Assumption Agreement” means the Warrant Assumption Agreement dated March 16, 2022 by and among Spartan, Allego and Continental Stock Transfer & Trust Company.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires:

“$,” “USD” and “U.S. dollar” each refers to the United States dollar; and

“€,” “EUR” and “euro” each refers to the lawful currency of certain participating member states of the European Union.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves. We rely on this safe harbor in making these forward-looking statements. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

•	the impact of health epidemics, including the coronavirus (“COVID-19”) pandemic, on our business and the actions we may take in response thereto;

•	expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the ability to maintain the listing of the Ordinary Shares on NYSE;

•

the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the effect of the COVID-19 pandemic on the Company’s business;

•	the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

•	the ability to raise additional capital necessary to execute our business plan, which may not be available on acceptable terms or at all;

•	the ability to control expesnses and capital expenditures in order to execute on our business plan on time;

•	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Allego

Allego operates one of the largest pan-European EV public charging networks and is a provider of high value-add EV charging services to third-party customers. Its large, vehicle-agnostic European public network offers easy access for all EV car, truck and bus drivers. As of June 30, 2022, Allego owns or operates more than 34,000 public charging ports and 18,255 public and private sites across 15 countries and has over 870,000 unique network users, 80% of which are recurring users as of June 30, 2022. In addition, it provides a wide variety of EV-related services including site design and technical layout, authorization and billing, and operations and maintenance to more than 80 customers that include fleets and corporations, charging hosts, original equipment manufacturers (“OEMs”), and municipalities.

Recent Developments

Business Combination

On July 28, 2021, Spartan, Allego, Merger Sub, Madeleine, Allego Holding and, solely with respect to the sections specified therein, E8 Investor, entered into the Business Combination Agreement. On March 16, 2022, the Business Combination was consummated. As part of the Business Combination, pursuant to the Business Combination Agreement:

•

each of Madeleine and E8 Investor, contributed to Allego all of the issued and outstanding Allego Holding Shares held by it, in exchange for 197,837,067 and 41,097,994 Ordinary Shares, respectively (the “Share Contribution”);

•	each share of Spartan Founders Stock converted into one share of Spartan Class A Common Stock on a one-for-one basis;

•

Spartan investors obtained ownership interests in Allego through a reverse triangular merger, whereby at the effective time thereof (the “Effective Time”), Merger Sub, a wholly owned subsidiary of Allego, merged with and into Spartan, with Spartan surviving the merger as a wholly owned subsidiary of Allego (such merger, the “Spartan Merger”);

•	Allego was converted into a Dutch public limited liability company (naamloze vennootschap) and its articles of association were amended; and

•	Subscribers subscribed for Ordinary Shares in the Private Placement.

Registration Rights Agreement

In connection with the Closing, Allego, Sponsor, Madeleine, E8 Investor and certain other holders of Ordinary Shares (collectively, the “Reg Rights Holders”) entered into a Registration Rights Agreement on March 16, 2022 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, Allego agreed that, within 15 business days following the Closing, Allego was required to file this shelf Registration Statement to register the resale of certain securities held by the Reg Rights Holders (the “Registerable Securities”). In certain circumstances, Reg Rights Holders that hold Registerable Securities having an aggregate value of at least $50 million can demand up to three underwritten offerings. Each of the Reg Rights Holders are entitled to customary piggyback registration rights, subject to certain exceptions, in such case of demand offerings by Madeleine. In addition, under certain circumstances, Madeleine may demand up to three underwritten offerings. Additionally, at the Closing, Spartan, Sponsor and certain other security holders named therein terminated that certain Registration Rights Agreement, dated February 8, 2021, by and among Spartan, Sponsor and such other security holders.

Furthermore, pursuant to the Registration Rights Agreement, each of Madeleine and E8 Investor agreed to the following lock-up restrictions:

•

Madeleine agreed, subject to certain exceptions or with the consent of the Board, not to Transfer (as defined in the Registration Rights Agreement) securities received by it pursuant to the Business Combination Agreement until the date that is 180 days after the Closing or earlier if, subsequent to the Closing, (A) the last sale price of the Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing or (B) Allego consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Allego’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

•

E8 Investor agreed, subject to certain exceptions, not to Transfer (as defined in the Registration Rights Agreement) securities received by it in the E8 Part B Share Issuance until the date that is 18 months after the Closing or earlier if, subsequent to the Closing, Allego consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Allego’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

PIPE Financing

On July 28, 2021, Allego entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase an aggregate of 15,000,000 Ordinary Shares (the “PIPE Shares”), for a purchase price of $10.00 per share at an aggregate purchase price of $150,000,000, in a private placement (the “Private Placement”). Third-party investors accounted for a total of up to $76 million, or approximately 51%, and an affiliate of the Sponsor and Madeleine collectively accounted for $74 million, or approximately 49%, of the aggregate $150 million of commitments in the Private Placement, after giving effect to Allego’s consent to assign the right to purchase up to 2,000,000 of the PIPE Shares subscribed for by Madeleine and an affiliate of the Sponsor to a third-party.

In connection with the Private Placement, Madeleine acquired 3,000,000 Ordinary Shares for an aggregate $30,000,000.

The purpose of the Private Placement was to raise additional capital for use by the Company and to meet the minimum cash condition of the Business Combination Agreement.

The PIPE Shares are identical to the Ordinary Shares that were issued to holders of Spartan Class A Common Stock, on a one-for-one basis, and were issued at the same price of $10.00 per share as the Spartan units (consisting of one share of Spartan Class A Common Stock and one-fourth of one Warrant) that were issued in Spartan’s initial public offering.

Implications of Being an “Emerging Growth Company,” a “Foreign Private Issuer” and a “Controlled Company”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

The Company is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

For purposes of the NYSE listing rules, the Company will be a “controlled company.” Under NYSE listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Madeleine owns approximately 74.1% of the outstanding Ordinary Shares and has the right to direct the voting of an additional approximately 15.4% of our outstanding Ordinary Shares, pursuant to an irrevocable voting power of attorney granted by another investor in the Company. Accordingly, although the Company will be eligible to take advantage of certain exemptions from certain NYSE corporate governance standards, it currently does not intend to do so except for the quorum requirement discussed above.

Summary Risk Factors

Investing in the Company’s securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in the Company’s securities. These risks include, among others:

•	Allego is an early stage company with a history of operating losses, and expects to incur significant expenses and continuing losses for the near term and medium term.

•

Allego has experienced rapid growth and expects to invest substantially in growth for the foreseeable future. If it fails to manage growth effectively, its business, operating results and financial condition could be adversely affected.

•	Allego’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

•	Allego currently faces competition from a number of companies and expects to face significant competition in the future as the market for EV charging develops.

•	Allego may need to raise additional funds or debt and these funds may not be available when needed.

•	If Allego fails to offer high-quality support to its customers and fails to maintain the availability of its charging points, its business and reputation may suffer.

•

Allego relies on a limited number of suppliers and manufacturers for its hardware and equipment and charging stations. A loss of any of these partners or issues in their manufacturing and supply processes could negatively affect its business. For example, supply chain challenges related to the COVID-19 pandemic, Russia’s invasion of the Ukraine and global chip shortages have impacted companies worldwide and may have adverse effects on Allego’s suppliers and customers and, as a result, Allego.

•	Allego’s business is subject to risks associated with the price of electricity, which may hamper its profitability and growth.

•

Allego is dependent on the availability of electricity at its current and future charging sites. Delays and/or other restrictions on the availability of electricity would adversely affect Allego’s business and results of operations.

•

Allego’s EV driver base will depend upon the effective operation of Allego’s EVCloudTM platform and its applications with mobile service providers, firmware from hardware manufacturers, mobile operating systems, networks and standards that Allego does not control.

•

If Allego is unable to attract and retain key employees and hire qualified management, technical, engineering and sales personnel, its ability to compete and successfully grow its business would be harmed.

•	Allego is expanding operations in many countries in Europe, which will expose it to additional tax, compliance, market, local rules and other risks.

•	New alternative fuel technologies may negatively impact the growth of the EV market and thus the demand for Allego’s charging stations and services.

•

The European EV market currently benefits from the availability of rebates, scrappage schemes, tax credits and other financial incentives from governments to offset and incentivize the purchase of EVs. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging, which would adversely affect Allego’s financial results.

•

Allego’s business may be adversely affected if it is unable to maintain, protect or enforce its rights in its technology and intellectual property. Allego’s technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.

•

The securities being offered in this prospectus represent a substantial percentage of our outstanding Ordinary Shares, and the sales of such securities could cause the market price of our Ordinary Shares to decline significantly.

•	Members of Allego’s management have limited experience in operating a public company.

•

The exclusive forum clause set forth in the Warrant Agreement may have the effect of limiting an investor’s rights to bring legal action against Allego and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

•

Future sales, or the perception of future sales, of our Ordinary Shares being offered in this prospectus by us or the Selling Securityholders or pursuant to future offerings by shareholders with registration rights could cause the market price for our Ordinary Shares and Warrants to decline significantly.

•	Madeleine owns a significant amount of Allego’s voting shares and its interests may conflict with those of other shareholders.

Corporate Structure

The following simplified diagram illustrates the ownership structure of Allego immediately following the consummation of the Business Combination (note that the horizontal dashes indicate additional legal entities that have been omitted for the sake of simplicity).

Corporate Information

Allego was formed under the laws of the Netherlands in 2021 as a private limited liability company (besloten venootschap met beperkte aansprakelijkeid) and was converted into a public limited liability company (naamloze vennootschap) on the Closing Date. The mailing address of Allego’s registered office is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands, and Allego’s phone number is +31(0)88 033 3033. Allego’s principal website address is www.allego.eu. We do not incorporate the information contained on, or accessible through, Allego’s websites into this prospectus, and you should not consider it as a part of this prospectus. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares and Warrants.

We are registering the issuance by us of up to 13,799,948 Ordinary Shares that may be issued upon exercise of Warrants at an exercise price of $11.50 per share.

We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 66,493,170 Ordinary Shares. The securities being offered by this prospectus represent a substantial percentage of our outstanding Ordinary Shares, and the sale of such securities could cause the market price of our Ordinary Shares to decline significantly.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 15 of this prospectus.

Issuance of Ordinary Shares

Ordinary Shares to be issued upon exercise of all Warrants	13,799,948

Resale of Ordinary Shares

Ordinary Shares offered by the Selling Securityholders	66,493,170

Offering Price	The exercise price for the Ordinary Shares that may be issued upon exercise of Warrants is $11.50 per share.

The Ordinary Shares offered by the Selling Securityholders under this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See the section entitled “Plan of Distribution.”

Use of Proceeds	We will receive up to an aggregate of $158,699,402 if all the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholders. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe the Warrant holders will be less likely to exercise their Warrants. As of September 29, 2022, the closing price of our Ordinary Shares was $4.52.

Dividend policy	We intend to retain all available funds and any future earnings to fund the further development and expansion of our business. Under Dutch law, we may only pay dividends and other distributions from our reserves to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of its paid-in and called-up share capital plus the reserves we must maintain under Dutch law or the Articles and (if it concerns a distribution of profits) after adoption of Allego’s statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from its reserves will be at the discretion of the Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors we deem relevant.

Registration Rights and Lock-Up Agreement	Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Person Transactions” for further discussion.

Market for our securities	Our Ordinary Shares and Warrants are listed on the NYSE under the symbols “ALLG” and ALLG.WS,” respectively.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in Allego.

SUMMARY OF HISTORICAL FINANCIAL DATA

SUMMARY HISTORICAL FINANCIAL INFORMATION OF ALLEGO

This section contains Allego’s audited consolidated financial statement data as of December 31, 2021 and 2020 and for the financial years ended December 31, 2021, 2020 and 2019, in each case included elsewhere in this prospectus. This section also contains Allego’s interim unaudited consolidated financial statement data as of June 30, 2022 and 2021, in each case included elsewhere in this prospectus. Allego’s audited and unaudited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the IFRS. The information is only a summary and should be read in conjunction with Allego’s financial statements and related notes contained elsewhere herein and the discussions under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The historical results included below and elsewhere in this prospectus are not indicative of the future performance of Allego.

SELECTED CONSOLIDATED INCOME STATEMENT DATA

	For the six months ended June 30,		For the financial year ended December 31,
	2022	2021	2021	2020	2019
	(in €’000)		(in €’000)
Total revenue from contracts with customers	50,692	20,418	86,291	44,249	25,822
Cost of sales (excluding depreciation and amortization expense)	(41,210)	(13,705)	(61,122)	(30,954)	(20,911)

Gross profit	9,482	6,713	25,169	13,295	4,911
Other income	8,987	2,552	10,853	5,429	3,475
Selling and distribution expenses	(1,697)	(1,142)	(2,472)	(3,919)	(6,068)
General and administrative expenses	278,859	(144,021)	(337,451)	(47,468)	(39,199)

Operating loss	(262,087)	(135,898)	(303,901)	(32,663)	(36,881)
Finance costs	15,173	(7,261)	(15,419)	(11,282)	(5,947)

Loss before income tax	(246,914)	(143,159)	(319,320)	(43,945)	(42,828)
Income taxes	(161)	(597)	(352)	689	(276)

Loss for the period	247,075	(143,756)	(319,672)	(43,256)	(43,104)

SELECTED CONSOLIDATED STATEMENT OF FINANCIAL POSITION DATA

	As of June 30,	As of December 31,
	2022	2021	2020
	(in € ‘000)	(in € ‘000)
ASSETS
Non-current assets	262,525	100,382	75,236
Current assets	109,407	119,018	46,430
Total assets	371,932	219,400	121,666

EQUITY AND LIABILITIES
Total Equity	97,590	(76,652)	(73,744)
Liabilities
Non-current liabilities	147,560	239,358	171,894
Current liabilities	126,782	56,694	23,516
Total liabilities	274,342	296,052	195,410
Total equity and liabilities	371,932	219,400	121,666

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial data gives effect to the Business Combination and is described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The summary unaudited pro forma condensed combined statement of financial position as of December 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined income statement for the twelve months ended December 31, 2021 gives pro forma effect to the Business Combination as if it had occurred as of January 1, 2021, the beginning of the earliest period presented.

Unaudited pro forma condensed combined financial information has not been presented for the six months ended June 30, 2022. The Business Combination closed on March 16, 2022, and the impact of the Business Combination is reflected in the condensed consolidated financial statements for the six months ended June 30, 2022 and 2021 included in this prospectus. Had the Closing occurred instead on January 1, 2022, the only Pro Forma Transaction Accounting Adjustments to report here would be € 8 thousand elimination of interest income earned on the balance held within the trust account, representing the difference in interest income earned for the period between January 1, 2022 and the Closing of the Business Combination.

The summary unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the summary unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The summary unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the summary unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read in conjunction with Spartan and Allego Holding’s respective audited financial statements and related notes, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Summary of Historical Financial Data,” and other financial information included elsewhere in this prospectus. You should not rely on the selected unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

Summary Unaudited Pro Forma Condensed Combined Income Statement Data for the Twelve Months Ended December 31, 2021

Pro Forma Combined in € ‘000, except share and per share information
Revenue from contracts with customers
Charging Sessions	26,108
Service revenue from the sale of charging equipment	37,253
Service revenue from installation services	19,516
Service revenue from operation and maintenance of charging equipment	3,414
Total revenue from contracts with customers	86,291
Cost of sales (excluding depreciation and amortization expenses)	(61,122)
Gross profit	25,169
Other income/(expenses)	(121,537)
Selling and distribution expenses	(2,472)
General and administrative expenses	(412,571)
Franchise expenses	—
Operating loss	(511,411)
Finance costs	(15,419)
Loss before income tax	(526,830)
Income tax	(352)
Loss for the year	(527,182)
Attributable to:
Equity holders of the Company	(527,182)
Pro forma weighted average number of shares outstanding basic and diluted	266,665,712
Loss per share:
Basic and diluted loss per ordinary share	(1.98)

Summary Unaudited Pro Forma Condensed Combined Statement of Financial Position Data

as of December 31, 2021

Pro Forma Combined in € ‘000, except share and per share information
Total current assets	233,707
Total assets	334,089
Total equity	107,275
Total current liabilities	56,694
Total liabilities	226,814

RISK FACTORS

An investment in Allego’s securities carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase Allego’s securities. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of Allego’s securities could decline and you could lose part or all of your investment.

Risks Relating to Allego’s Business, Industry and Regulatory Environment

Allego is an early stage company with a history of operating losses, and expects to incur significant expenses and continuing losses for the near term and medium term.

Allego incurred an operating loss of € 262.1 million for the quarter ended June 30, 2022 and as of June 30, 2022, Allego had a total equity of approximately € 97.6 million. Allego believes it will continue to incur net losses in each quarter for the near term. Even if it achieves profitability, there can be no assurance that it will be able maintain profitability in the future. Allego’s potential profitability is particularly dependent upon the continued adoption of EVs by consumers in Europe, which may occur at a slower pace than anticipated or may not occur at all. This continued adoption may depend upon continued support from regulatory programs and in each case, the use of Allego chargers and Allego services may be at much lower levels than Allego currently anticipates.

Allego has experienced rapid growth and expects to invest substantially in growth for the foreseeable future. If it fails to manage growth effectively, its business, operating results and financial condition could be adversely affected.

Allego has experienced rapid growth in recent periods that has placed and continues to place a significant strain on employee retention, management, operations, financial infrastructure and corporate culture and has required several strategic adjustments. Allego’s revenue has increased from € 44.2 million in 2020 to € 86.3 million in 2021. In addition, in the event of further growth, Allego’s information technology systems and Allego’s internal control over financial reporting and procedures may not be adequate to support its operations and may increase the risk of data security incidents that may interrupt business operations and permit bad actors to obtain unauthorized access to business information or misappropriate company funds. Allego may also face risks to the extent such bad actors infiltrate the information technology infrastructure of its contractors. Allego may also face the risk that EVCloudTM, its core platform, is not able to support Allego’s growth due to increased traffic on Allego charging points, which would interrupt business operations. Allego could then also face contractual penalties with its customers if this results in a failure to meet its contractual obligations.

To manage growth in operations and personnel management, Allego will need to continue to improve its operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in developing new EV charging sites, in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new solutions and services or enhancing existing solutions and services, loss of EV sites and customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect its business performance and operating results.

Allego’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the COVID-19 pandemic. Estimates and forecasts relating to the size and expected growth of the target market, market demand, EV adoption across each individual national market in Europe and use cases, capacity of automotive and battery OEMs and ability of charging infrastructure to address this demand and related pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity for public fast and ultrafast charging or Allego market share capture are difficult to predict. The estimated addressable market may not materialize in the timeframe of the projections, if ever, and even if the markets meet the size estimates and growth estimates, Allego’s business could fail to grow at similar rates.

Allego currently faces competition from a number of companies and expects to face significant competition in the future as the market for EV charging develops.

The EV charging market is relatively new, and competition is still developing. Apart from China, Europe is the biggest EV market in the world and is more mature than the United States. Allego competes in its charging network and services businesses with many competitors. With respect to the development of its own public EV charging network, Allego primarily competes with incumbent utilities and oil and gas companies alongside pure EV charging players and companies linked to car manufacturers. With respect to its services business, Allego competes with a variety of companies, including hardware manufacturers, software platform vendors, installation companies and maintenance contractors. Despite Allego’s longstanding European presence, it must continuously strive to remain competitive in its markets. Competition may hamper global EV adoption as an influx of providers may lead to poor service and trust in any one provider of EV charging solutions.

In addition, there are means for charging EVs other than publicly accessible charging, which could affect the level of demand for onsite charging capabilities at public or commercial areas, which are Allego’s primary focus. For example, Tesla Inc. continues to build out its supercharger network across Europe for its vehicles, which could reduce overall demand for EV charging at other sites. Tesla may also open its supercharger network to support charging of non-Tesla EVs in the future, which could further reduce demand for charging at Allego’s sites. Additionally, third- party contractors can provide basic electric charging capabilities to potential customers of Allego, including commercial on premise charging and home charging solutions. Many EV hardware manufacturers are now offering home charging equipment, which could reduce demand for public charging if EV owners find charging at home to be more convenient. Regulations imposing home or workplace charging capabilities for all new buildings could also adversely affect the development of public charging versus home charging.

Furthermore, Allego’s current or potential competitors may be acquired by third-parties with greater available resources. As a result, competitors may be able to respond more quickly and effectively than Allego to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put Allego at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of Allego’s current or future target markets, which could increase costs and create downward pricing pressure on charging sessions. In light of these factors, even if Allego’s public charging network is larger and provides faster charging, and if its services offerings are more effective, higher quality and address more complex demands than those of its competitors, current or potential customers may accept other competitive solutions. If Allego fails to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, its growth will be limited, which would adversely affect its business and results of operations.

Allego’s future revenue growth will depend in significant part on its ability to increase the number and size of its charging sites and the sales of services to Business to Business (“BtoB”) customers.

Allego’s future revenue growth will depend in significant part on its ability to increase the number and size of its charging sites and its sales of services to BtoB customers. The sites Allego may wish to lease or acquire may first be leased or acquired by competitors or they may no longer be economically attractive due to certain adverse conditions such as increased rent which would hamper the growth and profitability of Allego’s business.

Furthermore, Allego’s BtoB customer base may not increase as quickly as expected because the adoption of EVs may be delayed or transformed by new technologies. In addition to the factors affecting the growth of the EV market generally, transitioning to an EV fleet for some customers or providing EV equipment to facilities for other customers can be costly and capital intensive, which could result in slower than anticipated adoption. The sales cycle for certain BtoB customers could also be longer than expected.

Allego may need to raise additional funds or debt and these funds may not be available when needed.

Allego may need to raise additional capital or debt in the future to further scale its business and expand to additional markets. Allego may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from financial institutions. Allego cannot be certain that additional funds will be available on favorable terms when required, or at all. If Allego cannot raise additional funds when needed, its financial condition, results of operations, business and prospects could be materially and adversely affected. If Allego raises funds through the issuance of debt securities or through loan arrangements, the terms of such arrangements could require significant interest payments, contain covenants that restrict Allego’s business, or other unfavorable terms. In addition, to the extent Allego raises funds through the sale of additional equity securities, Allego shareholders would experience additional dilution. For example, in order to meet its current funding needs, Allego borrowed € 50,000,000 under its existing senior debt facility during the third quarter of 2022, which resulted in the amounts under such facility being fully drawn, and will utilize the proceeds from the recently completed Business Combination and Private Placement.

If Allego fails to offer high-quality support to its customers and fails to maintain the availability of its charging points, its business and reputation may suffer.

Once Allego charging points are operational, customers rely on Allego to provide maintenance services to resolve any issues that might arise in the future. Rapid and high-quality customer and equipment support is important so that drivers can reliably charge their EVs. The importance of high-quality customer and equipment support will increase as Allego seeks to expand its public charging network and retain customers, while pursuing new EV drivers and geographies. If Allego does not quickly resolve issues and provide effective support, its ability to retain EV drivers or sell additional services to BtoB customers could suffer and its brand and reputation could be harmed.

Allego faces risks related to health pandemics, including the COVID-19 pandemic, which could have a material adverse effect on its business and results of operations.

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and has led to reduced economic activity. The spread of COVID-19 has created supply chain disruptions for vehicle manufacturers, suppliers and hardware manufacturers, as well as impacted the capacities of installers. Any sustained downturn in demand for EVs would harm Allego’s business despite its historical growth.

Allego has modified its business practices by recommending that all non-essential personnel work from home and cancelling or shifting physical participation in sales activities, meetings, events and conferences to online engagement. Allego has also implemented additional safety protocols for essential workers, has implemented measures to reduce its operating costs, and may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners in light of COVID-19. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of Allego’s workforce in the future are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, its operations will be negatively impacted. Furthermore, if significant portions of its customers’ or potential customers’ workforces are subject to stay-at-home orders or otherwise have substantial numbers of their employees working remotely for sustained periods of time, user demand for EV charging sessions and services may decline.

As of June 30, 2022, the impact of COVID-19 to Allego’s business has been limited, but prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, the efficacy and distribution of COVID-19 vaccines, the outbreak of new COVID-19 variants, and when and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors and business partners to perform, including third-party suppliers’ ability to provide components and materials used for Allego’s charging stations or in providing transport, installation or maintenance services. Even after the COVID-19 pandemic has subsided, Allego may continue to experience an adverse impact to its business as a result of COVID-19’s global economic impact, including any economic recession that has occurred or may occur in the future that will have an impact in the growth of EVs and in the growth of EV charging demand.

Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for Allego’s charging points network and services.

Allego relies on a limited number of suppliers and manufacturers for its hardware and equipment and charging stations. A loss of any of these partners or issues in their manufacturing and supply processes could negatively affect its business. For example, supply chain challenges related to the COVID-19 pandemic, Russia’s invasion of the Ukraine and global chip shortages have impacted companies worldwide and may have adverse effects on Allego’s suppliers and customers and, as a result, Allego.

Allego has extended its hardware and equipment supplier base but it still relies on a limited number of suppliers, although it is not dependent on any one supplier. This reliance on a limited number of hardware manufacturers increases Allego’s risks, since it does not currently have proven alternatives or replacement manufacturers beyond these key parties. In the event of interruption or insufficient capacity, it may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. In particular, disruptions or shortages at such suppliers, including as a result of delays or issues with their supply chain, including in respect of electronic chips, processors, semiconductors and other electronic components or materials, can negatively impact deliveries by such suppliers to Allego. Thus, Allego’s business could be adversely affected if one or more of its suppliers is impacted by any interruption at a particular location or decides to reduce its deliveries to Allego for any reason including its acquisition by a third-party or is unable to provide Allego with the quantities Allego requires for its growth.

If Allego experiences an increase in demand greater than expected for the development of its charging stations or from its services customers or if it needs to replace an existing supplier, it may not be possible to supplement or replace them on acceptable terms, which may undermine Allego’s ability to capture higher growth or deliver solutions to customers in a timely manner. For example, it may take a significant amount of time to identify a new hardware manufacturer that has the capability and resources to build hardware and equipment in sufficient volume that meets Allego’s specifications. Identifying suitable suppliers and manufacturers could be an extensive process that would require Allego to become satisfied with such suppliers’ and manufacturers’ quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers could have an adverse effect on Allego’s business, financial condition and operating results.

Furthermore, Allego’s hardware and equipment may experience technical issues, including safety issues, which could, on a large scale, negatively impact Allego’s business and potentially in the most extreme cases lead Allego to an early replacement program of such hardware, resulting in Allego incurring substantial additional costs and delays.

In addition, the conflict between Russia and Ukraine could lead to disruption, instability and volatility in global markets and industries that could negatively impact Allego’s supply chain. The U.S. government and other governments have already imposed severe sanctions and export controls against Russia and Russian interests and may yet impose additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and could adversely affect Allego’s supply chain, which, in turn, could affect Allego’s business and operating results.

Allego’s business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as Allego expands its charging networks and increases its service to third-parties.

Allego does not typically install charging points directly on leased sites or at customer sites. These installations are typically performed by Allego’s electrical contractors at its own sites or with contractors with an existing relationship with the customer and/or knowledge of the site. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with national and local laws and regulations relating to building codes, safety, environmental protection and related matters, and typically requires various local approvals and permits, such as grid connection permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger installation due to potential increased costs to the developer or installer in order to meet such requirements. Meaningful delays or cost overruns may impact Allego’s recognition of revenue in certain cases and/or impact customer relationships, either of which could impact Allego’s business and profitability.

Contractors may require that Allego or Allego’s customers obtain licenses in order to perform their services. Furthermore, additional rules on working conditions and other labor requirements may result in more complex projects with higher project management costs. If these contractors are unable to provide timely, thorough and quality installation-related services, Allego could fall behind its construction schedules which may cause EV drivers and Allego’s customers to become dissatisfied with Allego’s network and charging solutions. As the demand for public fast and ultrafast charging increases and qualifications for contractors become more stringent, Allego may encounter shortages in the number of qualified contractors available to complete all of Allego’s desired new charging stations and their maintenance.

Allego’s business model is predicated on the presence of qualified and capable electrical and civil contractors and subcontractors in the new markets it intends to enter. There is no guarantee that there will be an adequate supply of such partners. A shortage in the number of qualified contractors may impact the viability of Allego’s business plan, increase risks around the quality of work performed and increase costs if outside contractors are brought into a new market.

Allego’s business is subject to risks associated with increased cost of land and competition from third-parties that can create cost overruns and delays and can decrease the value of some of Allego’s charging stations.

Allego typically enters into long-term leases for its charging stations. With the growing adoption of EVs, increased competition may develop in securing suitable sites for charging stations, especially in high traffic areas. This competition may trigger increases in the cost of land leases, tenders organized by landowners, delays in securing sites and a quicker depletion of available sites for Allego’s charging stations. The term of leases may also be impacted by increased competition. This could negatively impact the potential economic return of building such charging stations in certain zones or on certain sites and therefore negatively impact Allego’s business and profitability.

Allego’s business is subject to risks associated with the price of electricity, which may hamper its profitability and growth.

Allego obtains electricity for its own charging stations through contracts with power suppliers or through direct sourcing on the market. In most of the countries in which Allego operates, there are many suppliers, which can offer medium or long-term contracts that can allow Allego to hedge the price of electricity. However, market conditions may change, triggering fluctuations and global increases in the price of electricity. For example, the price of electricity is generally higher in the winter due to higher electricity demands, and Europe has recently seen record electricity price increases caused in part by the Russia/Ukraine conflict. While these costs could be passed on to EV customers, increases in the price of electricity could result in near-term cash flow strains to Allego. In addition, global increases in electricity pricing will increase the price of charging, which could impact demand and hamper the use of public charging by EV customers, thus decreasing the number of charging sessions on Allego’s charging stations and adversely impacting its profitability and growth. Furthermore, competitors may be able to source electricity on better terms than Allego which may allow those competitors to offer lower prices for charging, which may also decrease the number of charging sessions on Allego’s charging stations and adversely impact its profitability and growth.

Allego is dependent on the availability of electricity at its current and future charging sites. Delays and/or other restrictions on the availability of electricity would adversely affect Allego’s business and results of operations.

The operation and development of Allego’s charging points is dependent upon the availability of electricity, which is beyond its control. Allego’s charging points are affected by problems accessing electricity sources, such as planned or unplanned power outages or limited grid capacity. In the event of a power outage, Allego will be dependent on the grid operator, and in some cases the site host, to restore power for its BtoB solutions or to unlock grid capacity. Any prolonged power outage or limited grid capacity could adversely affect customer experience and Allego’s business and results of operations.

Allego’s public charging points are often located in areas that must be freely accessible and may be exposed to vandalism or misuse by customers or other individuals, which would increase Allego’s replacement and maintenance costs.

Allego’s public charging points may be exposed to vandalism or misuse by customers and other individuals, increasing wear and tear of the charging equipment. Such increased wear and tear could shorten the usable lifespan of the chargers and require Allego to increase its spending on replacement and maintenance costs.

Allego’s EV driver base will depend upon the effective operation of Allego’s EVCloudTM platform and its applications with mobile service providers, firmware from hardware manufacturers, mobile operating systems, networks and standards that Allego does not control.

Allego is dependent on the interoperability of mobile service providers for the payment of charging sessions that must use open protocols. Its own mobile payment application is dependent upon popular mobile operating systems that Allego does not control, such as Google’s Android and Apple’s iOS software systems, and any changes in such systems that degrade or hamper the functionality of Allego’s products or give preferential treatment to competitive products could adversely affect the usage of Allego’s applications on mobile devices. Changes in standards, such as Open Charge Point Interface or Open Charge Point Protocol, may require Allego to incur development expenses and delay its operations and the potential launch of new services. Continued support and operability of Allego’s charging stations depends upon hardware manufacturers’ firmware of which Allego has no control over. Additionally, in order to deliver high quality services to its customers, it is important that Allego’s products work well with a range of technologies, including various firmware, software, networks and standards that Allego does not control. Allego may not be successful in maintaining and updating its EVCloudTM platform and may not have sufficient knowledge to effectively keep up with new technologies, systems, networks or standards.

A variety of factors may lead to interruption in service, which could harm Allego’s business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in Allego’s operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on Allego’s systems in the future and on hardware manufacturers that supply Allego. Any attempts by cyber attackers to disrupt Allego’s operations, services or systems, if successful, could harm its business, introduce liability to data subjects, result in the misappropriation of company funds, be expensive to remedy and damage Allego’s reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and Allego may not be able to cause the implementation or enforcement of such preventions. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm Allego’s reputation, brand and ability to operate reliably and to retain customers.

Allego has previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, scalability issues with its software tools, human or software errors and capacity constraints. Allego relies on telecom networks to support reliable operation, management and maintenance of its charger network, charging session management, and driver authentication, and payment processing by customers depends on reliable connections with wireless communications networks. As a result, Allego’s operations depend on a handful of public carriers and are exposed to disruptions related to network outages and other communications issues on the carrier networks. Disruptions experienced in the payment chain from authorization to settlement also might cause financial harm, directly or indirectly to Allego. If Allego’s services or charging points are unavailable when users attempt to access them, they may seek other services or networks, which could reduce demand for Allego’s charging stations and services.

Allego has processes and procedures in place designed to enable it to recover from a disaster or catastrophe and continue business operations. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the period of time that services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, contractual penalties or loss of revenues, any of which could adversely affect its business and financial results.

While Allego to date has not made significant acquisitions, should it pursue acquisitions in the future, it would be subject to risks associated with acquisitions.

Allego may acquire additional assets such as public charging networks, products, technologies or businesses that are complementary to its existing business or that reinforce its core or adjacent competencies. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into Allego’s own business would require attention from management and could result in a diversion of resources from its existing business, which in turn could have an adverse effect on its operations. Acquired assets or businesses may not generate the expected financial results or the expected technological gains. Key employees of acquired companies may also decide to leave. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business.

If Allego is unable to attract and retain key employees and hire qualified management, technical, engineering and sales personnel, its ability to compete and successfully grow its business would be harmed.

Allego’s success depends, in part, on its continuing ability to identify, hire, attract, train, develop and retain highly qualified personnel. The inability to do so effectively would adversely affect its business.

Competition for employees can be intense in the various parts of Europe where Allego operates, as there is a high demand of qualified personnel. The ability to attract, hire and retain personnel depends on Allego’s ability to provide competitive compensation. Allego may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so could adversely affect its business, including the execution of its strategy.

Allego is expanding operations in many countries in Europe, which will expose it to additional tax, compliance, market, local rules and other risks.

Allego’s operations are within the European Union, and it maintains contractual relationships with parts and manufacturing suppliers in Asia. It also operates in the United Kingdom, where it has incurred delays in operations since January 1, 2021 as a result of Brexit, which commenced in 2020. Allego also intends to expand into other EEA countries. Managing this global presence and expansion in Europe requires additional resources and controls, and could subject Allego to certain risks, associated with international operations, including:

•	conformity with applicable business customs, including translation into foreign languages and associated expenses;

•	ability to find and secure sites in new jurisdictions;

•	availability of reliable and high quality contractors for the development of its sites and more globally installation challenges;

•	challenges in arranging, and availability of, financing for customers;

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difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, and legal and compliance costs associated with European operations;

•	differing driving habits and transportation modalities in other markets;

•	different levels of demand among commercial customers;

•	quality of wireless communication that can hinder the use of its software platform with charging stations in the field;

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compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the European Union General Data Protection Regulation (“GDPR”), national legislation implementing the same;

•	compliance with the United Kingdom Anti-Bribery Act;

•	safety requirements as well as charging and other electric infrastructures;

•	difficulty in establishing, staffing and managing foreign operations;

•	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

•	restrictions on operations as a result of the dependence on subsidies to fulfill capitalization requirements;

•	restrictions on repatriation of earnings;

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compliance with potentially conflicting and changing laws of taxing jurisdictions, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and

•	regional economic and political conditions.

As a result of these risks, Allego’s current expansion efforts and any potential future international expansion efforts may not be successful.

Inflation could adversely affect Allego’s business and financial results.

Inflation, which increased significantly during 2021 and 2022, could adversely affect Allego by increasing the costs of materials and labor needed to operate Allego’s business and could continue to adversely affect the Company in future periods. If this current inflationary environment continues, there can be no assurance that Allego would be able to recover related cost increases through price increases, which could result in downward pressure on Allego’s operating margins. As a result, Allego’s financial condition, results of operations, and cash flows, could be adversely affected over time.

Certain of Allego’s strategic and development arrangements could be terminated or may not materialize into long-term contract partnership arrangements and may restrict or limit Allego from developing arrangements with other strategic partners.

Allego has arrangements with strategic development partners and collaborators. Some of these arrangements are evidenced by memorandums of understanding, non-binding letters of intent, and early stage agreements that are used for design and development purposes but will require renegotiation at later stages of development, each of which could be terminated or may not materialize into next-stage contracts or long-term contract partnership arrangements. In addition, Allego does not currently have formal agreements with all partners and collaborators that are contemplated in the execution of its business plan. Moreover, existing or future arrangements may contain limitations on Allego’s ability to enter into strategic and development arrangements with other partners. If Allego is unable to maintain such arrangements and agreements, or if such agreements or arrangements contain other restrictions from or limitations on developing arrangements with other strategic partners, its business, prospects, financial condition and operating results may be materially and adversely affected.

Risks Related to the EV Market

New alternative fuel technologies may negatively impact the growth of the EV market and thus the demand for Allego’s charging stations and services.

As a number of European Union regulations have sought to achieve a sharp decrease in CO2 emissions in Europe, consumer acceptance of EVs and other alternative vehicles has been increasing. If new technologies such as hydrogen for light trucks or load transportation develop and are widely adopted, the demand for electric charging could diminish. In addition, the EV fueling model is different than gas or other fuel models, requiring behavioral change and education of influencers, consumers and others such as regulatory bodies. Developments in alternative technologies, such as fuel cells, compressed natural gas or hydrogen may materially and adversely affect demand for EVs and EV charging stations, which in turn would materially and adversely affect Allego’s business, operating results, financial condition and prospects.

Allego’s future growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of EVs.

Allego’s future growth is highly dependent upon the adoption of EVs by consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors and the environment generally. Although demand for EVs has grown in recent years, bolstered in part by pro-EV regulations in Europe, there is no guarantee that such demand will continue to grow. If the market for EVs develops more slowly than expected, Allego’s business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

•	perceptions about EV features, quality, safety, performance and cost;

•	perceptions about the limited range over which EVs may be driven on a single battery charge;

•	competition, including from other types of alternative fuel vehicles as hydrogen or fuel cells;

•	concerns regarding the stability of the electrical grid;

•	the decline of an EV battery’s ability to hold a charge over time;

•	availability of service for EVs;

•	consumers’ perception about the convenience and cost of charging EVs;

•	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally; and

•	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional fuel-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales.

Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect Allego’s business, financial condition and operating results.

The European EV market currently benefits from the availability of rebates, scrappage schemes, tax credits and other financial incentives from governments to offset and incentivize the purchase of EVs. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging, which would adversely affect Allego’s financial results.

Most European countries provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, scrappage schemes for internal combustion engines (“ICEs”), tax credits and other financial incentives. The EV market relies on these governmental rebates, scrappage schemes for ICEs, tax credits and other financial incentives to significantly lower the effective price of EVs and EV charging stations to customers and to support widespread installation of EV charging infrastructure. However, these incentives may expire on a particular date, end when allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. Any reduction in rebates, scrappage schemes for ICEs, tax credits or other financial incentives could reduce the demand for EVs and EV charging stations and as a result, may adversely impact Allego’s business and expansion potential.

The EV charging market is characterized by rapid technological change, which requires Allego to continue developing new innovations of its software platform and to keep up with new hardware technologies. Any delays in such development could adversely affect market adoption of its solutions and Allego’s financial results.

Continuing technological changes in battery and other EV technologies or payment technologies could adversely affect adoption of current EV charging technology and/or Allego’s charging network or services. Allego’s future success will depend upon its ability to develop new sites and introduce a variety of new capabilities and innovations to enhance EV drivers experience using its network and its existing services offerings.

As EV technologies change, Allego may need to upgrade or adapt its charging stations technology and introduce new hardware in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. This could lead Allego to replace some charging hardware before its expected lifespan involving financial costs and reduced return. Even if Allego is able to keep pace with changes in technology and develop new features and services, its research and development expenses could increase and its gross margins could be adversely affected.

Allego cannot guarantee that any new services or features of its software platform will be released in a timely manner or at all, or that if such services or features are released, that they will achieve market acceptance. Delays in delivering new services that meet customer requirements could damage Allego’s relationships with customers and lead them to seek alternative providers. For some customers, delays in delivering new services and features could induce the application of contractual penalties. Delays in introducing innovations or the failure to offer innovative services at competitive prices may cause existing and potential customers to purchase Allego’s competitors’ products or services.

If Allego is unable to devote adequate resources to develop new features and services or cannot otherwise successfully develop features or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its charging network or services could lose market share, its revenue will decline, it may experience operating losses and its business and prospects will be adversely affected.

Risks Related to Allego’s Technology, Intellectual Property and Infrastructure

Allego may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive.

From time to time, the holders of intellectual property rights may assert their rights and urge Allego to obtain licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that Allego will be able to mitigate the risk of potential suits or other legal demands by competitors or other third-parties. Accordingly, Allego may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or at all or that litigation will not occur, and such licenses and/or litigation could significantly increase Allego’s operating expenses. In addition, if Allego is determined to have or believes there is a high likelihood that it has infringed upon or misappropriated a third-party’s intellectual property rights, it may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services it offers, to pay substantial damages and/or royalties, to redesign its products and services, and/or to establish and maintain alternative branding. In addition, to the extent that Allego’s customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to Allego’s products and services, Allego may be required to indemnify such customers and business partners. If Allego were required to take one or more such actions, its business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

Allego’s business may be adversely affected if it is unable to maintain, protect or enforce its rights in its technology and intellectual property.

Allego’s success depends, in part, on Allego’s ability to establish, maintain and protect its rights in its core technology and intellectual property. To accomplish this, Allego relies on, and plans to continue relying on, trade secrets, copyright, trademark and other intellectual property laws, employee and third-party nondisclosure agreements, intellectual property licenses and other contractual rights. Failure to adequately maintain, protect or enforce its rights in its technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of Allego’s competitive advantage and a decrease in revenue which would adversely affect its business, prospects, financial condition and operating results.

Allego cannot guarantee that competitors will not infringe its intellectual property. Despite Allego’s efforts to protect its intellectual property, third-parties may attempt to copy or otherwise obtain and use Allego’s intellectual property or seek court declarations that Allego’s intellectual property is invalid or unenforceable or that they do not infringe upon Allego’s intellectual property. Monitoring unauthorized use of Allego’s intellectual property is difficult and costly and the steps Allego has taken or may take in the future in an effort to prevent infringement or misappropriation may not be successful. From time to time, Allego may have to resort to litigation to enforce its intellectual property, which could result in substantial costs and diversion of our resources, and ultimately may not be successful.

In addition, it is possible that:

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current and future competitors may independently develop trade secrets or works of authorship, such as software, with the same or similar functions to proprietary technology that Allego relies on, or gain unauthorized access to Allego’s proprietary technology;

•	know-how and other proprietary information Allego purports to hold as a trade secret may not qualify as a trade secret under applicable laws; and

•	proprietary designs, software design and technology embodied in Allego’s offerings may be discoverable by third-parties through means that do not constitute violations of applicable laws.

Patent, trademark and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the European Union or EEA countries. Further, policing the unauthorized use of its intellectual property in foreign jurisdictions may be difficult or impossible. Therefore, Allego’s intellectual property rights may not be as strong or as easily enforced outside of the European Union and EEA.

The current lack of international standards may lead to uncertainty, additional competition and further unexpected costs.

Lack of industry standards for EV station management, coupled with utilities and other large organizations mandating their own specifications that have not become widely adopted in the industry, may hinder innovation or slow new solutions and services or new feature introduction.

In addition, automobile manufacturers may choose to utilize their own proprietary systems and networks, which could lock out competition for EV charging stations, or use their size and market position to influence the market, which could limit Allego’s market and reach to customers, negatively impacting its business.

Further, should regulatory bodies impose standards that are not compatible with Allego’s infrastructure, it may incur significant costs to adapt its business model to the new regulatory standards, which may require significant time and, as a result, may have a material adverse effect on its revenues or results of operations.

Allego’s technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.

Allego may be subject to claims that its charging stations have malfunctioned and persons were injured or purported to be injured. Any insurance that Allego carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. In addition, Allego’s customers could be subjected to claims as a result of such incidents and may bring legal claims against Allego to attempt to hold it liable. Any of these events could adversely affect Allego’s brand, relationships with customers, operating results or financial condition.

Across Allego’s solutions and services line, Allego develops equipment solutions and services based on preferred second source or common off-the-shelf vendors. However, due to its design specifications, Allego does rely on certain single source vendors, the unavailability or failure to source from these vendors can pose risks to supply chain or product installation which may negatively impact Allego’s business.

Furthermore, Allego’s software platform is complex and includes a number of licensed third-party commercial and open-source software libraries. Allego’s software has contained defects and errors and may in the future contain undetected defects or errors. Allego is continuing to evolve the features and functionality of its platform through updates and enhancements, and as it does, it may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if Allego’s products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect Allego’s business and results of its operations:

•	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

•	loss of existing or potential customers or partners;

•	interruptions or delays in sales;

•	delayed or lost revenue;

•	delay or failure to attain market acceptance;

•	delay in the development or release of new functionality or improvements;

•	negative publicity and reputational harm;

•	sales credits or refunds;

•	exposure of confidential or proprietary information;

•	diversion of development and customer service resources;

•	breach of warranty claims;

•	contractual penalties with services customers as it doesn’t meet its contractual obligations;

•	legal claims under applicable laws, rules and regulations; and

•	an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although Allego has contractual protections, such as warranty disclaimers and limitation of liability provisions in many of its agreements with customers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, business partners or other third-parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims or cover only a portion of such claims. A successful product liability, warranty, or similar claim could have an adverse effect on Allego’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

Allego’s use of “open source” software could subject its proprietary software to general release, adversely affect its ability to sell its products and services, and subject it to possible litigation, claims or proceedings.

Allego relies on some open-source software and libraries, including those issued under the General Public License (or similar “copyleft” licenses) for development of its products and may continue to rely on open source software in the future. Companies that use open source software in connection with their products have, from time to time, faced claims challenging the use of open source software and/or compliance with open source license terms. As a result, third-parties may assert claims against Allego claiming ownership of what Allego believes to be open source software or claiming noncompliance with open source licensing terms. Some open source software licenses may require users who distribute proprietary software containing or linked to open source software to publicly disclose all or part of the source code to such proprietary software and/or make available any derivative works of the open source code under the same open source license, which could include proprietary source code. In such cases, the open source software license may also restrict us from charging fees to licensees for their use of our software. While we monitor the use of open source software and try to ensure that open source software is not used in a manner that would subject our proprietary source code to these requirements and restrictions, such use could inadvertently occur, which may decrease revenue and lessen any competitive advantage Allego has due to the secrecy of its source code.

Further, in addition to risks related to license requirements, use of certain open source software may carry greater technical and legal risks than does the use of third-party commercial software. For example, open source software is generally provided as-is without any support or warranties or other contractual protections regarding infringement or the quality of the code, including the existence of security vulnerabilities. To the extent that Allego’s platform depends upon the successful operation of open source software, any undetected errors or defects in open source software that Allego uses could prevent the deployment or impair the functionality of its systems and injure its reputation. In addition, the public availability of such software may make it easier for attackers to target and compromise Allego’s platform through cyber-attacks. Any of the foregoing risks could materially and adversely affect Allego’s business, prospects, financial condition, results of operations, and cash flows.

Interruptions, delays in service or inability to increase capacity, including internationally, at third-party data center facilities could impair the use or functionality of Allego’s operation, harm its business and subject it to liability.

Allego currently serves customers from third-party data center facilities operated by Microsoft Azure Services (“MAS”) located in the United States, Europe and Canada. In addition to MAS, some Allego services are housed in third-party data centers. Any outage or failure of MAS or of such data centers could negatively affect Allego’s product connectivity and performance. Furthermore, Allego depends on connectivity from its charging stations to its data centers through cellular service providers, such as KPN, a Dutch cellular service provider. Any incident affecting a data center facility’s or a cellular service provider’s infrastructure or operations, whether caused by fire, flood, severe storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of Allego’s services.

Any damage to, or failure of, Allego’s systems, or those of its third-party providers, could interrupt or hinder the use or functionality of its services. Impairment of or interruptions in Allego’s services may reduce revenue, subject it to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and its ability to attract new customers. Allego’s business will also be harmed if customers and potential customers believe its products and services are unreliable.

Allego expects to incur research and development costs and devote significant resources to developing new solutions, services and technologies and to enhancing its existing solutions and services, which could significantly reduce its profitability and may never result in revenue to Allego.

Allego’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new solutions and services that achieve market acceptance. Allego plans to incur significant research and development costs in the future as part of its efforts to design, develop, manufacture and introduce new solutions and services, new technologies and enhance existing solutions and services. Allego’s development expenses were € 1 million as of June 30, 2022, € 3.0 million in 2021, € 3.1 million in 2020 and € 4.0 million in 2019, respectively, and are likely to be similar in the future. These expenses were related to the development of Allego’s EVCloudTM platform and have been capitalized as intangible assets. Allego did not incur research expenses in 2021, 2020 and 2019 and has not incurred any research expenses as of June 30, 2022. Further, Allego’s research and development program may not produce successful results, and its new solutions and services or new technologies may not achieve market acceptance, create additional revenue or become profitable. Allego’s potential inability to develop the necessary software and technology systems may harm its competitive position. Allego is also relying on third-party suppliers to develop a number of emerging technologies for use in its products. These technologies are not today, and may not ever be, commercially viable. There can be no assurances that Allego’s suppliers will be able to meet the technological requirements, scalability, quality, production timing, and volume requirements to support its business plan. As a result, Allego’s business plan could be significantly impacted.

Customer-Related Risks

Allego may be unable to increase the demand for its public charging network, which could adversely affect its profitability and growth.

Allego’s development strategy consists, in part, on the rollout of public charging sites with a combination mostly of fast and ultrafast charging capabilities. The growth in utilization of these charging sites is key for the profitability of Allego’s business. If utilization does not increase, if the adoption of fast and ultrafast charging is slower than expected, or if the marketing cost to increase such utilization, either directly or through third-parties, is increasing widely, the profitability and growth of Allego may be adversely affected. The expected premium for fast and ultrafast charging compared to slow charging may be not be realized, hampering the growth of fast and ultrafast charging which may adversely affect Allego’s profitability and growth.

Allego’s business will depend on the utilization of its network by EV drivers and the mobility service providers (“MSPs”) to offer access to Allego’s network. If EV drivers do not continue to use Allego’s network or MSPs do not continue to offer access to Allego’s network, Allego’s business and operating results will be adversely affected.

Allego depends on traffic from EV drivers to charge on its network and from MSPs that facilitate the use of Allego’s network to a larger base of EV drivers. Allego has a very large base of MSPs and is developing its own capacity to be an MSP in order to offer additional services in the future. However, if some MSPs do not offer access to Allego’s network for whatever reason or if EV drivers do not use its network due to pricing or lack of services, among other reasons, the utilization of Allego’s sites will be hampered. EV drivers’ retention on Allego’s network may decline or fluctuate as a result of a number of factors, including satisfaction with software and features, functionality of the charging sites, prices, features and pricing of competing solutions and services, reductions in spending levels, mergers and acquisitions involving networks from competitors and deteriorating general economic conditions. If customers do not use Allego’s charging network or if they opt to use cheaper charging options, its business and operating results will be adversely affected.

Failure to effectively expand Allego’s sites could harm its ability to increase revenue.

Allego’s ability to grow the number of EV drivers using its charging network, to expand its customer base, achieve broader market share, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on its ability to effectively expand its site development on the one hand and its sales and marketing operations to customers on the other hand. Site development, sales and marketing expenses represent a significant percentage of its total revenue, and its operating results may suffer if site development, sales and marketing expenditures do not increase to support revenue.

Allego is substantially dependent on its direct development team to develop new sites and sales in order to obtain new customers and contracts. Allego plans to continue to expand its development team with the support of external parties. The proper coordination and efficiency of site prospection is key to increasing Allego’s revenue. Allego may not be able to recruit, hire and retain a sufficient number of site developers, which may adversely affect its ability to expand its charging sites. New sales and marketing personnel will be needed to grow Allego’s services business as well. New hires require significant training and investment before they achieve full productivity, particularly in new sales territories. Allego may be unable to hire or retain sufficient qualified individuals. Furthermore, hiring sales personnel in new markets where Allego seeks to operate can be costly, complex and time-consuming, and requires additional upfront costs that may be disproportionate to the initial revenue expected from those markets. There is significant competition for direct sales personnel. Allego’s ability to achieve significant revenue growth in the future will depend, in large part, on its success in recruiting, training, incentivizing and retaining a sufficient number of qualified direct site developers and sales personnel and on such personnel attaining desired productivity levels within a reasonable amount of time. Allego’s business will be harmed if continuing investment in its site development, sales and marketing capabilities does not generate a significant increase in revenue. Allego’s operations may be unable to cope appropriately with the growth of its operating charging points, preventing it from fully benefitting from such growth. Such limitations might come from external suppliers for software and IT-related services as well as from the capacity of Allego to properly upgrade its software platform. Allego could also face contractual penalties with its services customers if it is unable to meet its contractual obligations as a result of these limitations.

Risks Relating to Ownership of Allego Securities

Allego could be treated as a U.S. corporation or a “surrogate foreign corporation” for U.S. federal income tax purposes as a result of the Business Combination.

Under current U.S. federal income tax law, a corporation is generally considered to be a tax resident in the jurisdiction of its organization or incorporation. Therefore, a corporation organized under the laws of the Netherlands would generally be treated as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain rules that may cause a non-U.S. corporation that acquires the stock of a U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes under certain circumstances (an “Inverted Corporation”). If Allego were an Inverted Corporation for U.S. federal income tax purposes, among other consequences, it would generally be subject to U.S. federal income tax on its worldwide income, and its dividends, if any, would be subject to taxation by the United States as dividends from a U.S. corporation. Regardless of the application of Section 7874 of the Code, Allego is expected to be treated as a Dutch tax resident for Dutch tax purposes. Consequently, if Allego were an Inverted Corporation for U.S. federal income tax purposes under Section 7874 of the Code, it could be liable for both U.S. and Dutch taxes and dividends paid by Allego to its shareholders could be subject to both U.S. and Dutch withholding taxes.

In addition, even if Allego is not an Inverted Corporation pursuant to Section 7874 of the Code, it may be subject to unfavorable treatment as a “surrogate foreign corporation” (within the meaning of Section 7874(a)(2)(B) of the Code) under certain circumstances (a “Surrogate Foreign Corporation”). If it were determined that Allego is a Surrogate Foreign Corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, dividends, if any, made by

Allego would not qualify for “qualified dividend income” treatment, and U.S. affiliates of Allego, if any, could be subject to increased taxation under Sections 7874 and 59A of the Code.

Allego does not expect to be an Inverted Corporation or Surrogate Foreign Corporation for U.S. federal income tax purposes, and Allego intends to take this position on its tax returns. Allego has not sought and will not seek any rulings from the IRS as to such tax treatment. Further, there can be no assurance that your tax advisor, Allego’s tax advisors, the IRS, or a court will agree with the position that Allego is not an Inverted Corporation or Surrogate Foreign Corporation pursuant to Section 7874 of the Code. Allego is not representing to you that Allego will not be treated as an Inverted Corporation or Surrogate Foreign Corporation for U.S. federal income tax purposes under Section 7874 of the Code. The rules for determining whether a non-U.S. corporation is an Inverted Corporation or Surrogate Foreign Corporation for U.S. federal income tax purposes are complex, unclear, and the subject of ongoing regulatory change. Allego’s intended position is not free from doubt.

If Allego were a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes, U.S. Holders of Ordinary Shares or Assumed Warrants could be subject to adverse U.S. federal income tax consequences.

If Allego is treated as a PFIC within the meaning of Section 1297 of the Code for any taxable year during which a U.S. Holder (as defined in the section entitled “Material U.S. Federal Income Tax Considerations”) holds Ordinary Shares or Assumed Warrants (regardless of whether Allego remains a PFIC for subsequent taxable years), certain adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred and additional reporting requirements may apply to such U.S. Holder. Under certain circumstances, certain elections may be available to U.S. Holders of Ordinary Shares to mitigate some of the adverse tax consequences resulting from PFIC treatment, but U.S. Holders will not be able to make similar elections with respect to the Assumed Warrants.

PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Based on the projected composition of Allego’s income and assets, including goodwill, Allego expects to take the position that it is not a PFIC for the taxable year of the Business Combination, but such position will not be free from doubt. Allego’s PFIC status for the taxable year of the Business Combination or any subsequent taxable year will not be determinable until after the end of each such taxable year, and Allego cannot assure you that it will not be a PFIC in the taxable year of the Business Combination or in any future taxable year. If Allego were later determined to be a PFIC, you may be unable to make certain advantageous elections with respect to your ownership of Allego Securities that would mitigate the adverse consequences of Allego’s PFIC status, or making such elections retroactively could have adverse tax consequences to you. Allego is not representing to you, and there can be no assurance, that Allego will not be treated as a PFIC for the taxable year of the Business Combination or in any future taxable year. Allego has not sought and will not seek any rulings from the IRS or any opinion from any tax advisor as to such tax treatment. U.S. Holders should consult with, and rely solely upon, their tax advisors to determine the application of the PFIC rules to them and any resultant tax consequences.

For more information about the tax considerations with respect to PFIC classification to Holders, please refer to the section entitled “Material U.S. Federal Income Tax Considerations.”

The issuance of additional ordinary shares in connection with financings, acquisitions, investments, our stock incentive plan, contributions from Madeleine or otherwise Allego shareholders could dilute the ownership and voting power of shareholders.

Allego may need to raise additional financing through loans, securities offerings or additional investments in order to fund its ongoing operations. If Allego chooses to raise additional financing through the issuance of

Ordinary Shares, such additional Ordinary Shares or such other securities may be issued at a discount to the market price of Ordinary Shares at the time of issuance. Any issuance of such securities could result in substantial dilution to Allego’s existing shareholders and cause the market price of Ordinary Shares to decline.

The Articles include exclusive jurisdiction and forum selection provisions, which may impact the ability of shareholders to bring actions against us or increase the costs of bringing such actions.

The Articles include exclusive jurisdiction and forum selection provisions, which may impact the ability of shareholders to bring actions against Allego or increase the costs of bringing such actions. The Articles provide that, to the fullest extent permitted by applicable law, and unless Allego consents to the selection of an alternative forum, with respect to any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, the federal courts of the United States will be the exclusive forum for resolving any such complaint. These limitations on the forum in which shareholders may initiate action against us may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable and could increase the costs and inconvenience of pursuing claims or otherwise adversely affect a shareholder’s ability to seek monetary or other relief. There is uncertainty as to whether a court would enforce such provisions with respect to the Securities Act or the Exchange Act and the rules and regulations thereunder and a court could decline to enforce these exclusive jurisdiction and forum provisions with respect to such claims. Furthermore, investors are not able to waive compliance with federal securities laws and the rules and regulations thereunder. If a court were to find these provisions to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

The securities being offered in this prospectus represent a substantial percentage of our outstanding Ordinary Shares, and the sales of such securities could cause the market price of our Ordinary Shares to decline significantly.

This prospectus relates, among other things, to the offer and resale from time to time by the Selling Securityholders of up to 66,493,170 Ordinary Shares, representing approximately 24.9% of our total outstanding Ordinary Shares, which includes (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock, originally purchased at a price of approximately $0.002 per share, upon the closing of the Business Combination, (ii) 10,360,227 Ordinary Shares issued to the Private Placement Investors at a price of $10.00 per Ordinary Share on the closing of the Business Combination, (iii) 41,097,994 Ordinary Shares that were issued in exchange for Allego Holding Shares to E8 Investor as compensation under the Special Fees Agreement, based on a value of Allego and its subsidiaries of $10.00 per share, upon the closing of the Business Combination and (iv) 1,334,949 Ordinary Shares that were issued to AP PPW at a price of $11.50 per share on a cashless exercise baiss upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the closing of the Business Combination. The market price for our Ordinary Shares could decline as a result of the sales of our Ordinary Shares being offered in this prospectus, and such declines could be significant.

Prior to the extraordinary meeting of Spartan in connection with the Business Combination, holders of 54,092,418 shares of Spartan Class A Common Stock exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of $540,984,673, which represented approximately 97.99% of the total Spartan Common Stock then outstanding. The Total Resale Shares represent a substantial percentage of our total outstanding Ordinary Shares as of the date of this prospectus. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Ordinary Shares. Despite such a decline in the public trading price, the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the difference in the purchase prices described above. Based on the closing price of our Ordinary Shares on September 29, 2022, which was $4.52 per share, the holders of Ordinary Shares that were issued in exchange for Spartan Founders Stock may experience potential profit of up to $4.52 per Ordinary Share. The Private Placement Investors and the E8 Investor will only experience a profit if the sale price of the Ordinary Shares exceeds $10.00 per share and AP PPW will only experience a profit if the sale price of the Ordinary Shares exceeds $13.00 per share. Even though the current trading price of the Ordinary Shares is close to the price at which the units were issued in Spartan’s initial public offering, the Selling Securityholders may have an incentive to sell because they may still experience a positive rate of return based on the current trading price. The public securityholders may not experience a similar rate of return on the securities they purchase due to differences in the purchase prices and the current trading price.

Financial and Accounting-Related Risks

Allego’s financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause its results for a particular period to fall below expectations, resulting in a decline in the price of Ordinary Shares.

Allego’s financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond its control.

In addition to the other risks described herein, the following factors could also cause Allego’s financial condition and results of operations to fluctuate on a quarterly basis:

•	the timing and volume of new site acquisitions;

•	the timing of new electricity grid connections and permits;

•	the cost of electricity;

•	fluctuations in service costs, particularly due to unexpected costs of servicing and maintaining charging stations;

•	weaker than anticipated demand for charging stations, whether due to changes in government incentives and policies or due to other conditions;

•	fluctuations in sales and marketing or research and development expenses;

•	supply chain interruptions and manufacturing or delivery delays;

•	the timing and availability of new solutions and services relative to customers’ and investors’ expectations;

•	the length of the sales and installation cycle for a particular customer;

•	the impact of COVID-19 on Allego’s workforce, or those of its customers, suppliers, vendors or business partners;

•	disruptions in sales, operations, IT services or other business activities or Allego’s inability to attract and retain qualified personnel; and

•	unanticipated changes in regional, federal, state, local or foreign government incentive programs, which can affect demand for EVs.

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the Ordinary Shares.

Changes to applicable tax laws and regulations or exposure to additional tax liabilities could adversely affect Allego’s business and future profitability.

Allego conducts operations, directly and through its subsidiaries, within the European Union and the United Kingdom, and Allego and its subsidiaries will therefore be subject to income taxes in such jurisdictions. Allego may also in the future become subject to income taxes in other foreign jurisdictions. Allego’s effective income tax rate could be adversely affected by a number of factors, including changes in the valuation of deferred tax assets and liabilities, changes in tax laws, changes in accounting and tax standards or practices, changes in the composition of operating income by tax jurisdiction, changes in Allego’s operating results before taxes, and the outcome of income tax audits in the jurisdictions in which it operates. Allego will regularly assesses all of these matters to determine the adequacy of its tax liabilities. If any of Allego’s assessments are ultimately determined to be incorrect, Allego’s business, results of operations, or financial condition could be materially adversely affected.

Due to the complexity of multinational tax obligations and filings, Allego and its subsidiaries may have a heightened risk related to audits or examinations by federal, state, provincial, and local taxing authorities in the jurisdictions in which it operates. Outcomes from these audits or examinations could have a material adverse effect on Allego’s business, results of operations, or financial condition.

The tax laws of the jurisdictions in which Allego operates, as well as potentially any other jurisdiction in which Allego may operate in the future, have detailed transfer pricing rules that require that all transactions with related parties satisfy arm’s length pricing principles. Although Allego believes that its transfer pricing policies have been reasonably determined in accordance with arm’s length principles, the taxation authorities in the jurisdictions where Allego carries on business could challenge its transfer pricing policies. International transfer pricing is a subjective area of taxation and generally involves a significant degree of judgment. If any of these taxation authorities were to successfully challenge Allego’s transfer pricing policies, Allego could be subject to additional income tax expenses, including interest and penalties, as well as transfer pricing mismatches. Any such increase in Allego’s income tax expense and related interest and penalties could have a material adverse effect on its business, results of operations, or financial condition.

Allego may also be adversely affected by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions, and interpretations thereof, in each case, possibly with retroactive effect.

As a result of Allego’s plans to expand operations, including to jurisdictions in which the tax laws may not be favorable, Allego’s effective tax rate may fluctuate, tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities or Allego may be subject to future changes in tax laws, in each case, the impacts of which could adversely affect Allego’s after-tax profitability and financial results.

In the event that Allego expands its operating business in the European Union or the United Kingdom, or to other jurisdictions, Allego’s effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by: operating losses in jurisdictions where no tax benefit can be recorded under IFRS, changes in deferred tax assets and liabilities, changes in tax laws or the regulatory environment, changes in accounting and tax standards or practices, changes in the composition of operating income by tax jurisdiction, and the pre-tax operating results of Allego’s business.

Additionally, Allego’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on Allego’s after-tax profitability and financial condition. Additionally, several tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with Allego’s intercompany charges, cross- jurisdictional transfer pricing or other matters and assess additional taxes. If Allego does not prevail in any such disagreements, its profitability may be affected.

Allego’s after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

Allego’s ability to utilize net operating loss carryforwards and certain other tax attributes may be limited.

The ability of Allego to utilize net operating loss and tax loss carryforwards and other tax attributes (including carry-forward non-deductible interest expenses under the Dutch earnings stripping rule) is conditioned upon Allego’s attaining profitability and generating taxable income. Allego Holding has incurred significant net losses since inception and Allego has and is expected to continue to incur significant losses. Additionally, Allego’s ability to utilize net operating loss and tax loss carryforwards to offset future taxable income may be subject to certain limitations. In this respect, the exact amount of the tax losses of Allego Holding and its Dutch subsidiaries for the financial years 2021and 2022 is not fully clear since the Dutch corporate income tax return for 2021 and 2022 still have to be filed with the Dutch Tax Authorities and the Dutch Tax Authorities still have to review and approve this tax return. That said, the amount of tax losses of Allego Holding and its Dutch subsidiaries with respect to the period prior to the Business Combination has been discussed with the Dutch Tax Authorities and the Dutch Tax Authorities have confirmed that the Business Combination does not result in the application of the Dutch change in ownership rules. As a result, the tax losses incurred prior to the Business Combination and allocable to Allego Holding and its Dutch subsidiaries will remain available for set-off following the Business Combination (and the termination of the Dutch tax group as a result thereof). The Dutch Tax Authorities confirmed the methodology of allocating the tax losses to Allego Holding and its Dutch subsidiaries at the time of the Business Combination in respect of the tax losses (to be) incurred for the financial years 2018, 2019, 2020, 2021 and 2022. However, going forward, these tax losses will only be available for set off against taxable income actually realized by Allego Holding, in respect of tax losses incurred and allocated to Allego Holding, or its relevant Dutch subsidiary, in respect of tax losses incurred and allocated to that Dutch subsidiary.

Furthermore, as of January 1, 2022, an indefinite loss carry forward period applies in the Netherlands. However, both the carry forward and carry back tax loss relief will be limited to 50% of the taxable profit to the extent it exceeds EUR 1 million, calculated per financial year. As a result of transitional law, tax losses incurred in the financial years that started on or after January 1, 2013 and that are still available for carry forward as of January 1, 2022 also fall under the new scheme that entered into effect on January 1, 2022 and will therefore be indefinite.

Allego prepares its financial statements in accordance with IFRS as issued by the IASB, which is different than financial statements prepared in accordance with U.S. GAAP.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by the International Accounting Standards Board’s (“IASB”). As a foreign private issuer, Allego prepares its financial statements in accordance with IFRS as issued by the IASB. The application by Allego of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on Allego’s reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to change or revision by the IASB. A change in these principles or interpretations could have a significant effect on Allego’s reported financial results.

Allego is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies makes the Ordinary Shares less attractive to investors and may make it more difficult to compare performance with other public companies.

Allego is an emerging growth company as defined in the JOBS Act, and is, accordingly exempt from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Investors may find the Ordinary Shares less attractive because Allego relies on these exemptions. If some investors find the Ordinary Shares less attractive as a result of such reliance, there may be a less active trading market for their Ordinary Shares, and the stock price may be more volatile.

An emerging growth company may elect to delay the adoption of new or revised accounting standards. In making this election, Section 102(b)(2) of the JOBS Act allows Allego to delay adoption of new or revised accounting standards until those standards apply to non-public business entities. As a result, the financial statements contained in this prospectus and those that Allego will file in the future may not be comparable to companies that comply with public business entities revised accounting standards effective dates.

Allego will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

Allego faces increased legal, accounting, administrative and other costs and expenses as a public company that it did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities Allego has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), Allego could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, Allego will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by shareholders and third-parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Allego has identified material weaknesses in its internal control over financial reporting. If Allego is unable to remediate these material weaknesses, or if Allego identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of Allego consolidated financial statements or cause Allego to fail to meet its periodic reporting obligations, which may have an adverse effect on the share price.

As a public company, Allego is required to provide management’s attestation on internal control over financial reporting in its second annual report filed with the SEC. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are now applicable after the Business Combination. If Allego is not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject it to adverse regulatory consequences or restatements of its financial statements and could harm investor confidence.

In connection with the preparation and audit of Allego’s consolidated financial statements as of and for the years ended December 31, 2021, 2020 and 2019 material weaknesses were identified in its internal control over financial reporting. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Internal Control Over Financial Reporting” of this prospectus. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Allego’s annual or interim financial statements will not be prevented or detected on a timely basis.

Allego did not design or maintain an effective control environment commensurate with its financial reporting requirements. Specifically, Allego did not maintain a sufficient complement of personnel with an appropriate degree of accounting knowledge, experience and training, including supervision of external consultants, to appropriately analyze, record and disclose accounting matters commensurate with its accounting and reporting requirements.

Additionally, there were the following material weaknesses:

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Allego did not design and maintain formal accounting policies, procedures, including those around risk assessments, and controls, including segregation of duties, over accounts and disclosures to achieve complete, accurate and timely financial accounting, reporting and disclosures, including segregation of duties and adequate controls related to the preparation and review of journal entries. Further, Allego did not maintain sufficient entity level controls to prevent and correct material misstatements.

•

Allego did not design and maintain sufficient controls regarding the identification and assessment of recurring transactions in revenue recognition, including modification to contracts, inventory management and valuation, and lease accounting as well as the proper accounting of unusual significant transactions such as in areas of share-based payments, purchase options, and related parties.

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Allego did not design and maintain effective controls over certain information technology (“IT”) general controls, including third-party IT service providers, for information systems that are relevant to the preparation of its consolidated financial statements. Specifically, Allego did not design and maintain (a) program change management controls to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately and (b) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to its financial applications and data to appropriate company personnel.

The material weakness related to formal accounting policies, procedures and controls resulted in adjustments to several accounts and disclosures. The IT deficiencies did not result in a material misstatement to the consolidated financial statements, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT-dependent controls that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. Each of these material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

Allego has begun implementing a plan to remediate these material weaknesses; however, its overall control environment is still immature and may expose it to errors, losses or fraud. These remediation measures are ongoing and include hiring additional IT, accounting and financial reporting personnel and implementing additional policies, procedures and controls. Allego currently cannot estimate when it will be able to remediate these material weaknesses and it cannot, at this time, provide an estimate of the costs it expects to incur in connection with implementing the plan to remediate this material weakness. These remediation measures may be time consuming, costly, and might place significant demands on its financial and operational resources. If Allego is unable to successfully remediate these material weaknesses or successfully rely on outside advisors with expertise in these matters to assist it in the preparation of its financial statements, the financial statements could contain material misstatements that, when discovered in the future, could cause Allego to fail to meet its future reporting obligations and cause the trading price of Ordinary Shares to decline.

Allego’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after it is no longer an “emerging growth company” as defined in the JOBS Act. At such time, Allego’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could adversely affect the business and operating results and could cause a decline in the trading price of Ordinary Shares.

Risks Related to Legal Matters and Regulations

Members of Allego’s management have limited experience in operating a public company.

Allego’s executive officers have limited experience in the management of a publicly-traded company. The management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Prior to the Business Combination, Spartan failed to timely file its Form 10-Q for the quarter ended March 31, 2021. Our management team’s limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage as an increasing amount of their time may be devoted to complying with such laws, which will result in less time being devoted to the management of the company. Allego does not currently have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company may require costs greater than expected.

Privacy concerns and laws, or other domestic or foreign regulations, may adversely affect Allego’s business.

Transnational organizations such as the European Union, national and local governments and agencies in the countries in which Allego and its customers operate or reside have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing and disclosure of information regarding consumers and other individuals, which could impact its ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction and are particularly stringent in Europe. The costs of compliance with, and other burdens imposed by, laws, regulations, standards and other obligations relating to privacy, data protection and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with companies that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards and other obligations may limit the use and adoption of Allego’s solutions, reduce overall demand, lead to regulatory investigations, litigation and significant fines, penalties or liabilities for actual or alleged noncompliance, or slow the pace at which we close sales transactions, any of which could harm its business. Moreover, if Allego or any of its employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage its reputation and brand.

Additionally, existing laws, regulations, standards and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, regulations, standards and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure and transfer for Allego and its customers.

Additionally, the EU adopted the GDPR in 2016, which became effective in May 2018. The GDPR establishes requirements applicable to the handling of personal data and imposes penalties for non-compliance of up to the greater of € 20 million or 4% of worldwide revenue. The costs of compliance with, and other burdens imposed by, the GDPR may limit the use and adoption of Allego’s solutions and services and could have an adverse impact on its business. Although Allego initiated a compliance program designed to ensure GDPR compliance, Allego may remain exposed to ongoing legal risks related to GDPR and any amendments that may be made by the European Union.

Furthermore, the European Union has adopted in 2020 a European Strategy for Data that may lead to further regulation of data use. The costs of compliance with, and other burdens imposed by, these new regulations may limit the use and adoption of Allego’s solutions and services and could have an adverse impact on its business.

The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use and transmit certain types of information, such as demographic and other personal information.

In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that Allego will meet voluntary certifications or adhere to other standards established by them or third-parties. If Allego is unable to maintain these certifications or meet these standards, it could reduce demand for its solutions and adversely affect its business.

Failure to comply with anticorruption and anti-money laundering laws, including the FCPA, the European Directive (EU) 2015/849, the UK Bribery Act 2010 and similar laws associated with activities inside and outside of the United States and Europe, could subject Allego to penalties and other adverse consequences.

Allego is subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the UK Bribery Act, the European Directive (EU) 2015/849 and possibly other anti-bribery and anti-money laundering laws in countries in which it conducts activities. Allego is subject to regulations and as a result, interacts with foreign officials. In connection therewith, it faces significant risks if it fails to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from promising, authorizing, offering or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person or securing any advantage. Any violation of the FCPA, other applicable anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, or severe criminal or civil sanctions, which could have a materially adverse effect on Allego’s reputation, business, operating results and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.

Failure to comply with laws relating to employment could subject Allego to penalties and other adverse consequences.

Allego is subject to various employment-related laws in the jurisdictions in which its employees are based. It faces risks if it fails to comply with applicable regional, federal or state wage laws. Any violation of applicable wage laws or other labor- or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on Allego’s reputation, business, operating results and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.

Existing and future environmental and health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact Allego’s financial results or results of operation.

Allego and its operations, as well as those of Allego’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of wastes including electronic wastes and hardware, whether hazardous or not. These laws may require Allego or others in Allego’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that could materially affect Allego’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for Allego’s operations or on a timeline that meets Allego’s commercial obligations, it may adversely impact its business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on Allego’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with Allego’s operations, the extent of which cannot be predicted.

Further, Allego currently relies on third-parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is Allego’s or its contractors, may result in liability under environmental laws pursuant to which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, Allego may not be able to secure contracts with third-parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

Increasing attention to Environmental, Social and Governance (“ESG”) matters may adversely impact Allego’s business.

Increasing attention to, and societal expectations on companies to address, climate change and other environmental and social impacts and investor and societal expectations regarding voluntary ESG disclosures may result in increased costs and impact access to capital. While Allego may announce various voluntary ESG targets in the future, such targets are aspirational. Allego may not be able to meet such targets in the manner or on such a timeline as initially contemplated, including, but not limited to as a result of unforeseen costs or technical difficulties associated with achieving such results. To the extent that Allego does meet such targets, this may be achieved through various contractual arrangements, including the continued purchase or various credits or offsets that may be deemed to mitigate Allego’s ESG impact instead of actual changes in Allego’s direct ESG performance (e.g. greenhouse gas emissions). Certain stakeholders may have a negative perception of ESG targets being achieved via such mechansims, and that perception may impact Allego’s business and financial condition.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters. These ratings are often developed in a manner that can make it challenging to predict a company’s performance, and unfavorable ESG ratings could lead to increased negative investor sentiment toward the Company and could impact Allego’s access to and costs of capital. Additionally, to the extent ESG matters negatively impact Allego’s reputation, Allego may not be able to compete as effectively to recruit or retain employees, which may adversely affect Allego’s business. ESG matters may also impact Allego’s suppliers, which may lead to Allego being required or choosing to change suppliers that may otherwise have been the most economically efficient, which may in turn adversely impact Allego’s business and financial condition.

New climate disclosure rules proposed by the SEC and further ESG-related regulation may increase Allego’s costs of compliance and adversely impact Allego’s business.

On March 21, 2022, the SEC proposed new rules relating to the disclosure of a range of climate-related risks. Public comments were due by June 17, 2022 and the SEC is currently finalizing the new rules, which are expected to be effective in December 2022. Allego is currently assessing the rule, but at this time Allego cannot predict the costs of implementation or any potential adverse impacts resulting from the rule. Further, similar disclosure obligations have been implemented, and have been proposed, in other jurisdictions (including in the EU and the UK). To the extent this rule is finalized in its current or similar form (and/or similar rules are maintained or implemented in other jurisdictions), Allego could incur increased costs relating to the assessment and disclosure of climate-related risks and costs related to greenhouse gas emissions accounting and disclosures regarding Allego’s use of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities. Allego may also face increased litigation risks related to disclosures made pursuant to the rule if finalized as proposed. Similar risks may also apply to Allego in relation to its obligations to comply with existing and future climate and ESG-related regulation across a number of jurisdictions.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company. Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2023. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of NYSE. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange. These expenses will relate to, among other things, the obligation to present our financial information in accordance with U.S. GAAP in the future.

As we are a “foreign private issuer” and may follow certain home country corporate governance practices, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE governance requirements.

As a foreign private issuer, we have the option to follow certain home country corporate governance practices rather than those of NYSE, provided that we disclose the requirements we are not following and describe the home country practices we are following. We rely or may rely, as applicable, on this “foreign private issuer exemption” with respect to the NYSE requirements with respect to shareholder meeting quorums, shareholder approval and certain board, committee and director independence requirements. However, we may in the future elect to follow home country practices with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE corporate governance requirements.

The JOBS Act permits “emerging growth companies” and “smaller reporting companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies or smaller reporting companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes- Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our shareholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following the fifth anniversary of the effectiveness of the Form F-4, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Further, we qualify as a “smaller reporting company” as defined in Regulation S-K under the Securities Act and may take advantage of certain of the scaled disclosures available to smaller reporting companies. We may be a smaller reporting company even after we are no longer an emerging growth company.

We cannot predict if investors will find our Ordinary Shares less attractive because we will rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares and our stock price may be more volatile.

The exclusive forum clause set forth in the Warrant Agreement may have the effect of limiting an investor’s rights to bring legal action against Allego and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

The Warrant Agreement provides that (i) any action, proceeding or claim against Allego arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) Allego irrevocably submits to such jurisdiction, which jurisdiction will be exclusive. Allego has waived or will waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in any of the Assumed Warrants shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreement. If any action, the subject matter of which is within the scope of the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Assumed Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Allego, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Future sales, or the perception of future sales, of our Ordinary Shares being offered in this prospectus by us or the Selling Securityholders or pursuant to future offerings by shareholders with registration rights could cause the market price for our Ordinary Shares and Warrants to decline significantly.

The sale of substantial amounts of our Ordinary Shares being offered in this prospectus, or the perception that such sales could occur, could harm the prevailing market price of our Ordinary Shares and Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe the Warrant holders will be less likely to exercise their Warrants. As of September 29, 2022, the closing price of our Ordinary Shares was $4.52. In addition, the Ordinary Shares owned by Madeleine, which are not being offered in this prospectus, constitute approximately 74.1% of the outstanding Ordinary Shares and are subject to future registration rights, and any future registration of such Ordinary Shares could cause a significant decline in the market trading price for our Ordinary Shares.

Pursuant to the terms of the Letter Agreement Amendment entered into in connection with the execution of the Business Combination Agreement, each Insider party thereto agreed, effective as of the Closing and subject to certain exceptions, to modify the lock-up restrictions set forth in the Existing Letter Agreement such that such Insider will agree not to Transfer (as defined in the Letter Agreement Amendment) any Ordinary Shares issued to such Insider in respect of any shares of Spartan Class A Common Stock that may be received by such Insider at the Closing upon conversion of the Spartan Founders Stock pursuant to the Business Combination Agreement until (i) six months after the Closing or (ii) earlier if (a) the last reported sale price of Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within a 30-day trading period commencing at least 120 days after the Closing Date, (b) Allego consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all Allego’s shareholders having the right to exchange their Ordinary Shares for cash, securities, or other property or (c) the Board determines that the earlier termination of such restrictions is appropriate. Under the Letter Agreement Amendment, each Insider also agreed, effective as of the Closing and subject to certain exceptions, to modified transfer restrictions prohibiting the Transfer of any Assumed Warrants, and any Ordinary Shares underlying any Assumed Warrants, until 30 days after the Closing Date.

Furthermore, pursuant to the Registration Rights Agreement, each of Madeleine and E8 Investor have agreed to the following lock-up restrictions:

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Madeleine agreed, subject to certain exceptions or with the consent of the Board, not to Transfer (as defined in the Registration Rights Agreement) securities received by it pursuant to the Business Combination Agreement until the date that is 180 days after the Closing or earlier if, subsequent to the Closing, (A) the last sale price of the Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing or (B) Allego consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Allego’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

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E8 Investor agreed, subject to certain exceptions, not to Transfer (as defined in the Registration Rights Agreement) securities received by it in the E8 Part B Share Issuance until the date that is 18 months after the Closing or earlier if, subsequent to the Closing, Allego consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Allego’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

As restrictions on resale end, the market trading price for our Ordinary Shares and Warrants could drop significantly if the holders of the Ordinary Shares being offered in this prospectus, or the Ordinary Shares owned by Madeleine, are sold or are perceived by the market as intending to be sold. These factors could also make it more difficult for us to raise additional funds through future offerings of our Ordinary Shares or other securities.

The grant and future exercise of registration rights may adversely affect the market price of Ordinary Shares.

Pursuant to the Registration Rights Agreement entered into by Allego, the Sponsor, Madeleine, E8 Investor and certain other holders of Ordinary Shares (collectively, the “Registration Rights Holders”) in connection with the Business Combination, and which is described elsewhere in this prospectus, Registration Rights Holders that hold registrable securities having an aggregate value of at least $50 million can demand that Allego register their registrable securities under certain circumstances, and each Registration Rights Holder will also have piggyback registration rights for these securities in connection with certain registrations of securities that Allego undertakes. In addition, Allego is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of Allego. The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Ordinary Shares.

Madeleine owns a significant amount of Allego’s voting shares and its interests may conflict with those of other shareholders.

Madeleine owns approximately 74.1% of the outstanding Ordinary Shares and has the right to direct the voting of an additional approximately 15.4% of the outstanding Ordinary Shares as a result of the irrevocable voting power of attorney granted by E8 Investor to Madeleine. As a result, Madeleine will be able to control matters requiring shareholder or board approval, including the election of directors, approval of any potential acquisition of Allego, changes to Allego’s organizational documents and significant corporate transactions. This concentration of ownership and voting power makes it unlikely that any other holder or group of holders of Allego’s securities will be able to affect the way Allego is managed or the direction of its business. The interests of Madeleine with respect to matters potentially or actually involving or affecting Allego, such as future acquisitions, financings and other corporate opportunities and attempts to acquire Allego may conflict with the interests of other shareholders. In particular, Meridiam, which is the general partner of the funds that control Madeleine, and such funds are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with Allego. Meridiam, such funds and their respective affiliates may also pursue acquisition opportunities that may be complementary to Allego’s business (and, as a result, those acquisition opportunities may not be available to Allego) or may have an interest in Allego pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to you.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

For purposes of this section, Allego N.V. is referred to as “Allego” and Allego Holding B.V. is referred to as “Allego Holding”.

Introduction

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Spartan and Allego Holding B.V. (“Allego Holding”) adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined income statement for the twelve months ended December 31, 2021 gives pro forma effect to the Business Combination as if it had occurred as of January 1, 2021, the beginning of the earliest period presented.

Unaudited pro forma condensed combined financial information has not been presented for the six months ended June 30, 2022. The Business Combination closed on March 16, 2022, and the impact of the Business Combination is reflected in the condensed consolidated financial statements for the six months ended June 30, 2022 and 2021 included in this prospectus. Had the Closing occurred instead on January 1, 2022, the only Pro Forma Transaction Accounting Adjustments to report here would be € 8 thousand elimination of interest income earned on the balance held within the trust account, representing the difference in interest income earned for the period between January 1, 2022 and the Closing of the Business Combination.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and results of operations that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial information and is subject to change as additional information becomes available and analyses are performed. This information should be read in conjunction with Spartan and Allego Holding’s respective audited financial statements and related notes.

The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 and the unaudited pro forma condensed combined income statement for the twelve months ended December 31, 2021 have been prepared using the following:

•	the audited consolidated financial statements of Spartan as of December 31, 2021 and for the year then ended and the related notes thereto included elsewhere in this prospectus; and

•	the audited consolidated financial statements of Allego Holding as of December 31, 2021 and for the year then ended and the related notes thereto included elsewhere in this prospectus.

The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the unaudited pro forma condensed combined financial information. Management of Allego Holding and Spartan have made significant estimates and assumptions in the determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these estimates, the final amounts recorded may differ materially from the information presented. This unaudited pro forma condensed combined financial information should be read in conjunction with the financial information included elsewhere in this prospectus.

Description of the Business Combination

For a description of the Business Combination see “Prospectus Summary – Recent Developments – Business Combination.”

Anticipated Accounting Treatment

The Business Combination will be accounted for as a capital reorganization in accordance with IFRS. Under this method of accounting, Spartan will be treated as the “acquired” company for accounting purposes. As Spartan does not meet the definition of a business under IFRS, the net assets of Spartan will be stated at historical cost, with no goodwill or other intangible assets recorded. As a result of the Business Combination and related transactions, the existing shareholders of Allego Holding will continue to retain control through their majority ownership of Allego.

Allego Holding has been determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	Allego Holding’s shareholders have the largest voting interest in Allego;

•	Allego Holding’s senior management is the senior management of Allego;

•	The business of Allego Holding will comprise the ongoing operations of Allego; and

•	Allego Holding is the larger entity, in terms of substantive operations and employee base.

The Business Combination, which is not within the scope of IFRS 3 since Spartan does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2. Any excess of the fair value of Ordinary Shares issued to Spartan Stockholders over the fair value of Spartan’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares provided by Spartan and is expensed as incurred.

Basis of Pro Forma Presentation

The adjustments presented on the pro forma combined financial statements have been identified and presented to provide an understanding of Allego upon consummation of the Business Combination for illustrative purposes.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that Allego will experience. Spartan and Allego

Holding have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The historical financial information of Spartan has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the combined pro forma financial information. The only adjustment required to convert Spartan’s financial statements from U.S. GAAP to IFRS for purposes of the combined pro forma financial information was to reclassify shares of Spartan Class A Common Stock subject to redemption to non-current liabilities in accordance with IFRS. The adjustments presented in the pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Allego after giving effect to the Business Combination.

PRO FORMA CONDENSED COMBINED STATEMENT

OF FINANCIAL POSITION AS OF DECEMBER 31, 2021

(UNAUDITED)

(in EUR thousands unless otherwise denoted)

	Allego Holding Historical IFRS	Spartan Historical, as Converted		IFRS Policy and Presentation Alignment		Transaction Accounting Adjustments		Pro Forma Combined
		U.S. GAAP			FN		FN
		USD	EUR(1)
ASSETS
Non-Current Assets
Property, plant and equipment	41,544	—	—	—		—		41,544
Intangible assets	8,333	—	—	—		—		8.333
Right-of-use assets	30,353	—	—	—		—		30,353
Deferred tax assets	570	—	—	—		—		570
Other financial assets	19,582	—	—	—		—		19,582
Investments held in trust account	—	552,054	487,766	—		(487,766)	(4)	—
Other non-current assets	—	—	—	—		—		—

Total non-current assets	100,382	552,054	487,766	—		(487,766)		100,382

Current Assets
Inventories	9,231	—	—	—		—		9,231
Prepayments	11,432	—	—	773	(2)	—		12,205
Trade and other receivables	42,077	—	—	—		—		42,077
Contract assets	1,226	—	—	—		—		1,226
Cash and cash equivalents	24,652	4	4	—		113,912	(4)	138,568
Other financial assets	30,400	—	—	—		—		30,400
Prepaid expenses	—	875	773	(773)	(2)	—		—

Total current assets	119,018	879	777	—		113,912		233,707

Total Assets	219,400	552,933	488,543	—		(373,854)		334,089

EQUITY AND LIABILITIES
Equity
Share capital	1	—	—	1	(2)	31,999	(5)	32,001
Share premium	61,888	—	—	—		286,241	(6)	348,129
Reserves	4,195	—	—	—		—		4,195
Retained earnings	(142,736)	—	—	(54,132)	(2)	(80,182)	(7)	(277,050)
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—	—		—		—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; none issued and outstanding	—	—	—	—		—		—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 13,800,000 shares issued and outstanding	—	1	1	(1)	(2)	—		—
Additional paid-in capital	—	—	—	—		—		—
Accumulated deficit	—	(61,266)	(54,132)	54,132	(2)	—		—

Total equity	(76,652)	(61,265)	(54,131)	—		238,058		107,275

	Allego Holding Historical IFRS	Spartan Historical, as Converted		IFRS Policy and Presentation Alignment		Transaction Accounting Adjustments		Pro Forma Combined
		U.S. GAAP			FN		FN
		USD	EUR(1)
Commitments and Contingencies
Class A common stock, $0.0001 par value; 49,726,570 Shares subject to possible Redemption at $10.00 per share	—	552,000	487,719	(487,719)	(3)	—		—
Non-current liabilities
Borrowings	213,128	—	—	487,719	(3)	(587,912)	(8)	112,935
Lease liabilities	26,097	—	—	—		—		26,097
Deferred tax liabilities	—	—	—	—		—		—
Provisions	133	—	—	—		—		133
Due to related party	—			—			(4)	—
Warrants	—	35,035	30,955	—		—		30,955
Deferred underwriting commissions	—	19,320	17,070	—		(17,070)	(4)	—

Total non-current liabilities	239,358	54,365	48,034	487,719		(604,991)		170,120
Current liabilities
Trade and other payables	29,333	—	—	6,921	(2)	(6,921)	(4)	29,333
Accounts payable	—	89	79	(79)	(2)	—		—
Current tax liabilities	401	—	—	—		—		401
Contract liabilities	21,192	—	—	—		—		21,192
Accrued expenses	—	7,546	6,667	(6,667)	(2)	—		—
Franchise tax payable	—	198	175	(175)	(2)	—		—
Lease liabilities	5,520	—	—	—		—		5,520
Provisions	248	—	—	—		—		248
Notes payable	—	—	—	—		—		—

Total current liabilities	56,694	7,833	6,921	—		(6,921)		56,694
Total liabilities	296,052	62,198	54,955	487,719		(611,912)		226,814

Total liabilities and equity	219,400	552,933	488,543	—		(373,854)		334,089

Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Financial Position

The adjustments included in the unaudited condensed combined statement of financial position as of December 31, 2021 are as follows:

IFRS Policy and Presentation Alignment

(1)

The historical financial information of Spartan was prepared in accordance with U.S. GAAP and presented in USD. The historical financial information was translated from USD to EUR using the historical closing exchange rate, as of December 31, 2021, of $1.13 per EUR.

(2)	Reflects the reclassification adjustments to align Spartan’s historical financial statement balances with the presentation of Allego Holding’s financial statements.

(3)

Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of Spartan’s historical mezzanine equity (Spartan Class A Common Stock subject to possible redemption) into Non-current Liabilities (Borrowings).

Transaction Accounting Adjustments

(4)	Reflects pro forma adjustments to cash to reflect the following:

Reclassification of cash held in trust account	487,766
Proceeds from Private Placement	132,532
Payment of cash in exchange for the redemption of approximately 54 million Spartan Class A Shares	(477,979)
Payment of deferred underwriting commission	(17.070)
Payment of transaction costs incurred after December 31, 2021 in connection with the Business Combination	(4,407)
Payment of outstanding payables of Spartan	(6,930)

Total Cash Adjustment	113,912

(5)	Reflects adjustments to share capital for the following items:

a.	Elimination of historical Allego Holding share capital;

b.	The issuance of 236.7 million Ordinary Shares to shareholders of Allego Holding immediately prior to the Share Contribution;

c.	The issuance of 15 million Ordinary Shares to Subscribers in the Private Placement in exchange for $150 million / €132.5 million;

d.	The issuance of 14.9 million Ordinary Shares in exchange for 1.1 million unredeemed shares of Spartan Class A Common Stock and 13.8 million shares of Spartan Founders Stock; and

e.	The elimination of historical pro forma share capital of Spartan.

Ordinary Shares have a nominal value of €0.12 per share. The table below sets forth the amounts for each item described above and the total share capital adjustment amount:

Issuance of 236.7 million Ordinary Shares to shareholders of Allego Holding immediately prior to the Share Contribution	28,412
Issuance of 15 million Ordinary Shares to Subscribers in the Private Placement	1,800
Issuance of 14.9 million Ordinary Shares to Spartan Stockholders	1,789
Elimination of historical Allego Holding share capital	(1)
Elimination of historical pro forma Spartan share capital	(1)

Total Share Capital Adjustment	31,999

(6)	Reflects adjustments to share premium for the following items:

a.	The reduction in share premium corresponding to the elimination of historical share capital of Allego Holding and issuance of Ordinary Shares;
b.	Share premium for the amount of the Private Placement over the nominal share value of Ordinary Shares issued;

c.	The fair value of Ordinary Shares issued to Spartan Stockholders, less the nominal share value of Ordinary Shares issued;

d.

The capitalization within share premium of certain qualifying transaction costs. Adjustment (4) above reflects the total payment of approximately €4.4 million for transaction costs incurred after December 31, 2021 which are not already included within the historical figures. Allego capitalized certain qualifying transaction costs through December 31, 2021 assuming 50% of Spartan Class A Shareholders would exercise redemption rights. Actual redemptions are higher, thus certain portion of previously capitalized transaction costs are released from share premium as an expense resulting in an increase to Share Premium;

e.	Immediately prior to the Closing all of Allego Holding’s outstanding shareholder loans will be converted into equity. As no new shares will be issued the full amount is an increase to share premium.

The table below sets forth the amounts for each item described and the total share premium adjustments amount:

Offset to share premium in the amount of share capital for Ordinary Shares issued to shareholders of Allego Holding immediately prior to the Share Contribution, less historical Allego Holding share capital	(28,411)
Private Placement of $150 million / €132.5 million, less the nominal share value of shares issued	130,732
Fair value of Ordinary Shares issued to Spartan Stockholders, less the nominal share value of shares issued	83,299
Adjustment to capitalized transaction costs based upon actual redemptions and additional transaction costs incurred after December 31, 2021	428
Conversion of Allego Holding shareholder loans into equity	100,193

Total Share Premium Adjustment	286,241

(7)	Reflects adjustments to retained earnings for the following items:

a.	The elimination of historical Spartan retained earnings;

b.

The recording of an expense in accordance with IFRS 2 for the excess of fair value of shares issued to Spartan Stockholders over the fair value of Spartan’s identifiable net assets acquired, representing compensation for services; and

c.	The portion of transaction costs incurred in connection with the Business Combination which is not offset in share premium as seen in adjustment (6) above.

The table below sets forth the amounts for each item described and the total retained earnings adjustment amount:

Elimination of historical Spartan retained earnings	54,132
Expense arising under IFRS 2 for the excess of the fair value of shares issued to Spartan Stockholders over and above the fair value of Spartan’s identifiable net assets	(129,479)
Portion of additional transaction costs in connection with the Business Combination which is expensed	(4,835)

Total Retained Earnings Adjustment	(80,182)

(8)	Reflects adjustments to borrowings for the following items:

a.	The elimination of shares held for redemption, included within Borrowings, which are all either redeemed by shareholders or converted into Ordinary Shares

b.	Immediately prior to the Closing all of Allego Holding’s outstanding shareholder loans will be converted into equity.

The table below sets forth the amounts for each item described and the total borrowings adjustment amount:

Elimination of historical shares held for redemption	(487,719)
Conversion of Allego Holding shareholder loans into equity	(100,193)

Total Borrowings Adjustment	(587,912)

PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2021

(UNAUDITED)

(in EUR thousands unless otherwise denoted)

	Allego Holding Historical IFRS	Spartan Historical, as Converted		IFRS Policy and Presentation Alignment		Transaction Accounting Adjustments		Pro Forma Combined
		U.S. GAAP			FN		FN
		USD	EUR(1)
Revenue from contracts with customers
Charging sessions	26,108	—	—	—		—		26,108
Service revenue from the sale of charging equipment	37,253	—	—	—		—		37,253
Service revenue from installation services	19,516	—	—	—		—		19,516
Service revenue from operation and maintenance of charging equipment	3,414	—	—	—		—		3,414
Total revenue from contracts with customers	86,291	—	—	—		—		86,291
Cost of sales (excluding depreciation and amortization expenses)	(61,122)	—	—	—		—		(61,122)

Gross profit	25,169	—	—	—		—		25,169
Other income/(expenses)	10,853	(3,380)	(2,857)	—		(129,533)	(4)	(121,537)
Selling and distribution expenses	(2,472)	—	—	—		—		(2,472)
General and administrative expenses	(337,451)	(9,055)	(7,654)	(167)	(2)	(67,299)	(3)	(412,571)
Franchise expenses	—	(197)	(167)	167	(2)	—		—
Operating loss	(303,901)	(12,632)	(10,678)	—		(196,832)		(511,411)
Finance costs	(15,419)	—	—	—		—		(15,419)
Loss before income tax	(319,320)	(12,632)	(10,678)	—		(196,832)		(526,830)
Income tax	(352)	—	—	—		—		(352)
Loss for the year	(319,672)	(12,632)	(10,678)	—		(196,832)		(527,182)

Attributable to:
Equity holders of the Company	(319,672)	(12,632)	(10,678)	—		(196,832)		(527,182)

Loss per share:

Basic and diluted loss per ordinary share								(1.98)

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statement

The adjustments included in the unaudited condensed combined income statement for the twelve months ended December 31, 2021 are as follows:

IFRS Policy and Presentation Alignment

(1)

The historical financial information of Spartan was prepared in accordance with U.S. GAAP and presented in USD. The historical financial information was translated from USD to EUR using the average exchange rate over the period, of $1.18 per EUR.

(2)	Reflects the reclassification adjustments to align Spartan’s historical financial statement balances with the presentation of Allego Holding’s financial statements.

Transaction Accounting Adjustments

(3)	Reflects adjustments to general and administrative expenses for the following items:

a.

The additional expense to be recognized by Allego Holding related to the share-based payments made in exchange for consulting services and key management compensation equaling €361.4 million of equity-settled share-based compensation, less the €298.9 million of expense already included within the income statement of Allego Holding.

b.	Additional transaction costs incurred after December 31, 2021which are expensed through Other income/(expense).

Additional expense related to share-based expense for consulting fees and key management compensation	(62,464)
Portion of transaction costs incurred after December 31, 2021 in connection with the Business Combination which is expensed	(4,835)

General and Administrative Expenses Adjustment	(67,299)

(4)	Reflects adjustments to Other income/(expense) expenses for the following items:

a.	Elimination of interest income earned on the balance held within the trust account.

b.

Expense for the excess of the fair value of Ordinary Shares issued over the fair value of Spartan’s identifiable net assets acquired recognized in other income/(expenses) in accordance with IFRS 2 in the amount of €129.5. A one percent change in Spartan’s market price per share would result in a change of €0.8 million in the estimated expense.

Elimination of interest income earned on the balance held within the trust account	(54)
Expense arising under IFRS 2 for the excess of the fair value of shares issued to Spartan stockholders over and above the fair value of Spartan’s identifiable net assets	(129,479)

Other income/(expense) Adjustment	(129,533)

Net Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of the period presented.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Spartan Class A Common stock for the year ended December 31, 2021:

Year Ended December 31, 2021
Net loss attributable to equity holders of the company (in EUR thousands)	(527,182)
Basic and diluted pro forma weighted average number of shares outstanding[1]	266,665,712

Net loss per share attributable to equity holders of the company, basic and diluted	(1.98)

(1)	Excludes public and private warrants exercisable for 13,800,000 and 9,360,000 shares, respectively, as their impact is antidilutive.

USE OF PROCEEDS

We will receive up to an aggregate of $158,699,402 if all of the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales. We believe the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe the Warrant holders will be less likely to exercise their Warrants. As of September 29, 2022, the closing price of our Ordinary Shares was $4.52.

DIVIDEND POLICY

Allego has never paid or declared any cash dividends in the past, and Allego does not anticipate paying any cash dividends in the foreseeable future. Allego intends to retain all available funds and any future earnings to fund the further development and expansion of its business. Under Dutch law, Allego may only pay dividends and other distributions from its reserves to the extent its shareholders’ equity (eigen vermogen) exceeds the sum of its paid-in and called-up share capital plus the reserves Allego must maintain under Dutch law or the Articles and (if it concerns a distribution of profits) after adoption of Allego’s statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from its reserves will be at the discretion of the Board and will depend upon a number of factors, including Allego’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors Allego deems relevant.

Under the Articles, the Board may decide that all or part of the profits shown in Allego’s adopted statutory annual accounts will be added to Allego’s reserves. After reservation of any such profits, any remaining profits will be at the disposal of the General Meeting at the proposal of the Board for distribution on the Ordinary Shares, subject to applicable restrictions of Dutch law. The Board is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions shall be made payable no later than a date determined by the Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to Allego (verjaring).

Allego may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution Allego is not able to pay its due and collectable debts, then its shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to Allego’s creditors. Allego has never declared or paid any cash dividends and Allego has no plan to declare or pay any dividends in the foreseeable future on Ordinary Shares. Allego currently intends to retain any earnings for future operations and expansion.

Since Allego is a holding company, its ability to pay dividends will be dependent upon the financial condition, liquidity and results of operations of, and Allego’s receipt of dividends, loans or other funds from, its subsidiaries. Allego’s subsidiaries are separate and distinct legal entities and have no obligation to make funds available to Allego. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which Allego’s subsidiaries may pay dividends, make loans or otherwise provide funds to Allego.

CAPITALIZATION

The following table sets forth the capitalization of Allego as of June 30, 2022. The information below should be read together with the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of June 30, 2022	(€ in thousands)
Non-current assets	262,525
Cash and cash equivalents	29,775
Other current assets	79,632

Total assets	371,932
Current liabilities	126,782
Non-current liabilities	147,560

Total liabilities	274,342
Share capital	32,061
Share Premium	369,851

Reserves	4,500

Retained Earnings	(310,001)

Equity attributable to equity holders of the Company	96,411

Non-controlling interests	1,179

Total equity	97,590

Prior to the Closing, 54,092,418 shares of Spartan Class A Common Stock were redeemed by the holders for an aggregate redemption payment of approximately $540,984,673.

BUSINESS

Overview

Allego operates one of the largest pan-European EV public charging networks and is a provider of high value-add EV charging services to third-party customers. Its large, vehicle-agnostic European public network offers easy access for all EV car, truck and bus drivers. As of June 30, 2022, Allego owns or operates more than 34,000 public charging ports and 18,255 public and private sites across 15 countries and has over 870,000 unique network users, 80% of which are recurring users as of June 30, 2022. In addition, it provides a wide variety of EV-related services including site design and technical layout, authorization and billing, and operations and maintenance to more than 80 customers that include fleets and corporations, charging hosts, OEMs, and municipalities.

Founded in 2013, Allego is a leading EV charging company in Europe with its first fast charger becoming operational soon after founding and deploying Europe’s first ultra-fast charging station in 2017. From its inception, Allego has focused on EV charging solutions that can be accessed by the highest number of vehicles, regardless of vehicle type or OEM, thus allowing it to grow in a vehicle-agnostic manner.

Allego believes its business is set to expand quickly with the growth of transportation electrification and that its growth could potentially exceed the industry-wide anticipated four-times growth of the number of EVs from 2020 to 2025, according to a report entitled “Electric Vehicle Outlook 2020” by BloombergNEF (“BNEF Report”), a strategic research provider covering global commodity markets and disruptive technologies. The European EV market is larger and growing faster than the U.S. market, according to Allego’s estimates, due to European market attributes that generally favor fast charging, including more stringent regulatory regimes, high urbanization rates, a scarcity of in-home parking in dense cities and significant interurban traffic. According to Allego’s estimates, between 2020 and 2030 fast public charging will increase its share from 24% to 37% of public charging in Europe. The shift from traditional ICE cars to EVs has occurred more rapidly in Europe than expected, particularly in light of governmental regulations such as restrictions on ICE sales in some countries, including the United Kingdom. The BNEF Report projects that the investment in EV charging in Europe for commercial and public charging will require more than $54 billion between 2020 and 2030 and more than an additional $84 billion between 2030 and 2040.

The growth in the EV market in Europe has driven increased demand in public charging. Most of the cars in Europe can only be charged through public charging, as home garage access is often limited. Furthermore, fast and ultra-fast charging sites enable drivers to charge their EV’s in a reasonable time when compared to the time it takes for “fueling” ICE vehicles. EV drivers want to have the same level of service as old “fueling” methods, at a similar price point and Allego seeks to provide that experience.

Allego’s Business Model for EV Charging

Allego’s business model is based on the premise of providing easily accessible, highly reliable, hassle-free charging points to all types of EV users. Allego developed a unique, proprietary software platform that can manage any hardware chargers and charging sessions while enabling any MSP to use Allego’s network. Allego used this platform to create two complementary business segments to capitalize on the full breadth of EV charging opportunity: its owned fast charging network and high value-add third-party services.

Owned Fast Charging Network

Allego’s primary business focus going forward is in building, owning and operating ultra-fast and fast EV charging sites. Allego is the operator of one of the largest pan-European public EV charging networks. We use our proprietary AllamoTM software to identify premium charging sites and forecast demand using external traffic statistics. These sites generally are situated in high-density urban or suburban locations, and we believe that AllamoTM has been instrumental in securing a strong pipeline of premium sites. Allego’s proprietary software also supports compatibility and an optimized user experience for all EV drivers. The Allego EVCloudTM further provides software solutions for EV charging owners, including payment, analytics, customer support and achieving high uptime. Allego’s charging sites are vehicle-agnostic, and therefore can charge vehicles without limitations on OEM or user groups. Allego is a leader in ultra-fast charging networks in Europe, with 778 fast and 515 ultra-fast charging ports as of June 30, 2022, and intends to accelerate its growth in this business segment.

Third-Party Services

Allego offers high value-add third-party services to customers, such as municipalities and corporations, as a strategic focus for non-core technologies. This business segment is driven by attractive, high margin third-party service contracts for a variety of services including site design and technical layout, authorization and billing, and operations and maintenance. These offerings allow Allego to manage large and complex solutions and serve as a one-stop shop with its white label software suite. Allego designs the charging solution and offers full development from installation to maintenance and operations to the customers. For example, solutions can range from equipping OEM dealerships and operating their chargers to providing the charging chain between lease car companies and EV drivers.

Allego’s two business segments complement each other: the service activities capitalize on Allego’s network and technologies while directly addressing and being responsive to its customers’ trends. Both business segments also allow Allego to focus on long-term and recurring revenue ranging from 5 years on average for our service activities to more than 15 years for the revenue from our charging stations. Allego invests significantly in its owned fast charging network and believes this segment will grow the fastest and represents the highest margins in the EV charging value chain.

By investing directly in its charging stations, Allego believes it can secure long-term revenue and special access to EV drivers. The services business segment can then trigger higher traffic as fleet companies or last mile companies require solutions to provide charging on the go.

Although Allego does not manufacture its own hardware, it has a large base of diversified suppliers that provide Allego with the ability to demand certain specifications. In addition, because Allego is hardware agnostic, it is well-positioned to select optimal equipment. Allego also works directly with manufacturers for firmware and components. Allego is focused on developing the software that manages charging sessions and the payment systems with direct access to EV drivers.

Revenue Streams

Allego generates its revenues through the sale of charging sessions on its charging points to EV drivers and through the service and sales contracts Allego has with its BtoB customers.

Charging sessions

Allego sells EV drivers charging sessions at its public charging points. Drivers can pay for these sessions through direct payment, such as by contactless payment or credit card, or with tokens with MSPs with whom the EV driver has a contract. With respect to tokens, Allego charges the price of the sessions on a monthly basis to the MSP. Allego’s network can be accessed by more than 250 MSPs in Europe and through e-clearing net, which facilitates the interoperability of the public charging networks. Allego typically manages its charging sites by selecting the site through its AllamoTM software which then provides an optimal configuration of charger types based on the expected traffic. Allego then processes the building and grid connection permits. The technical layout of the charging stations is derived from Allego’s intellectual property which minimizes installation and maintenance costs while addressing capacity constraints of the site. Allego then selects chargers that are installed by Allego contractors, and when complete, the site is onboarded onto Allego’s EVCloudTM platform to enable access and charging sessions to the EV drivers with its SmoovTM app. With the SmoovTM app, all EV drivers can find Allego charging points, see their availability, start sessions, and determine the price and the cost of the charging sessions. As EV traffic builds, existing sites are upgraded with additional chargers to support increased throughput and charging sessions.

Services

Allego provides charging solutions to its BtoB customers on a range of services. In order to provide these services, Allego leverages the same knowledge and organization that it uses to develop its charging sites. Allego customers can be municipalities that decide to own their network, corporations that want to equip their facilities for commercial or public access, funds that want to invest in networks and that buy certain of Allego’s software, and fleet operators that want to use parts of Allego’s software platform to manage their chargers in the field.

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Charging points network for third-parties. Services related to hardware, installation, maintenance, and operations are provided to BtoB customers 24/7. Services are provided under one-off, long-term operations and maintenance contracts, with typical terms ranging from between 4 to 5 years, and such contracts generate recurring revenues. Depending on the requirements, Allego can organize the supply of chargers, including home charging and installations for specific customers such as OEMs. Hardware and charging points management are standardized across the range of solutions offered by Allego’s platform in order to maximize synergies with Allego’s other services.

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Platform services. Allego provides certain of its customers software solutions by offering elements of its EVCloudTM platform for them to manage their chargers. These services generate recurring revenues and are typically for 5-year terms. Platform services enable Allego to create technological relationships with customers with a very high retention effect.

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Site development. Allego develops public charging points networks with third-parties. This service includes comprehensive development services ranging from site selection with a targeted internal rate of return (“IRR”) to long-term operations and maintenance under 15-year contracts. Allego also manages payments through its SmoovTM app.

Allego’s Market Strategy

Allego charging network

Allego operates its public charging networks through its local teams and subsidiaries in the countries in which it operates. The selection of a site is managed by a central network team, and the lease agreements for the sites are managed locally. Allego’s team efficiently contacts retailers, real estate companies, municipalities, and other entities with space or charging needs that Allego may provide.

Services activity

Allego’s approach to servicing customers focuses on two segments.

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Commercial. Many commercial businesses already own or lease parking spaces. Allego targets businesses that wish to electrify some or all of these parking spaces. This often comes in the form of a sale and service, but Allego may choose to invest in the network depending on the quality of the sites. If Allego decides to invest in a network, the charging points are integrated into the Allego charging network. Allego’s software platform offers the flexibility to allow businesses to charge specific prices to its customers while giving access to the public generally. Allego’s capacity to invest in sites enables it to secure the best locations and to foster long-term relationships with commercial customers. Accordingly, Allego is able to offer its commercial customers a dual-tracked approach, depending upon the needs of its customers, which offers a strong proposition for many commercial sites throughout Europe.

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Fleet. Allego’s fleet customers are organizations that operate vehicle fleets in the delivery and logistics, sales, service, motorpool, shared transit and ridesharing spaces. Allego has developed comprehensive solutions for its fleet customers by offering chargers and installations for home charging, special access to its network, specific prices, and charging solutions in their premises. Allego only provides home charging solutions through BtoB contracts and not directly to EV drivers.

Allego’s charging network is a capital-intensive activity with attractive margins. Allego’s services offerings do not require substantial capital, but allow it to leverage synergies and create a network effect to increase traffic. Furthermore, there is organizational overlap between developing Allego’s charging network and bolstering its services activity which decreases the cost of operations.

Our Platform

The Allego go-to-market strategy uses its proprietary platform that facilitates the various steps of development and sales. Site selection, business plan computation, orders, installation, commissioning, maintenance, monitoring and payments are managed through the EVCloudTM and AllamoTM platforms which promotes efficiency and continuously decreases operational costs. Allego continuously invests in the EVCloudTM platform for maintenance and to develop new functionalities. It is essential to have a scalable platform that can handle tens of thousands of transactions simultaneously and manage distributed assets on a large scale with thousands of sites remotely.

Energy Supply

Allego has extensive knowledge of the electricity supply in its markets. Its sourcing is from green renewable energy supported by green certificates. Allego can source its electricity on a long-term basis in order to hedge price increases and can pass-through increases in electricity prices in the charging sessions of the Allego network. In addition, Allego has developed its own capacity to operate directly on the electricity market as a wholesaler if needed in order to minimize the cost of its sourcing and to have long-term direct relationships with renewable assets such as wind or solar farms. Furthermore, Allego has developed smart charging capacity in order to cope with grid capacity constraints and avoid any overload of the grid. Allego is also developing solutions in order to offer ancillary services to grid operators through its charging points, making it the first EV company to propose such services. The anticipated costs associated with providing these ancillary services have been included in the budget for the development of Allego’s platform and do not represent additional costs. Management anticipates that these ancillary services will be offered to grid operators in 2023 or 2024.

Allego’s energy supply is an element of its cost structure. Allego obtains electricity for its own charging stations through contracts with power suppliers or through direct sourcing in the market. Supply costs related to energy supply are based on short term, mid-term or long-term power futures prices on the various European power exchanges. In addition to these supply costs, there are grid connection costs (distribution of power, connection, and meters) which are paid by Allego as a consumer of power. These grid connection costs are regulated and paid to the Transmission System Operator and Distribution System Operator which are regulated entities.

Public Policy

Allego has been at the forefront of the development of EVs in Europe. Allego is one of the founders of Charge Up Europe, the EV charging business organization that promotes EV infrastructure in Europe. Allego promotes:

•	Policies related to CO2 reduction

•	Openness: standard and interoperability

•	Free access to the grid in order to streamline grid connectivity

Growth Strategies

Allego estimates that it has an average market share of 12% in fast and ultra-fast charging in terms of sites in the major European markets including Belgium, Denmark, France, Germany, Hungary, Luxembourg, the Netherlands, Norway, Switzerland, Portugal, Sweden and the United Kingdom, making it a leading EV public charging provider in Europe.

Allego’s growth strategy consists of:

•	Increasing its leadership in fast and ultra-fast charging by investing in its owned public charging points network. This segment is anticipated to become the largest segment of Allego’s services.

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Developing its services business to complement its public charging points network. The objective is twofold, triggering more traffic on the Allego network and securing long-term relationships with BtoB customers.

•	Offering new functionalities to EV drivers that use the Allego network or its services with enhanced features of Allego’s software platform.

Government Regulation and Incentives

Regulation related to EV policy and building and grid connection permits differ at the European, national, and regional levels and, as a result, compliance with such varying regulations can cause installation delays or cost discrepancies between jurisdictions. In the jurisdictions in which Allego operates, two primary permits are required. One permit is required in order to connect to the distribution grid operator and the other permit is required in order to build charging stations.

Allego has experience in navigating this regulatory environment, which may result in increased efficiency and decreased operational costs due to faster installation and commissioning. However, obtaining such permits may be a time consuming process. The costs of the connection to the distribution grid operator vary by jurisdiction. Such costs are included in the building costs of the charging stations. Because such connections are physically performed by the distribution grid operator, Allego is dependent upon the availabilities of the distribution grid operators, which may lead to unexpected delays during construction.

Building Permits

Allego must comply with local regulations for each of its charging stations. We believe that Allego is currently in full compliance with applicable building permit regulations.

Electric Standard for Equipment and Installation

Allego believes that its hardware and equipment purchased from third-party vendors is compliant with all applicable regulations in each jurisdiction in which it operates. Electrical installations must comply with national regulations and must be carried out by trained contractors pursuant to specific authorizations and licenses, which are verified at the time such installments are performed.

Platform Standard

Allego’s software platform, EVCloudTM, uses open charge point interfaces and open charge point protocols so that its network and solutions respect the openness standard it promotes. In order to promote common technical frameworks and interoperability, Allego is a member of a number of technical associations, including Platform for Electro Mobility, ChargeUp Europe (founding member), EVroaming4Europe, Open Charge Alliance, Dutch Association Electrification of Transport, Avere Belgium, BDEW, AVERE France and Renewable Energy Association UK. By supporting these openness standards, Allego hopes to improve the EV user experience. Openness enables EVs to charge on any charger, reducing the risk that EV drivers will not be able to find a charge point, and avoids a costly duplication of charging infrastructure and increases utilization rates. Allego has pursued a “chargers’ manufacturer agnostic policy,” meaning its platform can on-board any type of charger from any manufacturer. As a result, Allego can benefit from innovation and reduced hardware procurement costs. In addition, EVCloudTM can thus accommodate several types of payment providers and Allego’s network serves all EV drivers.

Research and Development

Allego has invested a significant amount of time and expense into the research and development of its platform technologies. Allego’s ability to maintain its leadership position depends in part on its ongoing research and development activities. Allego’s technical teams are responsible for defining technical solutions for all of the services Allego provides, from hardware specifications to the technical layout for installation, to the development of its software platform.

Allego has a software development team that develops its platform technologies, as well as the different components that comprise such platforms. For specific development needs, Allego will sometimes use external parties that are closely supervised by Allego.

Allego’s research and development is principally conducted at its headquarters in Arnhem, Netherlands. As of June 30, 2022, Allego’s research and development team consisted of more than 25 full time employees.

Intellectual Property

Allego relies on a combination of trademark, copyright, unfair competition and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish, maintain and protect its proprietary rights. Allego’s success depends in part upon its ability to obtain and maintain proprietary protection over Allego’s products, services, solutions, technology and know-how, to operate without infringing the proprietary rights of others, and to prevent others from infringing upon Allego’s proprietary rights. Allego’s key trademarks are Allego, SmoovTM, EVCloudTM, and AllamoTM.

Suppliers and Service Providers

Allego relies on third-party vendors for design, manufacturing and testing of EV charging equipment. Currently, equipment is unique to each supplier with respect to components, firmware, after-market maintenance and warranty services. Equipment and services are sourced from different vendors for each category of charging solutions: AC (slow charging)/DC (fast charging) and HPC (ultra-fast charging) (“HPC”). For the quarter ended June 30, 2022, Allego had one major vendor that represented approximately 24% of total purchases.Allego has invested in its own specifications for its charging stations and maintains long-term relationships with suppliers and service providers. Allego designs the layout and certain specifications of its charging stations in-house and procures these charging stations from an assortment of hardware manufacturers. Allego does not typically install the charging stations but instead manages the installation process. The installations are typically performed by electrical contractors. Allego has established relationships with multiple EV charging manufacturers. Further, Allego has formed relationships with construction and maintenance companies that have significant experience building and maintaining EV charging sites.

Competition

In the charging network space, Allego generally competes with more localized providers of EV charging station networks for charging sessions to the EV drivers. Some networks are owned by utilities providers to extend their supply business, or oil and gas companies in order to complement their fueling stations. There are currently few pan-European pure players that are vehicle-agnostic such as Allego and those that do exist have a smaller reach.

In the services space, Allego competes with a variety of different companies depending upon the services provided. As Allego provides comprehensive solutions to its customers, generally its competitors are those that can offer both hardware equipment and management solutions. With the development of EV charging, some potential customers will try to split tenders by separating the supply of hardware equipment, operation and maintenance. In this case, these tenders are less desirable for Allego as they only offer part of the value chain of the operations within its platform. In the long run, however, we do not believe this trend will continue because it can lead in many cases to poor performance and low availability of charging points, which trigger many issues for EV drivers and cause higher costs. Integrating different price schemes, ease of use, seamless software performance, scalability and scale of operation are extremely difficult to achieve with different suppliers. With the maturing of the EV business, we believe that seamless end-to-end solutions are better provided by a single integrated offering.

Facilities

Allego’s headquarters are located in Arnhem, Netherlands where it currently leases approximately 3,350 square meters of office space under a lease that expires in March 2035. Of that space, 1,990 square meters have been sublet until January 2024. This current primary space is sufficient to meet Allego’s needs for the foreseeable future, and any additional space Allego may require after 2024 will be assessed before determining to continue sub-letting on commercially reasonable terms. Allego also maintains rented facilities in Mechelen, Belgium; Berlin, Germany; and Stockholm, Sweden, and sales offices in England and France.

Employees

Allego strives to offer competitive employee compensation and benefits in order to attract and retain a skilled and diverse work force. As of June 30, 2022, Allego had 162 employees, 129 of whom were regular full-time and 32 of whom were engaged on a part-time basis. All of Allego’s employees are located in Europe, with the majority in the Netherlands, Germany, Belgium, France, Sweden and the United Kingdom. As a result of the COVID-19 pandemic, most of Allego’s employees are currently working remotely, although Allego expects that when the COVID-19 pandemic subsides, its employees will return to work at its facilities noted above. Allego has a works council as required by law in the Netherlands and Allego believes it maintains good relations with its employees.

Legal Proceedings

Allego is not party to any material legal proceedings. From time to time, Allego may be involved in legal proceedings or subject to claims incident to the ordinary course of business. Regardless of the outcome, such proceedings or claims can have an adverse impact on Allego because of legal defense and settlement costs, diversion of resources and other factors, and there can be no assurances that favorable outcomes will be obtained.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which Allego’s management believes is relevant to an assessment and understanding of Allego’s consolidated results of operations and financial condition. The discussion and analysis should be read in conjunction with Allego’s consolidated financial statements as of December 31, 2021 and December 31, 2020 and for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 and related notes thereto and Allego’s unaudited interim condensed consolidated financial statements as of June 30, 2022 and June 30, 2021 and the related notes thereto, included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties, and assumptions that could cause Allego’s actual results to differ materially from management’s expectations due to a number of factors, including those discussed in the section entitled “Risk Factors” or in other parts of this prospectus.

Overview

Founded in 2013, Allego is a leading EV charging company in Europe and has deployed, as of June 30, 2022, over 34,000 charging ports across 18,000 public and private locations, spanning activities in 15 European countries. In 2018, Allego was acquired by Meridiam S.A.S (together with its subsidiaries and affiliates, “Meridiam”), a global long-term sustainable infrastructure developer and investor, which provided necessary capital to enable the expansion of Allego’s existing global network, services and technologies. Allego’s charging network includes fast, ultra-fast, and slow charging equipment. Allego takes a two-pronged approach to delivering charging solutions, providing an owned and operated public charging network with 100% certified renewable energy in addition to charging solutions for BtoB customers, including leading retail and auto brands.

Allego’s charging solutions business provides design, installation, operations and maintenance of chargers owned by third-parties. Allego’s chargers are open to all EV brands, with the ability to charge light vehicles, vans and e-trucks, which promotes increasing utilization rates across its locations. Allego has developed a portfolio of partnerships with strategic partners, including municipalities, more than 65 real estate owners and 16 OEMs. As additional fleets shift to EVs, Allego expects to leverage its expansive network of fast and ultra-fast chargers to service these customers, which see above average use-rates.

Allego’s proprietary suite of software, developed to help identifying and assessing locations and providing uptime optimization with payment solutions, underpins Allego’s competitive advantage. Allamo™ allows Allego to select premium charging sites to add to its network by analyzing traffic statistics and proprietary databases to forecast EV charging demand using over 100 factors, including local EV density, driving behavior and EV technology development. This allows a predictable, cutting-edge tool to optimize those locations that are best positioned for higher utilization rates.

Allego EVCloud™ is a sophisticated chargers management platform and payment tool that provides essential services to owned and third-party customers, including charging authorization and billing, smart charging and load balancing, analysis and customer support. This service offering is integral to fleet operators’ operations and enables Allego to provide insight and value to the customer, as well as to drive increased margins through third-party service contracts and operational and maintenance margins.

Allego continues to benefit from a European EV market that, according to Allego’s estimates, is nearly twice the size of the United States’ EV market, and Allego estimates that the European EV market will have a 41% CAGR from 2021 to 2025. Based on this projection, the number of EVs in Europe is expected to grow to nearly 24 million by 2025, as compared to 6 million today. The combination of a high urbanization rate and a scarcity of in-home parking means European EV drivers require fast, public EV charging locations that provide reliable and convenient charging. As part of Allego’s expansion plans, Allego will focus on fast and ultra-fast charging locations, which maximize utilization rates, carry higher gross margins and are required by EV drivers and fleets operators.

Additionally, stringent European CO2 regulations for ICE and highly favorable incentives for electric vehicle purchases are expected to continue to drive adoption rates of EV over ICE vehicles. With a first mover advantage, a robust pipeline of over 1,100 premium sites to be equipped with fast and ultra-fast chargers, committed by legally binding agreements, Allego believes it is well-positioned to execute its growth objectives.

Recent Developments

Business Combination

On March 16, 2022, the Company consummated the Business Combination, pursuant to the terms of the Business Combination Agreement signed on July 28, 2021 and as thereafter amended, and became a publicly traded company on the NYSE. As part of the transaction Athena Pubco B.V., acquired the shares of Allego Holding B.V.and Spartan, changed its legal form from a private limited liability company to a public limited liability company (naamloze venootschap), changed its name to Allego N.V. and entered into the Deed of Conversion containing the Articles of Association of Allego N.V. On March 17, 2022, trading in the new public company commenced on the NYSE. The new public company, Allego N.V., trades under the Allego name under the ticker symbol “ALLG”.

Acquisition of Mega-E Charging B.V.

Following the consummation of the Business Combination, Allego partially exercised its call option right to acquire Mega-E Charging B.V. (“Mega-E”), a company whose main activity relates to operating charging points for vehicles in Europe as well as holding and financing its subsidiaries and associated entities. The call option provided Allego with potential voting rights which are considered substantive as of March 16, 2022, the date when all conditions outlined in the call option agreement were satisfied.

The Group has a long-standing pre-existing relationship with Mega-E, in which the parties have jointly entered into several EPC and O&M contracts to construct and operate charging stations across Europe. The acquisition of Mega-E brings critical access to new customers to the Group, as well as the creation of numerous operational synergies in the delivering EPC and O&M contracts to existing customers.

The Group has an option to pay €9.5 million to acquire Mega-E. The transaction has been accounted for as an acquisition of assets due to Mega-E not meeting the definition of a business under IFRS 3 (Business combinations). The outstanding consideration was recognized as a deferred consideration liability in the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2022.

The assets and liabilities recognized as a result of the acquisition are as follows:

(in € million)	Fair value
Property, plant and equipment	88.7
Right-of-use assets	2.0
Lease liabilities	(2.0)
Borrowings (current)	(23.4)
Other working capital (excl. cash and cash equivalents)	1.0
Cash and cash equivalents	(0.9)
Net identifiable assets acquired	65.3
Less: non-controlling interest	(1.3)
Net assets acquired	64.0

The details on the determination of the fair value of the assets acquired are included in note 4 of the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2022.

Acquisition of MOMA

On March 26, 2021, Allego Holding B.V. (the “Purchaser”) entered into two option agreements, pursuant to which the Purchaser was entitled to purchase shares in the share capital of Modélisation, Mesures et Applications S.A. (“MOMA”), an unlisted software company that is a service provider for the Group’s EVCloudTM platform.

On April 26, 2022, the Purchaser exercised its first and second option rights and on June 7, 2022, the Purchaser closed two separate share and sale purchase agreements to acquire shares representing 100% of the share capital of MOMA.

The primary reason for the acquisition of MOMA is for the Group to bring the critical support and technological knowledge provided by MOMA for its EVCloudTM platform within its own operations. Additionally, the acquisition of MOMA brings access to new customers and new markets as well as high value-added technological solutions and services within the Group, to better meet the needs of its customers and new technological solutions. The financial results of MOMA have been included in the consolidated financial statements from the date of acquisition.

The following table summarizes the preliminary estimated fair values of assets acquired and liabilities assumed as of the date of acquisition.

(in € million)	Fair value
Property, plant and equipment	0.2
Right of use asset	2.2
Other financial assets (non-current)	42.0
Trade and other receivables	5.0
Cash and cash equivalents	1.3
Prepayments	0.0
Contingent liability	(0.2)
Deferred tax liabilities	(1.4)
Lease liabilities	(2.2)
Trade and other payables	(2.6)
Net identifiable assets acquired	44.3
Add: goodwill	15.7
Net assets acquired	60.0

The details on the determination of the fair value of the assets and liabilities acquired and goodwill are included in note 4 of the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2022.

From the acquisition date to June 30, 2022, the acquired business of MOMA contributed revenues of approximately €0.5 million and no net profit to the Group. If the acquisition had occurred on January 1, 2022, the Company’s consolidated revenues and consolidated net loss after tax for the six-month period ended June 30, 2022 would have been €53.3 million and €243.4 million, respectively.

How Allego Generates Revenue

Allego generates its revenues through the sale of charging sessions to EV drivers and by providing charging solutions to corporate customers and municipalities. Specifically, revenue is earned through the following streams:

Revenue from Charging sessions

At charging sites, Allego sells charging sessions directly to EV drivers who access Allego’s publicly available charging points. Payments from EV drivers can be processed through direct payment or tokens that are handled by MSPs with whom the EV driver and Allego have contracts. In the latter case, Allego charges the price of the sessions on a monthly basis to the MSPs. The Allego network can be accessed by more than 250 MSPs in Europe and through e-clearings that facilitate the interoperability of the public charging networks.

Revenue from the sale of charging equipment

Allego enters into agreements with customers for the sale of charging equipment. These contracts are generally awarded based on a proposal and business case for a certain location including traffic and other activity predictions to develop public charging point networks. Allego provides comprehensive development after site selection with a targeted IRR. If Allego’s proposal is accepted by the customer, Allego enters into a development contract, pursuant to which Allego purchases and installs charging equipment at the relevant location.

Revenue from installation services

Installation services are provided as part of the development contract described above under “Revenue from the sale of charging equipment” as well as to corporate customers where charging equipment needs to be installed.

Revenue from operation and maintenance of charging equipment

These services include the deployment of Allego’s cloud-based platform EVCloudTM to monitor chargers and charging sessions, collect, share and analyze charging data as well as the maintenance of the site. Generally, these contracts involve a one-off development cost but generate long-term revenues.

Depending on the requirements, Allego can organize the supply of home charging and installation for specific customers as an operation and maintenance contract and provide the information flow management that such solutions require. The range of solutions offered is standardized in terms of hardware and charging points management by Allego’s platform in order to maximize synergies with its previous activity.

Revenue from consulting services

These services are provided as the result of the MOMA acquisition. Consulting services are provided as part of the R&D platform that MOMA provides, and these services consist of providing software development for customers.

Key Factors Affecting Operating Results

Allego believes its performance and future success depend on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Growth of EV adoption

Allego’s revenue growth is directly tied to the adoption and continued acceptance and usage of passengers and commercial EVs, which we believe drives the demand for charging infrastructure and charging services. Even though the EV market has grown rapidly in recent years, future growth is not guaranteed. Factors affecting the adoption of EVs include but are not limited to: perceptions about EV features, quality, safety, performance and cost; perceptions about the limited range over which EVs may be driven on a single battery charge; availability of services for EVs; consumers’ perception about the convenience, speed and cost of EV charging; volatility in the price of gasoline and diesel; and the availability, cost and desirability of other alternative fuel vehicles and plug-in hybrid electric vehicles.

In addition, macroeconomic factors could impact demand for EVs, particularly since EVs can be more expensive than traditional gasoline-powered vehicles. The uncertainty of the current geopolitical situation in Europe, including the military conflict in the Ukraine, and the volatility in oil and natural gas supply could drive this demand further. The current macroeconomic situation could also impact the supply of EVs given the sharp increase of required commodities in EV battery manufacturing such as copper and nickel. These factors may increase prices for EV cars more compared to traditional gasoline-powered vehicles.

EV driver’s usage patterns

Allego’s revenues are driven by EV drivers’ driving and charging behaviors. The EV market is still developing and current behavioral patterns may not be representative of future behaviors. Key behavioral shifts may include but are not limited to: annual vehicle miles traveled, preferences for urban, suburban or exurban locations, preferences for public or private fast charging, preferences for home or workplace charging, demand from rideshare or urban delivery services, and the emergence of autonomous vehicles, micro mobility and mobility as-a-service platforms requiring EV charging services.

Competition

The EV market has become significantly more competitive in recent years. The principal factors on which industry participants compete include charger count, locations and accessibility; location visibility, including on digital platforms; charger connectivity to EVs and ability to charge all standards; speed of charging relative to expected vehicle dwell times at the location; network reliability, scale and local density; software-enabled services offering and overall customer experience; operator brand, track record and reputation; and pricing. Existing competitors may expand their product offerings and sales strategies and new competitors can enter the market. Allego intends to maintain its market share over time relative to the overall growth of EV adoption. If Allego’s market share decreases due to increased competition, its revenue and ability to generate profits in the future may be impacted.

Technology risks

The EV market is a fast-developing market which is susceptible to technology changes. Allego relies on numerous internally developed software technologies (EVCloudTM, SmoovTM and AllamoTM) to operate its network and generate earnings. The ability of Allego to continue to integrate its technology stack with technological advances in the wider EV ecosystem including EV model characteristics, charging standards, charging hardware, software and battery chemistries will determine Allego’s sustained competitiveness in offering charging services. There is a risk that some or all of the components of the EV technology ecosystem become obsolete and Allego will be required to make significant investment to continue to effectively operate its business. Allego’s management believes their business model is well-positioned to enable Allego to effectively operate and allow the business to remain competitive regardless of long-term technological shifts.

Supply and price of electricity risks

Macro-economic factors regarding the supply side of EV charging equipment could negatively influence revenues of Allego. The fast-growing demand in EV driving results in increased demand on the supply side, which may cause supply chain disruptions. If Allego experiences problems meeting the increasing demands for charging equipment due to these supply chain disruptions, its revenue growth could be negatively impacted.

Allego provides electricity directly on its own chargers. Allego needs to procure this energy from the power markets in Europe. The price of electricity is highly volatile and has direct impact on the gross margin of Allego’s charging revenue. Allego has developed an energy platform to be able to diversify its supply from different sources from utilities, suppliers, power market directly and generating renewable assets. As a result of the war in Ukraine the price of gas has increased sharply, thereby increasing the demand on the European power markets with corresponding constraints in supply. This supply and demand imbalance has recently caused record increases in the price of electricity in Europe. Despite the mitigation actions we take with electricity price increases of our charging stations and our expectations that we will secure long-term power purchase agreements with renewable power on multi-year terms, we are not hedged completely and we can be then materially impacted by the high cost of electricity.

COVID-19

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears, market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and has led to reduced economic activity. The spread of COVID-19 has created supply chain disruptions for vehicle manufacturers, suppliers and hardware manufacturers, as well as impacted the capacities of installers. Any sustained downturn in demand for EVs would harm Allego’s business despite its historical growth.

Allego has modified its business practices since the start of the COVID-19 pandemic by recommending that all non-essential personnel work from home and cancelling or reducing physical participation in sales activities, meetings, events and conferences with only on-line engagements. Allego has also implemented additional safety protocols for essential workers and implemented cost cutting measures in order to reduce its operating costs, and may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by COVID-19 or otherwise be satisfactory to government authorities. If significant portions of Allego’s workforce in the future are unable to work effectively, due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, its operations will be negatively impacted. Furthermore, if significant portions of its customers’ or potential customers’ workforces are subject to stay-at-home orders or otherwise have substantial numbers of their employees working remotely for sustained periods of time, user demand for EV charging sessions and services may decline.

The results for the year ended December 31, 2021 have been impacted by COVID-19. During the first quarter of 2021, traffic by EV-drivers and consumed energy levels declined as a result of COVID-19 lockdown measures imposed by governments throughout Europe. As COVID-19 lockdown measures eased, traffic by EV-drivers and consumed energy levels increased. The impact on the Group’s charging revenues correlates with these trends. Charging revenue recovered throughout the remainder of the first half-year of 2021, which continued in the second half-year of 2021 and further in the first half-year 2022. The results for the six months ended June 30, 2022 have not been impacted by COVID-19 to the same extent as previous periods. As COVID-19 lockdown measures eased, traffic by EV-drivers and consumed energy levels increased. The impact on the Group’s charging revenues correlates with these trends. Charging revenue recovered throughout the first half-year of 2022 compared to their 2021 level. However, the prospects and results of operations will depend on future developments. Future developments are highly uncertain and cannot be predicted. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors and business partners to perform, including third-party suppliers’ ability to provide components and materials used for Allego’s charging stations or in providing installation or maintenance services. Even after the COVID-19 pandemic has subsided, Allego may continue to experience an adverse impact on its business as a result of its global economic impact, including any recession that has occurred or may occur in the future that will have an impact on the growth of EV usage and so in the growth of EV charging demand.

Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for Allego’s charging points network and services.

Key Performance Indicators

Allego regularly reviews a number of metrics to evaluate its business, measure its progress and make strategic decisions. EBITDA, Operational EBITDA and free cash flow, which are non-IFRS measures, are currently utilized by management and may be used by our investors and competitors to assess performance. See the section entitled “—Non-IFRS Financial Measures.”

Management also reviews utilization rates, which are defined as the number of charging sessions per charging point per day divided by a maximum number of charging sessions per charger per day of 50 (for the ultra-fast charging pole). Allego uses utilization rates to track profitability of the applicable charging point, to make comparisons to its business plan, and also to evaluate when it may want to consider adding charging poles to a given site to avoid increased wait times. Gathering information on utilization rates also enables Allego to improve its forecasting abilities in the future.

Allego believes these measures assist its investors in gaining a meaningful understanding of its performance. Because not all companies use identical calculations or definitions, Allego’s presentation of these key performance indicators, including non-IFRS measures, may not be comparable to other similarly titled measures of other companies.

Utilization Rate

The following table represents the overall utilization rate (which includes slow, fast and ultra-fast chargers) of Allego’s charging network for the for the six months ended June 30, 2022 and 2021 and for the years ended December 31, 2021 and 2020.

	For the six months ended June 30,		For the year ended December 31,
(in € million)	2022	2021	2021	2020
Utilization rate	9.47%	6.03%	6.90%	5.34%

During the six months ended June 30, 2022, the utilization rate increased as compared to the six months ended June 30, 2021 due to an increase in the number of charging sessions on all charger types.

In the year ended December 31, 2021, the utilization rate increased when compared to the same period in 2020 primarily due to the waning impact of COVID-19 on demand for EV charging as discussed above and an increase in EV usage which is a key driver of demand for EV charging. The increase in utilization rate was slightly offset by the installation of new charging equipment, which has a lower expected utilization rate when compared to existing charging equipment.

Key Components of Results of Operations

Revenue

Allego’s revenues are generated across various revenue streams. The majority of Allego’s revenue is generated from charging sessions on its charging points and the sale and installation of charging equipment. Charging sessions revenue includes the revenues related to charging sessions at charging equipment owned by Allego or corporate third-parties. Allego also supplies electricity to owners and drivers of electric vehicles which use a charge card issued by an MSP or credit card to pay for these services. Agreements related to the sale and installation of charging equipment are arranged via a development contract under which Allego purchases and installs charging equipment at the relevant location. In addition, Allego generates revenues from the operation and maintenance of charging equipment and lastly, Allego generates revenue from consulting services.

Cost of sales (excluding depreciation and amortization expenses)

Cost of sales represents the electricity cost for the charging revenues which is billed to Allego by utility companies. Cost of sales related to development contracts consists of the cost of charging equipment and the third-party service cost for the installation services including the establishment of the grid connection. Cost of sales related to the operations and maintenance contracts mainly consists of the third-party service cost.

Gross profit and gross margin

Gross profit is revenue less cost of sales. Gross margin is gross profit (loss) as a percentage of revenue.

Other income

Other income consists of government grants, income from the sale of certificates (linked to CO2 emission offsets), the net gain or loss on the disposal of property, plant and equipment, sublease rental income, fair value gains/(losses) on derivatives (purchase options) and other items. Government grants are related to the development of the EV charging infrastructure networks in the EU and represent the reimbursement of incurred expenses. Certificates in the Netherlands (called “HBE”) are issued by a Dutch government agency and are part of a program to stimulate the use of energy efficient and clean transportation. Allego is periodically granted a certificate based on the number of kWh of green energy that has been sold to customers. A similar mechanism is in place in Germany. Allego sells such certificates to companies that are required to offset their use of non-green energy through a brokerage. Fair value gains/(losses) on derivatives (purchase options) relate to MOMA and Mega-E purchase options. Other items mainly relate to reimbursements from (energy) network operators with respect to the power grid connections used. At the end of the year, Allego is reimbursed based on the actual usage of grid connections.

Selling and distribution expenses

Selling and distribution expenses relate to Allego’s sales function and mainly comprise employee benefits, depreciation charges, marketing and communication costs, housing and facility costs, travelling costs and other selling and distribution expenses.

General and administrative expenses

General and administrative expenses relate to Allego’s support functions and mainly comprise employee benefits, depreciation, amortization and impairment charges, IT costs, housing and facility costs, travelling costs, fees incurred from third parties and other general and administrative expenses.

Operating loss

Operating loss consists of Allego’s gross profit less other income, selling and distribution expenses and general and administrative expenses.

Finance costs

Finance costs primarily consist of interest expenses on senior debt facility and shareholder loans, including the interest on lease liabilities and provisions, exchange differences and fair value gains and losses on derivatives and warrants.

Loss before income tax

Loss before income tax consists of Allego’s operating loss plus finance costs.

Income tax

Income tax represents the expected tax payable or recoverable on the taxable profit or loss for the period, using tax rates enacted for the period.

Loss for the year

Loss for the year consists of Allego’s loss before income tax plus its income tax.

Results of Operations

Results of operations for the six months ended June 30, 2022 compared to the six months ended June 30, 2021

The following table summarizes Allego’s historical results of operations for the six months ended June 30, 2022 and 2021:

	For the six months ended June 30,		Period-over-Period Change For the six months ended June 30, 2022 to 2021
(in € million)	2022	2021	Change (€)	Change (%)
Revenue from contracts with customers	50.7	20.4	30.3	148.3
Cost of sales (excluding depreciation and amortization expenses)	(41.2)	(13.7)	27.5	200.7
Gross profit	9.5	6.7	2.8	41.2
Other income	9.0	2.6	6.4	252.2
Selling and distribution expenses	(1.7)	(1.1)	(0.6)	48.6
General and administrative expenses	(278.9)	(144.0)	(134.9)	93.6
Operating loss	(262.1)	(135.8)	(126.3)	93.0
Finance costs	15.2	(7.3)	22.5	(309.0)
Loss before income tax	(246.9)	(143.1)	(103.8)	72.5
Income tax	(0.2)	(0.6)	0.4	(73.0)
Loss for the period	(247.1)	(143.7)	(103.4)	71.9

The revenue from contracts with customers is further specified below:

	For the six months ended June 30,		Change	Change
(in € million)	2022	2021	€	%
Type of goods or service
Charging sessions	24.0	11.0	13.0	118.0
Service revenue from the sale of charging equipment	18.4	4.3	14.1	326.3
Service revenue from installation services	6.0	3.7	2.3	61.5
Service revenue from operation and maintenance of charging equipment	1.8	1.4	0.4	30.8
Service revenue from consulting services	0.5	—	0.5	n.a.
Total revenue from external customers	50.7	20.4	30.3	148.3

Revenue

Revenue was €50.7 million for the six months ended June 30, 2022 compared to €20.4 million for the six months ended June 30, 2021. Revenue increased by €30.3 million, or 148.3%.

Charging sessions revenue for the six months ended June 30, 2022 increased by €13.0 million, or 118.0%, to €24.0 million compared to €11.0 million for the six months ended June 30, 2021. The increase was due to a 31.8% increase in charging points as well as an increase in the utilization of the chargers. As of June 30, 2022, Allego operated charging stations predominantly in the Netherlands, Belgium, Germany and the United Kingdom. The charging stations installed pre-2022 have seen an increase in charging sessions which contributed to the charging revenue increase. The stations installed after June 30, 2021 led to a revenue increase of

€2.4 million compared to the revenue for the six months ended June 30, 2021. Furthermore, the average revenue per session for the six months ended June 30, 2022 increased by 12.3% compared to the same period in 2021, which was caused by the increased average blended charging price and kWh consumption per session. The consumption increase is caused by a growing number of new cars with extended battery capacity being sold during the period.

Service revenue increased for all service related revenue streams. Service revenue from the sale of charging equipment for the six months ended June 30, 2022 increased by €14.1 million, or 326.3%, to €18.4 million compared to €4.3 million for the six months ended June 30, 2021. Service revenue from installation services increased by €2.3 million, or 61.5%, from €3.7 million for the year ended June 30, 2021 to €6.0 million for the year ended June 30, 2022. Service revenue from operation and maintenance of charging equipment increased by €0.4 million, or 30.8%, from €1.4 million for the year ended June 30, 2021 to €1.8 million for the year ended June 30, 2022. Lastly, service revenue from consulting services increased by €0.5 million, from €nil for the year ended June 30, 2021 to €0.5 million for the year ended June 30, 2022.The overall increase in service revenue was mainly driven by increased service revenue from our EV cars partnership with Carrefour. The consulting revenue increased as a result of the acquisition of MOMA.

Cost of sales (excluding depreciation and amortization expenses)

Cost of sales for the six months ended June 30, 2022 increased by €27.5 million, or 200.7%, to €41.2 million compared to €13.7 million for the six months ended June 30, 2021. The increase in cost of sales is predominantly due to the increase in revenue.

During 2022, Allego continued to expand its portfolio of chargers, which led to a decrease in the cost per session due to the fixed maintenance costs being divided over a larger number of chargers and a larger number of charging sessions. However, this positive impact was offset because the cost of sales increased at a faster pace than revenue. This is due to increased energy costs and the mix of projects for the first half of 2022 being different from the same period in 2021 when higher gross margin projects were completed.

Gross profit and gross margin

Gross profit for the six months ended June 30, 2022 increased by €2.8 million, or 41.2%, to €9.5 million compared to €6.7 million for the six months ended June 30, 2021. Despite the increase in gross profit, which is driven by the overall increase in revenue, the gross margin for the six months ended June 30, 2022 of 18.7% decreased compared to the gross margin recorded for the six months ended June 30, 2021 of 32.9%. This is due to the period over period increase in cost of sales, increased energy costs and fluctuations in the marginality of the projects as detailed above.

Other income

Other income for the six months ended June 30, 2022 increased by €6.4 million, or 252.2%, to €9.0 million compared to €2.6 million for the six months ended June 30, 2021. The increase in other income is mostly due to a €2.9 million increase in sale of certificates as well as an increase in fair value gains on derivative purchase options of €3.6 million.

Selling and distribution expenses

Selling and distribution expenses for the six months ended June 30, 2022 increased by €0.6 million, or 48.6%, to €1.7 million compared to €1.1 million for the six months ended June 30, 2021. The increase is primarily attributable to increased wages and salaries expense.

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2022 increased by €134.9 million, or 93.6% to €278.9 million compared to €144.0 million for the six months ended June 30, 2021. The increase in general and administrative expenses is mostly due to €159.3 million share-based payment expenses related to the Business Combination Agreement.

Operating Loss

Operating loss for the six months ended June 30, 2022 increased by €126.3 million, or 93.0% to €262.1 million compared to €135.8 million for the six months ended June 30, 2021. The increase in operating loss is mostly due to higher general and administrative expenses as detailed above.

Finance costs

Finance costs for the six months ended June 30, 2022 decreased by €22.5 million, or 309.0%, to a gain of €15.2 million compared to a loss of €7.3 million for the six months ended June 30, 2021. The decrease in finance costs is mostly due to a fair value gain on private placements warrants and public warrants of €7.1 million and €14.5 million, respectively.

Loss before income tax

Loss before income tax for the six months ended June 30, 2022 increased by €103.8 million, or 72.5% to €246.9 million compared to €143.1 million for the six months ended June 30, 2021. Although revenue increased for the six months ended June 30, 2022, this is offset by increased cost of sales and general and administrative expenses as explained above, resulting in an increased loss before income tax.

Income tax

For the six months ended June 30, 2022 Allego realized profits on its operations in Denmark, France, Germany, Sweden, Italy, Spain, Norway and Portugal, which are taxable under the respective local tax laws. Therefore, Allego has recorded an income tax expense of €0.2 million with respect to its profits in abovementioned countries. The decrease in income tax expense of €0.4 million or 73.0% when compared to the six months ended June 30, 2021 income tax of €0.6 million is due to the effect of the intercompany transfer pricing model within the Group, under which the operational activities in the local jurisdictions are remunerated on either a fixed Cost-Plus or Return-on-Sales basis.

Loss for the period

Loss for the six months ended June 30, 2022 increased by €103.4 million, or 71.9% to €247.1 million compared to €143.7 million for the six months ended June 30, 2021 due to all factors described above.

Results of operations for the year ended December 31, 2021 compared to the year ended December 31, 2020

The following table summarizes Allego’s historical results of operations for the years ended December 31, 2021 and 2020:

	For the year ended December 31,		Period-over-Period Change For the year ended December 31, 2021 to 2020
(in € million)	2021	2020	Change (€)	Change (%)
Revenue from contracts with customers	86.3	44.2	42.1	95
Cost of sales (excluding depreciation and amortization expenses)	(61.1)	(31.0)	(30.1)	97
Gross profit	25.2	13.2	12.0	91
Other income	10.9	5.4	5.5	102
Selling and distribution expenses	(2.5)	(3.9)	1.4	(36)
General and administrative expenses	(337.5)	(47.5)	(290.0)	611
Operating loss	(303.9)	(32.8)	(271.1)	827
Finance costs	(15.4)	(11.3)	(4.1)	36
Loss before income tax	(319.3)	(44.1)	(275.2)	624
Income tax	(0.4)	0.7	(1.1)	(157)
Loss for the year	(319.7)	(43.4)	(276.3)	638

The revenue from the contracts with customers is further specified below:

	For the year ended December 31,		Change	Change
(in € million)	2021	2020	€	%
Type of goods or service
Charging sessions	26.1	14.9	11.2	75
Service revenue from the sale of charging equipment	37.3	15.2	22.1	145
Service revenue from installation services	19.5	12.3	7.2	59
Service revenue from operation and maintenance of charging equipment	3.4	1.9	1.5	79
Total revenue from external customers	86.3	44.2	42.1	95

Revenue

Revenue was €86.3 million for the year ended December 31, 2021 compared to €44.2 million for the year ended December 31, 2020. Revenue increased by €42.1 million, or 95%.

Charging sessions revenue for the year ended December 31, 2021 increased by €11.2 million, or 75%, to €26.1 million compared to €14.9 million for the year ended December 31, 2020. The increase was due to an increase in charging points as well as an increase in the utilization of the chargers. As at December 31, 2021, Allego operated charging stations predominantly in the Netherlands, Belgium, Germany and the United Kingdom. The charging stations installed during 2021 led to a revenue increase of €2.2 million compared to the revenue for the year ended December 31, 2020. Furthermore, the average revenue per session for the year ended December 31, 2021 increased by 5%, which is caused by the increased average kWh consumption per session. The consumption increase is caused by an increase in the number of charging sessions and an increase in the average duration of charging sessions, driven by the growing number of new cars with extended battery capacity being sold during the period. The increase in average revenue per session is also due to higher sales prices per kWh on ultra-fast and fast chargers compared to slow chargers. The remaining increase is due to an increase in charging sessions at the charging points installed pre-2021.

Service revenue increased across all revenue streams. Service revenue from the sale of charging equipment for the year ended December 31, 2021 increased by €22.1 million, or 145%, to €37.3 million compared to

€15.2 million for the year ended December 31, 2020. Service revenue from installation services increased by €7.2 million, or 59%, to €19.5 million for the year ended December 31, 2021 from €12.3 million for the year ended December 31, 2020. Service revenue from operation and maintenance of charging equipment was €3.4 million for the year ended December 31, 2021, compared to €1.9 million for the year ended December 31, 2020, an increase of €1.5 million, or 79%. The increase in service revenue was primarily due to a strong growth in demand for BtoB charging solutions and the continued development of the Mega-E roll out over Europe, which entails creating charging infrastructure in a larger part of Europe. New contracts entered into during the year included a contract for the installation of five HPC locations along France’s A355 highway, a strategic partnership with Casino Group to develop and install over 250 HPC locations at 36 hypermarkets in France, a strategic partnership with Van der Valk Hotels to install HPC locations at more than 50 of their hotels in the Netherlands and Belgium, an agreement with REWE Nord to build more than 100 fast charging sites across their locations in Germany and a partnership with Carrefour for the development of over 200 charging locations across France.

Cost of sales (excluding depreciation and amortization expenses)

Cost of sales for the year ended December 31, 2021 increased by €30.1 million, or 97%, to €61.1 million compared to €31.0 million for the year ended December 31, 2020. The increase in cost of sales is substantially due to the increase shown for all revenue streams.

During the year ended December 31, 2021, Allego continued to expand its portfolio of chargers, which led to a decrease in the cost per session due to the maintenance costs being divided over a larger number of chargers and a larger number of charging sessions. Additionally, there was a positive impact to cost of sales because the cost of sales increased at a slower pace than revenue. This is due to the mix of projects for 2021 being different than for 2020 as several high gross margin projects were completed in 2021. However, this positive impact was offset due to increases in energy prices throughout Europe, especially in the second half year of 2021, which affects the cost of sales of revenue from charging sessions.

Gross profit and gross margin

Gross profit for the year ended December 31, 2021 increased by €12.0 million, or 91%, to €25.2 million compared to €13.2 million for the year ended December 31, 2020. While the increase in gross profit is driven by the overall increase in revenue, the gross margin for the year ended December 31, 2021 of 29% has decreased compared to the gross margin for the year ended December 31, 2020 of 30%. Although there has been an increase in gross margin due to the relative increase of specific revenue streams with higher gross margins as a percentage of total revenue, this effect is offset by a greater increase in cost of sales of revenue from charging sessions due to the increase in energy prices.

Other income

Other income for the year ended December 31, 2021 increased by €5.5 million, or 102%, to €10.9 million compared to €5.4 million for the year ended December 31, 2020. The increase in other income is mostly due to a €2.9 million fair value gain on purchase option derivatives and a €3.0 million increase in the income generated from the sale of HBE certificates.

Selling and distribution expenses

Selling and distribution expenses for the year ended December 31, 2021 decreased by €1.4 million, or 36%, to €2.5 million compared to €3.9 million for the year ended December 31, 2020. The decrease is primarily attributable to reduced employee benefits expenses resulting from a restructuring plan which streamlined Allego’s operations. Implementation of the restructuring plan started in 2020.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2021 increased by €290.0 million, or 611% to €337.5 million compared to €47.5 million for the year ended December 31, 2020. The increase in general and administrative expenses is mostly due to € 291.8 million (2020: €7.1 million) share-based payment expenses for shares which were granted to an external consulting firm in the year ended December 31, 2020. €202.2 million (2020: €4.7 million) of these costs are recognized as legal, accounting and consulting fees and €89.6 million (2020: €2.4 million) of these costs are recognized as employee benefit expenses.

Operating Loss

Operating loss for the year ended December 31, 2021 increased by €271.1 million, or 827% to €303.9 million compared to €32.8 million for the year ended December 31, 2020. The increase in operating loss is mostly due to higher share-based payment expenses.

Finance costs

Finance costs for the year ended December 31, 2021 increased by €4.1 million, or 36% to €15.4 million compared to €11.3 million for the year ended December 31, 2020. The increase in finance costs is mostly due to increasing interest expenses on shareholder loans due to accruing interest and increasing interest expenses on senior debt, as additional drawdowns were completed during the year ended December 31, 2021.

Loss before income tax

Loss before income tax for the year ended December 31, 2021 increased by €275.2 million, or 624% to €319.3 million compared to €44.1 million for the year ended December 31, 2020. Additionally, other income increased for the year ended December 31, 2021 compared to the year ended December 31, 2020. However, this increase in other income is offset by increased finance costs and general and administrative expenses resulting in an increased loss before income tax. The interest expenses on shareholder loans increased due to compounding interest. The interest on the senior debt facility increased due to additional drawdowns completed during the year ended December 31, 2021. The general and administrative expenses increased due to the increase in share-based payment expenses.

Income tax

For the year ended December 31, 2020 Allego recognized a deferred tax asset in Germany as it expected to realize taxable profits in the future, which resulted in a positive tax impact of €0.7 million. For the year ended December 31, 2021 Allego recognized a deferred tax asset for its operations in Belgium as it expected to realize future taxable profits in the future. However, this was offset by the decrease in the deferred tax asset for its German operations as part of the previously recognized asset was utilized in 2021. For the year ended December 31, 2021, Allego realized profits on its operations in France, Norway and Sweden. Therefore, Allego recorded an income tax expense of €0.2 million with respect to its profits in these countries. This resulted in a total tax impact of €0.4 million. This resulted in a change in income taxes of €1.1 million, or 157% compared to the year ended December 31, 2020.

Loss for the year

Loss for the year ended December 31, 2021 increased by €276.3 million, or 638% to €319.7 million compared to €43.4 million for the year ended December 31, 2020. The increase was driven by the factors explained above.

Going Concern, Liquidity and Capital Resources

The Group’s scale of operations

The Group’s strategy requires significant capital expenditures, as well as investments in building the Group’s organization aimed at increasing the scale of its operations. Start-up losses are inherently associated with the business as charging points need to become known to users. As a result, the Group incurred losses during the first years of its operations and expects to continue to incur losses in the next twelve to eighteen months. Therefore, the Group relies heavily on financing from its existing shareholder and banks to finance its operations and scale-up the business. Further envisioned growth, in line with the Group’s strategy, will require additional significant investments.

Financial position of the Group

As of June 30, 2022, the losses incurred during the first years of its operations were offset by equity contributions from 2022 and resulted in a positive equity of €97.6 million (December 31, 2021: negative €76.6 million) and cash and cash equivalents of €29.8 million (December 31, 2021: €24.7 million). The Group’s operations have been funded by borrowings from the Company’s shareholders and banks, as well as the proceeds from the Business Combination. In the interim condensed consolidated statement of financial position as of June 30, 2022, the carrying value of the borrowings amounts to €114.6 million (December 31, 2021: €213.1 million).

Impact of COVID-19

The results for the six months ended June 30, 2022 have been not been impacted by COVID-19 to the same extent as previous periods. As COVID-19 lockdown measures eased, traffic by EV-drivers and consumed energy levels increased. The impact on the Group’s charging revenues correlate with these trends. Charging revenue recovered throughout the first half-year of 2022 compared to the 2021 level.During the six months ended June 30, 2022 and 2021, the Group did not receive COVID-19 related government support or any COVID-19 related rent concessions.

Financing

On May 27, 2019, the Group entered into a senior debt bank facility (the “facility”), totaling €120 million, with Société Générale and KommunalKredit (the “lenders”). During the year ended December 31, 2021, the Group completed three drawdowns on the facility for a total amount of €44.3 million. As a result of these drawdowns, the Group has utilized the maximum amount of credit as allowed under the facility as of December 2, 2021. The facility, which will expire in May 2026, includes loan covenants based on increasing performance criteria related to EBITDA, revenue and interest expenses determined in accordance with Dutch GAAP. As the Group recently transitioned to IFRS, the loan covenants may be revisited with the lenders as per the facility agreement.

For all reporting periods presented, the Group met its covenants that were determined in accordance with Dutch GAAP and as disclosed in Note 14 of the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2022. The Group has analyzed the covenants based on its forecasted period of 12 months after June 30, 2022 and expects to continue to meet the increasing performance criteria outlined in the prevailing loan covenants. The Group notes that there is uncertainty with achieving its forecast and therefore compliance with the covenants in the future as there is limited headroom. In case of a breach and the borrowings become on-demand the Group expects to have access to mitigating actions by negotiating waivers based on discussions with the banks and historical results of obtaining waivers and the good relationships with the banks. In addition, on July 28, 2022, the Group has expanded its existing €120.0 million senior debt facility by an additional €50.0 million through and accordion feature with Société Générale and KommunalKredit Austria (KA). Additionally, the Group has received a waiver such that the Group is no longer required to pledge an amount of bank balances. In the original agreement, these bank balances were required to be pledged to secure the payment of interest and commitment fees. Consequently, these bank balances are at the free disposal of the Group. As at June 30, 2022, the amount of pledged bank balances amounted to €13 million. Under the original terms the senior debt facility expires in May 2026. However, the Group is seeking a new expanded financing package.

In addition, the Company’s previous sole shareholder had issued loans to the Group. The principal and accrued interest of the shareholder loans were converted to equity as part of the completion of the Business Combination on March 16, 2022. A new shareholder loan was recognized in 2022 as a result of the consolidation of Mega-E following the related purchase option becoming substantive as a result of the Business Combination.

The Group completed the Business Combination on March 16, 2022. The completion of the merger yielded in proceeds of €146.0 million. These proceeds were received in exchange of Allego shares that were issued with respect to the common stock PIPE offering and cash held in trust by Spartan after redemptions. The Group continues to seek for additional funding solutions to accelerate future growth and expansion.

Refer to Note 14 of the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2022 for information on the terms and conditions of the senior debt bank facility and the shareholder loans and for information on loan covenants related to the senior debt bank facility.

Liquidity forecasts

Management prepares detailed liquidity forecasts and monitors cash and liquidity forecasts on a continuous basis. The liquidity forecast incorporates current cash levels, revenue projections and a detailed capital expenditures and operating expenses budget. Cash flows are monitored closely, and the Group invests in new stations, chargers and grid connections only if the Group has secured financing for such investments. These forecasts reflect potential scenarios and management plans and are dependent on securing significant contracts and related revenues. The liquidity forecasts incorporate any (new) potential impact from the COVID-19 outbreak and are regularly updated, given the rapidly evolving nature and uncertain broader consequences of the pandemic.

The Group requires additional financing for additional development activities and operations. Management planned to finance these investments and costs with the drawdowns on its senior debt facility that were completed during the second half-year of 2021, and with the proceeds from the US public listing through a merger between the Company and Spartan that was completed in the first quarter of 2022.

As a result of the Business Combination, the Group received €146.0 million ($161.0 million10 of gross proceeds11). Refer to Note 4 of the unaudited interim condensed consolidated financial statements for the six months ended June 30, 2022 for more details on the Business Combination. As of June 30, 2022, the Group had cash and cash equivalents of €29.8 million.

The completion of the merger yielded in proceeds of €146.0 million. Since the completion of the Business Combination, the Group has funded further development activities and its operations. On June 7, 2022, the Group entered into a Share Purchase Agreement to acquire 100% of the share capital of MOMA, an unlisted software company. On June 7, 2022, the Group paid 50% of the purchase price of €60 million. On July 29, 2022, the Group has settled the second installment of €30 million, representing the remaining 50% of the total purchase price consideration payable for the acquisition in accordance with the terms of the Share Purchase Agreement. On July 27, 2022, the Group entered into a Sale and Purchase Agreement to acquire 51% of the share capital of Mega-E for a purchase consideration for the shares of €4.8 million and €11.9 million for the shareholder loan receivable between Meridiam and Mega-E. On July 29, 2022, the Group has settled the above-mentioned obligations. The Group signed a letter of intent to acquire the remaining 49% which is expected to be acquired

[10]	Translated at the EUR/USD exchange rate as at March 16, 2022.
[11]	Gross proceeds: not inclusive of transaction expenses.

before December 31, 2022. These acquisitions were financed by the proceeds from the SPAC transaction, the extension of the existing senior debt facility and a release of a commitment to maintain a cash amount.

Additionally, we will receive the proceeds from any exercise of any Warrants in cash. Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share. The aggregate amount of proceeds could be up to $158,699,402 if all Warrants are exercised for cash. We expect to use any such proceeds for general corporate purposes, which would increase our liquidity, but do not need such proceeds to fund our operations. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than $11.50 per share, we believe warrant holders will be unlikely to exercise their Warrants. As of September 29, 2022, the closing price of our Ordinary Shares was $4.52.

Prior to the extraordinary meeting of Spartan in connection with the Business Combination, holders of 54,092,418 shares of Spartan Class A Common Stock exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of $540,984,673, which represented approximately 97.99% of the total Spartan Common Stock then outstanding.

The Group will be required to seek additional financing to continue to execute its growth strategy and business plan in the long-term. Securing additional funding — by raising additional equity or debt financing — is important for the Group’s ability to continue as a going concern. However, there is no assurance that the Group will be able to raise additional equity or debt financing on acceptable terms, or at all.

The Group expects to be able to meet its financing requirements in the short-term using the additional financing received on its existing senior debt bank facility that were completed during the second half-year of 2022 and its cash flows from operations in line with its liquidity forecasts. In the long-term, the Group expects to be able to secure its financing requirements through additional external bank financing and a potential new capital raise. Therefore, the interim condensed consolidated financial statements have been prepared under the assumption that the Group operates on a going concern basis.

The Total Resale Shares being offered for resale in this prospectus represent approximately 24.9% of our current total outstanding Ordinary Shares. The Total Resale Shares represent a substantial percentage of our total outstanding Ordinary Shares as of the date of this prospectus. The securities being offered in this prospectus represent in aggregate approximately 30.1% of the total outstanding Ordinary Shares. So long as the registration statement of which this prospectus forms a part is effective, the sales of securities being offered in this prospectus could result in a significant decline in the public trading price of our Ordinary Shares.

Cash flows

The cash flows for the six months ended June 30, 2022 and for the year ended December 31, 2021 are presented below and compared with the cash flows for the six months ended June 30, 2021 and year ended December 31, 2020 respectively:

	Six months ended June 30,		Year ended December 31,
(in € million)	2022	2021	2021	2020
Cash flows used in operating activities	(95.4)	(16.1)	(9.2)	(34.4)
Cash flows used in investing activities	(41.8)	(8.9)	(15.4)	(15.3)
Cash flows provided by (used in) financing activities	142.4	22.8	41.0	36.7
Net increase (decrease) in cash and cash equivalents	5.1	(2.2)	16.4	(13.0)

Cash flows used in operating activities

Cash used in operating activities for the six months ended June 30, 2022 was €95.4 million compared to cash used in operating activities of €16.1 million during the six months ended June 30, 2021.

During the six months ended June 30, 2022, the cash used in operating activities primarily consisted of a net loss before income tax of €246.9 million, reduced by non-operating elements of €232.7 million, an increase in net operating assets of €77.4 million, interest paid of €3.5 million and income taxes paid of €0.3 million. The most important non-operating elements relate to finance costs, fair value gains on public and private warrants, fair value gain on derivatives, share-based payment expenses and depreciation and amortization costs of €6.1 million, €21.7 million, €3.9 million, €241.3 million and €10.8 million, respectively. The increase in net operating assets was due to an increase of €24.4 million in trade and other receivables, contract assets, prepayments and other assets, an increase of €8.0 million in inventory, an increase of €1.0 million in other financial assets, a decrease in trade and other payables and contract liabilities of €43.9 million and a decrease in provisions of €0.1 million.

During the six months ended June 30, 2021, the cash used in operating activities primarily consisted of a net loss of €143.1 million, reduced by non-operating elements of € 134.5 million, an increase in net operating assets of €4.6 million, interest paid of €2.7 million and income taxes paid of €0.2 million. The primary non-operating elements relate to finance costs, share-based payment expenses and depreciation and amortization costs of €6.9 million, €121.9 million and €5.7 million respectively. The increase in net operating assets was mainly due to an increase of €23.1 million in trade and other receivables, contract assets, prepayments and other assets, an increase in other financial assets of €2.0 million and a decrease in provisions of €0.3 million. This is partially offset by an increase in trade and other payables and contract liabilities of €21.1 million.

During the year ended December 31, 2021, the cash used in operating activities primarily consisted of a net loss before income tax of €319.3 million, reduced by non-operating elements of €316.2 million, an increase in net operating assets of €21.5 million, interest paid of €6.0 million and income taxes paid of €0.3 million. The most important components of non-operating elements relate to finance costs, share-based payment expenses, fair value gains/(losses) on purchase options derivatives and depreciation, amortization and (reversal of) impairments of €15.3 million, €291.8 million, negative €2.9 million and €11.7 million, respectively. The increase in net operating assets was mainly due to an increase of €21.3 million in trade and other receivables, contract assets and prepayments and a decrease of €28.6 million in trade and other payables and contract liabilities. This was partially offset by a decrease in inventory and other financial assets of €6.9 million and an increase in provisions of €0.2 million.

During the year ended December 31, 2020, the cash used in operating activities primarily consisted of a net loss before income tax of €43.9 million, reduced by non-operating elements of €28.7 million, an increase in net operating assets of €14.7 million and interest paid of €4.5 million. The most important corrections for non-operating elements relate to finance costs, share-based payment expenses and depreciation and amortization costs of €11.3 million, €7.1 million and €10.3 million, respectively. The increase in net operating assets was mainly due to an increase of €14.2 million in trade and other receivables, contract assets and prepayments and a decrease of €4.3 million in trade and other payables and contract liabilities. This is partially offset by a decrease in inventory and other financial assets of €3.7 million and an increase in provisions of €0.1 million.

Cash flows used in investing activities

Cash used in investing activities for the six months ended June 30, 2022 was €41.8 million compared to cash used in investing activities of €8.9 million during the six months ended June 30, 2021. The period-over-period increase was primarily due to cash outflows related to the acquisition of MOMA of €28.7 million and due to an increase in the purchases of intangible assets of €1.3 million. This was partially offset by a decrease in the purchases of property, plant and equipment of €2.9 million, a net cash inflow of €0.9 million related to the acquisition of Mega-E and a decrease in payments of derivative premiums of €1.5 million.

Cash used in investing activities for the year ended December 31, 2021 was €15.4 million compared to cash used in investing activities of €15.3 million during the year ended December 31, 2020. The year-over-year decrease was primarily due to a decrease in purchases of property, plant and equipment of €7.0 million and decrease in proceeds from investment grants of €1.5 million. This was partially offset by an increase in the purchases of intangible assets of €4.0 million as well as an increase in the payment of purchase option premiums of €1.5 million.

Cash flows provided by financing activities

Cash from financing activities for the six months ended June 30, 2022 was €142.4 million compared to cash from financing activities of €22.8 million during the six months ended June 30, 2021. The period-over-period increase was primarily due to an increase in proceeds from issuing equity instruments of €146.1 million. This was partially offset by an increase in the payment of principal portion of lease liabilities of €1.9 million.

Cash from financing activities for the year ended December 31, 2021 was €41.0 million compared to cash from financing activities of €36.7 million during the year ended December 31, 2020. The year-over-year increase was primarily due to an increase in proceeds from borrowings of €6.0 million. This was partially offset by an increase in the payment of principal portion of lease liabilities of €1.5 million and an increase in the payment of transaction costs of €0.1 million.

Contractual Obligations and Commitments

Significant expenditures for charging stations and charging infrastructure contracted for, but not recognized as liabilities, as at June 30, 2022 amounted to €2.6 million (December 31, 2021: €2.3 million). Allego uses these assets either as its own charging stations (property, plant and equipment) or as charging equipment to fulfil its obligations under development contracts entered into with its customers (inventory). Allego is not a party to any other off-balance sheet arrangements.

Non-IFRS Financial Measures

This prospectus includes the following non-IFRS financial measures: “EBITDA”, “Operational EBITDA” and “free cash flow”. Allego believes EBITDA, Operational EBITDA and free cash flow are useful to investors in evaluating Allego’s financial performance. In addition, Allego uses these measures internally to establish forecasts, budgets, and operational goals to manage and monitor its business. Allego believes that these non-IFRS financial measures help to depict a more realistic representation of the performance of the underlying business, enabling Allego to evaluate and plan more effectively for the future. Allego believes that investors should have access to the same set of tools that its management uses in analyzing operating results.

Allego defines EBITDA as net income (loss) before interest expense, taxes, depreciation and amortization. Allego defines Operational EBITDA as EBITDA further adjusted for reorganization and severance costs, certain business optimization costs, lease buyouts, bonus payments to consultants, transaction costs, share-based payment expenses and fair value gains/(losses) on derivatives (purchase options). Allego defines free cash flow as net cash flow from operating activities less capital expenditures and adjusted for proceeds from investment grants.

EBITDA, Operational EBITDA and free cash flow are not prepared in accordance with IFRS and may be different from non-IFRS financial measures used by other companies. These measures should not be considered as measures of financial performance under IFRS, and the items excluded from or included in these metrics are significant components in understanding and assessing Allego’s financial performance. These metrics should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with IFRS. The following unaudited table presents the reconciliation of loss for the period, the most directly comparable IFRS measure to EBITDA and Operational EBITDA and the reconciliation of Net cash flows from/(used in) operating activities, the most directly comparable IFRS measure to free cash flow for the six months ended June 30, 2022 and 2021 as well as the years ended December 31, 2021 and 2020:

	Six months ended June 30,		Year ended December 31,
(in € million)	2022	2021	2021	2020
Loss for the period	(247.1)	(143.7)	(319.7)	(43.4)
Income tax	0.2	0.6	0.4	(0.7)
Finance costs	(15.2)	7.3	15.4	11.3
Amortization and impairment of intangible assets	1.7	1.3	2.7	3.7
Depreciation and impairment of right-of-use assets	3.0	1.0	3.4	1.8
Depreciation and impairment of property, plant and equipment	6.2	3.5	5.6	4.8
EBITDA	(251.2)	(130.0)	(292.2)	(22.5)
Fair value (gains)/losses on derivatives (purchase options)	(3.9)	(0.2)	(2.9)	—
Share-based payment expenses (share-based payment arrangements)	82.0	121.9	291.8	7.1
Share-based payment expenses (related to the Business Combination)	159.3	—	—	—
Transaction costs	7.2	4.6	11.8	—
Bonus payments to consultants	—	—	0.6	—
Lease buyouts	—	—	—	0.1
Business Optimization Costs	—	—	—	1.8
Reorganization and Severance	0.0	—	0.1	3.8
Operational EBITDA	(6.6)	(3.7)	9.2	(9.7)

Net cash flows from/(used in) operating activities	(95.4)	(16.1)	(9.2)	(34.4)
Capital expenditures	(14.2)	(9.7)	(15.6)	(18.4)
Proceeds from investment grants	0.2	2.3	1.7	3.2
Free cash flow	(109.4)	(23.5)	(23.1)	(49.6)

Critical Accounting Policies and Estimates

The discussion and analysis of Allego’s financial condition and results of operations is based upon financial statements which have been prepared in accordance with IFRS. The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosures with respect to contingent liabilities and assets at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Certain of Allego’s accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. On an ongoing basis, Allego evaluates its estimates including those related to charging station depreciable lives, impairment of financial assets, share-based compensation and the recognition of deferred tax assets. These judgments are based on Allego’s historical experience, terms of its existing contracts, evaluation of trends in the industry, information provided by its clients and information available from outside sources, as appropriate. Allego’s actual results may differ from those estimates. See Note 2 to the audited consolidated financial statements for the year ended December 31, 2021 and the unaudited interim condensed consolidated financial statements as of June 30, 2022 and June 30, 2021- included elsewhere in this prospectus for additional description of the significant accounting policies that have been followed in preparing Allego’s financial statements. The accounting policies described below are those Allego considers to be the most critical to an understanding of its financial condition and results of operations and that require the most complex and subjective management judgment.

Revenue Recognition

Allego recognizes revenue from the following activities:

•	Revenue from charging sessions;

•	Revenue from the sale of charging equipment to customers;

•	Revenue from installation services;

•	Revenue from the operation and maintenance of charging equipment owned by customers;

•	Revenue from consulting services

Charging sessions: Charging revenue, which includes electricity price and a service fee, is recognized at a point in time, at the moment of charging, when the control of electricity is transferred to the customer. Allego is acting as a principal in charging transactions as it has primary responsibility for these services and discretion in establishing the price of electricity. Allego is considered an agent in charging transactions for charging equipment owned by third-parties as Allego does not have control over electricity.

Sale of charging equipment: Allego has determined that the sale and installation of the equipment constitutes two distinct performance obligations since the integration of both performance obligations is limited, the installation is relatively straight forward, and these installation services can be provided by other suppliers as well. These separate performance obligations are both sold on a stand-alone basis and are distinct within the context of the contract. When the contract includes multiple performance obligations, the transaction price is allocated to each performance obligation based on the stand-alone selling prices. Where such stand-alone selling prices are not directly observable, these are estimated based on expected cost-plus margin. Revenue from the sale of charging equipment is recognized at a point in time when control of the charging equipment is transferred to the customer. Depending on the terms and conditions of the contract, this can be:

•	the moment when the customer has the legal title and the physical possession of the charging equipment once the delivery on premise takes place; or

•

the moment when the customer has not taken physical possession of the charging equipment and the delivery on premise has not taken place, but the customer has requested Allego to hold onto the charging equipment, and has the ability to direct the use of, and obtain substantially all of the remaining benefits from the charging equipment

Installation services: Revenue from installation of charging equipment is recognized over time. Allego uses an input method in measuring progress of the installation services because there is a direct relationship between Allego’s effort and the transfer of service to the customer. The input method is based on the proportion of contract costs incurred for work performed to date in proportion to the total estimated costs for the services to be provided.

Operation and maintenance of charging equipment: Service revenue from operation and maintenance services of charging equipment owned by customers is recognized over time. Services include the deployment of Allego’s cloud based platform to monitor chargers and charging sessions, collect, share and analyze charging data as well as the maintenance of the site. Customers are invoiced monthly, and consideration is payable when invoiced. Allego recognizes revenue only when the performance obligation is satisfied, therefore any upfront billing and payments are accounted for as an advance payment.

Consulting services: The Group recognizes revenue from providing consulting services. Revenue from providing consulting services is recognized in the accounting period in which the services are rendered. Revenue is recognized over time using the input variable method as a measure of progress. In the case of fixed-price contracts, the customer pays the fixed amount based on a payment schedule. If the services rendered by the Group exceed the payments, a contract asset is recognized. If the payments exceed the services rendered, a contract liability is recognized.

Valuation of share-based payment awards

A share-based payment arrangement is provided to an external consulting firm via a Special Fees Agreement. Information relating to this agreement between Madeleine and the consulting firm is set out in the audited consolidated financial statements. The fair value of the share-based payment arrangement granted under the Special Fees Agreement is recognized as an expense, with a corresponding decrease in retained earnings. The total amount to be expensed is determined by reference to the fair value of the share-based payment arrangement, including market performance conditions. The fair value excludes the impact of any service and non-market performance vesting conditions.

For the special fee’s arrangement, the expense is recognized over the service period. Allego may revise its estimate of the length of the service period, if necessary, if subsequent information indicates that the length of the service period differs from previous estimates. This may result in the reversal of expenses if the estimated service period is extended.

Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model and making assumptions about them. For the measurement of the fair value of equity-settled transactions with an external consulting firm under the Special Fees Agreement at the grant date, Allego uses a valuation model which takes into account how the fees payable in cash and equity instruments will depend on the equity value of Allego at the time of a future liquidity event as defined in the Special Fees Agreement. The assumptions and model used for estimating the fair value for share-based payment transactions under the Special Fees Agreement are disclosed in the audited consolidated financial statements.

Impairment of non-financial assets

At each reporting date, Allego assesses an asset or a group of assets for impairment whenever there is an indication that the carrying amounts of the asset or group of assets may not be recoverable. In such event Allego compares the assets or group of assets carrying value with its recoverable amount, which is the higher of the value in use and the fair value less costs of disposal. Allego uses a discounted cashflow (“DCF”) model to determine the value-in-use. The cash flow projections contain assumptions and estimates of future expectations. This value in use is determined using cash flow projections from financial budgets approved by senior management covering a five-year period, cash flows beyond the five-year period are extrapolated using a growth rate and the future cash flows are discounted. The value in use amount is sensitive to the discount rate used in the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes.

Recognition of deferred tax assets

Deferred tax assets are carried on the basis of the tax consequences of the realization or settlement of assets, provisions, liabilities or accruals and deferred income as planned by Allego at the reporting date. A deferred tax asset is recognized to the extent that it is probable that future taxable profit will be available for set-off. In this assessment, Allego includes the availability of deferred tax liabilities set-off, the possibility of planning of fiscal results and the level of future taxable profits in combination with the time and/or period in which the deferred tax assets are realized.

Valuation of purchase options

During the year ended December 31, 2021, Allego entered into two purchase option agreements to acquire an unlisted software company and into a purchase option agreement to acquire Mega-E. The fair value of the purchase options recorded in the consolidated statement of financial position cannot be measured based on quoted prices in active stock markets. Their fair value is therefore measured using an option pricing model, i.e. Black-Scholes pricing model. The inputs to this model are taken from observable markets where possible, but where this is not feasible, a degree of judgement is required in establishing the fair value. Judgements include considerations of inputs such as the market value of the underlying assets (i.e., spot price per share) and volatility. Changes in assumptions relating to these factors could affect the reported fair value of the purchase options.

Recent Accounting Pronouncements

See Note 2 of Allego’s consolidated financial statements included elsewhere in this prospectus for more information regarding recently issued accounting pronouncements.

Internal Control Over Financial Reporting

In connection with the preparation and audit of Allego’s consolidated financial statements as of and for the years ended December 31, 2021 and December 31, 2020 and as of and for the six months ended June 30, 2022 and 2021, material weaknesses were identified in its internal control over financial reporting. See the subsection entitled “Risk Factors.”

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Board of Directors and Executive Officers

The following table sets forth the names, ages and positions of our executive officers and directors. The business address for our directors is c/o Allego N.V., Westervoortsedijk 73 KB 6827 AV Arnhem, the Netherlands.

Name	Age	Position
Mathieu Bonnet	49	Chief Executive Officer and Director
Ton Louwers	56	Chief Financial Officer
Alexis Galley	58	Chief Technical Officer
Jane Garvey	78	Director
Christian Vollmann	44	Director
Julia Prescot	63	Director
Julian Touati	40	Director
Thomas Josef Maier	64	Director
Patrick Sullivan	61	Director
Ronald Stroman	70	Director

Mathieu Bonnet joined Allego in 2019 as Chief Executive Officer. Before Allego, he founded a group of energy companies including E6, a European energy management platform for renewable energy. Mr. Bonnet also served as Chief Executive Officer of Compagnie Nationale du Rhône (“CNR”), the second biggest hydro company in France. Prior to CNR, he worked for Electrabel in Belgium, where he was in charge of outage management, and the Ministry of Industry, where he was in charge of implementing programs for small-and-medium-size enterprise development in the Provence region. Additionally, he spent several years in the United States, working on commercial bilateral issues between the United States and France and leading programs to sustain French exports in the United States. Mr. Bonnet graduated from Ecole Polytechnique in 1993, where he ranked first in mathematics, and Ecole des Mines de Paris in 1996. He also holds a Masters of Nuclear Engineering from the Université Catholique de Louvain.

Ton Louwers has served as Chief Financial Officer of Allego since September 2021 and served as Chief Operating Officer of Allego from 2018 to 2022. Mr. Louwers previously worked for a small dredging company in the Netherlands, which he departed when he was asked to assist Alliander in the divestment of the business now operated under Allego Holding. Initially offering support to Allego’s management, Mr. Louwers soon took over as the interim Chief Financial Officer until Meridiam S.A.S (together with its subsidiaries and affiliates, “Meridiam”) closed the acquisition. He has gradually changed his focus to operations. Previously, Mr. Louwers served as Chief Financial Officer for the Nordic Division of Royal Imtech, and Chief Financial Officer for Royal Imtech’s Benelux Division. He has also served as Chief Financial Officer of the industrial service company Hertel and Chief Financial Officer for the Netherlands at Thales, in addition to numerous other positions. Mr. Louwers graduated from the University of Amsterdam and holds a Masters in Business Economics, followed by a post-graduate degree as a chartered accountant.

Alexis Galley has worked for Allego since 2019 and has been Chief Technology Officer since 2021. Before Allego, Mr. Galley worked at MOMA, a company specializing in IT software platforms, where he served as Chief Operations Officer and Chief Executive Officer, and served as the chairman of Voltalis, a spin-off of MOMA, specializing in demand response. Prior to MOMA, he was the Chief Executive Officer of Kinomai, a video tools company, and managing director in charge of e-commerce logistics for the retailer Carrefour. Mr. Galley also worked for the French Minister of the Environment, as well as a large industrial group developing electric components for mobile phone manufacturers and the French Corps des Mines. He is a graduate of Ecole des Mines de Paris where he studied mathematics and physics.

Jane Garvey has served as a director on our Board since Closing and has served as the Global Chairman of Meridiam Infrastructure, a global investor and asset manager specializing in long-term public infrastructure projects, since August 2009. Before Meridiam, Ms. Garvey was the 14th Administrator of the Federal Aviation Administration (“FAA”) from August 1997 to August 2002, where she led the FAA through the formidable events of September 11, 2001 and through many safety and modernization milestones. She also served as the Acting Administrator and Deputy Administrator of the Federal Highway Administration. After leaving public service, Ms. Garvey led the U.S. Public/Private Partnerships advisory group at JP Morgan, where she advised states on financing strategies to facilitate project delivery for state governments. She joined the board of United Airlines Holdings, Inc. in 2016 and served as chairman of the board from 2017 until 2019. Ms. Garvey has served as a member of the board of Blade Urban Mobility since 2020.

Christian Vollmann has served as a director on our Board since Closing and is an entrepreneur and angel investor who has made 75 angel investments since 2005. His most recent venture is nebenan.de, Germany’s leading social neighborhood network. Before nebanan.de, Mr. Vollmann built iLove.de into Germany’s leading dating service at the start of the millennium, founded the online video portal MyVideo.de and co-founded Affinitas (now Spark Networks), a global leader in online dating with activities in 29 countries. Mr. Vollmann serves as the Vice Chairman of the board of directors of Linus Digital Finance AG and is a Venture Partner and Member of the Investment Committee of PropTech1 Ventures. Mr. Vollmann advises the German Federal Ministry of Economics as Chairman of the Advisory Board Young Digital Economy and advocates for the interests of startups as Vice-Chairman of the German Startups Association.

Julia Prescot has served as a director on our Board since Closing and has been a co-Founder of Meridiam since 2005 and currently serves as Chief Strategy Officer. Before Meridiam, Ms. Prescot was a Senior Director at HBOS, London. Prior to HBOS, she served as a Director and Head of Project Advisory at Charterhouse Bank and a Director and Head of Project Finance at Hill Samuel Bank. Ms. Prescot has served as the chair of London-based Neuconnect Limited, a company developing a major energy interconnector between the United Kingdom and Germany, since 2017 and has served on the board of Fulcrum Infrastructure Group since 2007. Ms. Prescot was a non-executive director for InfraCo Asia Investments between 2016 and 2018 and the Emerging Africa Infrastructure Fund from 2015 to 2018. Ms. Prescott is a Commissioner for the UK’s National Infrastructure Commission, a member of the UK’s Investment Council, a member of the Advisory Panel of Glennmont Partners and a non-executive director at the Port of Tyne. She is currently on the board of P4G, a multilateral organization focused on environmental public-private partnerships, and is an Honorary Professor at University College London.

Julien Touati has served as a director on our Board since Closing and joined Meridiam in 2011. He currently serves as a Partner, Corporate Development Director, and Executive Committee Member with responsibility over the management of energy transition and the strategic developments of the group. Prior to this role, Mr. Touati set up Meridiam activities in Africa and led infrastructure investments in Europe. Before Meridiam, Mr. Touati was responsible for managing the French Government’s shareholding in Électricité de France, in addition to other roles at SNCF Réseau, Veolia, Capgemini and the infrastructure division of Proparco. He is an expert in the energy transition investment space, a contributor to several publications, and a member of several international think tanks. Mr. Touati is also on the board of several leading green infrastructure solution providers, including Allego, Voltalis, and Evergaz. He holds a Master’s Degree in Engineering, a Master’s Degree in Environmental and Energy Economics and a Master of Public Affairs from the École des Ponts in Paris. He is an Atlantic Council Millennium Fellow.

Thomas Josef Maier has served as a director on our Board since Closing and currently serves as a director on the Regional Advisory Board of Meridiam Infrastructure Europe and Eastern Europe. He is also a strategic advisor to the Global Infrastructure Hub, a G20 body and has been Chairman of the Board of INFEN Limited since 2017. Mr. Maier has been a member of the Advisory Board of Stirling Infrastructure Partners since April 2021. Previously, he was Managing Director for Infrastructure at the European Bank for Reconstruction and Development, where he oversaw both commercial and social infrastructure delivery. He has chaired the Global

Infrastructure Council of the World Economic Forum and has been involved in infrastructure related work streams of G20 since 2013. He served on the board of Global Ports Holding from 2017 to 2020.

Patrick T. Sullivan has served as a director on our Board since Closing and served as a partner at PricewaterhouseCoopers LLP (“PwC”) from 1993 until his retirement in 2020. From 2014 to 2020, he led PwC’s New York market private equity practice. Over his career, he primarily led teams in assisting global private equity and corporate clients in their evaluation of potential transactions across a wide range of industries, including consumer, energy, technology, business services and industrials. In addition, he worked extensively with portfolio companies on financings, operational improvements, and public and private exits. Since his retirement from PwC in 2020, Mr. Sullivan has provided consulting services to private equity firms and their portfolio companies. Mr. Sullivan is a Certified Public Accountant (inactive). Mr. Sullivan obtained his B.S. in Business Administration from the University of Maryland.

Ronald Stroman has served as a director on our Board since Closing and is currently serving on the United States Postal Service Board of Governors (the “U.S. Postal Board”), a position he was appointed to by President Joseph Biden and confirmed by the Senate, with his current term expiring on December 8, 2028. Mr. Stroman also serves on the U.S. Postal Board Audit and Finance Committee and Operations Committee. Previously, Mr. Stroman served as the 20th Deputy Postmaster General (“DPMG”), the second-highest ranking postal executive, from March 2011 until his retirement in June 2020. While serving as DPMG, Mr. Stroman was directly responsible for the Postal Service functions of Government Relations and Public Policy, International Postal Affairs, Sustainability, and the Judicial Officer Department. Mr. Stroman also had more than 30 years of professional experience in government, legislative affairs and leadership before becoming DPMG. Mr. Stroman earned his undergraduate degree from Manhattan College and his Juris Doctorate from Rutgers University Law Center.

Compensation

Our policy concerning the compensation of the directors shall be determined with due observance of the relevant statutory requirements and applicable company policies.

Currently, Allego will pay Non-Executive Directors an annual base fee of $100,000 payable per annum. The Lead Non-Executive Director will be entitled to an additional fee of $25,000 for the additional duties and responsibilities related to that role, payable per annum. Allego will also pay each Non-Executive Director serving on one of Allego’s committees of the board an additional fee as set forth below:

•	Audit Committee—$25,000 (chairperson), $10,000 (other members)

•	Compensation Committee—$25,000 (chairperson), $10,000 (other members)

•	Nominating and Corporate Governance Committee—$25,000 (chairperson), $10,000 (other members)

The Allego Board shall submit proposals concerning compensation arrangements for the Allego Board in the form of Ordinary Shares or rights to subscribe for Ordinary Shares to the General Meeting for approval. This proposal must at least include the number of Ordinary Shares or rights to subscribe for Ordinary Shares that may be awarded to the Allego Board and which criteria apply for such awards or changes thereto. The absence of the approval of the General Meeting shall not affect the powers of representation.

Executive Compensation

Historical Executive Officers

For the fiscal year ended December 31, 2021 (“Fiscal 2021”), Allego’s executive officers were:

•	Mathieu Bonnet, Chief Executive Officer

•	Ton Louwers, Chief Financial Officer (since September 1, 2021) and Chief Operational Officer

•	Alexis Galley, Chief Technology Officer

•	Clive Pitt, Chief Financial Officer (until September 1, 2021)

Historical Compensation of Allego’s Executive Officers

Allego has historically operated on a fiscal year ended December 31, and as such, we are providing disclosure for Allego’s last full financial year (i.e., the year ended December 31, 2021). The amount of compensation paid, and benefits in kind granted, to Allego’s executive officers for Fiscal 2021 is described in the table below. We are providing disclosure on an aggregate basis, as disclosure of compensation on an individual basis is not required in Allego’s home country and is not otherwise publicly disclosed by Allego.

All executive officers	(in € ‘000)
Base compensation(1)	1,053
Additional benefit payments(2)	157
Total compensation	1,210

(1)

Base compensation represents the cash compensation paid annually to our executive officers (or their companies), as well as any social security payment relating to premiums paid in addition to the cash salary for mandatory employee insurances required by Dutch law and paid to the tax authorities.

(2)	Additional benefits include reimbursement of car and housing expenses.

Certain of Allego’s executive officers have received and may in the future receive additional compensation from E8 Investor, in connection with the employment agreements with Mathieu Bonnet and Alexis Galley. For further detail, see “Certain Relationships and Related Person Transactions”.

Executive Officer Compensation

The Allego Board has developed, and the Compensation Committee plans to develop an executive compensation program designed to align executive compensation with Allego’s business objectives and creation of shareholder value, while enabling it to attract, retain, incentivize and reward individuals who will contribute to its long-term success.

LTIP

Allego adopted the LTIP prior to the Closing. The purpose of the LTIP is to provide eligible directors and employees the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to Allego’s growth and to align the economic interests of such persons with those of Allego’s shareholders. The delivery of certain shares or other instruments under the LTIP to directors and key management will be agreed and approved in each Allego Board meeting, the LTIP is aligned with the shareholders interest regarding the management capacity to deliver operational results that will potentially benefit the share price.

Board Practices

Composition of the Board of Directors

Our business and affairs are managed under the direction of the Allego Board. We currently have a classified board of directors, with two directors in Class I (Thomas Maier and Christian Vollmann) which will expire in 2023, two directors in Class II (Jane Garvey and Patrick Sullivan), which will expire in 2024, and four directors in Class III (Mathieu Bonnet, Julien Touati, Julia Prescot and Ronald Stroman), which will expire in 2025.

Independence of our Board of Directors

A majority of the Board of Directors are independent directors and the Board of Directors has an independent audit committee and compensation committee, each as defined in the NYSE listing standards and applicable SEC rules.

Foreign Private Issuer Status

Allego was formed under the laws of the Netherlands in 2021. The majority of Allego’s outstanding voting securities are directly owned of record by non-U.S. residents. In addition, U.S. citizens or residents do not comprise a majority of Allego’s executive officers or directors, and, following the consummation of the Business Combination Allego’s assets are located, and its business is principally administered, outside of the United States. As a result, Allego reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to Allego on June 30, 2023. For so long as Allego qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and imposing liability for insiders who profit from trades made within a short period of time;

•

the rules under the Exchange Act requiring the filing with the SEC of an annual report on Form 10-K (although we will file annual reports on a corresponding form for foreign private issuers), quarterly reports on Form 10-Q containing unaudited financial and other specified information (although we will file semi- annual reports on a current reporting form for foreign private issuers), or current reports on Form 8-K, upon the occurrence of specified significant events;

•	requirements to follow certain corporate governance practices, and may instead follow home country practices; and

•	Regulation Fair Disclosure or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

Accordingly, there may be less publicly available information concerning Allego’s business than there would be if it were a U.S. public company. Additionally, certain accommodations in the NYSE corporate governance standards allow foreign private issuers, such as Allego, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards. In addition, unlike the corporate governance requirements of the NYSE, our “home country” corporate governance practices do not require us to (i) have a board that is composed of a majority of “independent directors” as defined under the rules of the NYSE; (ii) have a compensation committee that is composed entirely of independent directors; and (iii) have a nominating and corporate governance committee that is composed entirely of independent directors. For as long as we qualify as a foreign private issuer, we may take advantage of these exemptions.

Controlled Company Exception

We are a “controlled company” within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a controlled company is exempt from certain NYSE corporate governance requirements. Although we are a controlled company at this time we have chosen not to avail ourselves of the exemptions from certain NYSE governance requirements. If we do choose to avail ourselves of the exemptions in the future, shareholders will not have the same protections provided to shareholders of companies that are subject to all NYSE corporate governance requirements.

Board Committees

The Allego Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategy and Business Committee. Each committee has a charter that has been adopted by the Allego Board and is available on Allego’s website. Each committee has the responsibilities described below.

Audit Committee

Allego has established an Audit Committee that is in compliance with NYSE listing standards and Rule 10A-3 under the Exchange Act. Ronald Stroman, Patrick Sullivan, and Thomas Josef Maier serve on the Audit Committee, and Mr. Stroman serves as the Chair. Mr. Sullivan and Mr. Maier each qualify as an audit committee financial expert as defined under applicable SEC rules.

The Audit Committee operates under a written charter adopted by the Board. The primary purposes of Allego’s Audit Committee under the committee’s charter are to assist the Allego Board’s oversight of, among other things, the following:

•	audits of Allego’s financial statements;

•	the integrity of Allego’s financial statements;

•	our process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of Allego’s independent auditor; and

•	the performance of Allego’s internal audit function.

Compensation Committee

Allego has established a Compensation Committee that is in compliance with the rules and regulations of the SEC and the NYSE. Julien Touati, Jane Garvey, Julia Prescot, and Patrick Sullivan serve on the Compensation Committee, and Mr. Sullivan serves as the Chair.

The Compensation Committee operates under a written charter adopted by the Board of Directors. The primary purposes of Allego’s Compensation Committee under the committee’s charter is to assist the Allego Board in overseeing our compensation policies and practices, including:

•	determining and/or approving and recommending to the Allego Board for its approval the compensation of Allego’s executive officers and directors; and

•	reviewing and approving and recommending to the Allego Board for its approval incentive compensation and equity compensation policies and programs.

Nominating and Corporate Governance Committee

Allego has established a Nominating and Corporate Governance Committee that is in compliance with the rules and regulations of the SEC and the NYSE. Julien Touati, Jane Garvey, Julia Prescot, and Patrick Sullivan serve on the Nominating and Corporate Governance Committee, and Ms. Prescot serves as the Chair.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The primary purposes of Allego’s Nominating and Corporate Governance Committee under the committee’s charter includes:

•	identifying, screening and recommending for appointment to the Allego Board individuals qualified to serve as directors;

•	developing, recommending to the Allego Board and reviewing Allego’s Corporate Governance Gui
•	delines;

•	coordinating and overseeing the self-evaluation of the Allego Board and its committees; and

•	reviewing on a regular basis the overall corporate governance of Allego and recommending improvements to the Allego Board where appropriate.

Strategy and Business Committee

In addition to the above committees, the Allego Board has established a Strategy and Business Committee, composed of Mathieu Bonnet, Christian Vollmann, Julien Touati and Julia Prescot. The primary purposes of Allego’s Strategy and Business Committee under the committee’s charter includes:

•	preparing the business plan including a gap analyses;

•	formulating and recording Allego’s objectives mentioned in the business plan;

•	reporting about strategic developments;

•	overseeing Allego’s strategy and business development; and

•	submitting proposals to the Allego Board and reviewing possible acquisitions, divestments, joint ventures and other corporate alliances of Allego.

Risk Oversight

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors’ leadership structure.

Employees

As of December 31, 2021, we had approximately 151 employees globally. Allego has a works council as required by law in the Netherlands and Allego believes it maintains good relations with its employees.

Share Ownership

Ownership of Ordinary Shares by the directors and executive officers of Allego following the consummation of the Business Combination is set forth in the section entitled “Major Shareholders” of this prospectus.

Material Terms of the LTIP

Purpose.

The purpose of the LTIP is to provide eligible directors and employees the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to Allego’s growth and to align the economic interests of such persons with those of Allego’s shareholders. The delivery of certain shares or other instruments under the LTIP to directors and key management will be agreed and approved in each Allego Board meeting, the LTIP is aligned with the shareholders interest regarding the management capacity to deliver operational results that will potentially benefit the share price.

Eligibility.

Eligible participants are any (i) member of the Board; (ii) natural person, partnership, company, association, cooperative, mutual insurance society, foundation or any other entity or body which operates externally as an independent unit or organisation who (x) is an employee or officer of Allego and/or a subsidiary of Allego or (y) is an adviser or consultant engaged by Allego and/or a subsidiary of Allego to render bona fide services to Allego and/or a subsidiary of Allego.

Administration.

The LTIP is administered by the “Committee”, meaning (i) the Board, to the extent the administration or operation of the LTIP relates to the grant of awards to eligible participants who are members of the Compensation Committee, as well as any other matter relating to such awards and (ii) the Compensation Committee. Except to the extent prohibited by applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the LTIP. The Committee’s powers and authorities include the authority to perform the following matters, in each case consistent with and subject to the terms of the LTIP: (a) designating persons to whom awards are granted; (b) deciding to grant awards; (c) determining the form(s) and type(s) of awards being granted and setting the terms and conditions applicable to such awards, including (1) the number of shares underlying awards; (2) the time(s) when awards may be exercised or settled in whole or in part; (3) whether, to which extent and under which circumstances awards may be exercised or settled in cash or assets (including other awards), or a combination thereof, in lieu of shares and vice versa; (4) whether, to which extent and under which circumstances awards may be cancelled or suspended; (5) whether, to which extent and under which circumstances a participant may designate another person owned or controlled by him as recipient or beneficiary of his awards; (6) whether and to which extent awards are subject to performance criteria and/or restrictive covenants (including non-competition, non-solicitation, confidentiality and/or share ownership requirements); (7) the method(s) by which awards may be exercised, settled or cancelled; (7) whether, to which extent and under which circumstances, the exercise, settlement or cancellation of awards may be deferred or suspended; (d) amending or waiving the terms applicable to outstanding awards (including performance criteria), subject to the restrictions imposed by the LTIP and provided that no such amendment shall take effect without the consent of the affected participant(s), if such amendment would materially and adversely affect the rights of the participant(s) under such awards, except to the extent that any such amendment is made to cause the LTIP or the awards concerned to comply with applicable law, stock exchange rules, accounting principles or tax rules and regulations; (e) making any determination under, and interpreting the terms of, the LTIP, any rules or regulations issued pursuant to the LTIP and any award agreement; (f) correcting any defect, supplying any omission or reconciling any inconsistency in the LTIP or any award agreement; (g) settling any dispute between Allego and any participant (including any beneficiary of his awards) regarding the administration and operation of the LTIP, any rules or regulations issued pursuant to the LTIP, and any award agreement entered into with such participant; and (h) making any other determination or taking any other action which the Committee considers to be necessary, useful or desirable in connection with the administration or operation of the LTIP.

Awards Subject to the LTIP.

The LTIP provides that the shares underlying awards which are not awards granted in assumption of, or in substitution or exchange for, long-term incentive awards previously granted by a person acquired (or whose business is acquired) by Allego or a subsidiary of Allego or with which Allego or a subsidiary of Allego merges or forms a business combination, as reasonably determined by the Committee, irrespective of whether such awards have been exercised or settled, may not represent more than 10% of Allego’s issued share capital immediately following the Closing; provided that this number shall be increased annually on January 1 of each calendar year, starting in 2022, by the lesser of (i) 5% of Allego’s issued share capital on the last day of the immediately preceding calendar year or (ii) such lower number as may be determined by the Board (which number may also be zero).

Grants.

All awards granted under the LTIP will vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Conditions. For purposes of this prospectus, “Performance Conditions” means specific levels of performance of any member of Allego or its subsidiaries (and/or one or more of its divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) set forth in individual award agreements as determined by the Committee, which may be determined in accordance with IFRS or on a non-IFRS basis. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the performance of one or more members of the Allego or its subsidiaries as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the applicable member or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

Options.

Under the LTIP, the Committee may grant rights to subscribe for shares.

Share Appreciation Rights.

The Committee may grant right to receive, in cash, in assets, in the form of shares valued at fair market value, or a combination thereof, the excess of the fair market value of one share on the applicable exercise date over the applicable exercise price.

Restricted Shares and Restricted Share Units.

The Committee may grant restricted shares or restricted share units, representing the right to receive, upon vesting and the expiration of any applicable restricted period, one share for each restricted share unit, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares, subject to the other provisions of the LTIP, the holder will generally have the rights and privileges of a shareholder as to such restricted shares, including, without limitation, the right to vote such restricted shares.

Other Equity-Based Awards and Other Cash-Based Awards.

The Committee may grant other equity-based or cash-based awards under the LTIP, with terms and conditions determined by the Committee that are not inconsistent with the LTIP.

Amendment.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an award agreement, the Board may amend, supplement, suspend or terminate the LTIP (or any portion thereof) pursuant to a resolution to that effect, provided that no such amendment, supplement, suspension or termination shall take effect without (i) approval of a general meeting, if such approval is required by applicable law or stock exchange rules; and/or (ii) the consent of the affected participant(s), if such action would materially and adversely affect the rights of such participant(s) under any outstanding award, except to the extent that any such amendment, supplement or termination is made to cause the LTIP to comply with applicable law, stock exchange rules, accounting principles or tax rules and regulations. Notwithstanding anything to the contrary in the LTIP, the Committee may amend the LTIP and/or any award agreement in such manner as may be necessary or desirable to enable the LTIP and/or such award agreement to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of awards in order to minimize the Company’s obligation with respect to tax equalization for participants on assignments outside their home country.

Tax.

Any and all tax liability (e.g., any wage tax or income tax) and employee social security premiums due in connection with or resulting from the granting, vesting, exercise or settlement of an award (or the implementation of the LTIP) or any payment or transfer under an award (or under the LTIP generally) shall be for the account of the relevant participant. The Company or any subsidiary may, and each participant shall permit the Company or any subsidiary to, withhold from any award granted or any payment due or transfer made under any award (or under the LTIP generally) or from any compensation or other amount owing to a participant the amount (in cash, shares, other awards, other property, net settlement or any combination thereof) of applicable income taxes or wage withholding taxes due in respect of an award, the grant of an award, its exercise or settlement (or the implementation of the LTIP) or any payment or transfer under such award (or under the LTIP generally) and to take such other action, including providing for elective payment of such amounts in cash or shares by the participant, as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes. In addition, the Company may cause the sale by or on behalf of the relevant participant of part of the shares underlying any award being exercised or settled, with sale proceeds equal to the applicable wage or withholding taxes being remitted to the Company and any remaining net sale proceeds (less applicable costs, if any) being paid to such participant. The tax treatment of the benefits provided under the LTIP or any award agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a U.S. Participant on account of non-compliance with Section 409A and Section 457A of the Code.

DESCRIPTION OF SECURITIES

This section of the prospectus includes a description of the material terms of the Articles and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of the Articles, which are attached as an exhibit to this prospectus. We urge you to read the full text of the Articles.

Overview

Allego was incorporated pursuant to Dutch law on June 3, 2021. Allego’s corporate affairs are governed by the Articles, the rules of the Board, Allego’s other internal rules and policies and by Dutch law. Allego is registered with the Dutch Trade Register under number 73283754. Allego’s corporate seat is in Arnhem, the Netherlands, and Allego’s office address is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands. As of the date of this prospectus, Allego is a Dutch public limited liability company (naamloze vennootschap).

Share Capital

Authorized Share Capital

As of the date of this prospectus, Allego has an authorized share capital in the amount of € 108,000,000, divided into 900,000,000 Ordinary Shares, each with a nominal value of € 0.12. Under Dutch law, Allego’s authorized share capital is the maximum capital that Allego may issue without amending the Articles. An amendment of the Articles would require a resolution of General Meeting upon proposal by the Board.

The Articles provide that, for as long as any Ordinary Shares are admitted to trading on NYSE or on any other regulated stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of Ordinary Shares reflected in the register administered by Allego’s transfer agent, subject to certain overriding exceptions under Dutch law. Such resolution, as well as a resolution to revoke such designation, has been made public in accordance with applicable law and has been deposited at the offices of the Company and the Dutch trade register for inspection.

Ordinary Shares

The following summarizes the material rights of holders of Ordinary Shares:

•	each holder of Ordinary Shares is entitled to one vote per Ordinary Share on all matters to be voted on by shareholders generally, including the appointment of directors;

•	there are no cumulative voting rights;

•	the holders of Ordinary Shares are entitled to dividends and other distributions as may be declared from time to time by Allego out of funds legally available for that purpose, if any;

•

upon Allego’s liquidation and dissolution, the holders of Ordinary Shares will be entitled to share ratably in the distribution of all of Allego’s assets remaining available for distribution after satisfaction of all Allego’s liabilities; and

•

the holders of Ordinary Shares have pre-emption rights in case of share issuances or the grant of rights to subscribe for shares, except if such rights are limited or excluded by the corporate body authorized to do so and except in such cases as provided by Dutch law and the Articles.

Assumed Warrants

At the Effective Time, Allego entered into the Warrant Assumption Agreement, and pursuant thereto, each of the Spartan Warrants were automatically converted into an Assumed Warrant, which such Assumed Warrant is subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding Spartan Warrant immediately prior to the Effective Time.

Each whole Assumed Warrant entitles the registered holder to purchase one whole Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, provided that Allego has an effective registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the Assumed Warrants and a current prospectus relating to them is available (or Allego permits holders to exercise their Assumed Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrantholder may exercise its Assumed Warrants only for a whole number of Ordinary Shares. This means that only a whole Assumed Warrant may be exercised at any given time by a warrantholder. No fractional Assumed Warrants will be issued upon separation of the units and only whole Assumed Warrants will trade.

Redemption of Assumed Warrants when the price per Ordinary Share equals or exceeds $18.00.

Allego may redeem the outstanding public Assumed Warrants for cash:

•	in whole and not in part;

•	at a price of $0.01 per Assumed Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrantholder; and

•

if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-day trading period ending on the third trading day prior to the date on which Allego sends the notice of redemption to the warrantholders.

Allego will not redeem the Assumed Warrants as described above unless a registration statement under the Securities Act covering the Ordinary Shares issuable upon exercise of the applicable Assumed Warrants is effective and a current prospectus relating to those Ordinary Shares is available throughout the 30-day redemption period. If and when the Assumed Warrants become redeemable by Allego, Allego may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and Allego issues a notice of redemption of the Assumed Warrants, each warrantholder will be entitled to exercise his, her or its Assumed Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Assumed Warrants when the price per Ordinary Share equals or exceeds $10.00.

Allego may redeem the outstanding public Assumed Warrants for cash:

•	in whole and not in part;

•	at a price of $0.10 per Assumed Warrant, provided that holders will be able to exercise their Assumed Warrants on a cashless basis prior to redemption and receive that number of Ordinary Shares

•	determined in accordance with the Warrant Agreement, based on the redemption date and the “fair market value” of Ordinary Shares except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrantholder; and

•

if, and only if, the last reported sale price of the Ordinary Shares equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which Allego sends the notice of redemption to the warrantholders.

Beginning on the date the notice of redemption is given until the Assumed Warrants are redeemed or exercised, holders may elect to exercise their Assumed Warrants on a cashless basis. The “fair market value” of the Ordinary Shares shall mean the average last reported sale price of the Ordinary Shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Assumed Warrants. Allego will provide warrantholders with the final fair market value no later than one business day after the ten-trading day period described above ends.

Redemption Procedures

A holder of an Assumed Warrant may notify Allego in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Assumed Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Assumed Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the average last reported sale price of Ordinary Shares as reported for the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Assumed Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the Assumed Warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Assumed Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter. The Warrant Agreement provides that no adjustment to the number of Ordinary Shares issuable upon exercise of an Assumed Warrant will be required until cumulative adjustments amount to 1% or more of the number of Ordinary Shares issuable upon exercise of an Assumed Warrant as last adjusted.

Any such adjustments that are not made will be carried forward and taken into account in any subsequent adjustment. All such carried forward adjustments will be made (i) in connection with any subsequent adjustment that (taken together with such carried forward adjustments) would result in a change of at least 1% in the number of Ordinary Shares issuable upon exercise of an Assumed Warrant and (ii) on the exercise date of any Assumed Warrant.

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of Allego with or into another corporation (other than a consolidation or merger in which Allego is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Allego as an entirety or substantially as an entirety in connection with which Allego is dissolved, the holders of the Assumed Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Assumed Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Assumed Warrants would have received if such holder had exercised his, her or its Assumed Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Assumed Warrant properly exercises the Assumed Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Assumed Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Assumed Warrants when an extraordinary transaction occurs during the exercise period of the Assumed Warrants pursuant to which the holders of the Assumed Warrants otherwise do not receive the full potential value of the Assumed Warrants. The Assumed Warrant exercise price will not be adjusted for other events.

The Warrant Agreement provides that the terms of the Assumed Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public Assumed Warrants to make any change that adversely affects the interests of the registered holders of public Assumed Warrants. You should review a copy of the Warrant Agreement, which is filed as an exhibit to this prospectus for a complete description of the terms and conditions applicable to the Assumed Warrants.

The Assumed Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Allego, for the number of Assumed Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Assumed Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Assumed Warrants. If, upon exercise of the Assumed Warrants, a holder would be entitled to receive a fractional interest in a share, Allego will, upon exercise, round down to the nearest whole number of Ordinary Shares to be issued to the warrantholder.

Allego has agreed that any action, proceeding or claim against it arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and Allego has irrevocably submitted to such jurisdiction, which will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—The exclusive forum clause set forth in the Warrant Agreement may have the effect of limiting an investor’s rights to bring legal action against Allego and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.” However, there is uncertainty as to whether a court would enforce this provision and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Assumed Warrants that were Private Placement Warrants

On April 20, 2022, a permitted transferee of the Sponsor exercised the Assumed Warrants that were Private Placement Warrants on a cashless basis. As a result of the exercise, on April 23, 2022, all of the outstanding Assumed Warrants that were Private Placement Warrants were surrendered and the underlying shares were issued.

Shareholders’ Register

Pursuant to Dutch law and the Articles, Allego must keep its shareholders’ register accurate and current. The Board keeps the shareholders’ register and records names and addresses of all holders of registered shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of Allego as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) on registered shares belonging to another or a pledge (pandrecht) in respect of such shares. The Ordinary Shares listed in this transaction will be held through DTC. Therefore, DTC or its nominee will be recorded in the shareholders’ register as the holder of those Ordinary Shares. The Ordinary Shares shall be in registered form (op naam).

Allego may issue share certificates (aandeelbewijzen) for registered shares in such form as may be approved by the Board.

Limitations on the Rights to Own Securities

Ordinary Shares may be issued to individuals, corporations, trusts, estates of deceased individuals, partnerships and unincorporated associations of persons. The Articles contain no limitation on the rights to own Allego’s shares and no limitation on the rights of non-residents of the Netherlands or foreign shareholders to hold or exercise voting rights.

Limitation on Liability and Indemnification Matters

Under Dutch law, the members of the Board may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to Allego and to third parties for infringement of the Articles or of certain provisions of Dutch law. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Subject to certain exceptions, the Articles provide for indemnification of Allego’s current and former directors and other current and former officers and employees as designated by the Board. No indemnification under the Articles shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/ or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against Allego, except for proceedings brought to enforce indemnification to which he or she is entitled pursuant to the Articles, pursuant to an agreement between such indemnified person and Allego which has been approved by the Board or pursuant to insurance taken out by Allego for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without Allego’s prior consent.

Under the Articles, the Board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

General Meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in the Netherlands. The annual General Meeting must be held within six months of the end of each financial year. Additional extraordinary General Meetings may also be held, whenever considered appropriate by the Board and shall be held within three months after the Board has considered it to be likely that Allego’s shareholders’ equity (eigen vermogen) has decreased to an amount equal to or lower than half of Allego’s paid-in and called up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Dutch law, one or more shareholders or others with meeting rights under Dutch law who jointly represent at least one-tenth of Allego’s issued share capital may request Allego to convene a General Meeting, setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the proponent(s) may, on their application, be authorized by a competent Dutch court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the proponent(s) has/have previously requested the Board to convene a General Meeting and the Board has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

A General Meeting must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the General Meeting by proxy, as well as other information as required by Dutch law. Allego will observe the statutory minimum convening notice period for a General Meeting. The agenda for the annual General Meeting shall include, among other things, the adoption of Allego’s statutory annual accounts, appropriation of Allego’s profits and proposals relating to the composition of the Board, including the filling of any vacancies. In addition, the agenda shall include such items as have been included therein by the Board. The agenda shall also include such items requested by one or more shareholders or others with meeting rights under Dutch law representing at least 3% of Allego’s issued share capital. These requests must be made in writing or by electronic means and received by the Board at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the Dutch Corporate Governance Code (the “DCGC”) and Allego’s Articles, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in Allego’s strategy (for example, the dismissal of members of the Board), the Board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the Board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and must explore the alternatives. At the end of the response time, the Board must report on this consultation and the exploration of alternatives to the general meeting. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period has been previously invoked; or (b) if a shareholder holds at least 75% of Allego’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a General Meeting be convened, as described above.

On May 1, 2021, a bill was enacted which introduced a statutory cooling-off period of up to 250 days during which the General Meeting would not be able to dismiss, suspend or appoint members of the Board (or amend the provisions in the Articles dealing with those matters) unless those matters would be proposed by the Board. This cooling-off period could be invoked by the Board in case:

a. shareholders, using either their shareholder proposal right or their right to request a General Meeting, propose an agenda item for the General Meeting to dismiss, suspend or appoint a member of the Board (or to amend any provision in the Articles dealing with those matters); or

b. a public offer for Allego is made or announced without Allego’s support, provided, in each case, that the Board believes that such proposal or offer materially conflicts with the interests of Allego and its business.

The cooling-off period, if invoked, ends at occurrence of the earliest of the following events:

a.	the expiration of 250 days from:

i.	in case of shareholders using their shareholder proposal right, the day after such proposal;

ii.	in case of shareholders using their right to request a General Meeting, the day when they obtain court authorization to do so; or

iii.	in case of a hostile offer being made, the first following day;

b.	the day after the hostile offer having been declared unconditional; or

c.	the Board voluntarily terminating the cooling-off period.

In addition, shareholders representing at least 3% of Allego’s issued share capital may request the Dutch Enterprise Chamber of the Amsterdam Court of Appeals for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

a.

the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have come to the conclusion that the relevant shareholder proposal or hostile offer constituted a material conflict with the interests of Allego and its business;

b.	the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; and

c.

if other defensive measures have been activated during the cooling-off period and not terminated or suspended at the relevant shareholders’ request within a reasonable period following the request (i.e., no ‘stacking’ of defensive measures).

During the cooling-off period, if invoked, the Board must gather all relevant information necessary for a careful decision-making process. In this context, the Board must at least consult with shareholders representing at least 3% of Allego’s issued share capital at the time the cooling-off period was invoked. Formal statements expressed by these stakeholders during such consultations must be published on Allego’s website to the extent these stakeholders have approved that publication.

Ultimately one week following the last day of the cooling-off period, the Board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on Allego’s website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at Allego’s office and must be tabled for discussion at the next General Meeting.

The General Meeting is presided over by the chairperson of the Board. If no chairperson has been elected or if he or she is not present at the meeting, the General Meeting shall be presided over by the vice-chairperson of the Board. If no vice-chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by a person designated in accordance with the Articles. Directors may always attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the General Meeting may decide at his or her discretion to admit other persons to the meeting.

All shareholders and others with meeting rights under Dutch law are authorized to attend the General Meeting, to address the meeting and, in so far as they have such right, to vote pro rata to his or her shareholding. Shareholders may exercise these rights, if they are the holders of Ordinary Shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the General Meeting. Under the Articles, shareholders and others with meeting rights under Dutch law must notify Allego in writing or by electronic means of their identity and intention to attend the General Meeting. This notice must be received by Allego ultimately on the seventh day prior to the General Meeting, unless indicated otherwise when such meeting is convened.

Each Allego Share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. No votes may be cast at a General Meeting on Ordinary Shares held by Allego or its subsidiaries or on Ordinary Shares for which Allego or its subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of Ordinary Shares held by Allego or its subsidiaries in its share capital are not excluded from the right to vote on such Ordinary Shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such Ordinary Shares were acquired by Allego or any of its subsidiaries. Neither Allego nor any of its subsidiaries may cast votes in respect of an Ordinary Share on which Allego or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Ordinary Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

Decisions of the General Meeting are taken by a simple majority of votes cast, except where Dutch law or the Articles provide for a qualified majority or unanimity.

Directors

Appointment of Directors

Allego’s directors are appointed by the General Meeting upon binding nomination by the Board. However, the General Meeting may at all times overrule a binding nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of the issued share capital. If the General Meeting overrules a binding nomination, the Board shall make a new nomination.

The Board adopted a diversity policy for the composition of the Board, as well as a profile for the composition of the Board. The Board shall make any nomination for the appointment of a Director with due regard to the rules and principles set forth in such diversity policy and profile, as applicable.

At a General Meeting, a resolution to appoint a Director can only be passed in respect of candidates whose names are stated for that purpose in the agenda of that General Meeting or in the explanatory notes thereto.

Duties and Liabilities of Directors

Under Dutch law, the Board is charged with the management of Allego, subject to the restrictions contained in the Articles. The Executive Directors manage Allego’s day-to-day business and operations and implement

Allego’s strategy. The Non-Executive Directors focus on the supervision on the policy and functioning of the performance of the duties of all Directors and Allego’s general state of affairs. The Directors may divide their tasks among themselves in or pursuant to internal rules. Each Director has a statutory duty to act in the corporate interest of Allego and its business. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The duty to act in the corporate interest of Allego also applies in the event of a proposed sale or break-up of Allego, provided that the circumstances generally dictate how such duty is to be applied and how the respective interests of various groups of stakeholders should be weighed.

Certain Other Major Transactions

The Articles and Dutch law provide that resolutions of the Board concerning a material change to the identity or the character of Allego or the business are subject to the approval of Allego shareholders at the General Meeting. Such changes include:

•	transferring the business or materially all of the business to a third-party;

•

entering into or terminating a long-lasting alliance of Allego or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or general partnership, if this alliance or termination is of significant importance for Allego; and

•

acquiring or disposing of an interest in the capital of a company by Allego or by a subsidiary with a value of at least one third of the value of the assets, according to the balance sheet with explanatory notes or, if Allego prepares a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in Allego’s most recently adopted annual accounts.

Dividends and Other Distributions

Dividends

Allego has never paid or declared any cash dividends in the past, and Allego does not anticipate paying any cash dividends in the foreseeable future. Allego intends to retain all available funds and any future earnings to fund the further development and expansion of its business. Under Dutch law, Allego may only pay dividends and other distributions from its reserves to the extent its shareholders’ equity (eigen vermogen) exceeds the sum of its paid-in and called-up share capital plus the reserves Allego must maintain under Dutch law or the Articles and (if it concerns a distribution of profits) after adoption of Allego’s statutory annual accounts by the General Meeting from which it appears that such dividend distribution is allowed. Subject to those restrictions, any future determination to pay dividends or other distributions from its reserves will be at the discretion of the Board and will depend upon a number of factors, including Allego’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors Allego deems relevant.

Under the Articles, the Board may decide that all or part of the profits shown in Allego’s adopted statutory annual accounts will be added to Allego’s reserves. After reservation of any such profits, any remaining profits will be at the disposal of the General Meeting at the proposal of the Board for distribution on the Ordinary Shares, subject to applicable restrictions of Dutch law. The Board is permitted, subject to certain requirements and applicable restrictions of Dutch law, to declare interim dividends without the approval of the General Meeting. Dividends and other distributions shall be made payable no later than a date determined by the Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to Allego (verjaring).

Allego may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution Allego is not able to pay its due and collectable debts, then its shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to Allego’s creditors. Allego has never declared or paid any cash dividends and Allego has no plan to declare or pay any dividends in the foreseeable future on Ordinary Shares. Allego currently intends to retain any earnings for future operations and expansion.

Since Allego is a holding company, its ability to pay dividends will be dependent upon the financial condition, liquidity and results of operations of, and Allego’s receipt of dividends, loans or other funds from, its subsidiaries. Allego’s subsidiaries are separate and distinct legal entities and have no obligation to make funds available to Allego. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which Allego’s subsidiaries may pay dividends, make loans or otherwise provide funds to Allego.

Exchange Controls

Under Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company, subject to applicable restrictions under sanctions and measures, including those concerning export control, pursuant to European Union regulations, the Sanctions Act 1977 (Sanctiewet 1977) or other legislation, applicable anti-boycott regulations, applicable anti-money-laundering regulations and similar rules and provided that, under circumstances, payments of such dividends or other distributions must be reported to the Dutch Central Bank at their request for statistical purposes. There are no special restrictions in the Articles or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote shares.

Squeeze-Out Procedure

A shareholder who holds at least 95% of Allego’s issued share capital for his or her own account, alone or together with group companies, may initiate proceedings against Allego’s other shareholders jointly for the transfer of their Ordinary Shares to such shareholder. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), and can be instituted by means of a writ of summons served upon each of the other shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to the other shareholders and will determine the price to be paid for the Ordinary Shares, if necessary, after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the Ordinary Shares of the other shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the Ordinary Shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

Dissolution and Liquidation

Under the Articles, Allego may be dissolved by a resolution of the General Meeting, subject to a proposal of the Board. In the event of a dissolution, the liquidation shall be effected by the Board, unless the General Meeting decides otherwise. During liquidation, the provisions of the Articles will remain in force as far as possible. To the extent that any assets remain after payment of all of Allego’s liabilities, any remaining assets shall be distributed to Allego’s shareholders in proportion to their number of Ordinary Shares.

Federal Forum Provision

Under the Articles, unless Allego consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, or the Exchange Act, to the fullest extent permitted by applicable law, shall be the U.S. federal district courts. For further information regarding the limitations that the forum provision may impose and the uncertainty as to whether a court would enforce such provisions with respect to the Securities Act or the Exchange Act and the rules and regulations thereunder, see the section entitled “Risk Factors—Risks Relating to Ownership of Allego Securities—The Articles include exclusive jurisdiction and forum selection provisions, which may impact the ability of shareholders to bring actions against us or increase the costs of bringing such actions.”

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

E8 Arrangements

Performance Fees Agreement

Under the Performance Fees Agreement, dated December 16, 2020, as amended, by and between Madeleine and E8 Investor (the “Performance Fees Agreement”), E8 Investor provided assistance and support to Allego Holding and its subsidiaries in connection with negotiating and securing certain commercial contracts. In exchange for such services, E8 Investor is entitled to receive certain fees, ranging between 2.3% and 2.7% of the net value of those contracts, with 40% of those fees payable upon execution and the remaining 60% being linked to gross margin targets. The Performance Fees Agreement was amended on April 29, 2021 so that the performance compensation is limited to a specified list of contracts. The agreement was novated from Madeleine to Allego Holding on August 10, 2021.

Special Fees Agreement

Under the Special Fees Agreement by and between Madeleine and E8 Investor dated as of December 16, 2020, as amended (the “Special Fees Agreement”), E8 Investor was entitled to receive certain compensation comprising cash and Allego Holding Shares in amounts dependent upon the value of Allego and its subsidiaries in connection with certain transactions, including the Business Combination. As a result of the consummation of the Business Combination, and in accordance with the Special Fees Arrangement, E8 Investor received 41,097,994 Allego Holding Shares (which were subsequently exchanged for Ordinary Shares in connection with the Business Combination).

E8 Investor agreed not to transfer 39,876,396 Ordinary Shares it received in the transaction for a period of 18 months.

On April 14, 2021, Madeleine and E8 Investor entered into an Irrevocable Power of Attorney and Prior Consent Agreement (as amended, the “PoA Agreement”) pursuant to which, among other things, E8 Investor agreed to grant to Madeleine an irrevocable voting power of attorney, from and after the Closing, to vote all Ordinary Shares held by E8 Investor in connection with any vote submitted at a stockholder meeting. In addition, E8 Investor also agreed not to transfer (a) more than two-thirds of the Part B Fee Shares (as defined in the PoA Agreement) owned by it on the Closing Date before September 30, 2026, without the prior written consent of Madeleine or Meridiam and (b) any of its Part B Fee Shares until Madeleine’s lock-up has expired. The PoA Agreement became effective at Closing, and shall expire on the earliest of (i) December 31, 2028, (ii) the date on which neither Madeleine nor E8 Investor holds, directly or indirectly, any shares of Allego or any of its subsidiaries, (iii) the date on which the aggregate direct and indirect shareholders owned by Madeleine and E8 Investor is less than 50% of the outstanding Ordinary Shares and (iv) Madeleine’s notification to E8 Investor of its desire to unilaterally terminate the PoA Agreement. The PoA Agreement was amended on March 28, 2022 and a copy of such amendment has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Second Special Fees Agreement with E8

On February 25, 2022, Madeleine entered into the second Special Fees Agreement with E8, which was amended on March 10, 2022. In this second agreement and amendment, as consideration for services provided, E8 is entitled to fees payable by Madeleine in cash based on the value of the Group in relation to future equity issuances. The agreement was novated from Madeleine to Allego N.V. on May 5, 2022. A copy of the Second Special Fees Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Additional E8 Arrangements

Messrs. Bonnet and Galley are each party to a letter agreement with E8 Investor entitling entities affiliated with Mr. Bonnet and Mr. Galley to receive 30% and 4.5%, respectively, of the revenues (net of all taxes) received by E8 Investor, if any, from the Special Fees Agreement.

Mega-E Arrangements

On July 28, 2021, Allego Holding, Meridiam EM, a French société par actions simplifé and affiliate of Meridiam (“Meridiam EM”) and, solely for the purposes specified therein Mega-E Charging B.V., a Dutch besloten vennootschap met beperkte aansprakelijkheid and wholly owned subsidiary of Meridiam EM (“Mega-E”), entered into a Call Option Agreement (the “Option Agreement”) pursuant to which, among other things, Meridiam EM granted Allego Holding (or its assignee) the irrevocable and unconditional right to acquire all of the outstanding share capital of Mega-E held by Meridiam EM, pursuant to the terms of the Option Agreement, for an aggregate purchase price of € 9,456,000 (the “Call Option”). On July 29, 2022, Meridiam EM, Allego Holding and Mega-E entered into a sale and purchase agreement in relation to the partial exercise of the Call Option in relation to 51% of the outstanding share capital of Mega-E held by Meridiam EM and 51% of the outstanding receivable under shareholder loans between Meridiam EM (as lender) and Mega-E (as borrower). On that same date, the transactions as included in the aforementioned sale and purchase agreement were effectuated and Merdiam EM transferred 51% of the shares in Mega-E and 51% of the aforementioned shareholder loans, together with accrued and unpaid interest, to Allego Holding. Allego Holding paid a purchase consideration for the shares of €4.8 million and €11.9 million for the shareholder loan receivable between Meridiam and Mega-E. Allego signed a letter of intent to acquire the remaining 49% which is expected to be acquired before 31 December 2022.

As of the date of this prospectus, the remaining amount of the aforementioned shareholder loans is € 11,467,689.

Allego or one or more of its subsidiaries is a party to a number of engineering, procurement and construction (“EPC”) and operation and maintenance service (“O&M”) contracts with Mega-E or its subsidiaries. These contracts relate to the engineering, design, procurement, delivery, construction, installation, testing and commissioning of electric vehicle charging infrastructure at designed areas, in the case of the EPC contracts, and the operation and maintenance of the delivered electric vehicle charging infrastructure, in the case of the O&M contracts. Allego (or its applicable subsidiaries) receive a fixed contract fee for the EPC contracts, and a service fee that contains both fixed and variable components per charging session for the O&M contracts.

MOMA Acquisition

On March 26, 2021, Allego Holding B.V. (the “Purchaser”) entered into two option agreements, pursuant to which the Purchaser was entitled to purchase shares in the share capital of Modélisation, Mesures et Applications S.A. (“MOMA”), an unlisted software company that is a service provider for the Group’s EVCloudTM platform.

On April 26, 2022, the Purchaser exercised its first and second option rights and on June 7, 2022, the Purchaser closed two separate share and sale purchase agreements to acquire shares representing 100% of the share capital of MOMA.

The primary reason for the acquisition of MOMA is for the Group to bring the critical support and technological knowledge provided by MOMA for its EVCloudTM platform within its own operations. Additionally, the acquisition of MOMA brings access to new customers and new markets as well as high value-added technological solutions and services within the Group, to better meet the needs of its customers. The financial results of MOMA have been included in the consolidated financial statements from the date of acquisition. Prior to the acquisition of MOMA, Alexis Galley, Chief Technology Officer of Allego, and E8 Investor, held shares in the share capital of MOMA.

Registration Rights Agreement

In connection with the Closing, Allego, Sponsor, Madeleine, E8 Investor and certain other holders of Ordinary Shares (collectively, the “Reg Rights Holders”) entered into a Registration Rights Agreement on

March 16, 2022 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, among other things, Allego agreed that, within 15 business days following the Closing, Allego will file this shelf Registration Statement to register the resale of certain securities held by the Reg Rights Holders (the “Registerable Securities”). In certain circumstances, Reg Rights Holders that hold Registerable Securities having an aggregate value of at least $50 million can demand up to three underwritten offerings. Each of the Reg Rights Holders are entitled to customary piggyback registration rights, subject to certain exceptions, in such case of demand offerings by Madeleine. In addition, under certain circumstances, Madeleine may demand up to three underwritten offerings. Additionally, at the Closing, Spartan, Sponsor and certain other security holders named therein terminated that certain Registration Rights Agreement, dated February 8, 2021, by and among Spartan, Sponsor and such other security holders.

Furthermore, pursuant to the Registration Rights Agreement, each of Madeleine and E8 Investor agreed to the following lock-up restrictions:

•

Madeleine agreed, subject to certain exceptions or with the consent of the Allego Board, not to Transfer (as defined in the Registration Rights Agreement) securities received by it pursuant to the Business Combination Agreement until the date that is 180 days after the Closing or earlier if, subsequent to the Closing, (A) the last sale price of the Ordinary Shares equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 120 days after the Closing or (B) Allego consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Allego’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

•

E8 Investor agreed, subject to certain exceptions, not to Transfer (as defined in the Registration Rights Agreement) securities received by it in the E8 Part B Share Issuance until the date that is 18 months after the Closing or earlier if, subsequent to the Closing, Allego consummates a liquidation, merger, stock exchange or other similar transaction which results in all of Allego’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Indemnification Agreements

Allego has entered into indemnification agreements with its executive officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted by Dutch law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, Allego has been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of Allego’s directors, officers or employees for which indemnification is sought.

PIPE Financing

On July 28, 2021, Allego entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase an aggregate of 15,000,000 Ordinary Shares (the “PIPE Shares”), for a purchase price of $10.00 per share at an aggregate purchase price of $150,000,000, in a private placement (the “Private Placement”). Third-party investors accounted for a total of up to $76 million, or approximately 51%, and an affiliate of the Sponsor and Madeleine collectively accounted for $74 million, or approximately 49%, of the aggregate $150 million of commitments in the Private Placement, after giving effect to Allego’s consent to assign the right to purchase up to 2,000,000 of the PIPE Shares subscribed for by Madeleine and an affiliate of the Sponsor to a third-party.

In connection with the Private Placement, Madeleine acquired 3,000,000 Ordinary Shares for an aggregate $30,000,000.

Loans Granted to Members of the Board or Executive Management

As of the date of this prospectus, Allego has no outstanding loan or guarantee commitments to any member of the Board or any Allego executive officer.

Allego has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.

Shareholder Loans

Madeleine, as creditor, and Allego B.V., as debtor, entered into five loan agreements, each for a principal amount of € 10,000,000, in 2018 and 2019 and Madeleine, as creditor, and Allego Holding, as debtor, entered into two loan agreements for a total principal amount of € 30,500,000 in 2019. Such loans were converted into equity, and there are no such loans outstanding as of the date of this prospectus.

MAJOR SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of Ordinary Shares as of September 19, 2022.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has a beneficial ownership of a security if, she or it possess sole or shared voting or investment power over that security, and includes shares underlying options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them. Except as otherwise indicated the address for each shareholder listed below is Westervoortsedijk 73 KB, 6827 AV Arnhem, the Netherlands.

Name and Address of Beneficial Owner	Number of Allego Ordinary Shares		Percentage Of Allego Ordinary Shares
Company Officers, Directors and 5% Holders
Madeleine	238,935,061	(1)	89.43%
E8 Investor	41,097,994	(2)	15.38%
Spartan Acquisition Sponsor III	18,829,590	(3)	7.05%
Mathieu Bonnet	—		—
Julien Touati	238,935,061	(4)	89.43%
Julia Prescot	238,935,061	(4)	89.43%
Jane Garvey	238,935,061	(4)	89.43%
Christian Vollmann	25,000		*
Thomas Maier	—		—
Ton Louwers	—	(5)	—
Alexis Galley	—		—
Patrick Sullivan	—		—
Ronald Stroman	—		—
All Allego directors and executive offices as a group (11 Individuals)	238,935,061	(4)	89.43%

*	Less than one percent of outstanding Ordinary Shares.
(1)

Interests held by Madeleine reflect 178,844,709 Ordinary Shares indirectly beneficially owned by Meridiam EI SAS (“Meridiam EI”) and 18,992,358 indirectly beneficially owned by Thoosa Infrastructure Investments Sarl (“Thoosa”). Meridiam SAS (“Meridiam”) manages Meridiam Transition FIPS, which wholly-owns Meridiam EI. Thoosa is managed by a Meridiam subsidiary. The three managing directors of Meridiam are Thierry De´au, Emmanuel Rotat and Sandra Lagumina, and Messrs. De´au and Rotat will have investment control over the applicable Ordinary Shares. Interests also include 41,097,994 Ordinary Shares beneficially owned by E8 Investor, which may be deemed to be beneficially owned by Madeleine as a result of the irrevocable voting power of attorney granted by E8 Investor to Madeleine in the PoA Agreement. See the section entitled “Certain Relationships and Related Person Transactions” for additional information on the PoA Agreement. Decisions as to how to vote the Ordinary Shares held by Madeleine, as well as the Ordinary Shares held by E8 Investor over which Madeleine has the right to direct the vote, will be made by the board of directors of Madeleine, on which Mr. Touati serves, along with Wolfgang Out and Jack Duyndam. The address of Meridiam and Meridiam EI is: Meridiam SAS, 4 place de l’Opera 75002 Paris. The address of Thoosa is: Thoosa 146 bld de la Pétrusse, L-2330 Luxembourg.

(2)

Investment decisions with respect to the Ordinary Shares held by E8 Investor are made by Messrs. Bruno Heintz and Jean-Marc Oury. Such Ordinary Shares are subject to the irrevocable voting power of attorney granted by E8 Investor to Madeleine in the PoA Agreement. See the section entitled “Certain Relationships and Related Person Transactions” for additional information on the PoA Agreement. The registered office of E8 Investor is located at 75 avenue des Champs Elyse´es, 75008 Paris.

(3)

Consists of (i) 13,700,000 Ordinary Shares held by the Sponsor, (ii) 3,794,641 Ordinary Shares acquired by AP Spartan Energy Holdings III (PIPE), LLC (“Pipe Holdings”), an affiliate of the Sponsor, in the Private Placement and (iii) 1,334,949 Ordinary Shares held by AP Spartan Energy Holdings III (PPW), LLC (“AP PPW”) that were issued upon exercise of 9,360,000 Warrants. AP Spartan Energy Holdings III (PIPE) LLC, AP PPW and the Sponsor are each managed by affiliates of Apollo Global Management, Inc. Apollo Natural Resources Partners (P2) III, L.P. (“ANRP (P2)”) and ANRP III (NGL Debt), L.P. (“NGL Debt”) are the members of Pipe Holdings. ANRP (P2) and ANRP III Intermediate Holdings II, L.P. (“ANRP Intermediate”) are the members of AP PPW. Apollo ANRP Advisors III (P2), L.P. (“ANRP Advisors (P2)”) is the general partner of ANRP (P2). AP Spartan Energy Holdings III, L.P. (“AP Spartan”) is the sole member of the Sponsor. Apollo ANRP Advisors III, L.P. (“ANRP Advisors”) is the general partner of each of ANRP Intermediate, NGL Debt and AP Spartan. Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”) is the general partner of ANRP Advisors (P2) and ANRP Advisors. APH Holdings, L.P. (“APH Holdings”) is the sole member of ANRP Capital Management. Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of APH Holdings. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the ordinary shares held of record by AP PPW, Pipe Holdings and the Sponsor. The address of each of the Sponsor, AP Spartan and Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of each of ANRP Advisors and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577.

(4)	Reflects Ordinary Shares held by affiliates of Meridiam that Mr. Touati, Ms. Prescot and Ms. Garvey may be deemed to indirectly beneficially own.
(5)

Mr. Louwers has unvested options to purchase Ordinary Shares pursuant to a management incentive plan. However, the table above does not include such options because these options are not exercisable within 60 days of this prospectus.

All of the Ordinary Shares have the same voting rights and no major shareholder of Allego has different voting rights. Based on the information in Allego’s shareholder register and the information obtained from Allego’s transfer agent, as of September 19, 2022, 267,177,592 Ordinary Shares were issued and outstanding, of which 25,192,531 were held by 8 record holders in the United States. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of the Company.

SELLING SECURITYHOLDERS

This prospectus relates in part to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of up to 66,493,170 Ordinary Shares, which includes (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock, originally purchased at a price of approximately $0.002 per share, upon the closing of the Business Combination, (ii) 10,360,227 Ordinary Shares issued to the Private Placement Investors at a price of $10.00 on the closing of the Business Combination, (iii) 41,097,994 Ordinary Shares that were issued in exchange for Allego Holding Shares to E8 Investor as compensation under the Special Fees Agreement, based on a value of Allego and its subsidiaries of $10.00 per share, upon the closing of the Business Combination and (iv) 1,334,949 Ordinary Shares that were issued to AP PPW at a price of $11.50 per share on a cashless exercise basis upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the closing of the Business Combination.

The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders for which we are registering Ordinary Shares for resale to the public, the aggregate number of Ordinary Shares and/or Warrants beneficially owned, and the aggregate number of Ordinary Shares that the Selling Securityholders may offer pursuant to this prospectus. For purposes of the “Ordinary Shares” table below, we have based percentage ownership on 267,177,592 Ordinary Shares outstanding as of September 19, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Ordinary Shares. As such, we are unable to declare the number of Ordinary Shares that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Certain of our shareholders are subject to restrictions on transfer until termination of applicable lock-up periods.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Ordinary Shares
	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares	Percentage(1)	Ordinary Shares	Ordinary Shares	Percentage(1)
E8 Investor(2)	41,097,994	15.38%	41,097,994	—	—
Spartan Acquisition Sponsor III(3)	18,829,590	7.05%	18,829,590	—	—
Hedosophia Public Investments Limited(4)	2,259,000	*	2,259,000	—	—
Palantir Technologies Inc.(5)	1,806,586	*	1,806,586	—	—
Fisker Group Inc.(6)	1,000,000	*	1,000,000	—	—
ECP Energy Transition Opportunities Fund A, LP(7)	914,175	*	914,175	—	—
Landis+Gyr AG(8)	500,000	*	500,000	—	—
ECP Energy Transition Opportunities Fund B, LP(7)	85,825	*	85,825	—	—

*	Less than one percent of outstanding Ordinary Shares.
(1)

In calculating the percentages, (a) the numerator is calculated by adding the aggregate number of Ordinary Shares held by such beneficial owner and the total number of Warrants held by such beneficial owner (if any); and (b) the denominator, unless otherwise noted, is calculated by adding the aggregate number of Ordinary Shares outstanding and the number of Ordinary Shares issuable upon the exercise of Warrants held by such beneficial owner, if any (but not the number of Ordinary Shares issuable upon the exercise of Warrants held by any other beneficial owner).

(2)

Investment decisions with respect to the Ordinary Shares held by E8 Investor are made by Messrs. Bruno Heintz and Jean-Marc Oury. Such Ordinary Shares are subject to the irrevocable voting power of attorney granted by E8 Investor to Madeleine in the PoA Agreement. See the section entitled “Certain Relationships and Related Person Transactions” for additional information on the PoA Agreement. The registered office of E8 Investor is located at 75 avenue des Champs Elysées, 75008 Paris.

(3)

Consists of (i) 13,700,000 Ordinary Shares held by the Sponsor, (ii) 3,794,641 Ordinary Shares acquired by AP Spartan Energy Holdings III (PIPE), LLC (“Pipe Holdings”), an affiliate of the Sponsor, in the Private Placement and (iii) 1,334,949 Ordinary Shares held by AP Spartan Energy Holdings III (PPW), LLC (“AP PPW”) that were issued upon exercise of 9,360,000 Warrants. Pipe Holdings, AP PPW and the Sponsor are each managed by affiliates of Apollo Global Management, Inc. Apollo Natural Resources Partners (P2) III, L.P. (“ANRP (P2)”) and ANRP III (NGL Debt), L.P. (“NGL Debt”) are the members of Pipe Holdings. ANRP (P2) and ANRP III Intermediate Holdings II, L.P. (“ANRP Intermediate”) are the members of AP PPW. Apollo ANRP Advisors III (P2), L.P. (“ANRP Advisors (P2)”) is the general partner of ANRP (P2). AP Spartan Energy Holdings III, L.P. (“AP Spartan”) is the sole member of the Sponsor. Apollo ANRP Advisors III, L.P. (“ANRP Advisors”) is the general partner of each of ANRP Intermediate, NGL Debt and AP Spartan. Apollo ANRP Capital Management III, LLC (“ANRP Capital Management”) is the general partner of ANRP Advisors (P2) and ANRP Advisors. APH Holdings, L.P. (“APH Holdings”) is the sole member of ANRP Capital Management. Apollo Principal Holdings III GP, Ltd. (“Principal Holdings III GP”) is the general partner of APH Holdings. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal Holdings III GP, and as such may be deemed to have voting and dispositive control of the ordinary shares held of record by AP PPW, Pipe Holdings and the Sponsor. The address of each of the Sponsor, AP Spartan and Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 43rd Floor, New York, New York 10019. The address of each of ANRP Advisors and Principal Holdings III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008.

The address of each of ANRP Capital Management and APH Holdings is One Manhattanville Road, Suite 201, Purchase, New York, 10577.
(4)

The board of directors of Hedosophia Public Investments Limited comprises Ian Osborne, Iain Stokes and Trina Le Noury and each director has shared voting and dispositive power with respect to the securities held by Hedosophia Public Investments Limited. Each of them disclaims beneficial ownership of the securities held by Hedosophia Public Investments Limited. The address of Hedosophia Public Investments Limited is Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 4LY.

(5)

Palantir Technologies Inc. is a corporation and is currently controlled by its board of directors. For more information, please see Palantir Technologies Inc.’s public filings with the SEC. Allego is a customer of Palantir Technologies Inc. The address of Palantir Technologies Inc. is 1555 Blake Street, Suite 250, Denver, CO 80202.

(6)	The Selling Securityholder is a wholly-owned direct subsidiary of Fisker Inc., a publicly held entity. Fisker Inc. exercises sole investment power over the Selling Securityholder’s securities.
(7)

ECP ControlCo, LLC (“ECP ControlCo”) is the managing member of ECP Energy Transition Opportunities, LLC (“ECP Energy Transition LLC”), which is the general partner of ECP Energy Transition Opportunities GP, LP (“ECP Energy Transition GP”), which is the general partner of each of ECP Energy Transition Opportunities Fund A, LP and ECP Energy Transition Opportunities Fund B, LP (together with ECP Energy Transition Opportunities Fund A, LP, the “ECP Energy Transition Funds”). As such, each of ECP ControlCo, ECP Energy Transition LLC and ECP Energy Transition GP may be deemed to beneficially own the shares beneficially owned by the ECP Energy Transition Funds. Douglas Kimmelman, Andrew Singer, Peter Labbat, Tyler Reeder and Rahman D’Argenio are the managing members of ECP ControlCo and share the power to vote and dispose of the securities beneficially owned by ECP Control Co. Messrs. Kimmelman, Singer, Labbat, Reeder and D’Argenio disclaim any beneficial ownership of the shares beneficially owned by ECP ControlCo except to the extent of their indirect pecuniary interest in such shares. The address for each person and entity in this footnote is 40 Beechwood Road, Summit, NJ 07901.

(8)	The Selling Securityholder is a wholly-owned subsidiary of Landis+Gyr Group AG, a publicly held entity listed on the SIX Swiss Exchange.

MATERIAL DUTCH INCOME TAX CONSIDERATIONS

The following is a general summary of certain material Dutch tax consequences of the acquisition, ownership and disposition of Ordinary Shares or Assumed Warrants. This summary does not purport to describe all possible tax considerations or consequences that may be relevant to a holder or prospective holder of Ordinary Shares or Assumed Warrants and does not purport to describe the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. For Dutch tax law purposes, a holder of Ordinary Shares or Assumed Warrants may include an individual or entity not holding the legal title to such Ordinary Shares or Assumed Warrants, but to whom, or to which, the Ordinary Shares or Assumed Warrants are, or the income thereof is, nevertheless attributed based either on the individual or entity owning a beneficial interest in the Ordinary Shares or Assumed Warrants or on specific statutory provisions. These include statutory provisions attributing the Ordinary Shares to an individual who, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Ordinary Shares or Assumed Warrants.

This summary is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This discussion is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares or Assumed Warrants. In view of its general nature, this summary should be treated with corresponding caution. Holders or prospective holders of Ordinary Shares and Assumed Warrants should consult their own tax advisors regarding the Dutch tax consequences relating to the acquisition, ownership and disposition of Ordinary Shares and Assumed Warrants in light of their particular circumstances.

Please note that this summary does not describe the Dutch tax consequences for a holder of Ordinary Shares or Assumed Warrants who:

i.

has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Allego under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally speaking, a holder of securities in a company is considered to hold a substantial interest in such company, if such holder alone or, in the case of individuals, together with such holder’s partner (as defined in the Dutch Income Tax Act 2001), or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of that company or of 5% or more of the issued and outstanding capital of a certain class of shares of that company; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights in that company that relate to 5% or more of the company’s annual profits or to 5% or more of the company’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in a company has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

ii.

applies the participation exemption (deelnemingsvrijstelling) with respect to the Ordinary Shares or Assumed Warrants for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a holder’s shareholding of 5% or more in a company’s nominal paid-up share capital qualifies as a participation (deelneming). A holder may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) the company in which the shares are held is a related entity (statutorily defined term).

iii.

is a pension fund, investment institution (fiscale beleggingsinstelling) or an exempt investment institution (vrijgestelde beleggingsinstelling) (each as defined in the Dutch Corporate Income Tax Act 1969) or another entity that is, in whole or in part, not subject to or exempt from Dutch corporate income tax or that is exempt from corporate income tax in its country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

iv.

is an individual for whom the Ordinary Shares or Assumed Warrants or any benefit derived from the Ordinary Shares or Assumed Warrants is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Withholding tax

Dividends distributed by Allego generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, Allego is responsible for the withholding of such dividend withholding tax at its source; the Dutch dividend withholding tax is for the account of the holder of Ordinary Shares or Assumed Warrants.

The expression “dividends distributed” includes, among other things:

i.	distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Dutch dividend withholding tax purposes;

ii.

liquidation proceeds, proceeds of redemption of Ordinary Shares or proceeds of the repurchase of Ordinary Shares by Allego or one of its subsidiaries or other affiliated entities in excess of the average paid-in capital as recognized for Dutch dividend withholding tax purposes;

iii.

an amount equal to the par value of Ordinary Shares issued or an increase of the par value of Ordinary Shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

iv.

partial repayment of the paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent Allego has net profits (zuivere winst), unless (i) the general meeting has resolved in advance to make such repayment and (ii) the par value of the Ordinary Shares concerned has been reduced by an equal amount by way of an amendment of Allego’s articles of association. The term “net profits” includes anticipated profits that are yet to be realized.

In addition to the above, it cannot be excluded that payments in consideration for a repurchase or redemption of Assumed Warrants or a full or partial cash settlement of the Assumed Warrants fall within the scope of the aforementioned “dividends distributed” and are therefore to such extent subject to Dutch dividend withholding tax at a rate of 15%. As of today, no authoritative case law of the Dutch courts has been published in this respect.

Corporate legal entities which are resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”) generally are entitled to an exemption from, or a credit for, any Dutch dividend withholding tax against their Dutch corporate income tax liability. The credit in any given year is, however, limited to the amount of Dutch corporate income tax payable in respect of the relevant year with an indefinite carry forward of any excess amount. Individuals who are resident or deemed to be resident of the Netherlands for Dutch income tax purposes (“Dutch Resident Individuals”) generally are entitled to a credit for any Dutch dividend withholding tax against their Dutch income tax liability and to a refund of any residual Dutch dividend withholding tax.

The above generally also applies to holders of Ordinary Shares or Assumed Warrants that are neither resident nor deemed to be resident of the Netherlands if the Ordinary Shares or Assumed Warrants are attributable to a Dutch permanent establishment of such non-resident holder.

A holder of Ordinary Shares or Assumed Warrants resident of a country other than the Netherlands may, depending on such holder’s specific circumstances, be entitled to exemptions from, reductions of, or full or partial refunds of, Dutch dividend withholding tax under Dutch national tax legislation or a double taxation convention in effect between the Netherlands and such other country.

Dividend stripping. Pursuant to legislation to counteract “dividend stripping”, a reduction, exemption, credit or refund of Dutch dividend withholding tax is denied if the recipient of the dividend is not the beneficial owner as described in the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965). This legislation generally targets situations in which a shareholder retains its economic interest in shares but reduces the withholding tax costs on dividends by a transaction with another party. The recipient of the dividends is not required to be aware that a dividend stripping transaction took place for these rules to apply. The Dutch State Secretary of Finance takes the position that the definition of beneficial ownership introduced by this legislation will also be applied in the context of a double taxation convention.

Conditional withholding tax on dividends as of January 1, 2024. As of January 1, 2024, a Dutch conditional withholding tax will be imposed on dividends distributed by Allego to entities related (gelieerd) to the Allego (within the meaning of the Dutch Withholding Tax Act 2021; Wet bronbelasting 2021), if such related entity:

i.

is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden) (a “Listed Jurisdiction”); or

ii.	has a permanent establishment located in a Listed Jurisdiction to which the Ordinary Shares or Assumed Warrants are attributable; or

iii.

holds the Ordinary Shares or Assumed Warrants for the main purpose or one of the main purposes to avoid taxation for another person or entity and there is an artificial arrangement or transaction or a series of artificial arrangements or transactions; or

iv.

is not considered to be the beneficial owner of the Ordinary Shares or Assumed Warrants in its jurisdiction of residences because such jurisdiction treats another entity as the beneficial owner of the Ordinary Shares or Assumed Warrants (a hybrid mismatch); or

v.	is not resident in any jurisdiction (also a hybrid mismatch); or

vi.

is a reverse hybrid (within the meaning of Article 2(12) of the Dutch Corporate Income Tax Act 1969), if and to the extent (x) there is a participant in the reverse hybrid which is related (gelieerd) to the reverse hybrid, (y) the jurisdiction of residence of such participant treats the reverse hybrid as transparent for tax purposes and (z) such participant would have been subject to the Dutch conditional withholding tax in respect of dividends distributed by Allego without the interposition of the reverse hybrid, all within the meaning of the Dutch Withholding Tax Act 2021.

The Dutch conditional withholding tax on dividends will be imposed at the highest Dutch corporate income tax rate in effect at the time of the distribution (currently 25.8%). The Dutch conditional withholding tax on dividends will be reduced, but not below zero, by any regular Dutch dividend withholding tax withheld in respect of the same dividend distribution. As such, based on the currently applicable rates, the overall effective tax rate of withholding the regular Dutch dividend withholding tax (as described above) and the Dutch conditional withholding tax on dividends will not exceed the highest corporate income tax rate in effect at the time of the distribution (currently 25.8%).

Taxes on income and capital gains

Dutch Resident Entities. Generally, any income derived or deemed to be derived from the Ordinary Shares or Assumed Warrants held by a Dutch Resident Entity or any capital gain or loss realized on the disposal or deemed disposal of Ordinary Shares or Assumed Warrants by a Dutch Resident Entity is subject to Dutch corporate income tax at a rate of 15% with respect to taxable profits up to €395,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2022).

Dutch Resident Individuals. Any income derived or deemed to be derived from the Ordinary Shares or Assumed Warrants held by a Dutch Resident Individual or any capital gain or loss realized on the disposal or deemed disposal of the Ordinary Shares or Assumed Warrants by a Dutch Resident Individual is taxable at the progressive Dutch income tax rates (with a maximum of 49.5% in 2022), if:

(i)

the Ordinary Shares or Assumed Warrants are attributable to an enterprise from which the holder of Ordinary Shares or Assumed Warrants derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)

the holder of Ordinary Shares or Assumed Warrants is considered to perform activities with respect to the Ordinary Shares or Assumed Warrants that go beyond ordinary asset management (normaal, actief vermogensbeheer) or derives benefits from the Ordinary Shares or Assumed Warrants that are taxable as benefits from other activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, such individual will be taxed annually on a deemed return on the Dutch Resident Individual’s net investment assets (rendementsgrondslag) for the year, insofar the individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The deemed return on the Dutch Resident Individual’s net investment assets for the year is taxed at a flat rate of 31% (rate for 2022). Actual income, gains or losses in respect of the Ordinary Shares or Assumed Warrants are as such not subject to Dutch income tax.

The net investment assets for the year are the fair market value of the investment assets less the allowable liabilities on January 1 of the relevant calendar year. The Ordinary Shares or Assumed Warrants are included as investment assets.

Based on a decision of the Dutch Supreme Court (Hoge Raad) of 24 December 2021 (ECLI:NL:HR:2021:1963), the system of taxation for savings and investments based on a deemed return may under specific circumstances contravene with Section 1 of the First Protocol to the European Convention on Human Rights in combination with Section 14 of the European Convention on Human Rights. On June 28, 2022 the Dutch State Secretary of Finance has issued a decree amending the regime for taxation of savings and investments as in effect on the date hereof to comply with this Dutch Supreme Court ruling. On the basis of the decree as published on June 28, 2022 the tax will be levied at the lowest outcome of the following two calculation methods:

Method 1. Under method 1, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Ordianry Shares and Assumed Warrants, is based on a deemed return (ranging from 1.82% and 5.53% in 2022) of the positive balance of the fair market value of those assets, including the Ordinary Shares and Assumed Warrants, and the fair market value of these liabilities.

Method 2. Under method 2, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Ordinary Shares and Assumed Warrants, is based on the actual allocation of the Dutch Resident Individual’s assets and liabilities over the following three categories: (i) bank savings, (ii) other investments, including the Ordinary Shares and Assumed Warrants, and (iii) liabilities. The tax is calculated as follows:

(i)	a deemed return on the fair market value of the actual amount of bank savings; plus

(ii)	a deemed return on the fair market value of the actual amount of other investments, including the Ordinary Shares and Assumed Warrants; minus

(iii)	a deemed return on the fair market value of the actual amount of liabilities.

Under the second method, the statutory threshold is divided pro-rata over the three assets and liabilities categories mentioned above. At the date hereof, the deemed returns under (i) to (iii) above have not yet been definitively determined for the year 2022.

Holders of Ordianary Shares and Assumed Warrants are advised to consult their own tax advisor to ensure that the tax is levied in accordance with the decision of the Dutch Supreme Court.

Non-residents of the Netherlands. A holder of Ordinary Shares or Assumed Warrants that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch taxes on income or capital gains in respect of any income derived or deemed to be derived from the Ordinary Shares or Assumed Warrants or in respect of any capital gain or loss realized on the disposal or deemed disposal of the Ordinary Shares or Assumed Warrants, provided that:

i.

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Ordinary Shares or Assumed Warrants are attributable; and

ii.

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Ordinary Shares or Assumed Warrants that go beyond ordinary asset management and does not otherwise derive benefits from the Ordinary Shares or Assumed Warrants that are taxable as benefits from other activities in the Netherlands.

Gift and inheritance taxes

Residents of the Netherlands. Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares or Assumed Warrants by way of a gift by, or on the death of, a holder of Ordinary Shares or Assumed Warrants who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Non-residents of the Netherlands. No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Ordinary Shares or Assumed Warrants by way of a gift by, or on the death of, a holder of Ordinary Shares or Assumed Warrants who is neither resident nor deemed to be resident of the Netherlands, unless:

(i)

in the case of a gift of an Ordinary Share or Assumed Warrant by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands;

(ii)

in the case of a gift of an Ordinary Share or Assumed Warrant is made under a condition precedent, the holder of the Ordinary Share or Assumed Warrant is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value added tax (“VAT”)

No Dutch VAT will be payable by a holder of Ordinary Shares or Assumed Warrants in respect of any payment in consideration for the ownership or disposition of the Ordinary Shares or Assumed Warrants.

Real Property Transfer Tax

Under circumstances, the Ordinary Shares or Assumed Warrants could, for the purposes of Dutch real property transfer tax (overdrachtsbelasting), be treated as real property (fictieve onroerende zaken) located in the Netherlands, in which case this tax could be payable upon acquisition of the Ordinary Shares or Assumed Warrants.

The Ordinary Shares and Assumed Warrants will generally not be treated as real property (fictieve onroerende zaken) if at the time of, or at any time during the year preceding, the acquisition of the Ordinary Shares or Assumed Warrants:

(i)	our assets do not and did not include real property situated in the Netherlands; or

(ii)

our assets only include and included real property, situated either in or outside the Netherlands, that we do not and did not hold, and currently do not intend to hold, predominantly as a financial investment.

Real property as referred to under (i) and (ii) above includes legal ownership and more limited legal rights over the property (rights in rem) (zakelijke rechten) as well as contractual rights that give us economic exposure to the value of such real property, and certain participations or interests in entities that are treated as real property (fictieve onroerende zaken).

Our assets do not include and have not included real property situated in the Netherlands as described above.

Consequently, no Dutch real property transfer tax becomes payable upon an acquisition of the Ordinary Shares or Assumed Warrants.

Other taxes and duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of the Netherlands) of the documents relating to the issue of the Ordinary Shares or Assumed Warrants, the performance by Allego of its obligations under such documents or any payments in consideration for the ownership or disposition of the Ordinary Shares or Assumed Warrants, notwithstanding that court fees may be due.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations to Holders (as defined below) relating to the acquisition, ownership and disposition of the Ordinary Shares and Warrants as of the date hereof. The discussion below only applies to the Ordinary Shares and Warrants held as capital assets for U.S. federal income tax purposes and does not describe all of the tax consequences that may be relevant to holders in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or holders who are subject to special rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	government agencies or instrumentalities thereof;

•	regulated investment companies and real estate investment trusts;

•	expatriates or former residents of the United States;

•	persons that acquired the Ordinary Shares or Warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to the Ordinary Shares or Warrants;

•	persons holding the Ordinary Shares or Warrants as part of a “straddle,” constructive sale, hedging, integrated transactions or similar transactions;

•	a person whose functional currency is not the U.S. dollar;

•	entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that actually or constructively own five percent or more of any class of Allego’s stock (by vote or by value);

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•

a person required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares or Warrants as a result of such income being recognized on an applicable financial statement;

•	a person actually or constructively owning 10% or more of the Ordinary Shares;

•	certain former citizens or long-term residents of the United States;

•	Selling Securityholders and Allego’s officers or directors; or

•	tax-exempt entities.

This discussion does not consider the tax treatment of entities that are partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold the Ordinary Shares or Warrants through such entities. If a partnership or other pass-through entity for U.S. federal income tax purposes is the beneficial owner of Ordinary Shares or Warrants, the U.S. federal income tax treatment of partners of the partnership will generally depend on the status of the partners and the activities of the partner and the partnership. This discussion assumes that Allego is not an Inverted Corporation or a Surrogate Foreign Corporation.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus. This discussion does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below and does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes. Each of the foregoing is subject to change, potentially with retroactive effect. Holders are urged to consult their tax advisors with respect to the application of U.S. federal tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES AND WARRANTS. EACH HOLDER OF ORDINARY SHARES OR WARRANTS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Holder, U.S. Holders and Non-U.S. Holder Defined

The section applies to you if you are a U.S. Holder. For purposes of this discussion, a U.S. Holder means a beneficial owner of Ordinary Shares or Warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of Ordinary Shares or Warrants that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust, in each case that is not a U.S. Holder.

“U.S. Holders” and “Non-U.S. Holders” are referred to collectively herein as “Holders”.

Distributions on Ordinary Shares

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Ordinary Shares that is made out of Allego’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. Holder as ordinary dividend income on the date such distribution is actually or constructively received. Any such dividends generally will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds Allego’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange.

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” dividends received by non-corporate U.S. Holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States that meets certain requirements. There can be no assurances that Allego will be eligible for benefits of an applicable comprehensive income tax treaty with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends it pays on shares that are readily tradable on an established securities market in the United States. U.S.

Treasury guidance indicates that shares listed on NYSE are generally considered readily tradable on an established securities market in the United States. There can be no assurance that Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of Allego’s status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to the positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Allego will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult with their tax advisors regarding the availability of the lower preferential rate for qualified dividend income for any dividends paid with respect to the Ordinary Shares.

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by Allego may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the discussion below under “—Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such Ordinary Shares and/or Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares and/or warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders (including individuals). The deductibility of capital losses is subject to certain limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares or Warrants generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of an Ordinary Share on the exercise of a Warrant for cash. A U.S. Holder’s tax basis in the Ordinary Shares received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the Warrant exchanged therefor and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares received upon exercise of the Warrant will commence on the date of exercise of the Warrant or the immediately following date. In either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant. As noted above, the deductibility of capital losses is subject to certain limitations.

The tax consequences of a cashless exercise or cashless redemption (collectively referred to herein as a “cashless exchange”) of a Warrant are not clear under current tax law. A cashless exchange may be tax-deferred, either because the exchange is not a gain realization event or, if it is treated as a realization event, because the exchange is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. Holder’s basis in the Ordinary Shares received would equal the U.S. Holder’s basis in the Warrants exercised therefore. If the cashless exchange were treated as not being a gain realization event, it is unclear whether a U.S. Holder’s holding period in the Ordinary Shares would be treated as commencing on the date of exchange of the Warrants or on the immediately following date. In either case, the holding period would not include the period during which the U.S. Holder held the Warrants. If the cashless exchange were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exchanged therefore. Allego intends to treat any cashless exchange of a Warrant occurring after its giving notice of an intention to redeem the Warrant for cash as if Allego redeemed such Warrant for shares in a cashless redemption qualifying as a recapitalization. It is also possible that a cashless exchange of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder would recognize gain or loss with respect to the portion of the exercised Warrants treated as surrendered to pay the exercise price of the Warrants (the “surrendered warrants”). The U.S. Holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the Ordinary Shares that would have been received with respect to the surrendered Warrants in a regular exercise of the Warrants and (ii) the sum of the U.S. Holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such Warrants (if they had been exercised in a regular exercise). In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal the U.S. Holder’s tax basis in the Warrants exchanged plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. Holder’s holding period for the Ordinary Shares would commence on the date following the date of exchange (or possibly the date of exchange) of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exchange of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exchange of Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of the Company’s Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from Allego if, for example, the adjustment increases the holder’s proportionate interest in Allego’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of the Ordinary Shares, or as a result of the issuance of a stock dividend to holders of the Ordinary Shares, in each case, which is taxable to the U.S. Holders of such shares as described under “—Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from Allego equal to the fair market value of such increased interest. For certain information reporting purposes, Allego is required to determine the date and amount of any such constructive distributions. Proposed U.S. Treasury regulations, which Allego may rely on prior to the issuance of final regulations, specify how the date and amount of any such constructive distributions are determined.

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. Holders of the Ordinary Shares could be materially different from that described above if Allego is treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of Allego is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of Allego. Further, because Allego may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that Allego is a PFIC for the current taxable year or in a future year.

If Allego is or becomes a PFIC during any year in which a U.S. Holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) qualified electing fund (“QEF”) regime, and (iii) mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

Excess Distribution Regime. If you do not make a QEF election or a mark-to-market election, as described below, you will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your Ordinary Shares, and (ii) any “excess distribution” you receive on your Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:

•	the gain or excess distribution will be allocated ratably over the period during which you held your Ordinary Shares;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which Allego became a PFIC will be treated as ordinary income; and

•

the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

QEF Regime. A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. Allego’s shareholders that are U.S. Holders subject to U.S. federal income tax should not expect that they will receive cash distributions from Allego sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions. In addition, U.S. Holders of Warrants will not be able to make a QEF election with respect to their warrants.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.

A U.S. Holder’s tax basis in Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as QDI. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of Allego’s income and your basis in your Ordinary Shares.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from Allego. If Allego determines that it is a PFIC for any taxable year, Allego will endeavor to provide all of the information that a U.S. Holder making a QEF election is required to obtain to make and maintain a QEF election, but there is no assurance that Allego will timely provide such information. There is also no assurance that Allego will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if Allego holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. Holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which Allego holds an interest will not qualify as a PFIC, or that a PFIC in which Allego holds an interest will provide the information necessary for a QEF election to be made by a U.S. Holder (in particular if Allego does not control that PFIC).

Mark-to-Market Regime. Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are listed on NYSE, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as Allego) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We advise you to consult your own tax advisor to determine whether the mark-to-market tax election is available to you and the consequences resulting from such election. In addition, U.S. Holders of Warrants will not be able to make a mark-to-market election with respect to their warrants.

PFIC Reporting Requirements. A U.S. Holder of Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

Additional Reporting Requirements

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. Holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. Holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Non-U.S. Holders

A non-U.S. Holder of Ordinary Shares will not be subject to U.S. federal income tax or, subject to the discussion below under “—Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted basis in the non-U.S. Holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States, and if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States. In addition, special rules may apply to a non-U.S. Holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant, or the lapse of a Warrant held by a non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise or Lapse of a

Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a non-U.S. Holder’s gain on the sale or other disposition of the Ordinary Shares and Warrants.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of Ordinary Shares and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 13,799,948 Ordinary Shares that are issuable upon the exercise of 13,799,948 Warrants to purchase Ordinary Shares, which were originally Public Warrants issued in the IPO at a price of $10.00 per unit, with each unit consisting of one share of Class A common stock and one-fourth of one Public Warrant. We are also registering the resale by the Selling Securityholders from time to time of up to 66,493,170 Ordinary Shares, which includes (i) 13,700,000 Ordinary Shares that were issued in exchange for Spartan Founders Stock, originally purchased at a price of approximately $0.002 per share, upon the closing of the Business Combination, (ii) 10,360,227 Ordinary Shares issued to the Private Placement Investors at a price of $10.00 per Ordinary Share on the closing of the Business Combination, (iii) 41,097,994 Ordinary Shares that were issued in exchange for Allego Holding Shares to E8 Investor as compensation under the Special Fees Agreement, based on a value of Allego and its subsidiaries of $10.00 per share, upon the closing of the Business Combination and (iv) 1,334,949 Ordinary Shares that were issued to AP PPW at a price of $11.50 per share on a cashless exercise basis upon its exercise of 9,360,000 Warrants to purchase Ordinary Shares, which were originally Private Placement Warrants purchased at a price of $1.50 per Private Placement Warrant that were automatically converted into Warrants upon the closing of the Business Combination.

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Primary Offering

Pursuant to the terms of the Warrants, the Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing the Warrants, issue instructions to our transfer agent to issue to the holder Ordinary Shares, free of a restrictive legend.

Resale by Selling Securityholders

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share and/or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the Registration Statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares and Warrants are currently listed on the NYSE under the symbols “ALLG” and ALLG.WS,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third-party that in turn may sell the securities short using this prospectus. Such financial institution or other third-party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters”

within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the Registration Statement of which this prospectus constitutes a part continuously effective until such time as the earliest of (i) the Selling Securityholder cease to hold the securities covered by this prospectus, (ii) the date the securities held by the Selling Securityholder may be sold without restriction under Rule 144 including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 promulgated under the Securities Act and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) three years from the effective date of this Registration Statement.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of Ordinary Shares by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$145,060.04
Legal Fees and Expenses	250,000.00
Accounting Fees and Expenses	60,000.00
Printing Expenses	65,000.00
Transfer Agent Expenses	10,000.00
Miscellaneous Expenses	50,000.00

Total	$580,060.04

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Allego is organized under the law of the Netherlands, and certain of the individuals who may be directors and executive officers of Allego, and certain experts named in this prospectus, reside outside of the United States. All or a substantial portion of the assets of such individuals and of Allego may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such individuals or Allego, or to enforce against such individuals or Allego in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Allego has been advised by counsel that there is doubt as to the enforceability in the Netherlands, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities predicated solely upon the securities laws of the United States or enforce claims for punitive damages.

LEGAL MATTERS

The validity of the Ordinary Shares has been passed on by NautaDutilh N.V., Dutch counsel to Allego.

EXPERTS

The consolidated financial statements of Allego Holding B.V. at December 31, 2021 and 2020, and for the three years ended December 31, 2021, appearing in this prospectus and registration statement have been audited by Ernst & Young Accountants LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.allego.eu. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Executive Board of Allego Holding B.V.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial position of Allego Holding B.V. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of profit or loss, comprehensive income, changes in equity and cash flows for each of the three years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Ernst & Young Accountants LLP
We have served as the Company’s auditor since 2018
Amsterdam, Netherlands
May 13, 2022

Consolidated statement of profit or loss for the years ended December 31, 2021, 2020 and 2019

(in €‘000)	Notes	2021	2020	2019
Revenue from contracts with customers	5
Charging sessions		26,108	14,879	9,515
Service revenue from the sale of charging equipment		37,253	15,207	9,147
Service revenue from installation services		19,516	12,313	6,880
Service revenue from operation and maintenance of charging equipment		3,414	1,850	280
Total revenue from contracts with customers		86,291	44,249	25,822
Cost of sales (excluding depreciation and amortization expenses)		(61,122)	(30,954)	(20,911)
Gross profit		25,169	13,295	4,911

Other income	6	10,853	5,429	3,475
Selling and distribution expenses	7	(2,472)	(3,919)	(6,068)
General and administrative expenses	8	(337,451)	(47,468)	(39,199)
Operating loss		(303,901)	(32,663)	(36,881)

Finance costs	11	(15,419)	(11,282)	(5,947)
Loss before income tax		(319,320)	(43,945)	(42,828)

Income tax	27	(352)	689	(276)
Loss for the year		(319,672)	(43,256)	(43,104)

Attributable to:
Equity holders of the Company		(319,672)	(43,256)	(43,104)

Loss per share:
Basic and diluted loss per ordinary share	12	(3,197)	(433)	(431)
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated statement of comprehensive income for the years ended December 31, 2021, 2020 and 2019

(in €‘000)	Notes	2021	2020	2019
Loss for the year		(319,672)	(43,256)	(43,104)

Other comprehensive income/(loss)
Items that may be reclassified to profit or loss in subsequent periods
Exchange differences on translation of foreign operations	23	(14)	8	3
Income tax related to these items		—	—	—
Other comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods, net of tax		(14)	8	3
Other comprehensive income/(loss) for the year, net of tax		(14)	8	3

Total comprehensive income/(loss) for the year, net of tax		(319,686)	(43,248)	(43,101)

Attributable to:
Equity holders of the Company		(319,686)	(43,248)	(43,101)
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated statement of financial position as at December 31, 2021 and December 31, 2020

(in €‘000)	Notes	December 31, 2021	December 31, 2020
Assets
Non-current assets
Property, plant and equipment	14	41,544	40,464
Intangible assets	15	8,333	4,010
Right-of-use assets	16	30,353	13,614
Deferred tax assets	27	570	722
Other financial assets	18	19,582	16,426
Total non-current assets		100,382	75,236

Current assets
Inventories	17	9,231	4,925
Prepayments and other assets	20	11,432	8,114
Trade and other receivables	19	42,077	25,076
Contract assets	5	1,226	41
Other financial assets	18	30,400	—
Cash and cash equivalents	21	24,652	8,274
Total current assets		119,018	46,430

Total assets		219,400	121,666
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated statement of financial position as at December 31, 2021 and December 31, 2020

(in €‘000)	Notes	December 31, 2021	December 31, 2020

Equity
Share capital	22	1	1
Share premium	22	61,888	36,947
Reserves	23	4,195	3,823
Retained earnings		(142,736)	(114,515)
Total equity		(76,652)	(73,744)

Non-current liabilities
Borrowings	24	213,128	159,610
Lease liabilities	16	26,097	12,077
Provisions	25	133	207
Total non-current liabilities		239,358	171,894

Current liabilities
Trade and other payables	26	29,333	13,739
Contract liabilities	5	21,192	7,278
Current tax liabilities	27	401	309
Lease liabilities	16	5,520	1,826
Provisions	25	248	364
Total current liabilities		56,694	23,516

Total liabilities		296,052	195,410

Total equity and liabilities		219,400	121,666
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated statement of changes in equity for the years ended December 31, 2021, 2020, and 2019

	Attributable to ordinary equity holders of the Company
(in €‘000)	Notes	Share capital	Share premium	Reserves	Retained earnings	Total equity

As at January 1, 2019		1	30,858	2,561	(34,004)	(584)
Loss for the year		—	—	—	(43,104)	(43,104)
Other comprehensive income/(loss) for the year		—	—	3	—	3
Total comprehensive income/(loss) for the year		—	—	3	(43,104)	(43,101)
Share premium contribution	22	—	6,089	—	—	6,089
Other changes in reserves	23	—	—	2,028	(2,028)	—
As at December 31, 2019		1	36,947	4,592	(79,136)	(37,596)

As at January 1, 2020		1	36,947	4,592	(79,136)	(37,596)
Loss for the year		—	—	—	(43,256)	(43,256)
Other comprehensive income/(loss) for the year		—	—	8	—	8
Total comprehensive income/(loss) for the year		—	—	8	(43,256)	(43,248)
Other changes in reserves	23	—	—	(777)	777	—
Share-based payment expenses	10	—	—	—	7,100	7,100
As at December 31, 2020		1	36,947	3,823	(114,515)	(73,744)

As at January 1, 2021		1	36,947	3,823	(114,515)	(73,744)
Loss for the year		—	—	—	(319,672)	(319,672)
Other comprehensive loss for the year		—	—	(14)	—	(14)
Total comprehensive income/(loss) for the year		—	—	(14)	(319,672)	(319,686)
Share premium contribution	22	—	26,000	—	—	26,000
Other changes in reserves	23	—	—	386	(386)	—
Share-based payment expenses	10	—	—	—	291,837	291,837
Transaction costs, net of tax	22	—	(1,059)	—	—	(1,059)
As at December 31, 2021		1	61,888	4,195	(142,736)	(76,652)
The accompanying notes are an integral part of the consolidated financial statements.

Consolidated statement of cash flows for the years ended December 31, 2021, 2020 and 2019

(in €‘000)	Notes	2021	2020	2019
Cash flows from operating activities
Cash generated from/(used in) operations	13	(2,921)	(29,926)	(49,433)
Interest paid		(5,996)	(4,508)	(7,436)
Income taxes paid		(296)	—	—
Net cash flows from/(used in) operating activities		(9,213)	(23,434)	(56,869)

Cash flows from investing activities
Purchase of property, plant and equipment	14	(9,983)	(17,006)	(13,849)
Proceeds from sale of property, plant and equipment	14	1,207	1,353	995
Purchase of intangible assets	15	(6,793)	(2,787)	(4,111)
Proceeds from investment grants	14	1,702	3,181	3,347
Payment of purchase options derivative premiums	18	(1,500)	—	—
Net cash flows from/(used in) investment activities		(15,367)	(15,259)	(13,618)

Cash flows from financing activities
Proceeds from borrowings	24	44,315	38,339	86,020
Payment of interest cap derivative premiums	18	—	—	(386)
Share premium contribution	22	—	—	(6,089)
Payment of principal portion of lease liabilities	16	(3,215)	(1,658)	(1,162)
Payment of transaction costs	22	(134)	—	—
Net cash flows from/(used in) financing activities		40,966	36,681	90,561

Net increase/(decrease) in cash and cash equivalents		16,386	(13,012)	20,074
Cash and cash equivalents at the beginning of the year		8,274	21,277	1,211
Effect of exchange rate changes on cash and cash equivalents		(8)	9	(8)
Cash and cash equivalents at the end of the year	21	24,652	8,274	21,277
The accompanying notes are an integral part of the consolidated financial statements.

Notes to the consolidated financial statements

1.	Reporting entity
Allego
Holding
B.V. (“Allego”, “Allego Holding” or “the Company”) is a private limited liability company
(besloten vennootschap met beperkte aansprakelijkheid)
with its registered seat and head office in Arnhem, the Netherlands. Its head office is located at Westervoortsedijk 73 LB1, 6827 AV in Arnhem, the Netherlands. The Company is registered with the Dutch Trade Register under number 73283754. The Company was incorporated on December 6, 2018 under the laws of the Netherlands.
The Company’s main activity is enabling electrification through designing, building and the operation of charging solutions for electric vehicles in Europe. The Company services corporate customers with the long-term operation of comprehensive charging solutions. The Company’s goal is to offer the best EV charging experience with end-to-end
charging solutions through different charging products (e.g. slow, fast, ultra-fast charging) in combination with one EV Cloud platform and additional service support. The shares of Allego Holding are held by Madeleine Charging B.V. (“Madeleine”) which is an indirectly wholly-owned subsidiary of Meridiam SAS (“Meridiam”). Meridiam — the Company’s ultimate parent — is a global investor and asset manager based in Paris, France. Meridiam specializes in the development, financing and long-term management of sustainable public infrastructure in the sectors mobility, energy transition and social infrastructure.
These financial statements are consolidated financial statements for the group consisting of Allego Holding B.V. and its subsidiaries (jointly referred to as the “Group” or “Allego Group”). Allego’s principal subsidiaries are listed in Note 34.
Business combination between the Company and Spartan Acquisition Corp. III (“the Transaction”)
On July 28, 2021, the Company and Spartan Acquisition Corp. III (“Spartan”) signed a business combination agreement (“BCA”). Prior to the Transaction, Spartan was listed on the New York Stock Exchange (“NYSE”) in the United States (NYSE: SPAQ). On March 16, 2022, the Company consummated the previously announced business combination pursuant to the terms of the BCA and became a publicly traded company on the NYSE. On March 17, 2022, trading in the new public company commenced. The new public company — Allego N.V. — trades under the Allego name under the ticker symbol “ALLG”.
Refer to Note 35 for more details on the Transaction.

2.	Significant accounting policies
This section provides an overview of the significant accounting policies adopted in the preparation of these consolidated financial statements. These policies have been consistently applied to all the periods presented, unless otherwise stated. Certain amounts in prior reporting periods have been reclassified to conform to the current reporting period presentation. These reclassifications had no effect on loss for the year, shareholders’ equity or loss per share.
2.1. Basis of preparation
2.1.1. Statement of compliance
The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and interpretations issued by the IFRS Interpretations Committee (“IFRS IC”) as issued by the International Accounting Standards Board (“IASB”).
The consolidated financial statements were prepared by the Executive Board and were authorized for issue in accordance with a resolution of the Executive Board on May
1
3
, 2022.

2.1.2. Basis of measurement
The consolidated financial statements have been prepared on a historical cost basis, unless otherwise stated. All amounts disclosed in the consolidated financial statements are presented in thousands of euros (€), unless otherwise indicated.
2.2. Going concern assumption and financial position
The Group’s scale of operations
The Group’s strategy requires significant capital expenditures, as well as investments in building the Group’s organization aimed at increasing the scale of its operations.
Start-up
losses are inherently associated with the business as charging points need to become known to users. As a result, the Group incurred losses during the first years of its operations and expects to continue to incur losses in the next twelve to eighteen months. Therefore, the Group relies heavily on financing from its existing shareholder and banks to finance its operations and scale-up
of the business. Further envisioned growth — in line with the Group’s strategy — will require additional significant investments.
Financial position of the Group
As at December 31, 2021, the losses incurred during the first years of its operations resulted in a negative equity of €76,652 thousand (December 31, 2020: negative €73,744 thousand) and cash and cash equivalents of €24,652 thousand (December 31, 2020: €8,274 thousand). The resulting deficits have been funded by borrowings from the Company’s shareholder and banks. In the consolidated statement of financial position as at December 31, 2021, the carrying value of the Group’s borrowings amounts to €213,128 thousand (December 31, 2020: €159,610 thousand).
Impact of
COVID-19
The results for the year ended December 31, 2021 have been impacted by
COVID-19.
During the first quarter of 2021, traffic by
EV-drivers
and consumed energy levels declined as a result of
COVID-19
lockdown measures imposed by governments throughout Europe. As
COVID-19
lockdown measures eased, traffic by
EV-drivers
and consumed energy levels increased. The impact on the Group’s charging revenues correlate with these trends. Charging revenue recovered throughout the remainder of the first half-year of 2021, which continued in the second half-year of 2021. The impact of
COVID-19
on the Group’s charging revenue in the second half-year have been limited.
During the years ended December 31, 2021 and 2020, the Group did not receive
COVID-19
related government support or any
COVID-19
related rent concessions.
Financing
On May 27, 2019, the Group entered into a senior debt bank facility (“the facility”), totaling €120 million, with Société Générale and KommunalKredit (“the lenders”). During the year ended December 31, 2021, the Group completed three drawdowns on the facility for a total amount of €44,315 thousand. As a result of these drawdowns, the Group has utilized the maximum amount of credit as allowed under the facility as of December 2, 2021. The facility, which will expire in May 2026, includes loan covenants based on increasing performance criteria related to EBITDA, revenue and interest expenses determined in accordance with Dutch GAAP. As the Group recently transitioned to IFRS, the loan covenants may be revisited with the lenders as per the facility agreement. For all reporting periods presented, the Group met its covenants that were determined in accordance with Dutch GAAP. The Group expects to continue to meet the increasing performance criteria outlined in the prevailing loan covenants.

In addition, the Company’s shareholder has issued loans to the Group. The principal and accrued interest of the shareholder loans will mature in 2035. The Group continues to seek additional funding solutions to accelerate future growth and expansion.
Refer to Note 24 for information on the terms and conditions of the senior debt bank facility and the shareholder loans and Note 31 for information on loan covenants related to the senior debt bank facility.
Liquidity forecasts
Management prepares detailed liquidity forecasts and monitors cash and liquidity forecasts on a continuous basis. The liquidity forecast incorporates current cash levels, revenue projections and detailed capital expenditures and operating expenses budget. Cash flows are monitored closely, and the Group invests in new stations, chargers and grid connections only if the Group has secured financing for such investments. These forecasts reflect potential scenarios and management plans and are dependent on securing significant contracts and related revenues. The liquidity forecasts incorporate any (new) potential impact from the
COVID-19
outbreak and are regularly updated, given the rapidly evolving nature and uncertain broader consequences of the pandemic.
The Group requires additional financing for additional development activities and operations. Management plan ned
 to finance these investments and costs with the drawdowns on its senior debt facility that were completed during the second half-year of 2021, and with the proceeds from the US public listing through a merger between the Company and Spartan — a Special Purpose Acquisition Company (“SPAC”) — that was completed in the first quarter of 2022.
On July 28, 2021, the Company and Spartan signed a BCA. On March 16, 2022, the Company consummated the previously announced business combination pursuant to the BCA and became a publicly traded company on the NYSE through the incorporation of Allego N.V. As a result of the merger, the Group received
€146 million ($161
million
1
) of gross proceeds
2
. Refer to Note 35 for more details on the Transaction. As of March 31, 2022, the Group had cash and cash equivalents of
€75,105 thousand.
The Group completed the SPAC transaction on March 16, 2022. The completion of the merger yielded in proceeds of €146 million, which is less than the originally expected proceeds of €635 million ($702 million
1
). Allego N.V. confirmed to assist Allego Holding in meetings its liabilities as and when they fall due, but only to the extent that money is not otherwise available to the Company to meet such liabilities. Allego N.V. confirmed to have the ability to provide such support and to provide this support, to the extent outlined above, for a period of at least twelve months from the date of preparation of these consolidated financial statements. Given this cash position, the Group has sufficient funds to run the business for the twelve months from the issuance date of these consolidated financial statements assuming a minimal level of investments such as limited capital expenditures in property, plant and equipment and intangible assets. Therefore, the Group does not depend on external financing in the short-term. Consequently, there is no longer a material uncertainty that casts significant doubt upon the Group’s ability to continue as a going concern and therefore whether the Group will realize its assets and settle its liabilities in the ordinary course of business at the amounts recorded in the consolidated financial statements.
As the Group’s plan to raise capital via the completion of the merger yielded less proceeds than originally expected and the Group will be required to seek additional financing to continue to execute its growth strategy and business plan in the long-term. The Group may not be able to raise such financing on acceptable terms, or at all. The timing and realization of such financing is inherently uncertain. As a result, the timing and realization of such financing may impact the Group’s ability to execute its growth strategy and business plan in the long-term, but does not cast material uncertainty on the Group’s ability to be a going concern and continue its operations for the twelve months from the issuance date of these consolidated financial statements.
Therefore, the consolidated financial statements have been prepared under the assumption that the Group operates on a going concern basis.

1	Translated at the EUR/USD exchange rate as at March 17, 2022.
2	Gross proceeds: not inclusive of transaction expenses.

2.3.	Basis of consolidation
Subsidiaries are all entities over which the Group has control. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, the Group controls an investee if, and only if, the Group has:

•	power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee);

•	exposure, or rights, to variable returns from its involvement with the investee;

•	the ability to use its power over the investee to affect its returns.
Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:

•	the contractual arrangement(s) with the other vote holders of the investee;

•	rights arising from other contractual arrangements;

•	the Group’s voting rights and potential voting rights.
The Group
re-assesses
whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date the Group gains control until the date the Group ceases to control the subsidiary.
Profit or loss and each component of other comprehensive income are attributed to the equity holders of the Company and to the non-controlling
interests, even if this results in the
non-controlling
interests having a deficit balance.
Non-controlling
interests in the results and equity of subsidiaries are shown separately in the consolidated statement of profit or loss, statement of comprehensive income, statement of changes in equity and statement of financial position respectively.
Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset.
The Group treats transactions with
non-controlling
interests that do not result in a loss of control as transactions with equity owners of the Group. A change in ownership interest results in an adjustment between the carrying amounts of the controlling and non-controlling
interests to reflect their relative interests in the subsidiary. Any difference between the amount of the adjustment to non-controlling
interests and any consideration paid or received is recognized in equity and attributed to the equity holders of the Company.
If the Group loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities and non-controlling
interest, while any resultant gain or loss is recognized in profit or loss. Amounts previously recognized in other comprehensive income in respect of that entity are accounted for as if the group had directly disposed of the related assets or liabilities. This may mean that amounts previously recognized in other comprehensive income are reclassified to profit or loss. Any retained interest in the entity is remeasured to its fair value, with the change in the carrying amount recognized in profit or loss. This fair value becomes the initial carrying amount for the purposes of subsequently accounting for the retained interest as an associate, joint venture or financial asset.

2.4. Principles for the consolidated statement of cash flows
The consolidated statement of cash flows is prepared based on the indirect method. The consolidated statement of cash flows distinguishes between cash flows from operating, investing and financing activities. The cash items disclosed in the statement of cash flows comprise cash at bank, cash in hand, deposits held at call with financial institutions and other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, and bank overdrafts when they are considered an integral part of the Group’s cash management.
Cash flows denominated in foreign currencies have been translated at average exchange rates. Exchange differences on cash and cash equivalents are shown separately in the consolidated statement of cash flows. The Group has chosen to present interest paid as cash flows from operating activities and interest received as cash flows from investing activities.
The Group has classified the principal portion of lease payments within cash flows from financing activities and the interest portion within cash flows from operating activities. The Group has classified cash flows received from operating leases as cash flows from operating activities. Cash flows from the principal and interest of the finance lease receivables received are classified as cash flows from investing activities.
2.5. Foreign currency translation
2.5.1. Functional and presentation currency
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The consolidated financial statements are presented in euros (€), which is the Company’s functional and presentation currency.
2.5.2. Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions, and from the translation of monetary assets and liabilities denominated in foreign currencies at year-end
exchange rates, are recognized in the consolidated statement of profit or loss. All foreign exchange gains and losses are presented in the consolidated statement of profit or loss, within finance costs.
Non-monetary
items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.
2.5.3. Translation of foreign operations
The results and financial position of foreign operations that have a functional currency different from the presentation currency of the Group are translated into the presentation currency as follows. Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for each statement of profit or loss and statement of comprehensive income are translated at average exchange rates, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the date of transactions are used. All resulting exchange differences are recognized in the consolidated statement of comprehensive income and accumulated in a foreign currency translation reserve, as a separate component in equity (attributed to non-controlling
interests as appropriate).
When a foreign operation is sold, the associated exchange differences are reclassified to the consolidated statement of profit or loss, as part of the gain or loss on sale.

Goodwill and fair value adjustments arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate. Exchange differences arising are recognized in the consolidated statement of comprehensive income.
2.6. New and amended standards
2.6.1. New and amended standards adopted by the group
The Group applied for the first time certain standards and amendments, which are effective for annual periods beginning on or after January 1, 2021. Other than for the standards and amendments set out in this section, the Group did not have to change its accounting policies or make retrospective adjustments as a result of amending these standards and amendments.
Interest Rate Benchmark Reform – Phase 2: Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16
In August 2020, the IASB issued amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 in relation to the Interest Rate Benchmark Reform. The amendments address issues that might affect financial reporting as a result of the reform of an interest rate benchmark, including the effects of changes to contractual cash flows arising from the replacement of an interest rate benchmark with an alternative requirement.
The senior debt bank facility of the Group uses the Euribor rate. The facility agreement includes stipulations that dictate the use of an alternative rate in the event the Euribor rate is replaced by another rate. Therefore, these amendments did not have an impact on the consolidated financial statements of the Group.
2.6.2. New standards and interpretations not yet adopted
The new and amended standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Group’s financial statements are disclosed below. The Group intends to adopt these new and amended standards and interpretations, if applicable, when they become effective.
Amendments to IFRS 16 –
COVID-19
Related Rent Concessions beyond 30 June 2021
As a result of the
COVID-19
pandemic, rent concessions have been granted to lessees. Such concessions might take a variety of forms, including payment holidays and deferral of lease payments. In May 2020, the IASB made an amendment to IFRS 16
Leases
which provides lessees with an option to treat qualifying rent concessions in the same way as they would if they were not lease modifications. In many cases, this will result in accounting for the concessions as variable lease payments in the period in which they are granted.
The amendment was intended to apply until June 30, 2021, but as the impact of the
COVID-19
pandemic continued, on March 31, 2021, the IASB published
“Covid-19-Related
Rent Concessions beyond 30
 June 2021 (Amendment to IFRS 16)”
which extended the period of application of the practical expedient to June 30, 2022.The amendment applies to annual reporting periods beginning on or after April 1, 2021. However, the Group has not received
Covid-19-related
rent concessions for the year ended December 31, 2021. The Group plans to apply the practical expedient if it becomes applicable within allowed period of application.
Amendments to IAS 16 – Property, Plant and Equipment: Proceeds before intended use
The amendment to IAS 16 Property, Plant and Equipment (“PP&E”) prohibits an entity from deducting from the cost of an item of PP&E any proceeds received from selling items produced while the entity is preparing the asset for its intended use. It also clarifies that an entity is “testing whether the asset is functioning properly” when it assesses the technical and physical performance of the asset. The financial performance of the asset is not relevant to this assessment. Entities must disclose separately the amounts of proceeds and costs relating to items produced that are not an output of the entity’s ordinary activities.

The
 amendment is effective for annual reporting periods beginning on or after January 1, 2022 and must be applied retrospectively to items of property, plant and equipment made available for use on or after the beginning of the earliest period presented when the entity first applies the amendment. The Group does not deduct any proceeds received from charging sessions when the Group is preparing its chargers for its intended use. Therefore, this amendment is not expected to have an impact on the Group’s consolidated financial statements.
Amendments to IAS 1 – Classification of Liabilities as Current or
Non-current
The narrow-scope amendments to IAS 1
Presentation of Financial Statements
clarify that liabilities are classified as either current or non-current,
depending on the rights that exist at the end of the reporting period. Classification is unaffected by the expectations of the entity or events after the reporting date (e.g., the receipt of a waver or a breach of covenant). The amendments also clarify what IAS 1 means when it refers to the “settlement” of a liability.
The amendments could affect the classification of liabilities, particularly for entities that previously considered management’s intentions to determine classification and for some liabilities that can be converted into equity. The amendments are effective for annual reporting periods beginning on or after January 1, 2024 and must be applied retrospectively in accordance with the normal requirements in IAS 8
Accounting Policies, Changes in Accounting Estimates and Errors
. The Group has not yet considered the potential impact of the amendments to the standard on the Group’s consolidated financial statements, if any.
IFRS 17 – Insurance Contracts
In May 2017, the IASB issued IFRS 17
Insurance Contracts
(IFRS 17), a comprehensive new accounting standard for insurance contracts covering recognition and measurement, presentation and disclosure. Once effective, IFRS 17 will replace IFRS 4
Insurance Contracts
(IFRS 4) that was issued in 2005. IFRS 17 applies to all types of insurance contracts (i.e., life, non-life,
direct insurance and
re-insurance),
regardless of the type of entities that issue them, as well as to certain guarantees and financial instruments with discretionary participation features. IFRS 17 is effective for reporting periods beginning on or after January 1, 2023, with comparative figures required. Early application is permitted, provided the entity also applies IFRS 9 and IFRS 15 on or before the date it first applies IFRS 17. The Group is in the process of assessing the potential impact of the standard on the Group’s consolidated financial statements, if any.
AIP (2018-2020 cycle): IFRS 9 Financial Instruments – Fees in the “10 per cent” test for derecognition of financial liabilities
As part of its 2018
–
2020 annual improvements to the IFRS standards process, the IASB issued an amendment to IFRS 9
Financial Instruments.
The amendment clarifies the fees that an entity includes when assessing whether the terms of a new or modified financial liability are substantially different from the terms of the original financial liability. These fees include only those paid or received fees between the borrower and the lender, including fees paid or received by either the borrower or lender on the other’s behalf. An entity applies the amendment to financial liabilities that are modified or exchanged on or after the beginning of the annual reporting period in which the entity first applies the amendment.
The amendment is effective for annual reporting periods beginning on or after January 1, 2022 with earlier adoption permitted. The Group will apply the amendments to financial liabilities that are modified or exchanged on or after the beginning of the annual reporting period ending December 31, 2022. in which the entity first applies the amendment. The Group has not yet considered potential the impact of the amendments to the standard on the Group’s consolidated financial statements, if any.

Other new and amended standards and interpretations
The following new and amended standards and interpretations that are issued, but not yet effective, are not expected to have an impact on the Group’s consolidated financial statements:

•	Amendments to IAS 37 – Onerous Contracts: Cost of Fulfilling a Contract

•	Amendments to IFRS 3 – Reference to the Conceptual Framework

•	AIP (2018 – 2020 cycle): IFRS 1 First-time Adoption of International Financial Reporting Standards – Subsidiary as a First-time Adopter

•	AIP (2018 – 2020 cycle): IAS 41 Agriculture – Taxation in Fair Value Measurements

•	Amendments to IAS 12 Income Taxes: Deferred Tax related to Assets and Liabilities arising from a Single Transaction

•	Amendments to IAS 1 and IFRS Practice Statement 2 – Disclosure of Accounting policies

•	Amendments to IAS 8 – Definition of Accounting Estimates

•	The Illustrative Examples accompanying IFRS 16, ‘Leases’
The amendments are effective for annual periods beginning on or after January 1, 2022, except for the amendments to IAS 12, IAS 1 and the IFRS Practice Statement 2 and IAS 8, which are effective for annual periods beginning on or after January 1, 2023.
2.7. Summary of significant accounting policies
2.7.1. Segment reporting
Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The chief operating decision maker (CODM), who is responsible for assessing the performance of the operating segments and allocating resources, has been identified as the Executive Board of the Group. The Executive Board consists of the chief executive officer (CEO), the chief financial officer (CFO), the chief operating officer (COO) and the chief technology officer (CTO).
2.7.2. Revenue recognition
The Group recognizes revenue from the following activities:

•	revenue from charging sessions;

•	revenue from the sale of charging equipment to customers;

•	revenue from installation services; and

•	revenue from the operation and maintenance of charging equipment owned by customers.
Charging sessions
Charging sessions reflect the revenues related to charging sessions mostly at charging equipment owned by the Group. The Group acts as a charge point operator in public spaces, at consumer’s homes and at company locations. The Group supplies electricity to owners and drivers of electric vehicles which use a charge card issued by a managed service provider (“MSP”) or a credit card to pay for these services. Charging revenue is recognized at the moment of charging, when the control of electricity is transferred to the customer. The Group is acting as a principal in charging transactions for charging equipment that is owned by the Group as it has the primary responsibility for these services and discretion in establishing the price of electricity.

The
 Group is considered an agent in charging transactions for charging equipment owned by third parties as the Group does not have control over electricity, the Group has to reimburse the electricity costs to EV drivers and because the charging services to homeowners and company locations are administrative in nature.
Sale of charging equipment
The Group enters into agreements with customers for the sale of charging equipment. These contracts are generally awarded based on a proposal and business case for a certain location including traffic and other activity predictions. If the proposal is awarded by the customer, the Group enters into an engineering, procurement and construction (“EPC”) contract under which the Group purchases and installs charging equipment at the relevant location. The Group has determined that the sale and installation of the equipment constitute two distinct performance obligations since the integration of both performance obligations is limited, the installation is relatively straight forward and these installation services can be provided by other suppliers as well. These separate performance obligations are both sold on a stand-alone basis and are distinct within the context of the contract. When the contract includes multiple performance obligations, the transaction price is allocated to each performance obligation based on the stand-alone selling prices. Where such stand-alone selling prices are not directly observable, these are estimated based on expected cost plus margin.
Revenue from the sale of charging equipment is recognized at a point in time when control of the charging equipment is transferred to the customer. Depending on the terms and conditions of the contract, this can be:

•	the moment when the customer has the legal title and the physical possession of the charging equipment once the delivery on premise takes place; or

•
the moment when the customer has not taken physical possession of the charging equipment and the delivery on premise has not taken place, but the customer has requested the Group to hold onto the charging equipment, and has the ability to direct the use of, and obtain substantially all of the remaining benefits from the charging equipment.

Installation services
Revenue from installation of charging equipment is recognized over time. The Group uses an input method in measuring progress of the installation services because there is a direct relationship between the Group’s effort and the transfer of service to the customer. The input method is based on the proportion of contract costs incurred for work performed to date in proportion to the total estimated costs for the services to be provided. Management considers that this input method is an appropriate measure of the progress towards complete satisfaction of these performance obligations under IFRS 15. In case the Group cannot reliably measure progress of the installation services, the Group only recognizes revenue to the level of costs incurred.
The Group also sells charging equipment and installation services separately. In that event the same revenue recognition principles are applied as those applied for a combined sale of charging equipment and installation services.
Operation and maintenance of charging equipment
Service revenue from operation and maintenance (“O&M”) services of charging equipment owned by customers is recognized over time. Services include the deployment of the Group’s cloud-based platform to collect, share and analyze charging data as well as the maintenance of the site. Customers are invoiced on a monthly basis and consideration is payable when invoiced. The Group recognizes revenue only when the performance obligation is satisfied, therefore any upfront billing and payments are accounted for as an advance payment.
Part of the O&M fees are variable and based on certain performance indicators related to the charging equipment, such as utilization. The Group recognizes variable consideration when the O&M fees are invoiced to the customer.

The Group and a customer may enter into an EPC contract and an O&M contract at the same time. These contracts are not negotiated as a package and there are distinct commercial objectives and terms, the amount of consideration to be paid in one contract does not depend on the price or performance of the other contract and the goods or services promised in the contracts represent multiple performance obligations. Therefore, EPC and O&M contracts are treated as separate arrangements.
No significant element of financing is deemed present as the sales are made with a credit term of 30 days, which is consistent with market practice. The Group did not recognize an obligation to repair or warrant products or services as the Group does not provide any guarantee extension services.
Contract assets
Fees associated with the EPC contracts are fixed and payable upon the achievement of milestones. If the services rendered by the Group exceed the payment, a contract asset is recognized. Contract assets are subject to an impairment assessment. Refer to the accounting policies on impairment of financial assets in section 2.7.15
Financial instruments
.
Contract liabilities
A contract liability is recognized if a payment from the customer is received and it precedes the Group’s performance. Contract liabilities are recognized as revenue when the Group performs under the contract (i.e., transfers control of the related goods or services to the customer).
2.7.3. Cost of sales
Cost of sales represents the electricity cost for the charging revenues which is billed to the Group by utility companies. Cost of sales related to EPC contracts consists of the cost of charging equipment and the third-party service cost for the installation services including the establishment of the grid connection. Cost of sales related to the O&M contracts mainly consists of the third-party service cost (such as costs incurred for monitoring the state of charging poles, cleaning of charging poles, data-related costs). These expenses are recognized in the period in which the related revenue is recognized.
2.7.4. Other income/(expenses)
The Group recognizes other income/(expenses) from the following sources:

•	sale of renewable energy units (“HBE certificates” or hernieuwbare brandstofeenheden );

•	government grants;

•	disposal of property, plant and equipment;

•	sublease rental income;

•	fair value gains/(losses) on derivatives (purchase options); and

•	other items.
HBE certificates are issued by the government and therefore IAS 20
Accounting for government grants and disclosure of government assistance is applicable. HBE certificates are initially recognized at fair value as inventory (refer to the accounting policies on inventories in section 2.7.14
Inventories
). Other income from the sale of HBE certificates includes both the fair value gain on initial recognition and the gain or loss on the subsequent sale.

The
 accounting policy for the disposal of property, plant and equipment is disclosed in section 2.7.10
Property, plant and equipment
. The accounting policy for government grants is disclosed in section 2.7.5
Government grants
. The accounting policy for sublease rental income is disclosed in section 2.7.12
Leases,
section
“Group as a lessor”
.
The accounting policy for the fair value gains and losses on the purchase options derivatives is disclosed in section 2.7.15
Financial instruments
.
Other items mainly relate to reimbursements from (energy) network operators with respect to the power grid connections used. At the end of the year, the Group is reimbursed based on usage of actual grid connections used.
2.7.5. Government grants
Government grants are recognized where there is reasonable assurance that the grant will be received and that the Group will comply with all attached conditions. When the grant relates to an expense item, it is recognized as income on a systematic basis over the periods that the related costs, which it is intended to compensate, are expensed. Income from government grants is recorded in the consolidated statement of profit or loss as other income.
When the grant relates to an asset, the carrying amount of the related asset is reduced with the amount of the grant. The grant is recognized in the consolidated statement of profit or loss over the useful life of the depreciable asset by way of a reduced depreciation charge.
Grants relating to assets relate to the Group’s chargers and charging infrastructure. Refer to Note 14 for details.
2.7.6. General and administrative expenses
General and administrative expenses relate to the Group’s support function and mainly comprise employee benefits, depreciation, amortization and impairment charges, IT costs, housing and facility costs, travelling costs, fees incurred from third parties and other general and administrative expenses. General and administrative expenses are recognized in the consolidated statement of profit or loss when incurred.
2.7.7. Selling and distribution expenses
Selling and distribution expenses relate to the Group’s sales function and mainly comprise employee benefits, depreciation charges, marketing and communication costs, housing and facility costs, travelling costs and other selling and distribution expenses. Selling and distribution expenses are recognized in the consolidated statement of profit or loss when incurred.
2.7.8. Employee benefits
Short-term employee benefits
Short-term employee benefits include wages, salaries, social security contributions, annual leave, including paid time-off,
accumulating sick leave and
non-monetary
benefits and are recognized as an expense as the related services are provided by the employee to the Group. Liabilities for short-term employee benefits that are expected to be settled within twelve months after the reporting period are recorded for the amounts expected to be paid when the liabilities are settled.
Pensions and other post-employment obligations
Pension plans
The Group operates various pension plans, including both defined benefit and defined contribution plans, for its employees in the Netherlands, Belgium, Germany, the United Kingdom, Norway and Sweden. To the employees in France no Group pension plan applies, but a statutory
end-of-service
benefit applies. The plans are generally funded through payments to insurance companies or trustee-administered funds as determined by periodic actuarial calculations.
Defined benefit plans
The liability or asset recognized in the consolidated statement of financial position in respect of defined benefit pension plans is the present value of the defined benefit obligation at the end of the reporting period less the fair value of plan assets. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method.
The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms approximating to the terms of the related obligation. In countries where there is no deep market in such bonds, the market rates on government bonds are used.
The net interest cost is calculated by applying the discount rate to the net balance of the defined benefit obligation and the fair value of plan assets. This cost is included in employee benefit expenses in the consolidated statement of profit or loss.
Remeasurement gains and losses arising from experience adjustments and changes in actuarial assumptions are recognized in the period in which they occur, directly in other comprehensive income. They are included in retained earnings in the consolidated statement of changes in equity and in the consolidated statement of financial position.
Changes in the present value of the defined benefit obligation resulting from plan amendments or curtailments are recognized immediately in the consolidated statement of profit or loss as past service costs.
Defined contribution plans
For defined contribution plans, the Group pays contributions to publicly or privately administered pension insurance plans on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid. The contributions are recognized as employee benefit expenses when they are due. Prepaid contributions are recognized as an asset to the extent that a cash refund or a reduction in the future payments is available.
Other long-term employee benefits
The Group operates a jubilee plan for certain employees in the Netherlands, for which the Group records a provision. The provision is measured as the present value of expected future payments to be made in respect of services provided by employees up to the end of the reporting period, using the projected unit credit method. Consideration is given to expected future wage and salary levels, experience of employee departures and periods of service.
Expected future payments are discounted using market yields at the end of the reporting period of high-quality corporate bonds with terms and currencies that match, as closely as possible, the estimated future cash outflows. Interest cost is calculated by applying the discount rate to the expected future payments. This cost is recognized in the consolidated statement of profit or loss, within finance costs.
Remeasurements as a result of experience adjustments and changes in actuarial assumptions are recognized in the consolidated statement of profit or loss.

2.7.9. Share-based payments
A share-based payment arrangement is provided to an external consulting firm via a Special Fees Agreement. Information relating to this agreement between the Company’s immediate parent entity — Madeleine — and the consulting firm is set out in Note 10. The fair value of the share-based payment arrangement granted under the Special Fees Agreement is recognized as an expense, with a corresponding increase in retained earnings. The total amount to be expensed is determined by reference to the fair value of the share-based payment arrangement, including market performance conditions. The fair value excludes the impact of any service and non-market
performance vesting conditions.
IFRS 2 requires the total expense to be recognized over the vesting period, which is the period over which all of the specified service and non-market
vesting conditions are to be satisfied. For the Special Fees Agreement the expenses are recognized over the service period (from the grant date until a liquidity event, refer to section 3.1.4). The Group shall revise its estimate of the length of the vesting period, if necessary, if subsequent information indicates that the length of the vesting period differs from previous estimates. This may result in the reversal of expenses if the estimated vesting period is extended.
2.7.10. Property, plant and equipment
Property, plant and equipment are initially recorded in the consolidated statement of financial position at their cost. For property, plant and equipment acquired from third parties this is the acquisition cost, including costs that are directly attributable to the acquisition of the asset. For internally constructed assets, cost comprises direct costs of materials, labor and other direct production costs attributable to the construction of the asset. Each item of property, plant and equipment is subsequently stated at historical cost less accumulated depreciation and impairment, if any.
Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognized when replaced. All other repairs and maintenance are charged to the consolidated statement of profit or loss during the reporting period in which they are incurred.
An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the asset’s use or disposal. Any gain or loss arising on the disposal or retirement of the asset (determined as the difference between the net disposal proceeds and the carrying amount of the asset) is recorded in the consolidated statement of profit or loss when the asset is derecognized, within other income/(expenses). Occasionally, the Group sells its own chargers and/or charging equipment to a customer. In that case, the carrying value of the disposed assets are recorded within cost of sales. The proceeds of such transactions are recorded within revenue from the sale of charging equipment.
An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.
Depreciation methods and periods
The Group depreciates its property, plant and equipment using the straight-line method to allocate their cost, net of their residual values, over their estimated useful lives. Leasehold improvements are depreciated over the shorter of their lease term and their estimated useful lives. The estimated useful lives used are as follows:

Asset class	Useful life
Chargers and charging infrastructure	7 – 10 years
Other fixed assets	3 – 10 years
Assets under construction	Not depreciated

Other fixed assets mainly comprise leasehold improvements and IT assets.
The residual values, useful lives and depreciation methods are reviewed at the end of each reporting period and adjusted prospectively, if appropriate.
2.7.11. Intangible assets
The Group’s intangible assets consist of software. Software primarily comprises the Group’s internally developed EV Cloud platform and software purchased from third parties.
Internally developed software
Internally developed software comprises the Group’s internally developed EV Cloud platform. Its cost consists of the acquisition cost of software acquired from third parties and development costs that are directly attributable to the design and testing of the EV Cloud platform, which is controlled by the Group.
Development costs are capitalized as software if the following criteria are met:

•	It is technically feasible to complete the software so that it will be available for use.

•	Management intends to complete the software and use or sell it.

•	There is an ability to use or sell the software.

•	It can be demonstrated how the software will generate probable future economic benefits.

•	Adequate technical, financial and other resources to complete the development and to use or sell the software are available.

•	The expenditure attributable to the software during its development can be reliably measured.
Directly attributable costs that are capitalized as part of the software include direct costs of labor and other direct production costs attributable to the development of the software.
Capitalized development costs are recorded as intangible assets and amortized from the point at which the asset is ready for use. Research expenditure and development expenditure related to software that do not meet the criteria above are recognized as an expense as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period.
Software purchased from third parties
Software purchased from third parties is measured on initial recognition at cost. Cost comprises the purchase price and directly attributable costs of preparing (i.e., tailoring) the software for its intended use by the Group. Following initial recognition, software purchased from third parties is carried at cost less any accumulated amortization and accumulated impairment losses. Software purchased from third parties is amortized over its useful life or the duration of the license, as applicable.
An intangible asset is derecognized upon disposal or when no future economic benefits are expected to arise from the asset’s use or disposal. Any gain or loss arising on derecognition of the asset (determined as the difference between the net disposal proceeds and the carrying amount of the asset) is recorded in the consolidated statement of profit or loss when the asset is derecognized.

Amortization methods and periods
The Group amortizes intangible assets with a finite useful life using the straight-line method to allocate their cost over their estimated useful lives. The estimated useful lives used are as follows:

Asset class	Useful life

Software – Internally developed software	3 years
Software – Purchased from third parties	1 – 3 years

The
 useful lives and amortization methods are reviewed at the end of each reporting period and adjusted prospectively, if appropriate.
2.7.12. Leases
Group as a lessee
The Group leases office buildings, cars, software, and other assets. Other assets comprise office furniture and land permits. Rental contracts are typically agreed for fixed periods of several years. The contractual lease term of cars is set at four years, where extensions are unusual. Software relates to the right of use of a third-party supplier’s application software. The contractual lease term is set at five years with a two-year
extension option. The contractual lease term of office buildings is typically set at five years but may have extension options as described below.
Contracts may contain both lease and
non-lease
components. The Group has elected not to separate lease and
non-lease
components for all identified asset classes and instead accounts for these as a single lease component.
Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. The lease agreements do not impose any covenants other than the security interests in the leased assets that are held by the lessor. Leased assets may not be used as security for borrowing purposes.
Determining the
right-of-use
asset and lease liability
Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments:

•	fixed payments (including in-substance payments), less any lease incentives receivable;

•	variable lease payments that are based on an index or rate, initially measured using the index or rate as at the commencement date;

•	amounts expected to be payable by the Group under residual value guarantees;

•	the exercise price of a purchase option if it is reasonably certain that the Group will exercise that option; and

•	payments of penalties for terminating the lease, if the lease term reflects the Group exercising that option.
Lease payments to be made under reasonably certain extension options are also included in the measurement of the lease liability.
The Group is exposed to potential future increases in variable lease payments based on an index or rate, which are not included in the lease liability until they take effect. When adjustments to lease payments based on an index or rate take effect, the lease liability is reassessed and adjusted against the right-of-use
asset.
Lease payments are allocated between principal and finance cost. The finance cost is charged to the consolidated statement of profit or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the lease liability for each period.
Right-of-use
assets are measured at cost comprising the following:

•	the amount of the initial measurement of the lease liability;

•	any lease payments made at or before the commencement date less any lease incentives received;

•	any initial direct costs, and

•	restoration costs.

Right-of-use
assets are generally depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis. If the Group is reasonably certain that it will exercise a purchase option, the right-of-use
asset is depreciated over the underlying asset’s useful life.
The
right-of-use
assets are also subject to impairment and are allocated to the cash-generating unit to which these assets relate. Refer to the accounting policy for impairment of non-financial
assets, which is disclosed in section 2.7.13
Impairment of
non-financial
assets
.
Discount rate
The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases in the Group, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use
asset in a similar economic environment with similar terms, security and conditions. To determine the incremental borrowing rate, the Group uses a build-up
approach that starts with a risk-free interest rate adjusted for credit risk for leases held by the Group and makes adjustments specific to the lease (e.g., term, country, currency and security).
Leases of
low-value
assets and short-term leases
Low-value
assets comprise small items of office furniture. The Group has not applied the practical expedient to recognize leases of low-value
assets on a straight-line basis as an expense in the consolidated statement of profit or loss.
Short-term leases are leases with a lease term of twelve months or less without a purchase option. The Group has short-term building and car leases. The Group has applied the practical expedient to recognize short-term building leases, but not for short-term car leases, on a straight-line basis as an expense in the consolidated statement of profit or loss.
Lease term
Extension and termination options are included in a number of office building, software, and car leases across the Group. These are used to maximize operational flexibility in terms of managing the assets used in the Group’s operations. The majority of extension and termination options held are exercisable only by the Group and not by the respective lessor.
In determining the lease term, management considers all facts and circumstances that create an economic incentive to exercise an extension option, or not to exercise a termination option. Extension options (or periods after termination options) are only included in the lease term if it is reasonably certain that the lease will be extended (or not terminated).
For leases of offices, the following factors are normally the most relevant:

•	If there are significant penalty payments to terminate (or not to extend), it is typically reasonably certain that the Group will extend (or not terminate).

•	If any leasehold improvements are expected to have a significant remaining value, it is typically reasonably certain that the Group will extend (or not terminate).

•	Otherwise, the Group considers other factors including historical lease durations and the costs and business disruption required to replace the leased asset.

F-2
7

For
 two office leases the extension options have been included in the lease liability, because not extending the leases would result in business disruption in the respective locations. For two other office leases the extension options have not been included in the lease liability, because the leases either have a significant remaining non-cancellable
lease term or the Group is contemplating whether that office will be suitable for the Group’s operations.
The lease term is reassessed if an option is actually exercised (or not exercised) or the Group becomes obliged to exercise (or to not exercise) it. The assessment of reasonable certainty is only revised if a significant event or a significant change in circumstances occurs, which affects this assessment, and that is within the control of the lessee.
Group as a lessor
When the Group acts as a lessor, it determines at lease commencement whether each lease is a finance lease or an operating lease. To classify each lease, the Group makes an overall assessment of whether the lease transfers to the lessee substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, the lease is classified as a finance lease. If this is not the case, the lease is classified as an operating lease.
As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset and whether, at the inception date, the present value of the lease payments amounts to at least substantially all of the fair value of the underlying asset.
If an arrangement contains lease and
non-lease
components, the Group applies IFRS 15
Revenue from Contracts with Customers
to allocate the consideration in the contract.
When the Group is an intermediate lessor, it accounts for its interests in the head-lease and the sublease separately. It assesses the lease classification of a sublease with reference to the right-of-use
asset arising from the head-lease, not with reference to the underlying asset.
Operating subleases
The Group subleases some of its leased office buildings to third parties. The contractual term of subleases of office buildings is typically set at three years but is in no event longer than the lease term of the head-lease.
Subleases may have extension and/or termination options that are typically exercisable only by the lessee and not by the Group. All subleases of the Group’s leased office buildings are classified as operating subleases.
The Group recognizes lease payments received under operating leases as income on a straight-line basis over the lease term as part of “other income/(expenses)”.
2.7.13. Impairment of
non-financial
assets
The Group assesses, at each reporting date, whether there is an indication that an asset may be impaired. If any indication exists, the Group estimates the asset’s recoverable amount. The recoverable amount is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets (“cash-generating units”). An asset’s recoverable amount is the higher of an asset’s or CGU’s fair value less costs of disposal and its value in use. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. Impairment losses are recognized in the consolidated statement of profit or loss in expense categories consistent with the function of the impaired asset.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax
discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs of disposal, recent market transactions are taken into account. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples or other available fair value indicators.
The Group bases its impairment calculation on most recent budgets and forecast calculations, which are prepared separately for each of the Group’s CGUs to which the individual assets are allocated. These budgets and forecast calculations generally cover a period of five years. A long-term growth rate is calculated and applied to project future cash flows after the fifth year.
An assessment is made at each reporting date to determine whether there is an indication that previously recognized impairment losses no longer exist or have decreased. If such indication exists, the Group estimates the asset’s or CGU’s recoverable amount. A previously recognized impairment loss is reversed only if there has been a change in the assumptions used to determine the asset’s recoverable amount since the last impairment loss was recognized. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation or amortization, had no impairment loss been recognized for the asset in prior years. Such reversal is recognized in the consolidated statement of profit or loss.
2.7.14. Inventories
Finished products and goods for resale
Inventories of finished products and goods for resale are stated at the lower of cost and net realizable value. Costs are assigned to individual items of inventory on the basis of weighted average costs. Costs of purchased inventory are determined after deducting rebates and discounts.
Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.
HBE certificates
HBE certificates are initially measured at fair value, which is the initial cost of the certificates. Upon initial recognition of the certificates, the Group records a corresponding gain in other income/(expenses). HBE certificates are subsequently stated at the lower of cost and net realizable value. Costs are assigned on an individual basis.
Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale.
2.7.15. Financial instruments
The Group recognizes a financial asset or financial liability in its consolidated statement of financial position when the Group becomes a party to the contractual provisions of the financial instrument.
Financial assets
Classification
The Group classifies its financial assets in the following measurement categories:

•	those to be measured subsequently at fair value through other comprehensive income (“FVOCI”);

•	those to be measured subsequently at fair value through profit or loss (“FVPL”); and

•	those to be measured at amortized cost .
The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them.
In order for a financial asset to be classified and measured at amortized cost or FVOCI, it needs to give rise to cash flows that are “solely payments of principal and interest (“SPPI”)” on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level. Financial assets with cash flows that are not SPPI are classified and measured at fair value through profit or loss, irrespective of the business model.
The Group’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both. Financial assets classified and measured at amortized cost are held within a business model with the objective to hold financial assets in order to collect contractual cash flows while financial assets classified and measured at FVOCI are held within a business model with the objective of both holding to collect contractual cash flows and selling.
The Group reclassifies debt investments when and only when its business model for managing those assets changes.
The Group does not have equity instruments that should be accounted in accordance with IFRS 9
Financial Instruments
.
Initial measurement
With the exception of trade receivables that do not contain a significant financing component, the Group initially measures a financial asset at its fair value plus, in the case of a financial asset not at FVPL, transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in the consolidated statement of profit or loss.
Trade receivables
Trade receivables are amounts due from customers for goods sold or services performed in the ordinary course of business. They are generally due for settlement within 30 days and are therefore all classified as current. Trade receivables are recognized initially at the amount of consideration that is unconditional, unless they contain significant financing components, when they are recognized at fair value.
Subsequent measurement
Financial assets at amortized cost
Financial assets at amortized cost are subsequently measured using the effective interest (“EIR”) method and are subject to impairment. Gains and losses are recognized in the consolidated statement of profit or loss when the asset is derecognized, modified or impaired.
The Group’s financial assets at amortized cost include cash and cash equivalents, trade receivables, other receivables and pledged bank balances included under current and non-current
other financial assets.

Financial assets at FVOCI
For debt instruments at FVOCI, interest income, foreign exchange revaluation and impairment losses or reversals are recognized in the consolidated statement of profit or loss and computed in the same manner as for financial assets measured at amortized cost. The remaining fair value changes are recognized in the consolidated statement of comprehensive income (“OCI”). Upon derecognition, the cumulative fair value change recognized in OCI is recycled to the consolidated statement of profit or loss.
The Group does not have debt instruments at FVOCI.
Financial assets at FVPL
Financial assets at fair value through profit or loss are carried in the consolidated statement of financial position at fair value with net changes in fair value recognized in the consolidated statement of profit or loss.
This category includes purchase options derivatives which are included under current other financial assets and interest cap derivatives which are included under non-current
other financial assets.
Impairment
The Group recognizes an allowance for expected credit losses (“ECLs”) for all debt instruments not held at FVPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Group expects to receive, discounted at an approximation of the original effective interest rate. The expected cash flows will include cash flows from the sale of collateral held or other credit enhancements that are integral to the contractual terms.
Trade receivables and contract assets
The Group applies the IFRS 9 simplified approach to measuring ECLs which uses a lifetime expected loss allowance for all trade receivables and contract assets. To measure the ECLs, trade receivables and contract assets have been grouped based on shared credit risk characteristics and the days past due. The contract assets relate to unbilled work in progress and have substantially the same risk characteristics as the trade receivables for the same types of contracts. The Group has therefore concluded that the expected loss rates for trade receivables are a reasonable approximation of the loss rates for the contract assets.
The Group considers a financial asset in default when contractual payments are 60 days past due. However, in certain cases, the Group may also consider a financial asset to be in default when internal or external information indicates that the Group is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Group. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.
Derecognition of financial assets
Financial assets are derecognized when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all the risks and rewards of ownership.
Financial liabilities
Classification
The Group classifies its financial liabilities in the following measurement categories:

•	financial liabilities at FVPL; and

•	financial liabilities at amortized cost.

The

Group’s
financial liabilities include trade and other payables, borrowings including bank overdrafts, and derivative financial instruments.
Initial measurement
All financial liabilities are recognized initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs.
Subsequent measurement
For purposes of subsequent measurement, financial liabilities are classified in two categories:

•	financial liabilities at FVPL; and

•	financial liabilities at amortized cost.
Financial liabilities at FVPL
Financial liabilities at FVPL include derivative financial instruments.
Financial liabilities at amortized cost
This is the category most relevant to the Group and consists of borrowings and trade and other payables.
Trade and other payables
These amounts represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 months after the reporting period. They are subsequently measured at amortized cost using the EIR method.
Borrowings
After initial recognition, borrowings are subsequently measured at amortized cost using the EIR method. Gains and losses are recognized in the consolidated statement of profit or loss when the liabilities are derecognized as well as through the EIR amortization process. Amortized cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortization is included as finance costs in the consolidated statement of profit or loss.
Fees paid on the establishment of borrowings and commitment fees paid on the unused part of the facility are recognized as transaction costs of the loan to the extent that it is probable that some or all of the facility will be drawn down. In this case, the fee is deferred until the draw-down occurs. To the extent there is no evidence that it is probable that some or all of the facility will be drawn down, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.
Derecognition
A financial liability is derecognized when the obligation under the liability is discharged or cancelled or expires. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognized in the consolidated statement of profit or loss.

Derivatives
The Group uses a derivative financial instrument, an interest rate cap, to hedge its interest rate risks. Derivatives are initially recognized at fair value on the date a derivative contract is entered into, and they are subsequently remeasured to their fair value at the end of each reporting period. The Group does not apply hedge accounting. Therefore, changes in the fair value of the Group’s derivative financial instrument are recognized immediately in the consolidated statement of profit or loss and are included in finance costs.
Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.
Offsetting of financial instruments
Financial assets and financial liabilities are offset and the net amount is reported in the consolidated statement of financial position if there is a currently enforceable legal right to offset the recognized amounts and there is an intention to settle on a net basis, to realize the assets and settle the liabilities simultaneously.
2.7.16. Fair value measurement
The Group measures financial instruments such as derivatives at fair value at the end of each reporting period.
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either in the principal market for the asset or liability, or, in the absence of a principal market, in the most advantageous market for the asset or liability. The principal or the most advantageous market must be accessible by the Group.
The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.
All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:

•	Level 1: Quoted (unadjusted) market prices in active markets for identical assets or liabilities.

•	Level 2: Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.

•	Level 3: Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.
For assets and liabilities that are recognized in the consolidated financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing
categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

2.7.17. Cash and cash equivalents
Cash and cash equivalents include cash in hand, cash at banks, deposits held at call with financial institutions and other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Bank overdrafts are shown within borrowings in current liabilities in the consolidated statement of financial position.
2.7.18. Equity
Share capital
The Company’s share capital consists of ordinary shares, which are classified as equity. Incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.
Reserves
Reserves include the legal reserve for capitalized development costs and the foreign currency translation reserve.

(i)	Legal reserve for capitalized development costs
A legal reserve has been recognized within equity with regard to the capitalized development costs of the Group’s internally developed EV Cloud platform in accordance with section 365, sub 2, Book 2 of the Dutch Civil Code. The legal reserve is reduced as the capitalized development costs are amortized. Additions and releases from the legal reserve are recorded through retained earnings.

(ii)	Foreign currency translation reserve
The foreign currency translation reserve includes the cumulative exchange differences that result from the translation of the financial statements of the Group’s foreign operations.
2.7.19. Loss per share
Basic loss per share is calculated by dividing the profit attributable to owners of the Company, excluding any costs of servicing equity other than ordinary shares, by the weighted average number of ordinary shares outstanding during the financial year.
Diluted loss per share adjusts the figures used in the determination of basic loss per share to take into account the after-income tax effect of interest and other financing costs associated with dilutive potential ordinary shares and the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.
2.7.20. Provisions and contingencies
Provisions are recognized when the Group has a present legal or constructive obligation as
a
result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and the amount can be reliably measured. Provisions are not recognized for future operating losses.
Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognized even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.
When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received

F-3
4

and the amount of the receivable can be measured reliably. The expense relating to a provision is presented in the consolidated statement of profit or loss net of any reimbursement.
Provisions are measured at the present value of management’s best estimate of the expenditure required to settle the present obligation at the end of the reporting period. The discount rate used to determine the present value is a pre-tax
rate that reflects current market assessments of the time value of money and the risks specific to the liability. The increase in the provision due to the passage of time is recognized as interest expense, presented within finance costs in the consolidated statement of profit or loss.
Jubilee provisions
The accounting policy for jubilee provisions is described in the employee benefits section.
Restructuring provisions
Restructuring provisions are recognized only when the Group has a constructive obligation, which is when:

•
there is a detailed formal plan that identifies the business or part of the business concerned, the location and number of employees affected, the detailed estimate of the associated costs, and the timeline; and

•	the employees affected have been notified of the plan’s main features.
The measurement of a restructuring provision includes only the direct expenditures arising from the restructuring, which are those amounts that are both necessarily entailed by the restructuring and not associated with the ongoing activities of the business or part of the business concerned.
Contingent liabilities
Contingent liabilities arise when there is a:

•	possible obligation that might, but will probably not require an outflow of resources embodying economic benefits; or

•	present obligation that probably requires an outflow of resources embodying economic benefits, but where the obligation cannot be measured reliably; or

•	present obligation that might, but will probably not, require an outflow of resources embodying economic benefits.
Contingent liabilities are not recognized in the consolidated statement of financial position, but rather are disclosed, unless the possibility of an outflow is considered remote.
2.7.21. Income tax
The income tax expense or credit for the period is the tax payable on the current period’s taxable income, based on the applicable income tax rate for each jurisdiction, adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.
Current tax
The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of the reporting period in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a taxation authority will
 accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.
Deferred tax
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill. Deferred income tax is also not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that, at the time of the transaction, affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the end of the reporting period and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.
Deferred tax assets are recognized only if it is probable that future taxable amounts will be available to utilize those temporary differences and losses.
Deferred tax liabilities and assets are not recognized for temporary differences between the carrying amount and tax bases of investments in foreign operations where the company is able to control the timing of the reversal of the temporary differences and it is probable that the differences will not reverse in the foreseeable future.
Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets and liabilities and where the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.
Deferred income tax assets and liabilities are measured at nominal value.
Current and deferred tax for the year
Current and deferred tax is recognized in the consolidated statement of profit or loss, except to the extent that it relates to items recognized in other comprehensive income or directly in equity. In this case, the tax is also recognized in other comprehensive income or directly in equity, respectively.

3.	Significant accounting estimates, assumptions and judgments
The preparation of the Group’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent assets and liabilities. The reported amounts that result from making estimates and assumptions, by definition, will seldom equal the actual results. Management also needs to exercise judgment in applying the Group’s accounting policies.
3.1 Judgments
In the process of applying the Group’s accounting policies, management has made the following judgments, which have the most significant effect on the amounts recognized in the consolidated financial statements.

3.1.1 Capitalization of development costs
The development costs in relation to the design and testing of the Group’s internally developed EV Cloud software platform are capitalized based on management judgments. These judgments relate to whether the following criteria are met:

•	It is technically feasible to complete the software so that it will be available for use.

•	Management intends to complete the software and use or sell it.

•	There is an ability to use or sell the software.

•	It can be demonstrated how the software will generate probable future economic benefits.

•	Adequate technical, financial and other resources to complete the development and to use or sell the software are available.

•	The expenditure attributable to the software during its development can be reliably measured.
In determining the development costs to be capitalized, the Group estimates the expected future economic benefits of the software (component) that is the result of the development project. Furthermore, management estimates the useful life of such software (component).
As at December 31, 2021, the carrying amount of capitalized development costs was €4,198 thousand (December 31, 2020: €3,812 thousand). The Group estimates the useful life of the development costs to be at three years based on the expected lifetime of the software (component). However, the actual useful life may be shorter or longer than three years, depending on innovations, market developments and competitor actions.
3.1.2 Revenue recognition
Significant judgment and estimates are necessary for the allocation of the proceeds received from an arrangement to the multiple performance obligations in a contract and the appropriate timing of revenue recognition. The Group enters into EPC contracts with customers that include promises to transfer multiple products and services, such as charging equipment and installation services. For arrangements with multiple products or services, the Group evaluates whether each of the individual products or services qualify as distinct performance obligations. In its assessment of whether products or services are a distinct performance obligation, the Group determines whether the customer can benefit from the product or service on its own or with other readily available resources and whether the service is separately identifiable from other products or services in the contract. This evaluation requires the Group to assess the nature of the charging equipment, as well as the grid connection and installation services and how each is provided in the context of the contract.
The Group enters into EPC contracts for the delivery and installation of charging equipment as a bundled package. The Group has determined that there are two separate performance obligations in these contracts. These distinct promises are (1) to deliver the charging equipment and, (2) to install the charging equipment (including the connection to the grid). The main reasons for separating these performance obligations are that these promises can be fulfilled separately with other readily available resources, and that the Group does not provide significant integration, modification or customization services related to the charging equipment.
The Group also provides operation and maintenance services to its customers which include operation of the EV charging infrastructure, maintenance of the charging points, access to the Group’s EV Cloud solution, EV Cloud software updates and interface management. The Group has determined that operation and maintenance services represent one single performance obligation because all services components are highly interrelated with one another.

3.1.3 Consolidation of
Mega-E
From the acquisition in May 2018 through December 2019,
Mega-E
Charging B.V.
(“Mega-E”)
has been consolidated by the Group. During that period, the Group held 100% of the shares and all the voting rights in
Mega-E.
In December 2019, the Group sold
Mega-E
to the French investor Meridiam EM SAS, which is a related party under common control of Meridiam SAS. At the time of the sale,
Mega-E
only had limited activities and owned an immaterial amount of net assets. The consideration for the sale was € nil and represented the net assets of the entity at the time of the transaction. At the date of the transfer,
Mega-E
consisted only of €100 share capital. During the year ended December 31, 2021, one of the directors of the Group was also an executive director of
Mega-E.
As at December 31, 2021, the director resigned from the Group. Additionally, one of the non-executive
directors of the Group is also a
non-executive
director of
Mega-E.
After this transaction,
Mega-E
established subsidiaries and formed the
Mega-E
Group. The
Mega-E
Group has entered into several EPC and O&M agreements with the Group with the purpose of constructing and operating charging stations across Europe (please also refer to Note 33 for more information).
The Group has assessed and concluded that it did not control
Mega-E
thereafter, where it has considered the relevant activities of the
Mega-E
Group:

•	setting business strategy;

•	approving the budget;

•	issuing instructions to find sites for the development of charging stations; and

•	approving business cases for charging stations.
Under the EPC and O&M contracts, the Group provides services to the
Mega-E
Group to support these relevant activities. The Group receives instructions and searches for appropriate sites and develops the related business cases. Subsequently, the Group presents such business cases to the
Mega-E
Group.
All decision-making surrounding the relevant activities (i.e., of the
Mega-E
Group’s asset companies) are fully within the discretion of the supervising body and shareholders of
Mega-E.
Allego does not have a seat in the supervising body. The voting in its general meeting or similar rights are the dominant factor in controlling the entity. All major decisions surrounding the relevant activities of the
Mega-E
Group are approved by Meridiam.
The residual risks of the
Mega-E
Group, such as impairment of assets and other risks associated with ownership of the assets, are solely borne by Meridiam. In case the assets are not utilized, negative effects are for the account of the
Mega-E
Group. As a result, the Group does not have any exposure to residual risks.
The Group does not hold any voting rights in the
Mega-E
Group. Furthermore, the relationship between the Group and the
Mega-E
Group is that of a customer and service provider. The Group does not have rights giving it the ability to direct the activities of the
Mega-E
Group, nor the ability to affect their returns. As a result, the Group does not control the
Mega-E
Group and is therefore not consolidated in the Group’s financial statements.
Purchase option to acquire
Mega-E
On July 28, 2021, the Group and Meridiam EM — an indirectly wholly-owned subsidiary of Meridiam SAS, the Company’s ultimate parent — entered into a call option agreement to acquire 100% of the share capital of
Mega-E.
The exercise of the call option by the Group is conditional upon satisfaction of the Transaction contemplated under the BCA and the call option can be exercised by the Group at the earliest on January 15, 2022, and within the six-month
period thereafter. Refer to Note 18 and 29 for information about the methods and assumptions used in determining the fair value of derivatives.

3.1.4 Accounting for the Special Fees Agreement
On December 16, 2020 (‘the grant date’), the Company’s immediate parent entity — Madeleine — entered into a Special Fees Agreement (the “Agreement”), pursuant which an external consulting firm provides services to Madeleine and the Group relating to a contemplated share transaction (a “Liquidity Event”). As consideration for these services, the consulting firm is entitled to fees in cash and in shares based on the value of the Company in relation to a future Liquidity Event, payable by Madeleine.
Management assessed whether the Group has received services under the Agreement that requires the Agreement to be accounted for in the Group’s consolidated financial statements. The Agreement was entered into by Madeleine and the consulting firm reports to the board of directors of Madeleine. The consulting services provided related to a Liquidity Event, but also to strategic and operational advice. The Group has benefited from these services and might also benefit from a Liquidity Event. Although the Group does not have the obligation to settle the obligation under the Agreement, management believes that the services provided under the Agreement benefit the Group. Therefore, the Agreement is in scope of IFRS 2
Share-based Payment
from the perspective of the Group and accounted for in the Group’s consolidated financial statements.
The Group has also assessed that the total fair value of the grant should be recognized between the grant date and the estimated date of the Liquidity Event as the Agreement compensates the external consulting firm for future services and creates a significant incentive for the external consulting firm to continue to provide services until a Liquidity Event takes place. The Agreement therefore includes an implicit future service period over which the share-based payment expenses should be recognized.
In January 2021, the Agreement was amended whereby certain definitions, including the definition of what entails a Liquidity Event, were changed. Another amendment in April 2021, provides the external consulting firm with the right to subscribe for additional shares being equal to 5% of the share capital (after completion of the listing) of the Company and the Agreement was extended until December 31, 2028. Management assessed and reflected these changes by re-estimating
the service period and the total fair value of the grant.
On July 28, 2021, the parties to the BCA — Meridiam SAS, Spartan and the Company — agreed that the cash payments to be made by Meridiam under the Agreement will be recharged to the Company or its legal successor. However, this repayment agreement does not result in an obligation for the Company to settle the Agreement. Therefore, this does not change the accounting treatment of the Agreement in the consolidated financial statements for the year ended December 31, 2021.
Refer to Note 10 for further details on the accounting for the Agreement.
3.2 Estimates and assumptions
The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within future periods, are described below.
The Group based its assumptions and estimates on parameters available when the consolidated financial statements were prepared and are based on historical experience and other factors that are considered to be relevant. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

3.2.1 Recognition of deferred tax assets
Deferred tax assets are carried on the basis of the tax consequences of the realization or settlement of assets, provisions, liabilities or accruals and deferred income as planned by the Group at the reporting date. A deferred tax asset is recognized to the extent that it is probable that there will be sufficient future taxable profit. In this assessment, the Group includes the availability of deferred tax liabilities, the possibility of planning of fiscal results and the level of future taxable profits in combination with the time and/or period in which the deferred tax assets are realized.
As at December 31, 2021, the Group recorded a deferred tax asset of €570 thousand (December 31, 2020: €722 thousand) which relates to carried-forward tax losses of the Group’s operations in Germany and Belgium (December 31, 2020: Germany). The Group expects that future taxable profits will be available against which these unused tax losses can be utilized. These losses can be carried forward indefinitely and have no expiry date.
At each reporting date presented, the Group also had unused tax losses available for carryforward in other jurisdictions where the Group incurred losses in the past for which no deferred tax assets have been recognized. The Group expects that future taxable profits will be available against which these unused tax losses can be utilized before the expiry date. However, the Group has determined that, for those jurisdictions, the threshold for recognizing deferred tax assets in excess of the level of deferred tax liabilities has not been met due to uncertainties such as the planned fiscal restructuring of the Group (see Note 27.3 for details). Therefore, for those jurisdictions, deferred tax assets have been recognized to the extent that the Group has deferred tax liabilities and no additional deferred tax assets have been recognized for unused tax losses at each reporting date presented.
Management determined the (deferred) tax position of the Group using estimates and assumptions that could result in a different outcome in the tax return filed with the tax authorities and could result in adjustments in subsequent periods.
3.2.2 Impairment of
non-financial
assets
At each reporting date, the Group assesses an asset or a group of assets for impairment whenever there is an indication that the carrying amounts of the asset or group of assets may not be recoverable. In such event the Group compares the assets or group of assets carrying value with its recoverable amount, which is the higher of the value in use and the fair value less costs of disposal. The Group uses a discounted cashflow (“DCF”) model to determine the value-in-use.
The cash flow projections contain assumptions and estimates of future expectations. This value in use is determined using cash flow projections from financial budgets approved by senior management covering a five-year period, cash flows beyond the five-year period are extrapolated using a growth rate and the future cash flows are discounted. The value in use amount is sensitive to the discount rate used in the DCF model as well as the expected future cash-inflows and the growth rate used for extrapolation purposes.
Impairments and reversal of impairments of chargers
During the years ended December 31, 2021 and 2020 the Group has identified several chargers that were not performing as expected. For these chargers the utilization was lower than included in the business plan for these chargers. Utilization rates are calculated by dividing the number of charging sessions by a maximum of fifty sessions per day. The identified chargers that were underutilized had a negative margin, but no technical issues (uptime above 95%). The Group considers this an indication for impairment. The Group subsequently compared the carrying value of these chargers with the value-in-use.
The impairment loss recognized in the consolidated statement of profit or loss for the year ended December 31, 2021 amounted to €354 thousand (2020: €466 thousand, 2019: €272 thousand).

During the year ended December 31, 2021, the Group has identified improvements in utilization rates for several chargers that were impaired in prior periods. The Group considers this an indication that an impairment loss recognized in prior periods no longer exists or may have decreased. The Group subsequently compared the carrying value of these chargers with the value-in-use.
The increased carrying value as a result of the reversal of impairment shall not exceed the carrying value that would have been determined (net of depreciation) had no impairment loss been recognized for these chargers in prior periods.
The
 reversal of impairments recognized in the consolidated statement of profit or loss for the year ended December 31, 2021 amounted to €
381
 thousand (2020: €
nil
, 2019: €
nil
).
3.2.3 Valuation of share-based payment awards
Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model and making assumptions about them. For the measurement of the fair value of equity-settled transactions with an external consulting firm under the Agreement at the grant date (and subsequent measurement dates to determine the fair value of consulting services received, for the portion of share-payment expenses that relates to compensation for external consulting services), the Group uses a valuation model which takes into account how the fees payable in cash and equity instrument will depend on the equity value at the time of a future Liquidity Event.
The assumptions and model used for estimating the fair value for share-based payment transactions under the Agreement are disclosed in Note 10.
3.2.4 Valuation of purchase options
During the year ended December 31, 2021, the Group entered into two purchase option agreements to acquire an unlisted software company and into a purchase option agreement to acquire
Mega-E
Charging B.V. The fair value of the purchase options recorded in the consolidated statement of financial position cannot be measured based on quoted prices in active stock markets. Their fair value is therefore measured using an option pricing model, i.e. Black-Scholes pricing model. The inputs to this model are taken from observable markets where possible, but where this is not feasible, a degree of judgement is required in establishing the fair value. Judgements include considerations of inputs such as the market value of the underlying assets (i.e. spot price per share) and volatility. Changes in assumptions relating to these factors could affect the reported fair value of the purchase options.
The assumptions and model used for estimating the fair value of the purchase options are disclosed in Note 29.

4.	Segmentation
The Executive Board of the Group is the chief operating decision maker (“CODM”) which monitors the operating results of the business for the purpose of making decisions about resource allocation and performance assessment. The management information provided to the CODM includes financial information related to revenue, cost of sales and gross result disaggregated by charging revenue and combined service revenue streams and by region. These performance measures are measured consistently with the same measures as disclosed in the consolidated financial statements. Further financial information, including Adjusted EBITDA, employee expenses and operating expenses are only provided on a consolidated basis.
The CODM assesses the financial information of the business on a consolidated level and uses Adjusted EBITDA as the key performance measure to manage the business. Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, adjusted for restructuring costs, transaction costs, bonus payments to consultants, fair value gains/(losses) on derivatives (purchase options) and share-based payment expenses. Adjusted EBITDA is the key performance measure for the CODM as it is believed to be a useful measure to monitor funding, growth and to decide on future business plans.
As the operating results of the business for the purpose of making decisions about resource allocation and performance assessment are monitored on a consolidated level, the Group has one operating segment which is also its only reporting segment.
Segment financial information
As the Group only has one reporting segment, all relevant financial information is disclosed in the consolidated financial statements.
Reconciliation of Adjusted EBITDA
Adjusted EBITDA is a
non-IFRS
measure and reconciles to loss before income tax in the consolidated statement of profit or loss as follows:

(in €‘000)	Notes	2021	2020	2019
Adjusted EBITDA		3,558	(11,442)	(28,553)
Share-based payment expenses	10	(291,837)	(7,100)	—
Transaction costs	22	(6,145)	—	—
Bonus payments to consultants	10	(600)	—	—
Restructuring costs	25	(53)	(3,804)	—
Fair value gains/(losses) on derivatives (purchase options)	6	2,900	—	—
Depreciation, impairments and reversal of impairments of property, plant and equipment	14	(5,596)	(4,775)	(4,678)
Depreciation and impairments of right-of-use assets	16	(3,408)	(1,805)	(1,312)
Amortization and impairments of intangible assets	15	(2,720)	(3,737)	(2,338)
Finance costs	11	(15,419)	(11,282)	(5,947)
Loss before income tax		(319,320)	(43,945)	(42,828)
Transactions
 costs comprise costs incurred by the Group during the year ended December 31, 2021, in relation to the Transaction which are not directly related to the issuance of new equity instruments. Transaction costs incurred by the Group which are directly related to the issuance of new equity instruments have been recorded as a deduction to share premium (refer to Note 22 for details).
During the year ended December 31, 2021, the Group made a discretionary bonus payment of €600 thousand (2020: € nil, 2019: € nil) to an external consulting firm as remuneration for strategic and operational advice provided to the Group (refer to Note 10).
The fair value gains/(losses) on derivatives comprise fair value gains/(losses) recognized during the year ended December 31, 2021 in relation to the Group’s purchase options. Refer to Note 18 for details on the Group’s purchase options.
Revenue from major customers
For the year ended December 31, 2021, revenue from two customers (2020: three customers, 2019: two customers), namely Customer A and D (2020: Customer A, B and C, 2019: Customer A and B), amounted to

10% or more of the Group’s total revenue. The amount of revenue from these customers can be broken down as follows:

(in €‘000)	2021	2020	2019
Customer A	23,974	10,702	8,739
Customer B	663	6,566	5,356
Customer C	1,119	5,065	1,398
Customer D	24,566	—	—
Total	50,322	22,333	15,493
Revenue from external customers
The Company is domiciled in the Netherlands. The amount of revenue from external customers, based on the locations of the customers, can be broken down by country as follows:

(in €‘000)	2021	2020	2019
The Netherlands	29,689	16,369	11,447
Belgium	4,358	2,874	1,184
Germany	14,477	13,465	12,668
France	32,098	8,285	55
Other	5,669	3,256	468
Total	86,291	44,249	25,822
Non-current
assets by country
The amount of total
non-current
assets, based on the locations of the assets, can be broken down by country as follows:

(in €‘000)	December 31, 2021	December 31, 2020

The Netherlands	59,047	38,056
Belgium	7,049	5,885
Germany	13,568	14,134
Other	567	12
Total	80,231	58,087
Non-current
assets for this purpose consist of total
non-current
assets as recorded in the consolidated statement of financial position, excluding non-current
financial assets and deferred tax assets.

5.	Revenue from contracts with customers
Disaggregation and timing of revenue from contracts with customers
Set out below is the disaggregation of the Group’s revenue from contracts with customers.

(in €‘000)	2021	2020	2019

Type of goods or service
Charging sessions	26,108	14,879	9,515
Service revenue from the sale of charging equipment	37,253	15,207	9,147
Service revenue from installation services	19,516	12,313	6,880
Service revenue from operation and maintenance of charging equipment	3,414	1,850	280
Total revenue from external customers	86,291	44,249	25,822
Timing of revenue recognition
Services transferred over time	22,930	14,162	7,160
Goods and services transferred point in time	63,361	30,087	18,662
Total revenue from external customers	86,291	44,249	25,822
Assets and liabilities related to contracts with customers
The Group has recognized the following assets and liabilities related to contracts with customers:

(in €‘000)	December 31, 2021	December 31, 2020

Assets
Current contract assets	1,226	41
Loss allowance	—	—
Total contract assets	1,226	41
Liabilities
Current contract liabilities	21,192	7,278
Total contract liabilities	21,192	7,278
Refer to Note 19 for details on trade receivables and the loss allowance on trade receivables and contract assets.
Significant changes in contract assets and liabilities
The change in contract assets and contract liabilities is the result of the Group’s EPC activities which started in 2019 and which have increased since then. For certain EPC contracts, the Group provides services exceeding the payments received from customers which result in contract assets. Conversely, the Group receives prepayments for certain EPC contracts which result in contract liabilities. For the year ended December 31, 2021, contract assets increased mainly for EPC contracts with
Mega-E
where significant milestones were reached. Contract liabilities increased mainly as a result of prepayments received for EPC contracts with EV Cars. For more information on balances with related parties, reference is made to Note 33.2.
The Group also recognized a loss allowance for contract assets in accordance with IFRS 9, see Note 30 for further information.

Revenue recognized in relation to contract liabilities
The following table shows how much revenue the Group recognized that relates to carried-forward contract liabilities.

(in €‘000)	2021	2020	2019
Revenue recognized that was included in the contract liability balance at the beginning of the period	7,280	5,250	3,715
Performance obligations
The transaction price allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as at each reporting date is, as follows:

(in €‘000)	December 31, 2021	December 31, 2020

Within one year	25,274	23,384
Total	25,274	23,384
All remaining performance obligations are expected to be recognized within one year from the reporting date, for each of the reporting periods presented.

6.	Other income/(expenses)

(in €‘000)	2021	2020	2019

Government grants	2,037	2,302	2,495
Income from sale of HBE certificates	5,403	2,396	1,174
Net gain/(loss) on disposal of property, plant and equipment	(210)	7	(194)
Sublease rental income	200	—	—
Fair value gains/(losses) on derivatives (purchase options)	2,900	—	—
Other items	523	724	—
Total	10,853	5,429	3,475
Government grants
Government grants that relate to an expense item, are recognized as income on a systematic basis over the periods that the related costs, which the grants are intended to compensate, are expensed.
Income from sale of HBE certificates
The Group sells HBE certificates to companies that are required to compensate their use of non-green
energy through a brokerage. These certificates are issued by the government and therefore IAS 20
Accounting for government grants and disclosure of government assistance is applicable.
For the year ended December 31, 2021, income from the sale of HBE certificates includes a fair value gain on initial recognition of €5,483 thousand (2020: €2,136 thousand, 2019: €1,119 thousand) and a loss on the subsequent sale of €80 thousand (2020: gain of €260 thousand, 2019: gain of €55 thousand).
Fair value gains/(losses) on derivatives (purchase options)
Refer to Note 18 for details on the Group’s purchase options.

Sublease rental income
Refer to Note 16.2 for details on the Group’s subleases.

7.	Selling and distribution expenses

(in €‘000)	2021	2020	2019
Employee benefits expenses	1,898	2,907	4,938
Depreciation of right-of-use assets	92	153	240
Marketing and communication costs	421	478	548
Housing and facility costs	60	358	194
Travelling costs	1	23	148
Total	2,472	3,919	6,068
Refer to Note 9 for a breakdown of expenses by nature
.

8.	General and administrative expenses

(in €‘000)	2021	2020	2019
Employee benefits expenses	105,025	23,549	21,977
Depreciation of property, plant and equipment	5,623	4,309	4,406
Impairments of property, plant and equipment	354	466	272
Reversal of impairments of property, plant and equipment	(381)	—	—
Depreciation of right-of-use assets	3,316	1,652	1,072
Amortization of intangible assets	2,720	3,737	2,338
IT costs	1,625	2,786	2,638
Housing and facility costs	337	496	553
Travelling costs	7	81	716
Legal, accounting and consulting fees	208,945	9,134	4,451
Other costs	9,880	1,258	776
Total	337,451	47,468	39,199
Legal
, accounting and consulting fees for the year ended December 31, 2021 include share-based payment expenses of €202,201 thousand (2020: €4,650 thousand, 2019: € nil) as the Group has provided share-based payment awards to an external consulting firm. Refer to Note 10 for details.
Refer to Note 9 for a breakdown of expenses by nature.

9.	Breakdown of expenses by nature

9.1	Depreciation, amortization and impairments

(in €‘000)	2021	2020	2019

Included in selling and distribution expenses:
Depreciation of right-of-use assets	92	153	240
Included in general and administrative expenses:
Depreciation of property, plant and equipment	5,623	4,309	4,406
Impairments of property, plant and equipment	354	466	272
Reversal of impairments of property, plant and equipment	(381)	—	—
Depreciation of right-of-use assets	3,316	1,652	1,072
Amortization of intangible assets	2,720	3,737	2,338
Total	11,724	10,317	8,328

9.2 Employee benefits expenses

(in €‘000)	2021	2020	2019
Included in selling and distribution expenses:
Wages and salaries	1,527	1,961	3,625
Social security costs	178	266	515
Pension costs	144	239	396
Termination benefits	11	360	—
Other employee costs	34	78	263
Contingent workers	4	3	139
Subtotal	1,898	2,907	4,938
Included in general and administrative expenses:
Wages and salaries	9,951	12,190	12,855
Social security costs	1,262	1,666	1,826
Pension costs	1,025	1,479	1,403
Termination benefits	42	2,674	—
Share-based payment expenses	89,636	2,450	—
Other employee costs	219	410	833
Contingent workers	3,358	3,012	9,564
Capitalized hours	(467)	(332)	(4,504)
Subtotal	105,025	23,549	21,977
Total	106,923	26,456	26,915
Termination benefits
The
 Group incurred termination benefits in connection with the restructuring of its operations in 2020. Refer to Note 25 for details.
Average number of employees
During
 2021,

employees were employed on a full-time basis (2020:

, 2019:

). Of these employees,
48
were employed outside the Netherlands (2020:
52
, 2019:
63
).
Pension plans
The Netherlands
In the Netherlands, the Group voluntarily participates in the industry-wide pension fund for civil servants “ABP”. All Dutch employees are covered by this plan, which is financed by both employees and the employer. The pension benefits are related to the employee’s average salary and the total employment period covered by the plan. The Group has no further payment obligations once the contributions have been paid.
As
the ABP pension plan contains actuarial risks, i.e. a recovery contribution is charged as part of the annual contribution, it does not qualify as a defined contribution plan under IAS 19 and thus qualifies as a defined benefit plan. Under IAS 19, the ABP pension plan qualifies as a multi-employer plan. The Group’s proportionate share in the total multi-employer plan is insignificant.
The Group should account for its proportionate share of this multi-employer plan, which is executed by ABP. However, ABP is unwilling to provide the information to perform such an actuarial valuation to the Group. As such, the ABP plan is treated as a defined contribution pension plan for accounting purposes. The contributions are treated as an employee benefit expense in the consolidated statement of profit or loss when they are due. The expense recognized in relation to the ABP pension plan in 2021 was €1,034 thousand (2020: €1,716 thousand, 2019: €1,697 thousand)
.
The contributions to the ABP pension plan for the year ending December 31, 2022 are expected to be in line with the contributions paid for the year ended December 31, 2021.

The pension plan of the Group in the Netherlands is administered by Stichting Pensioenfonds ABP (“the fund”). The most important characteristics of this pension plan are:

•	The plan provides a retirement and survivor’s pension.

•	The pension plan is an average pay plan.

•	The retirement age depends on the AOW retirement age.

•	The board of the fund sets an annual contribution for the retirement pension, partner’s pension and orphan’s pension which is based on the actual funding ratio of the fund.

•
If the fund holds sufficient assets, the board of the fund can increase the accrued benefits of (former) employees and retirees in line with the consumer price index for all households. This indexation is therefore conditional. There is no right to indexation and it is not certain for the longer term whether and to what extent indexations will be granted. The board of the fund decides annually to what extent pension benefits and pension benefits are adjusted.

•	The board of the fund can decide to reduce the accrued benefits of (former) employees and retirees in case the funding level is below the legally required level.
The main features of the implementation agreement are:

•	Participation in the ABP pension fund is mandatory for the employees of the Group.

•
The Group is only obliged to pay the fixed contributions. The Group, under no circumstances, has an obligation to make an additional payment and does not have the right to a refund. Therefore, the Group has not recorded a pension liability.

The
 funding ratio of the fund as at December 31, 2021 was
110.2
% (December 31, 2020:
93.5
%, December 31, 2019:
97.8
%). The policy funding ratio as at December 31, 2021 was
102.8
% (December 31, 2020:
87.6
%, December 31, 2019:
95.8
%), which is below the required minimum of
104.0
% as prescribed by De Nederlandsche Bank (DNB). As a result, a funding deficit exists. The policy funding ratio is lower than the required funding ratio of
110.0
% (December 31, 2020:
126.0
%, December 31, 2019:
128.0
%) and therefore a reserve deficit exists as well. The fund will therefore submit a recovery plan to DNB in 2021 (similarly as to what the fund did in 2020), demonstrating how the fund expects the funding ratio to recover to the level of the required funding ratio within ten years
. The board has also drawn up a financial crisis plan that describes which additional measures can be taken to make timely recovery possible. If it turns out that the fund cannot recover in time, the board will have to take additional measures in accordance with the financial crisis plan. At this moment, the fund does not anticipate any positive or negative adjustments in pensions and or contributions, but this can be the case in the near future if the funding ratio does not improve towards the minimum requirements.
Belgium
The
 Group operates a defined contribution pension plan in Belgium. Statutory minimum interest rates apply to the contributions paid. If in any year the pension contribution is insufficient to cover the minimum yield and if the means in the premium reserve / depot are not sufficient to finance the deficit, the employer should finance the deficit by paying an additional contribution into the depot. Therefore, although the plan has many characteristics of a defined contribution plan, it qualifies as a defined benefit plan under IAS 19 due to the employer’s obligation to finance the plan’s minimum guaranteed returns. These should be quantified and recognized as a liability in the Group’s consolidated statement of financial position. However, given the limited number of participants, limited annual contributions of €
10
 thousand in 2021 (2020: €
27
 thousand, 2019: €
27
thousand) and as the plan started as of 2016, the current underfunding and the resulting pension liability under IAS 19 is expected to be limited. The Group estimates that the resulting pension liability is immaterial to the consolidated financial statements and therefore the Group has not recorded a pension liability for this plan in the consolidated statement of financial position. The contributions to the defined contribution pension plan in Belgium for the year ending December 31, 2022 are expected to be in line with the contributions paid for the year ended December 31, 2021.
Other countries
The

Group solely operates defined contribution plans in Germany, United Kingdom, Sweden and Norway. The Group’s legal or constructive obligation for these plans is limited to the Group’s contributions. The expense recognized in relation to these defined contribution pension plans was €
75
 thousand in 2021 (2020: €
124
 thousand, 2019: €
101
thousand). The contributions to these defined contribution pension plans for the year ending December 31, 2022 are expected to be in line with the contributions paid for the year ended December 31, 2021.
Other post-employment benefits and other long-term employee benefits:
France
A
retirement indemnity plan (‘Indemnités de fin de carrière’) applies to the Group’s employees in France, which qualifies as an other post-employment benefit under IAS 19. The retirement benefit depends on the number of service years within the industry and the Group. The benefit equals 1/4 th
of the average monthly salary for the first ten years of seniority and 1/3 rd
of
the average monthly salary for the service years thereafter. Contributions for the retirement indemnity plan are obligations from past events with a probable outflow for which reliable estimates can be made. The Group should therefore record a provision for these obligations on its consolidated statement of financial position. However, given the limited number of employees in France, the Group believes that the resulting liability is limited. The Group estimates that the resulting liability is immaterial to the consolidated financial statements and therefore has not recorded a provision for this plan. Consequently, the contributions are treated as an employee benefit expense in the consolidated statement of profit or loss when they are due. The expense recognized in relation to the ‘Indemnités de fin de carrière’ indemnity plan in 2021 was €49 thousand (2020: €48 thousand, 2019: €43 thousand).
The Netherlands
Jubilee plan
The
Group operates a jubilee plan for all active employees under the Dutch collective labor agreement (CLA) for energy networking companies (CAO NWb). The most recent actuarial valuations of the present value of the long-term employee benefits were carried out as at December 31, 2021. The valuation is carried out with a discount rate of 0.8% (December 31, 2020: 0.3%), an expected rate of salary increase of 2.50%
and a retirement age of 68 years (December 31, 2020: 67 years). The provision recorded on the Group’s consolidated statement of financial position amounts to €73 thousand as at December 31, 2021 (December 31, 2020: €78 thousand).
The amounts recorded in the consolidated statement of financial position and the movements in the jubilee provision over all reporting periods presented, are as follows:

(in €‘000)	2021	2020
Jubilee provision – Opening	78	363
Current service cost	11	122
Past service cost	(19)	(380)
Interest cost	—	3
Remeasurements	3	(30)
Total amount recognized in the consolidated statement of profit or loss	(5)	(285)
Employer contributions	—	70
Benefit payments	—	(70)
Jubilee provision – Closing	73	78

For
 the year ended December 31, 2021, past service costs of positive €19 thousand are the result of a change in the jubilee plan as part of the new company collective labor agreement which became effective on April 1, 2021. For the year ended December 31, 2020, past service costs of positive €380 thousand comprise of €269 thousand due to a reduction of the number of participants in the jubilee plan as a result of the Group’s restructuring in 2020 (refer to Note 25 for details) and €111 thousand due to the change in the jubilee plan as part of the new collective labor agreement (‘CAO NWb’) which became effective on January 1, 2020.
Senior leave plan
Additionally
, the Group operates a senior leave plan for its employees in the Netherlands. As the amount of benefits (i.e. additional leave) provided under the plan is limited, the Group does not contract any additional hours to replace the respective employees. In addition, only a limited number of employees is entitled to seniority leave as of December 31, 2021. The Group estimates that the resulting liability is immaterial to the consolidated financial statements and therefore the Group has not recorded a pension liability for this plan in the consolidated statement of financial position.
10. Share-based payments
On
 December 16, 2020, the Company’s immediate parent entity — Madeleine — entered into a Special Fees Agreement (the “Agreement”), pursuant to which an external consulting firm provides services to the Group relating to the strategic and operational advice until one or more contemplated share transactions (a “Liquidity Event” or “Liquidity Events”). The Agreement ultimately terminates on
December 31, 2023
. As consideration for these services, the consulting firm is entitled to fees payable by Madeleine in cash (“Part A”) and in shares (“Part B”) based on the value of the Group in relation to future Liquidity Events. The amount of the Part A fees shall be paid directly after the closing of a Liquidity Event. Part B of the fees provides the consulting firm the right, prior to closing, to subscribe for new shares to be issued by an Allego group company at the nominal value of such shares.
The consulting firm is only entitled to cash and shares if the equity value at closing is at least
 20%
higher than the initial equity value of the Company as agreed in the Agreement as at December 16, 2020. The number of shares that the consulting firm may subscribe for is determined based on the equity value of the Company at closing. The maximum number of shares that the consulting firm was entitled to acquire is equal to 10% of the share that capital of the applicable Allego group company.
In January 2021, the Agreement was amended whereby certain definitions, including the definition of what entails a Liquidity Event, were changed. In April 2021, the Agreement was amended whereby the external consulting firm will be entitled to additional compensation from Madeleine upon the first-time admission of the shares of any Allego group company to a regulated or organized stock exchange. If such admission occurs, the external consulting firm shall have the right to subscribe for additional shares being equal to 5% of the share capital (after completion of the listing) of the Company or the relevant Allego group company. Additionally, the Agreement was extended until the earlier of (i) December 31, 2028 and (ii) the date on which Meridiam or any Meridiam Affiliates would cease to own, directly or indirectly, any shares of the Group (the original Agreement ultimately terminated on December 31, 2023).
Although Madeleine has the obligation to settle the Agreement, the Group accounts for the Agreement as a share-based payment since the Group obtained services from the consulting firm in exchange for equity instruments of an Allego group company or cash amounts based on the equity value of the Company (together “the share-based payment arrangement”). Since the Group does not have an obligation to settle the share-based payment arrangement with the consulting firm in cash (“Part A”) or equity instruments (“Part B”), the total Agreement is classified as an equity-settled share-based payment arrangement.

Certain
directors of the Company are entitled to compensation from the external consulting firm in the form of a fixed percentage of the total benefits (including the proceeds from a future sale of shares in the Company) that the external consulting firm will generate under the Agreement, including any amendments (refer to Note 33.3 for details). The share-based payment expenses therefore reflect both compensation for external consulting services and key management remuneration.
During
 the year ended December 31, 2021, the consulting firm received an additional €
600
thousand (2020: €
nil
) payment as an incidental,
non-recurring
and
one-time
bonus for the services rendered in connection with their strategic and operational advice.
Measurement of fair value at the grant date
In
accordance with IFRS 2
Share-based Payment
, the fair value of key management remuneration is measured by reference to the fair value of the equity instruments granted, measured at the grant date. The fair value determined at the grant date is not subsequently adjusted.
As the value of the services provided by the consulting firm is not directly related to the time incurred by the consultants, management considers that the fair value of the services cannot be measured reliably. Therefore, the fair value of the services received under the Agreement are measured by reference to the fair value of the share-based payment arrangement offered as consideration, as the Group obtains these services. The Group applies an approach where the average fair value over the reporting period is used to determine the fair value of the services received.
Since the Agreement includes an implicit service condition, the services received under the Agreement are recognized as expenses between December 16, 2020 (“the grant date”) and March 17, 2022 (the date of the Liquidity Event), by reference to the fair value of the share-based payment arrangement measured at the grant date (for key management remuneration) or the average fair value over the reporting period (for external consulting services). As described further below, the amendment to the Agreement in April 2021 is a modification to the share-based payment arrangement. The expense recognition for this modification follows the same pattern as described above, with the exception that the grant date is considered to be the modification date (April 28, 2021).
Fair value of equity instruments granted
The fees payable under the Agreement (either in cash or in shares) will depend on the future value of the Allego Group at the time of a future Liquidity Event. Since there is no market price for the services, to measure the fair value of this instrument under IFRS 2
Share-based Payment
, valuation techniques that are based on discounting expected future cash flows, also referred to as the income approach, have been taken into account.
Given that all fees payable under the Agreement will be derived from the outcomes of a specific Liquidity Event scenario, a probability-weighted equity return method has been applied in order to value the payouts under the Agreement. Under this approach, the fees payable have been estimated based upon an analysis of future values for the Allego Group, assuming various probable Liquidity Event scenarios, each with their own probability attached.
In order to measure the fair value of the instrument throughout the year (quarterly), the Group has assessed four different future scenarios in terms of a Liquidity Event: SPAC, private placement, private placement followed by an IPO and no capital raise. The likelihood of each of these scenarios has been considered based on the facts and circumstances surrounding the contemplated transactions as of those assessment dates. As at December 31, 2021, the only scenario that was considered for the fair value measurement of the instrument was the SPAC transaction.
For
each of the above-described scenarios, the future (post-money) value of the Allego Group has been estimated throughout the year (quarterly). Subsequently, each possible outcome has been weighted by its respective probability in order to estimate the expected payouts under the Agreement. A discount rate of
 15.0% (2020: 15.0%) has been applied to determine the
present
value of the expected payouts.

Since
the Part B fees includes a
lock-up
mechanism, a discount for lack of marketability (“DLOM”) of
9.4
% (2020:
12.4
%—
23.5
%) has been applied under each of the possible scenarios using the following main
input parameters:

Input parameters (DLOM)	2021	2020
Expected life	0.5 years	0.5–3 years
Expected volatility	58.6%	74.1%–78.4%
Expected dividend yield	0.0%	0.0%
The
 total fair value of the share-based payment arrangement as at December 31, 2021 is estimated at €459,300 thousand (grant date: €182,800 thousand), of which €97,900 thousand (grant date: €63,800 thousand) relates to Part A (payable by Madeleine) and €361,400 thousand (grant date: €119,000 thousand) relates to Part B (to be settled in shares).
The
 Group assessed the impact to the fair value of the share-based payment arrangement as a result of the two amendments to the Agreement which were entered into in January and April 2021. Only the amendment in April 2021 had a fair value impact to part B of the share-based payment arrangement, through the right for the external consulting firm to subscribe for additional shares being equal to 5% of the share capital (after completion of the Liquidity Event). The fair value of the share-based payment arrangement as a result of the amendment and at the modification date (April 28, 2021) was determined to be €
250,400 thousand. The incremental fair value of €87,850
thousand will be recognized as an expense over the period from the modification date to March 17, 2022 (the date of the Liquidity Event). The expense for the original terms of the agreement will continue to be recognized as if the terms had not been modified. The fair value of the modification to the share-based payment arrangement was determined using the same models and principles as described in this note.
Share-based payment expenses
During
 the year ended December 31, 2021, the Group recognized share-based payment expenses of €291,837 thousand (2020: €7,100 thousand, 2019: € nil) for this equity-settled arrangement, with a corresponding increase in retained earnings. As the share-based payment expenses reflect both compensation for external consulting services and key management remuneration, the Group has recognized share-based payment expenses for an amount of €202,201 thousand (2020: €4,650 thousand, 2019: € nil) as legal, accounting and consulting fees and share-based payment expenses for an amount of €89,636 thousand (2020: €2,450 thousand, 2019: € nil) has been recognized as employee benefits expenses, both within general and administrative expenses.
11. Finance costs

(in €‘000)	2021	2020	2019

Interest expenses on shareholder loans	8,162	7,530	5,568
Interest expenses on senior debt	6,446	3,240	170
Finance costs on borrowings	14,608	10,770	5,738
Interest expenses on lease liabilities	527	294	198
Interest accretion on provisions	—	3	2
Fair value (gains)/losses on derivatives	(593)	208	75
Exchange differences – net	877	7	(66)
Finance costs	15,419	11,282	5,947

12. Loss per share
Basic loss per share is calculated by dividing the loss for the year attributable to ordinary equity holders of the Company by the weighted average number of ordinary shares outstanding during the year.
The following table reflects the loss and share data used in the basic and diluted loss per share calculations for the years ended December 31, 2021, 2020, and 2019:

	2021	2020	2019
Loss attributable to ordinary equity holders of the Company (in €‘000)	(319,672)	(43,256)	(43,104)
Weighted average number of ordinary shares outstanding	100	100	100
Basic and diluted loss per share (in €‘000)	(3,197)	(433)	(431)
The Company only has ordinary shares. Refer to Note 22 for details about the Company’s share capital.
There is no difference between basic and diluted loss per share as the effect of the potential ordinary shares that would be issued by the Company under the Special Fees Agreement is anti-dilutive for all periods presented. Refer to Note 10 for details on the Special Fees Agreement.
There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of authorization of these consolidated financial statements.
13. Cash generated from operations

(in €‘000)	Notes	2021	2020	2019
Loss before income tax		(319,320)	(43,945)	(42,828)
Adjustments to reconcile loss before income tax to net cash flows:
Finance costs	11	15,340	11,271	6,012
Fair value gains/(losses) on derivatives (purchase options)	6	(2,900)	—	—
Share-based payment expenses	10	291,837	7,100	—
Depreciation, impairments and reversal of impairments of property, plant and equipment	8, 14	5,596	4,775	4,678
Depreciation and impairments of right-of-use of assets	8, 16	3,408	1,805	1,312
Amortization and impairments of intangible assets	8, 15	2,720	3,737	2,338
Net gain/(loss) on disposal of property, plant and equipment	6	210	(7)	194
Movements in working capital:
Decrease/(increase) in inventories	17	(4,306)	2,362	(977)
Decrease/(increase) in other financial assets	18	(2,563)	1,343	(16,855)
Decrease/(increase) in trade and other receivables, contract assets and prepayments and other assets	5, 20	(21,315)	(14,243)	(8,009)
Increase/(decrease) in trade and other payables and contract liabilities	5, 26	28,562	(4,266)	4,581
Increase/(decrease) in provisions	25	(190)	142	120
Cash generated from/(used in) operations		(2,921)	(29,926)	(49,433)

14. Property, plant and equipment
The movements in property, plant and equipment for the years ended December 31, 2021 and 2020 have been as follows:

(in €‘000)	Chargers and charging infrastructure	Other fixed assets	Assets under construction	Total

Cost	37,580	1,780	2,278	41,638
Accumulated depreciation and impairment	(8,170)	(943)	—	(9,113)
Carrying amount at January 1, 2020	29,410	837	2,278	32,525

Movements in 2020
Additions	—	62	14,004	14,066
Disposals	(1,773)	—	—	(1,773)
Depreciation	(4,024)	(285)	—	(4,309)
Depreciation of disposals	421	—	—	421
Impairments	(466)	—	—	(466)
Reclassifications	7,159	—	(7,159)	—
Carrying amount at December 31, 2020	30,727	614	9,123	40,464

Cost	42,966	1,842	9,123	53,931
Accumulated amortization and impairment	(12,239)	(1,228)	—	(13,467)
Carrying amount at December 31, 2020	30,727	614	9,123	40,464

Movements in 2021
Additions	—	3	8,107	8,110
Disposals	(2,317)	—	—	(2,317)
Depreciation	(5,417)	(206)	—	(5,623)
Depreciation of disposals	813	—	—	813
Impairments	(354)	—	—	(354)
Reversal of impairments	381	—	—	381
Reclassifications	6,764	70	(6,764)	70
Carrying amount at December 31, 2021	30,597	481	10,466	41,544
Cost	47,413	1,915	10,466	59,794
Accumulated depreciation and impairment	(16,816)	(1,434)	—	(18,250)
Carrying amount at December 31, 2021	30,597	481	10,466	41,544
Impairments and reversals of impairments of chargers
In
 the consolidated statement of profit or loss for the year ended December 31, 2021, the Group recorded an impairment loss of €

 thousand (2020: €
466
 thousand, 2019: €
272
thousand) for chargers that were underutilized and not performing as expected. The carrying amount of these chargers have been reduced to its recoverable amount.
In
 the consolidated statement of profit or loss for the year ended December 31, 2021, the Group recorded a reversal of impairment of €

 thousand (2020: €
nil
, 2019: €
nil
) for chargers for which an impairment loss was previously recognized that demonstrated an improvement in their utilization rate as at December 31, 2021. The impairment loss and reversal of impairment have been recorded within general and administrative expenses.
Refer to Note 3.2.2 for details on estimates and assumptions made with respect to the impairment and reversal of impairments of non-financial
assets.

Government grants related to chargers and charging infrastructure
The Group has received government grants for the purchase of certain items of chargers and charging infrastructure. There are no unfulfilled conditions or contingencies attached to these grants.
The grants are recognized in the consolidated statement of profit or loss over the useful life of the depreciable assets by way of a reduced depreciation charge. The movements in government grants related to chargers and charging infrastructure for the years ended December 31, 2021 and 2020 have been as follows:

(in €‘000)	2021	2020

Opening balance at the beginning of the year	10,471	10,174
Received during the year	1,702	3,181
Released to the consolidated statement of profit or loss	(2,545)	(2,884)
Closing balance at the end of the year	9,628	10,471
Purchase commitments
The Group’s purchase commitments for chargers and charging infrastructure are disclosed in Note 32. At the end of each reporting period presented, the Group did not have purchase commitments for other asset classes of property, plant and equipment.

15.	Intangible assets
The movements in intangible assets for the years ended December 31, 2021 and 2020 have been as follows:

(in €‘000)	Software	Internally developed software	Total

Cost	1,012	7,175	8,187
Accumulated amortization and impairment	(641)	(2,586)	(3,227)
Carrying amount at January 1, 2020	371	4,589	4,960
Movements in 2020
Additions	160	2,627	2,787
Disposals	—	—	—
Amortization	(333)	(3,404)	(3,737)
Amortization of disposals	—	—	—
Impairments	—	—	—
Reclassifications	—	—	—
Carrying amount at December 31, 2020	198	3,812	4,010
Cost	1,172	9,802	10,974
Accumulated amortization and impairment	(974)	(5,990)	(6,964)
Carrying amount at December 31, 2020	198	3,812	4,010
Movements in 2021
Additions	4,034	3,009	7,043
Disposals	—	—	—
Amortization	(97)	(2,623)	(2,720)
Amortization of disposals	—	—	—
Impairments	—	—	—
Reclassifications	—	—	—
Carrying amount at December 31, 2021	4,135	4,198	8,333
Cost	5,206	12,811	18,017
Accumulated amortization and impairment	(1,071)	(8,613)	(9,684)
Carrying amount at December 31, 2021	4,135	4,198	8,333

Internally developed software
Internally
 developed software comprises the Group’s internally developed EV Cloud platform. As at December 31, 2021, the remaining amortization period was one to three years (December 31, 2020: one to three years, December 31, 2019: one to three years).

16.	Leases

16.1	Group as a lessee
Amounts recognized in the consolidated statement of financial position
The consolidated statement of financial position shows the following amounts relating to leases:

(in €‘000)	December 31, 2021	December 31, 2020

Right-of-use assets
Office buildings	9,886	10,985
Cars	1,134	1,761
Software	18,674	—
Other	659	868
Total	30,353	13,614
Additions
to the
right-of-use
assets for office buildings during 2021 were €259
 thousand
(2020: € nil). Additions to the
right-of-use
assets for cars during 2021 were €144 thousand (2020: €672 thousand). Additions to the right-of-use
assets for software during 2021 were €20,308 thousand (2020: € nil).

Additions to the
right-of-use
assets for other during 2021 were €90 thousand (2020: €899 thousand).

(in €‘000)	December 31, 2021	December 31, 2020
Lease liabilities
Current
Office buildings	820	963
Cars	604	676
Software	4,002	—
Other	94	187
Total	5,520	1,826
Non-current
Office buildings	9,423	10,315
Cars	551	1,105
Software	15,596	—
Other	527	657
Total	26,097	12,077
Lease liabilities are effectively secured as the rights to the leased assets recorded in the consolidated financial statements revert to the lessor in the event of default.

Amounts recognized in the consolidated statement of profit or loss
The consolidated statement of profit or loss shows the following amounts relating to leases:

(in €‘000)	2021	2020	2019
Depreciation expenses right-of-use assets
Office buildings	893	682	368
Cars	653	948	887
Software	1,633	—	—
Other	229	175	57
Total	3,408	1,805	1,312
Interest expenses on lease liabilities (included in finance costs)
Office buildings	216	241	157
Cars	25	39	37
Software	266	—	—
Other	20	14	4
Total	527	294	198
Total cash outflows for leases
The total cash outflows for leases were as follows:

(in €‘000)	2021	2020	2019
Office buildings	1,031	764	392
Cars	675	974	909
Software	1,774	—	—
Other	262	215	59
Total	3,742	1,953	1,360
Decommissioning of charging sites
The Group has land permits in Germany and in the Netherlands. For some land permits, the Group is required to decommission charging equipment upon termination of the concession. In Germany, in most instances the charging equipment will become the property of the municipality and therefore there are no dismantling costs for the Group. In the Netherlands, in most instances the requester for termination will be required to pay for the dismantling costs which is not expected to be the Group. In other instances, it is expected that the sites will be continued at the end of the concession period. Therefore, any dismantling costs to be capitalized as part of right-of-use
assets are considered to be immaterial as this only constitutes expenses to be incurred for recovering the charging equipment.

16.2	Group as a lessor
During
the year ended December 31, 2021, the Group entered into a sublease rental agreement with a third party for one of its office buildings. In the consolidated statement of profit or loss for the year ended December 31, 2021, the Group recognized sublease rental income of €200 thousand (2020: € nil, 2019: € nil).

Future minimum rentals receivable under
non-cancellable
sublease rental agreements classified as operating leases as at each reporting date, are as follows:

(in €‘000)	December 31, 2021	December 31, 2020
Within one year	200	—
After one year but not more than five years	200	—
More than five years	—	—
Total	400	—

17.	Inventories

(in €‘000)	December 31, 2021	December 31, 2020

Finished products and goods for resale	3,748	2,789
HBE certificates	5,483	2,136
Total	9,231	4,925
Amounts recognized in the consolidated statement of profit or loss
Inventories
 recognized as an expense in 2021 amounted to €
21,243
 thousand (2020: €
9,368
 thousand, 2019: €
3,177
thousand). These were included in cost of sales. Any subsequent net realizable value is determined by an individual assessment of the inventories.
Write
-downs of inventories to net realizable value in 2021 amounted to €
651
 thousand (2020: €
870
 thousand, 2019: €
1,311
thousand). These were recognized as an expense and included in cost of sales.

18.	Other financial assets

(in €‘000)	December 31, 2021	December 31, 2020

Pledged bank balances	18,887	16,324
Derivatives	31,095	102
Total	49,982	16,426
Non-current	19,582	16,426
Current	30,400	—
Total	49,982	16,426
Pledged bank balances
During
the year ended December 31, 2021, the Group has utilized the maximum amount of available credit facility and pledged additional bank balances to secure the payment of interest and commitment fees to the Group’s external lender for an amount of €2,563 thousand.
All pledged bank balances have an original maturity of three months or more. Therefore, the Group has presented its pledged bank balances as other financial assets in the consolidated statement of financial position, as opposed to cash and cash equivalents.
As
 at December 31, 2021, pledged bank balances for an amount of €
18,887
thousand (December 31, 2020: €
16,324
thousand) have an original maturity of
twelve
months or more and are presented as
non-current.
There were
no
pledged bank balances that have an original maturity between three
and
twelve
months.
As
at December 31, 2021, the
non-current
portion relates to bank balances pledged to secure the payment of interest and commitment fees to the Group’s external lender for an amount of €17,257 thousand (December 31, 2020: €14,694 thousand) and bank balances pledged to secure payments to suppliers of the Group for an amount of €430 thousand (December 31, 2020: €430 thousand).
 As at December 31, 2021 and 2020 these pledged bank balances have a maturity of twelve months or more and are presented as non-current.

During
the year ended December 31, 2021, the Group received subsidies in advance from the Innovation and Networks Executive Agency (“INEA”), an agency established by the European Commission. The Group pledged bank balances as a security, in the event the Group is required to repay the subsidy. As at December 31, 2021, the Group pledged bank balances in relation to these subsidies for an amount of €1,200 thousand (December 31, 2020: €1,200 thousand).
Derivatives
Purchase option to acquire unlisted software company
On
 March 26, 2021, the Group entered into two option agreements to acquire 8.50% of the share capital of an unlisted software company (“the Target”) – a service provider for the Group’s EV Cloud platform – and 100% of a third-party company, which holds 42% of the share capital of the Target. The Group paid a total consideration of €1,500 thousand for both options. The purchase price under the options amounts to €30,300 thousand and the options can be exercised up to and until November 30, 2021. The provisions of the shareholder’s agreement of the Target price include drag-along rights. Consequently, the Group is required to acquire the remaining 49.50% of the share capital of the Target upon exercising its option rights, under similar terms and conditions as the original options agreements. The purchase price for 100% of the share capital of the Target amounts to €60,000 thousand.
On
 September 28, 2021, the Group extended the option agreements under similar terms and conditions as the original option agreements. After the extension, the options can be exercised up to and until
February 28, 2022
. On February 2, 2022, the Group extended the option agreements. Refer to Note 35 for further details.
The
 options qualify as derivatives and are accounted at fair value through profit and loss. During the year ended December 31, 2021, the Group recognized a fair value gain of €
1,700
thousand in relation to the options. As at December 31, 2021, the fair value of these options amounts to €
3,200
thousand (December 31, 2020: €
nil
). The assumptions and model used for estimating the fair value of the purchase options to acquire the Target are disclosed in Note 29.
Purchase option to acquire
Mega-E
On
July 28, 2021, the Group and Meridiam EM — an indirectly wholly-owned subsidiary of Meridiam SAS, the Company’s ultimate parent — entered into a call option agreement to acquire 100% of the share capital of
Mega-E.
Meridiam EM is a related party under common control. The Group paid a consideration of € nil for the option.
The exercise of the call option by the Group is conditional upon satisfaction of the Transaction contemplated under the BCA and the call option can be exercised by the Group at the earliest on January 15, 2022, and within the six-month
period thereafter. The purchase price under the option amounts to
€9,456 thousand.
The
option qualifies as derivative and is accounted at fair value through profit and loss. The option was acquired via a transaction with a related party under common control. Therefore, the Group recognized the difference between the fair value of the option at the transaction date of €26,000 thousand and the consideration paid of € nil as a share premium contribution in equity. During the year ended December 31, 2021, the Group subsequently recognized a fair value gain of €1,200 thousand in relation to the option in the consolidated statement of profit or loss, within other income/(expenses). As at December 31, 2021, the fair value of the option amounts to €27,200 thousand (December 31, 2020: € nil). The assumptions and model used for estimating the fair value of the purchase option to acquire
Mega-E
are disclosed in Note 29.
Other derivatives
Included in the Group’s derivatives balance is an interest rate cap for which the Group entered into an agreement in September 2019 with its external lender to hedge its interest rate risk exposure. The Group prepaid a premium for
the interest rate cap for an amount of €

 thousand. The derivative is only used for economic hedging purposes and not as a speculative investment. The Group does not apply hedge accounting. Therefore, the Group accounts for the derivative at fair value through profit or loss.
During the year ended December 31, 2021, the Group recognized a fair value gain of €
593
thousand (2020: loss of €
208
thousand, 2019: loss of €
75
thousand) on its interest rate cap. As at December 31, 2021, the fair value of the interest rate cap amounts to €
695
thousand (December 31, 2020: €
102
thousand).
Fair
 value changes of the Group’s interest rate cap derivative are recognized in the consolidated statement of profit or loss, within finance costs which are disclosed in Note 11. Fair value changes of the Group’s purchase options derivatives are recognized in the consolidated statement of profit or loss, within other income/(expenses) which are disclosed in Note 6. Refer to Note 29 for information about the methods and assumptions used in determining the fair value of derivatives.

19.	Trade and other receivables

(in €‘000)	December 31, 2021	December 31, 2020

Trade receivables – gross	39,563	23,193
Loss allowance	(1)	(2)
Trade receivables – net	39,562	23,191
VAT receivables	1,015	709
Other receivables	232	95
Receivables from related parties	142	8
Government grants receivables	1,126	1,073
Total	42,077	25,076
The aging of the Group’s trade receivables and contract assets at the reporting date for all periods presented is disclosed in Note 30.
The movements in the loss allowance for the years ended December 31, 2021 and 2020 have been as follows:

	Trade receivables		Contract assets
(in €‘000)	2021	2020	2021	2020

Opening balance loss allowance at the beginning of the year	2	1	—	—
Additions to bad debt allowance	—	1	—	—
Receivables written off during the year as uncollectible	—	—	—	—
Unused amount reversed during the year	(1)	—	—	—
Closing balance loss allowance at the end of the year	1	2	—	—
Impairment losses on trade receivables and contract assets are recorded in other costs, within general and administrative expenses in the consolidated statement of profit or loss. Subsequent recoveries of amounts previously written off are credited against the same line item.
Details about the Group’s exposure to credit risk is included in Note 30.

20.	Prepayments and other assets

(in €‘000)	December 31, 2021	December 31, 2020

Current prepayments and other assets	11,432	8,114
Total	11,432	8,114

Current prepayments and other assets primarily relate to prepaid chargers, charging equipment that have not yet been delivered to the Group prepaid software licenses with a duration of less than twelve months and other costs to fulfil a contract.
21. Cash and cash equivalents

(in €‘000)	December 31, 2021	December 31, 2020

Cash at bank	24,652	8,274
Total	24,652	8,274
The above figures reconcile to the amount of cash and cash equivalents shown in the consolidated statement of cash flows at the end of each reporting period.
The total cash and cash equivalents balance is at the free disposal of the Group for all periods presented.
22. Share capital, share premium and transaction costs on new equity instruments
Share capital
As
 at December 31, 2021, the authorized and issued share capital of the Company amounts to €100 (December 31, 2020: €100), divided into 100 ordinary shares of €1. They entitle the holder to participate in dividends, and to share in the proceeds of winding up the Company in proportion to the number of and amounts paid on the shares held.
Share premium
On
December 6, 2018, Madeleine contributed in kind the shares of Allego B.V. to the Company. The contribution in kind has been recorded as share premium. On May 13, 2019, Madeleine made a share premium contribution in cash of €6,089 thousand.
On July 28, 2021, the Group recognized the difference between the fair value of the purchase option to acquire
Mega-E
at the transaction date of €
26,000
 thousand and the consideration paid of €
nil
as a share premium contribution. Refer to Note 18 for details.
Transaction costs on new equity instruments
In

connection with the Transaction, a new public limited liability parent company (
naamloze vennootschap
) under the Dutch law will be incorporated that will acquire
100
% of the outstanding equity of the Company and Spartan. The new parent company (“the Parent”) is expected to issue new ordinary shares. During the year ended December 31, 2021, the Group incurred transaction costs of €
1,059
 thousand (December 31, 2020: €
nil
, December 31, 2019: €
nil
) that are directly attributable to the issuance of new equity instruments of the Parent. These transaction costs have been recorded as a deduction to share premium.
The
Group also incurred transaction costs in relation to the anticipated merger between the Company and Spartan which are not directly related to the issuance of new equity instruments (refer to Note 4). These transaction costs have been recorded in the consolidated statement of profit or loss for the year ended December 31, 2021 within general and administrative expenses.

23. Reserves

(in €‘000)	Legal reserve for capitalized development costs	Foreign currency translation reserve	Total
As at January 1, 2019	2,561	—	2,561
Exchange differences on translation of foreign operations	—	3	3
Reclassification	2,028	—	2,028

As at December 31, 20 19	4,589	3	4,592
As at January 1, 2020	4,589	3	4,592
Exchange differences on translation of foreign operations	—	8	8
Reclassification	(777)	—	(777)
As at December 31, 2020	3,812	11	3,823

As at January 1, 2021	3,812	11	3,823
Exchange differences on translation of foreign operations	—	(14)	(14)
Reclassification	386	—	386
As at December 31, 2021	4,198	(3)	4,195
Legal reserve for capitalized development costs
The
Company’s legal reserve relates to the capitalized development costs of the Group’s internally developed EV Cloud software platform. The Company recorded the net change in the legal reserve of €386 thousand in 2021 (2020: negative €777 thousand, 2019: €2,028 thousand) through retained earnings.

The legal reserve for capitalized development costs and the foreign currency translation
reserve are not freely
distributable
.

24. Borrowings
This note provides a breakdown of borrowings in place as at December 31, 2021 and 2020.

(in €‘000)	Interest rate	Maturity	December 31, 2021	December 31, 2020

Senior debt	Euribor* + 5%**	May 27, 2026	112,935	67,579
Shareholder loans	9%	November 30, 2035, May 31, 2035***	100,193	92,031
Total			213,128	159,610

*	The Euribor rate (6M) is floored at 0%. This floor is closely related to the contract of the loan and is therefore not presented separately in the consolidated statement of financial position.
**	The margin of 5% will increase by 0.25% per year, for the first time in June 2022.
***	Of the total shareholder loans, one shareholder loan has a maturity date of November 30, 2035. The carrying amount at December 31, 2021 was €8,129 thousand (2020: €7,853 thousand).
Senior debt
In May 2019, the Group entered into a senior debt bank facility agreement to finance its operations. The principal terms and conditions of the senior debt bank facility are as follows:

•	a facility of €120 million;

•	drawdown stop when conditions precedent (covenant ratios) are not met;

•	repayment in full at maturity date;

•	commitment fee per year equal to 35% of the applicable margin. For the years ended December 31, 2021 and 2020, the commitment fee was 1.75% per year (equal to 35% of the margin of 5%).
During

the year ended December 31, 2021, the Group completed three (2020: two, 2019: two) drawdowns on the facility for a total amount of €44,315 thousand (2020: 37,345 thousand, 2019: 38,339 thousand). On March 31, 2021, September 30, 2021, and December 2, 2021, the Group completed drawdowns on the facility of €24,203 thousand, €5,660 thousand and €14,452 thousand, respectively. As a result of these drawdowns, the Group has utilized the maximum amount of credit as allowed under the facility as of December 2, 2021.
Assets pledged as security
The
 senior debt bank facility is secured by pledges on the bank accounts (presented as part of cash and cash equivalents), pledges on trade and other receivables presented in Note 19 and pledges on the shares in the capital of Allego B.V. and Allego Innovations B.V. held by the Company. These pledges may be enforced on the occurrence of an event of default which is continuing. The carrying amount of assets pledged as security for the senior debt are as follows:

(in €‘000)	December 31, 2021	December 31, 2020

Current assets
Floating charge
Cash and cash equivalents	6,206	6,363
Trade receivables	38,767	22,287
Other receivables	5,752	827
Total current assets pledged as security	50,725	29,477
Transaction costs
During
 the year ended December 31, 2021, the Group incurred €

 thousand (2020: €
1,291
 thousand, 2019: €
7,356
thousand) of transaction costs that are directly attributable to the senior debt bank facility. These costs are included in the measurement of the loan and are amortized over the term of the loan using the effective interest method. Interest expenses on the Group’s senior debt bank facility are recognized as part of finance costs in the consolidated statement of profit or loss. Refer to Note 11 for details.
Prior to the drawdown on December 2, 2021 — the date on which the Group has utilized the maximum amount of credit as allowed under the facility — the Group expected that it would draw on the funds available under the senior debt facility. Therefore, commitment fees paid on the unused portion of the senior debt bank facility were deferred and treated as an adjustment to the loan’s effective interest rate and recognized as interest expense over the term of the loan. The Group did not incur additional commitment fees after December 2, 2021, as the Group has utilized the maximum amount of credit as allowed under the facility.
Loan covenants
The senior debt bank facility contains loan covenants. Refer to Note 31 for details.
Shareholder loans
In 2018 and 2019, the Group entered into six shareholder loans with Madeleine (the Company’s immediate parent) to finance its operations. All shareholder loans have similar terms and conditions. The principal terms and conditions are as follows:

•	repayment in full at maturity date;

F-
63

•	interest can be paid or accrued at the discretion of the Group. Any accrued interest is due at the maturity date of the loan.
Interest expenses on the Group’s shareholder loans have been accrued to the carrying value of the shareholder loans and are recognized as part of finance costs in the consolidated statement of profit or loss. Refer to Note 11 for details.
Maturity profile of borrowings
The maturity profile of the borrowings is included in Note 30.
Changes in liabilities arising from financing activities
The movements in liabilities from financing activities in 2021 and 2020 have been as follows:

(in €‘000)	Senior debt	Shareholder loans	Lease liabilities	Total

As at January 1, 2020	29,965	84,502	14,579	129,046
Proceeds from borrowings	38,339	—	—	38,339
Payment of principal portion of lease liabilities	—	—	(1,658)	(1,658)
New leases	—	—	1,571	1,571
Termination of leases	—	—	(589)	(589)
Other changes	(725)	7,529	—	6,804
As at December 31, 2020	67,579	92,031	13,903	173,513

As at January 1, 2021	67,579	92,031	13,903	173,513
Proceeds from borrowings	44,315	—	—	44,315
Payment of principal portion of lease liabilities	—	—	(3,215)	(3,215)
New leases	—	—	20,800	20,800
Termination of leases	—	—	(670)	(670)
Other changes	1,041	8,162	799	10,002
As at December 31, 2021	112,935	100,193	31,617	244,745
Other
changes for the year ended December 31, 2021 of €10,002 thousand (2020: €6,804 thousand) include the effect of accrued but not yet paid interest on the Group’s borrowings of €14,674 thousand (2020: €11,015 thousand), offset by interest payments on the Group’s borrowings of €5,469 thousand (2020: €4,211 thousand) and exchange differences on translation of foreign denominated lease liabilities of €798 thousand (2020: € nil). The Group presents interest paid as cash flows from operating activities.

25. Provisions

(in €‘000)	December 31, 2021	December 31, 2020

Jubilee provision
Current	—	—
Non-current	73	78
Total	73	78
Restructuring provision
Current	248	364
Non-current	—	59
Total	248	423
Other provisions
Current	—	—
Non-current	60	70
Total	60	70
Total provisions
Current	248	364
Non-current	133	207
Total	381	571
Jubilee provision
Refer to Note 9.2 for details about the Group’s jubilee plan in the Netherlands and the movements in the provision over all reporting periods presented.
Restructuring provision
In
 February 2020, the Group announced a restructuring plan in order to streamline its operations so as to align its expense profile with the size of the business. The Group expects that the restructuring will place the Group in a better position to execute on its strategy in the near future. Implementation of the restructuring plan commenced in June 2020. The Group’s restructuring plan affected its operations in the Netherlands, Germany and Belgium. As a result of the restructuring, the Group’s headcount has been reduced by
167
internal and external staff members.
For
 the year ended December 31, 2020, the total restructuring costs amounted to €
3,804
 thousand. The Group recognized termination benefits of €
2,674
 thousand for its general and administrative function and €
360
 thousand for its selling and distribution function. The Group incurred €
115
 thousand of other employee expenses for its general and administrative function and €
15
 thousand for its selling and distribution function. These expenses primarily relate to termination penalties of leased vehicles. The Group incurred €

 thousand of legal fees in connection with the implementation of its restructuring plan. These expenses have been presented as part of legal, accounting and consulting fees, within general and administrative expenses. The remaining provision of €

 thousand is expected to be fully utilized by 2022.

The carrying amount of the restructuring provision recorded in the consolidated statement
of financial position and the movements in the restructuring provision for the years ended December 31, 2021 and 2020 are presented below. The additions to the restructuring provision in the current reporting period relate to additional expenses required for a single employee in relation to the restructuring plan of the previous year.

(in €‘000)	2021	2020
Current portion	364	—
Non-current portion	59	—
Carrying amount at January 1	423	—

Movements
Additions	53	3,804
Releases	—	—
Used during the year	(228)	(3,381)
Interest accretion	—	—
Carrying amount at December 31	248	423

Current portion	248	364
Non-current portion	—	59
Carrying amount at December 31	248	423
Maturities of provisions
Maturities of total provisions as at December 31, 2021 are as follows:

(in €‘000)	Jubilee provision	Restructuring provision	Other provisions	Total

Amounts due within one year	—	248	—	248
Amounts due between one and five years	8	—	—	8
Amounts due after five years	65	—	60	125
Total	73	248	60	381
26. Trade and other payables

(in €‘000)	December 31, 2021	December 31, 2020
Trade payables	13,070	7,418
Accrued expenses	9,446	3,458
Employee related liabilities	950	1,253
Payroll taxes, social security and VAT payables	5,261	1,112
Payables to related parties	28	31
Other payables	578	467
Total	29,333	13,739

27. Taxation
27.1 Income taxes
Income tax expense recognized in the consolidated statement of profit or loss
The major components of income tax expense recognized in the consolidated statement of profit or loss for the years ended December 31, 2021, 2020 and 2019 are as follows:

(in €‘000)	2021	2020	2019

Current income tax expense
Current income tax expense for the year	(200)	(33)	(276)
Total current tax expense	(200)	(33)	(276)

Deferred tax expense
(De)recognition of deferred tax assets	(152)	722	—
Total deferred tax expense	(152)	722	—
Income tax expense	(352)	689	(276)
Reconciliation of effective tax rate
The following table provides a reconciliation of the statutory income tax rate with the average effective income tax rate in the consolidated statement of profit or loss for the years ended December 31, 2021, 2020 and
2019:

	2021		2020		2019
	(in €‘000)%		(in €‘000)%		(in €‘000)%
Effective tax reconciliation
Loss before income tax	(319,320)		(43,945)		(42,828)
Income tax expense at statutory tax rate	79,830	(25.0)	10,986	(25.0)	10,707	(25.0)

Adjustments to arrive at the effective tax rate:
Impact of different tax rates of local jurisdictions	—	—	(39)	0.1	(85)	0.2
Non-deductible expenses	(74,033)	23.2	(1,784)	4.1	8	—
Temporary differences for which no deferred tax is recognized	5,997	1.9	(9,196)	20.8	(10,906)	25.4
( De)recognition of previously (un)recognized deferred tax asset s	(152)	0.0	722	(1.6)	—	—
Effective tax (rate)	(352)	0.1	689	(1.6)	(276)	0.6
27.2 Deferred taxes
Deferred tax assets and liabilities

(in €‘000)	2021	2020

Deferred tax assets	4,573	4,837
Deferred tax liabilities	(3,851)	(4,837)
Balance at January 1	722	—

Movements in deferred tax
Recognition of losses	(859)	859
Movements of temporary differences	974	(386)
Recognition of tax credits	(267)	249
Balance at December 31	570	722

Deferred tax assets	8,209	4,573
Deferred tax liabilities	(7,639)	(3,851)
Balance at December 31	570	722

Movements of temporary differences
The following table provides an overview of the movements of temporary differences during the years ended
December 31, 2021 and 2020 and where those movements have been recorded: the consolidated statement of profit or loss (“profit or loss”) or directly in equity.

		Recognized in
(in €‘000)	Net balance January 1	Profit or loss	Equity	Net balance December 31	DTA	DTL

Movements in 2020

Property, plant and equipment	609	271	—	880	1,060	(180)
Intangible assets	(21)	(52)	—	(73)	—	(73)
Right-of-use assets	(3,683)	224	—	(3,459)	27	(3,486)
Trade and other receivables	6	(6)	—	—	—	—
Inventories	(70)	70	—	—	—	—
Non-current lease liabilities	2,846	(1,127)	—	1,719	1,719	—
Current lease liabilities	90	392	—	482	482	—
Provisions	(40)	(23)	—	(63)	—	(63)
Trade and other payables	86	(135)	—	(49)	—	(49)
Net operating losses	—	859	—	859	859	—
Interest carry forward	177	249	—	426	426	—
Total	—	722	—	722	4,573	(3,851)

Movements in 2021
Property, plant and equipment	880	52	—	932	932	—
Intangible assets	(73)	—	—	(73)	—	(73)
Right-of-use assets	(3,459)	(3,995)	—	(7,454)	—	(7,454)
Trade and other receivables	—	—	—	—	—	—
Inventories	—	—	—	—	—	—
Non-current lease liabilities	1,719	3,649	—	5,368	5,368	—
Current lease liabilities	482	1,268	—	1,750	1,750	—
Provisions	(63)	—	—	(63)	—	(63)
Trade and other payables	(49)	—	—	(49)	—	(49)
Net operating losses	859	(859)	—	—	—	—
Interest carry forward	426	(267)	—	159	159	—
Total	722	(152)	—	570	8,209	(7,639)
Unrecognized deferred tax assets

(in €‘000)	December 31, 2021	December 31, 2020
Tax losses	132,498	116,405
Deductible temporary differences	—	—
Tax credits	—	—
Interest carry forward	16,986	12,534
Total	149,484	128,939
Potential tax benefit	40,313	34,772
Interest carry forwards do not expire.

Estimates and assumptions
Refer to Note 3.2.1 for details on estimates and assumptions made with respect to the recognition of deferred tax assets.
Changes to the applicable tax rate (the Netherlands)
On
 December 21, 2021, changes to the Dutch corporate income tax law were substantively enacted and will be effective from January 1, 2022. Unused tax losses available for carryforward will no longer have an expiry date. The carryback period will remain one year
. However, the amount of unused tax losses available for carryforward without an expiry date will be maximized to
50
% of taxable income in excess of one million euros. The revised carryforward period applies to all tax losses arising as of January 1, 2022, but also to unused tax losses available for carryforward as of that date to the extent that these tax losses have arisen in fiscal years that commenced on or after January 1, 2013.
In
 addition, the corporate income tax rate will increase from
25.0
% to
25.8
%, for taxable income in excess of €
395
 thousand (2020: €
245
thousand). The corporate income tax rate for taxable income up to €395 thousand remains unchanged at
15.0
%
.
Consequently, the relevant deferred tax balances have been remeasured.
Expiration year of loss carryforwards
As
 at December 31, 2021, the Group had unused tax losses available for carryforward for an amount of €
132,498
thousand. These unused tax losses do not have an expiry date.
As at December 31, 2020, the Group had unused tax losses available for carryforward for an amount of
€
44,246
thousand that expire in 2025, for an amount of
€
30,208

thousand that expire in 2026 and for an amount of
€
19,269
thousand that expire in 2027. The remaining unused tax losses available for carryforward for amount of
€
22,682
thousand did not have an expiry date.
27.3 Fiscal unity for Dutch corporate income tax purposes
Exclusion from the fiscal unity for Dutch corporate income tax purposes
As
 of June 1, 2018, the Company and its Dutch wholly-owned subsidiaries form a fiscal unity with Madeleine — the Company’s immediate parent entity — and Opera Charging B.V. (“Opera”—parent entity of Madeleine) for corporate income tax. The completion of the Transaction will result in the exclusion of the Company and its Dutch wholly-owned subsidiaries from the Dutch corporate income tax fiscal unity headed by Opera. The Company has prepared and filed a request with the Dutch Tax Authorities (“DTA”) for upfront certainty regarding the consequences of the exclusion from the fiscal unity. This request specifically covers:

•	the methodology of determining the carryforward Dutch tax losses allocable to the Company and its Dutch wholly-owned subsidiaries and the carryover of these carryforward Dutch tax losses;

•	the non-deductibility of interest in relation to the carryover of carryforward non-deductible interest allocable to the Company and its Dutch wholly-owned subsidiaries;

•	the non-applicability of the Dutch restriction for the use of carryforward tax losses/non-deductible interest after a change in control; and

•	the non-applicability of the clawback rules following transfers within the Dutch fiscal unity.

The Company submitted the request to the DTA on July 28, 2021. The request, together with the Company’s answers to various follow-up
questions, was under review by the DTA for the remainder of the year ended December 31, 2021.
The Group has reached an agreement with the DTA on January 18, 2022 on this request. Refer to Note 35 for more information.
28. Financial instruments
This note provides information about the Group’s financial instruments, including:

•	an overview of all financial instruments held by the Group;

•	the classification of the financial instruments;

•	the line item on the consolidated statement of financial position in which the financial instrument is included;

•	the financial instrument’s book and fair value.
The Group holds the following financial instruments:
Financial assets

(in €‘000)	Notes	At amortized cost	Fair value through PL	Total book value	Total fair value
As at December 31, 2020
Non-current other financial assets	18	16,324	102	16,426	16,426
Trade and other receivables	19	24,366	—	24,366	24,366
Cash and cash equivalents	21	8,274	—	8,274	8,274
Total		48,964	102	49,066	49,066

As at December 31, 2021
Non-current other financial assets	18	18,887	695	19,582	19,582
Current other financial assets	18	—	30,400	30,400	30,400
Trade and other receivables	19	41,063	—	41,063	41,063
Cash and cash equivalents	21	24,652	—	24,652	24,652
Total		84,602	31,095	115,697	115,697
Due to the highly liquid nature of cash and cash equivalents and the pledged bank balance classified within non-current
other financial assets, their carrying amount is considered to be the same as their fair value. Due to the short-term nature of trade and other receivables, their carrying amount is considered to be the same as their fair value.

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Financial liabilities

(in €‘000)	Notes	At amortized cost	Total book value	Total fair value

As at December 31, 2020
Borrowings	24	159,610	159,610	257,075
Non-current lease liabilities	16	12,077	12,077	N/A
Current lease liabilities	16	1,826	1,826	N/A
Trade and other payables	26	12,627	12,627	12,627
Total		186,140	186,140	269,702

As at December 31, 2021
Borrowings	24	213,128	213,128	271,370
Non-current lease liabilities	16	26,097	26,097	N/A
Current lease liabilities	16	5,520	5,520	N/A
Trade and other payables	26	24,072	24,072	24,072
Total		268,817	268,817	295,442
Due to the short-term nature of the trade and other payables, their carrying amount is considered to be the same as their fair value.
29. Fair value measurement
This note explains the judgments and estimates made in determining the fair values of the financial instruments that are recognized and measured at fair value and the financial instruments for which the fair value is disclosed in the consolidated financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments into the three levels prescribed under the accounting standards.
An explanation of each level is included in Note 2.7.16 of these consolidated financial statements for the year ended December 31, 2021.
Assets and liabilities measured at fair value
As at December 31, 2021, the Group has recorded the following derivative financial instruments at fair value in the consolidated statement of financial position:

•	interest rate cap derivative;

•	purchase options to acquire an unlisted software company;

•	purchase option to acquire Mega-E.
The purchase options to acquire an unlisted software company and the purchase option to acquire
Mega-E
are jointly referred to as “purchase options”. As at December 31, 2021, all derivative financial instruments are presented within current (purchase options) and non-current
(interest rate cap) other financial assets.
As at December 31, 2020, the Group only had its interest rate cap derivative recorded at fair value in the consolidated statement of financial position, which was presented within non-current
other financial assets. The Group did not have any other assets and liabilities that were measured at fair value.
The interest rate cap qualifies for the level 2 category in the fair value hierarchy due to the fact that it is not traded in an active market and the fair value is determined using valuation techniques which maximize the use of observable market data. The fair value of the interest rate cap is calculated using a discounted cash flow model.

The main inputs to the model include the volatility, the interest rate and discount curve. The fair value
is subsequently calculated based on the discounted estimated cash flows, subject to credit and debit valuation adjustments. Since all significant inputs required to fair value the instrument are observable, the instrument is included in level 2.
The purchase options qualify for the level 3 category in the fair value hierarchy due to the fact that they are not traded in an active market and the fair value is determined using valuation techniques which use unobservable inputs that are significant to the fair value. The Group does not have any assets and liabilities that qualify for the level 1 category.
For assets and liabilities that are recognized in the consolidated financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing
categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period. There were no transfers between level 1, 2 and 3 during any of the periods presented.
The fair value of the Group’s assets measured at fair value are disclosed in the table in Note 28.
Fair value of assets and liabilities not measured at fair value
The Group has determined the fair value of assets and liabilities not measured at fair value, but for which the fair value is required to be disclosed.
Borrowings:
For the shareholder loans and the senior debt, the fair value differs from its carrying amount because the interest payable on the loans is (partially) fixed. The borrowings qualify for the level 3 category in the fair value category due to the use of unobservable inputs, including own credit risk.
The fair value of the Group’s liabilities not measured at fair value are disclosed in the table in Note 28.
Specific valuation techniques to determine fair values
Specific valuation techniques used to value financial instruments include:

•	interest rate cap derivative: option pricing model;

•	purchase options: option pricing model, i.e. Black-Scholes pricing model;

•	borrowings: discounted cash flow analysis using a market interest rate.
Financial instruments measured at fair value (level 3)
The changes in level 3 items for the year ended December 31, 2021 have been as follows:

(in €‘000)	Purchase options

Carrying amount at January 1, 2021	—
Movements during the year ended December 31, 2021
Option premium paid for purchase options	1,500
Fair value gain recognized as a share premium contribution	26,000
Fair value gains/(losses) recognized in other income/(expenses)	2,900
Carrying amount at December 31, 2021	30,400

The Group’s engages with third party valuation specialists to perform its fair value measurements for financial reporting purposes on a periodic basis. Involvement of external valuers is determined annually by the Group’s finance team after discussion with and approval by the Group’s Executive Board. Selection criteria for valuation specialist include market knowledge, reputation, independence and whether professional standards are maintained.
The Group works closely with the qualified external valuers to establish the appropriate valuation techniques and inputs to the model. At each reporting date, the Group analyses the movements in the values of assets and liabilities which are required to be remeasured or re-assessed
as per the Group’s accounting policies.
Valuation inputs to the fair value of purchase options
Inputs to the fair value of the purchase options are the spot price per share, the exercise price, the risk-free rate, volatility, time to expiration and dividend yield. Given that the exercise of the purchase option to acquire
Mega-E
by the Group is conditional upon satisfaction of the Transaction contemplated under the BCA, the fair value of that option is adjusted for the probability of a SPAC Liquidity Event scenario occurring. This is in line with the methodology applied for the valuation of the Group’s share-based payment awards (refer to Note 10 for details).
The following table summarizes the quantitative information about the significant unobservable input parameters used in the level 3 fair value measurement of the purchase options using a Black-Scholes pricing model.

2021
Parameters – Purchase options to acquire an unlisted software company
Spot price per share (in €)	392
Volatility	15%
Parameters – Purchase option to acquire Mega-E
Spot price per share (in €)	397,000
Volatility	92%
The following table summarized the results of changes to significant unobservable input parameters used in the valuation model on the fair value of the purchase options:

(in €‘000)	2021
Changes to parameters – Purchase options to acquire an unlisted software company
5% increase/decrease in volatility	5% increase in volatility would result in an increase in fair value by €400 thousand. 5% decrease in volatility would result in a decrease in fair value by €330 thousand.
20% increase/decrease in the spot price	20% increase in the spot price would result in an increase in fair value by €12,040 thousand. 20% decrease in the spot price would result in a decrease in fair value by €3,200 thousand.

Changes to parameters – Purchase option to acquire Mega-E
30% increase/decrease in volatility	30% increase in volatility would result in an increase in fair value by €36 thousand. 30% decrease in volatility would result in a decrease in fair value by €315 thousand.
20% increase/decrease in the spot price	20% increase in the spot price would result in an increase in fair value by €7,110 thousand. 20% decrease in the spot price would result in a decrease in fair value by €6,993 thousand.

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Further details and background on the purchase options are disclosed in Note 18.

30.	Financial risk management
This note explains the Group’s exposure to financial risks and how these risks could affect the Group’s future financial performance.

Risk	Exposure arising from	Measurement	Management

Market risk – interest rate risk	Long-term borrowings at variable rates	Sensitivity analysis	Economic hedge with an interest rate cap
Credit risk	Cash and cash equivalents, trade receivables, derivative financial instruments and contract assets.	Aging analysis	Doing business with creditworthy companies and a strict policy of cash collection.
Liquidity risk	Borrowings and other liabilities	Cash flow forecasts	Availability of borrowing facilities.
The Group’s management oversees the management of these risks. The Group’s management is supported by the Finance department that advises on financial risks and the appropriate financial risk governance framework for the Group. The Group’s risk management is predominantly controlled by the Finance department under policies approved by the Executive Board. The Executive Board provides principles for overall risk management, as well as policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative
financial instruments. Since the largest part of the Group’s assets, liabilities, and transactions are denominated in euro, the market risk of foreign exchange is considered not to be significant. There are no changes compared to the previous period.
Market risk: Cash flow and fair value interest rate risk
The Group’s main interest rate risk arises from a long-term borrowing with a variable rate, which exposes the Group to cash flow interest rate risk. The cash flow risk is mitigated through the usage of an interest rate cap. During the years ended December 31, 2021 and 2020, the Group’s borrowings at a variable rate were denominated in euro.
The Group’s borrowings are carried at amortized cost.
As at December
31, 2021, approximately 47% of the Group’s borrowings are at a fixed rate of interest (December 31, 2020: 58%). An analysis by maturities is provided below.
Instruments used by the Group
The Group has an interest
rate cap in place with a notional of
€83,054
 thousand (December 31, 2020: €67,887 thousand) which matures in May 2026. As at December 31, 2021, the interest rate cap covers approximately 69% (December 31, 2020: 90%) of the variable loan principal outstanding. The strike price changes over time and ranges between 0.72% and 1.76%. The interest rate cap mitigates at least 69% (2020: 65
%) of the variable debt outstanding, as the notional of the derivative instrument and the senior debt facility changes over time. The remaining cash flow risk is accepted.
The interest rate cap requires settlement of any interest receivable, if applicable, semiannually. The settlement dates coincide with the dates on which interest is payable on the senior debt.

Sensitivity
The consolidated
statement of profit or loss is sensitive to higher/lower interest expenses from borrowings as a result of changes in interest rates as the Group’s senior debt bank facility has a variable interest rate. The Group’s interest expenses incurred in relation to the shareholder loans are not sensitive to changes in interest rates as these borrowings have a fixed interest rate. Equity is not impacted as no hedge accounting is applied, and no investments are accounted for at fair value through other comprehensive income. Additionally, an increase or decrease of the Euribor has an impact on the fair value of the Group’s interest rate cap. The impact on loss after tax for the years ended December 31, 2021 and 2020 as a result of a change in interest rates is as follows:

	Impact on post-tax loss
(in €‘000)	2021	2020
Interest rates – increase by 10 basis points*	76	23
Interest rates – decrease by 10 basis points*	(68)	(16)

*	Keeping all other variables constant.
Global regulators and central banks have been driving international efforts to reform key benchmark interest rates. The market is therefore in transition to alternative risk-free reference rates. Although limited impact is expected on the Euribor, the Group is in the process of evaluating the implications of such a phase out. The Group has no interest rate hedging relationships which are affected by the reform and does not expect any significant impact on existing contracts due to a change in the interest rates. The Group will continue to monitor market developments.
Credit risk
The Group is exposed to credit risk from its operating activities (primarily trade receivables and contract assets) and from its financing activities, including deposits with banks.
Risk management
Credit risk is managed on a Group basis. The Group is doing business with creditworthy companies and has a strict policy of cash collection.
Customer credit risk is managed by the Finance department subject to the Group’s established policy, procedures and control relating to customer credit risk management. The credit quality of customers is assessed, taking into account its financial position, past experience and other factors. Outstanding customer receivables and contract assets are regularly monitored, and any major orders are generally covered by prepayments or other forms of credit insurance obtained from reputable banks and other financial institutions.
At December
31, 2021, the Group had 8 customers (December 31, 2020: 6) that owed the Group more than €400 thousand each and accounted for approximately 82% (December 31, 2020: 55%) of the total amount of trade receivables and contract assets. There w as
 1 customer (December 31, 2020: 1) with a balance greater than €4.0 million accounting for just over 67% (December 31, 2020: 47%) of the total amount of trade receivables and contract assets.
Impairment of financial assets
The Group has four types of financial assets that are subject to the expected credit loss (“ECL”) model:

•	trade receivables;

•	contract assets;

•	pledged bank balances;

•	cash and cash equivalents.

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While cash and cash equivalents and pledged bank balances (refer to Note 21 and Note 18, respectively
) are also subject to the impairment requirements of IFRS 9, no impairments were required to be recognized on these financial assets due to their definition of being subject to an insignificant risk of changes in value.
The maximum exposure to credit risk at the end of the reporting period is the carrying amount of each class of financial assets disclosed in Note 28.
The Group applies the IFRS 9 simplified approach to measuring ECLs which uses a lifetime expected loss allowance for all trade receivables and contract assets.
To measure the ECLs, trade receivables and contract assets have been grouped based on shared credit risk characteristics and the days past due. The contract assets relate to unbilled work in progress and have substantially the same risk characteristics as the trade receivables for the same types of contracts. The Group has therefore concluded that the expected loss rates for trade receivables are a reasonable approximation of the loss rates for the contract assets.
The expected loss rates are based on the payment profiles of sales over a period of 36 months before December 31, 2021 and the corresponding historical credit losses experienced within this period. The Group has considered but not identified any forward-looking factors which require an adjustment of the historical loss rates based on expected changes in these factors.
On that basis, the loss allowance as at December 31, 2021 and December 31, 2020 was determined as follows for both trade receivables and contract assets:

(in €‘000)	Current	1 – 30 days past due	31 –60 days past due	61 –90 days past due	91+ days past due	Total

As at December 31, 2020
Expected loss rate (in %)	0.00%	0.01%	0.02%	0.02%	0.01%
Gross carrying amount – trade receivables	12,526	6,531	2,174	406	1,556	23,193
Gross carrying amount – contract assets	41	—	—	—	—	41
Loss allowance	2	—	—	—	—	2
As at December 31, 2021
Expected loss rate (in %)	0.00%	0.00%	0.00%	0.00%	0.00%
Gross carrying amount – trade receivables	33,439	909	480	382	4,353	39,563
Gross carrying amount – contract assets	1,226	—	—	—	—	1,226
Loss allowance	1	—	—	—	—	1
Trade receivables and contract assets are written off where there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan with the Group, and a failure to make contractual payments for a period of over 60 days past due.
For the loss allowances for trade receivables and contract assets for each period presented, refer to Note 19.
Liquidity risk
Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities to meet obligations when due and to close out market positions. Due to the dynamic nature of the underlying businesses, the Group maintains flexibility in funding by maintaining availability under committed credit lines. The Group has been predominantly contracting customers of sound commercial standing and their payment behavior was generally good. Refer to Note 2.2 for details about the Group’s financial position and the going concern assumption applied in preparing the consolidated financial statements.

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As disclosed in Note 18, the Group has pledged bank balances to secure the payment of interest and commitment fees to the Group’s external lender and pledged bank balances in relation to bank guarantees issued to suppliers of the Group.
The main risk for the Group is not meeting the debt covenants or drawdown requirements described in Note 31. In this case, funding via the senior debt funding would not be available. The Group monitors the liquidity risk on a weekly basis. Management monitors rolling forecasts of the Group’s cash and cash equivalents (Note 21) on the basis of expected cash flows. This is generally carried out at Group level, in accordance with practice and limits set by the Group. In addition, the Group’s liquidity management policy involves projecting cash flows and considering the level of liquid assets necessary to meet these, monitoring balance sheet liquidity ratios against internal and external regulatory requirements and maintaining debt financing plans. The Group assessed the concentration of risk with respect to refinancing its debt and concluded it to be low.
Financing arrangements
The Group had access to the following undrawn borrowing facilities for each reporting period presented:

(in €‘000)	December 31, 2021	December 31, 2020

Expiring beyond one year—Senior debt	—	44,315
As indicated
in Note 24, following a series of drawdowns on the senior debt bank facility during 2021, the Group has utilized the maximum amount of credit as allowed under the facility as of December 2, 2021. The senior debt bank facility was available to be drawn if the drawdown covenants were met, in euros and has an average maturity of approximately 5 years (December 31, 2020: 6 years).
Maturities of financial liabilities
The tables below analyzes the Group’s financial liabilities into relevant maturity groupings based on their contractual maturities. The table includes only non-derivative
financial liabilities, as there are no derivative financial liabilities.
The amounts disclosed in the table are the contractual undiscounted cash flows (including interest payments). Balances due within 12 months equal their carrying balances as the impact of discounting is not significant.

	Contractual cash flows
(in €‘000)	Carrying amount of liabilities	Total	Less than 6 months	6–12 months	1–2 years	2–5 years	More than 5 years
As at December 31, 2020
Borrowings	159,610	474,597	1,877	2,633	6,151	20,255	443,681
Lease liabilities	13,903	16,313	1,101	1,091	2,003	3,774	8,344
Trade and other payables	12,627	12,627	12,627	—	—	—	—
Total	186,140	503,537	15,605	3,724	8,154	24,029	452,025

As at December 31, 2021
Borrowings	213,128	464,440	2,975	3,176	6,451	137,258	314,580
Lease liabilities	31,617	38,208	3,630	3,560	6,871	16,729	7,418
Trade and other payables	24,072	24,072	24,072	—	—	—	—
Total	268,817	526,720	30,677	6,736	13,322	153,987	321,998
31. Capital management
For the purpose of the Group’s capital management, capital includes issued capital, share premium and all other equity reserves attributable to the equity holders of the parent. Refer to Note 22 and Note 23 for the quantitative disclosures of the Company’s share capital, share premium and other reserves.

The objective of capital management is to secure financial flexibility to maintain long-term business operations. The
Group
manages its capital structure and makes adjustments in light of changes in economic conditions. To maintain or adjust the capital structure, the Group may adjust the dividend payments to shareholders, return capital to shareholders or issue new shares or other financial instruments.
The Group has not paid any dividends since its incorporation. The Group expects to retain all earnings, if any, generated by operations for the development and growth of its business and does not anticipate paying any dividends to shareholders in the foreseeable future. The Group has secured financing for its operations through a senior debt bank facility, which is disclosed in Note 24.
No changes were made in the objectives for managing capital during the years ended December 31, 2
021 and 2020.
Loan covenants
Under the terms of the senior debt bank facility, the Group is required to comply with financial covenants related to earnings before interest, taxes, depreciation and amortization (“EBITDA”), revenue and interest expenses:

1.	Group’s EBITDA margin ratio: calculated on a consolidated level as (EBITDA / Revenue) X 100.

2.	Group’s EBITDA: calculated on a consolidated basis.

3.	Interest coverage ratio: calculated on a consolidated basis as (Revenue / interest paid).
EBITDA margin thresholds are defined at the level of Allego B.V. as well, which are required to be met together with the aforementioned thresholds for the Group.
Breaching the requirements would cause a drawdown stop. Continuing breaches in the financial covenants would permit the bank to immediately call the debt. The Group may within twenty business days from the occurrence of a breach of the loan covenants provide a remedial plan setting out the actions, steps and/or measures (which may include a proposal for adjustments of the financial covenant levels) which are proposed to be implemented in order to remedy a breach of the loan covenants. In addition to the drawdown stop thresholds, a default status would occur if ratios would deteriorate further. This could lead to the loan to become immediately due and payable.
The Group has complied with these covenants throughout all reporting periods presented. The Group met its covenants that were determined based on the Dutch GAAP financial statements of the Company, as required by the terms and conditions of the senior debt bank facility. As the Group recently transitioned to IFRS, the loan covenants will need to be revisited with the lenders as per the facility agreement.
The target (drawdown stop) covenant ratios are determined based on a twelve-month running basis and are as follows:

Testing date of loan covenants	EBITDA margin	EBITDA	Interest coverage

December 31, 2020	-26.03%	-/- €18.4 million	11.26x
June 30, 2021	-13.12%	-/- €13.2 million	10.00x
December 31, 2021	-6.29%	-/- €8.2 million	10.50x
June 30, 2022	1.18%	Unconditional	11.80x
December 31, 2022	2.15%	Unconditional	12.78x
June 30, 2023	3.16%	Unconditional	14.19x
December 31, 2023	3.90%	Unconditional	15.48x
June 30, 2024	4.57%	Unconditional	17.06x
December 31, 2024	5.11%	Unconditional	18.77x
June 30, 2025	5.37%	Unconditional	21.60x
December 31, 2025	5.55%	Unconditional	24.21x

For the year
ended December 31, 2021, the actual covenant ratios (based on Dutch GAAP) were as follows: EBITDA margin of 3.77% (2020: negative 25.84%), EBITDA of €3.6 million (2020: negative €15.3 million) and interest coverage ratio of 17.78x (2020: 16.20x).
In the preparation of its consolidated financial statements, the Group assessed whether information about the existence of the covenant and its terms is material information, considering both the consequences and the likelihood of a breach occurring. The consequences of a covenant breach have been described in this note. A covenant breach would affect the Group’s financial position and cash flows in a way that could reasonably be expected to influence the decisions of the primary users of these consolidated financial statements. The Group considered the likelihood of a breach occurring as higher than remote as the Group incurred losses during the first years of its operations, even though the Group has complied with these covenants throughout all reporting periods presented and expects to continue to meet financial covenants performance criteria.
32. Commitments and contingencies
Purchase commitments for chargers and charging infrastructure
Significant
expenditures for chargers and charging infrastructure contracted for, but not recognized as liabilities, as at December 31, 2021 were €2,261 thousand (December 31, 2020: €4,354 thousand). The Group uses these assets either as own chargers (property, plant and equipment) or as charging equipment to fulfill its obligations under EPC contracts entered into with its customers (inventory).
33. Related-party transactions
Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.
Relationship with the
Mega-E
Group
After the sale of
Mega-E
Charging B.V.
(“Mega-E”)
to Meridiam EM SAS,
Mega-E
established subsidiaries and formed the
Mega-E
Group. As a result of the sale,
Mega-E
and its subsidiaries (the
“Mega-E
Group”) became related parties under common control (please also refer to Note 33.2 for more information).
The relationship between the Group and the
Mega-E
Group is that of a customer and service provider. Subsequent to the sale, the Group entered into several EPC and O&M contracts with the
Mega-E
Group to construct and operate charging stations across Europe. The EPC agreements relate to the engineering, design, procurement, delivery, construction, installation, testing and commissioning of electric vehicle charging infrastructure at designated areas. The Group receives a fixed contract price for these services.
The O&M agreements relate to the operation and maintenance of the delivered electric vehicle charging infrastructure by the Group to the
Mega-E
Group. The services consist of the technical operation of the charging stations, revenue management, maintenance, providing pricing recommendations and providing access to the Group’s EV Cloud platform. The Group receives a service fee that contains both fixed and variable fees per charging session.
During the year ended December 31, 2021, one of the directors of the Group was also an executive director of
Mega-E.
As at December 31, 2021, the director resigned from the Group. Additionally, one of the non-executive
directors of the Group is also a
non-executive
director of
Mega-E.

Terms and conditions of transactions with related parties
Management services were bought from the immediate parent entity for a fixed fee. All other transactions
were made on normal commercial terms and conditions and at market rates. Outstanding balances are unsecured. Asset and liability positions can either be offset or can be settled in cash. No loss allowance is recognized on these balances.
33.1 Transactions with related parties

(in €‘000)	Relationship	2021	2020	2019
Madeleine Charging B.V.	Immediate parent entity

Interest expenses on shareholder loans		8,162	7,530	5,568
Management fee		—	25	25
Reimbursement of advisory fees		1,868	1,400	—
Reimbursement of marketing expenses		—	1,568	—
Share-based payment expenses		291,837	7,100	—

Mega-E Group (Mega-E Charging B.V. and its subsidiaries)	Other related party
Revenue from contracts with related party		23,974	10,702	8,739

EV Cars	Other related party
Revenue from contracts with related party		24,566	—	—
Share-based payment expenses
On December 16, 2020, the Company’s immediate parent entity — Madeleine — entered into a Special Fees Agreement, under which share-based payment awards are provided to an external consulting firm. Madeleine has the obligation to settle the agreement, but the Group accounts for the Special Fees Agreement as a share-based payment arrangement as the Group receives services from the consulting firm under the agreement. The Group does not have an obligation to settle the share-based payment awards with the consulting firm in cash or equity instruments and therefore the total arrangement is classified as an equity-settled share-based payment arrangement. Refer to Note 10 for details on the Special Fees Agreement.
Purchase option to acquire
Mega-E
On July 28, 2021, the Group and Meridiam EM — an indirectly wholly-owned subsidiary of Meridiam SAS, the Company’s ultimate parent — entered into a call option agreement to acquire 100
% of the share capital of
Mega-E.
Meridiam EM is a related party under common control. The exercise of the call option by the Group is conditional upon satisfaction of the Transaction contemplated under the BCA and the call option can be exercised by the Group at the earliest on January 15, 2022, and within the six-month period thereafter. Refer to Note 18 for details.

Revenue from contracts with EV Cars
During the year ended December 31, 2021, a transaction with EV Cars — a new related party — was identified. EV Cars is a related party under common control of Meridiam EM SAS. On June 28, 2021, the Group entered into a contract with EV Cars for the design, construction, installation and operation and maintenance of charging stations. There have not been any transactions with this related party before the year ended December 31, 2021.
33.2 Balances with related parties
At December 31, 2021 and 2020, the Group held the following balances with related parties:

(in €‘000)	Relationship	December 31, 2021	December 31, 2020
Madeleine Charging B.V.	Immediate parent entity
Shareholder loans		(100,193)	(92,031)
Current receivables/(payable) from related party		106	31
Trade payable to related party		(140)	—

Opera Charging B.V.	Parent entity
Current receivables from related party		37	8

Mega-E Group (Mega-E Charging B.V. and its subsidiaries)	Other related party
Trade receivables from related party		26,449	18,648
Trade payable to related party		(1,599)	(23)
Contract assets with related party		277	—
Contract liabilities with related party		(2,291)	(4,449)
Other current receivables from related party		3	3

EV Cars	Other related party
Contract assets with related party		237	—
Contract liabilities with related party		(17,997)	—

Meridiam EM	Other related party
Purchase option derivative		27,200	—
33.3 Remuneration of key management personnel
Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Group. The Group considers all members of the Executive Board to be key management personnel as defined in IAS 24
Related party disclosures
. The Executive Board consists of the chief executive officer (CEO), the chief financial officer (CFO), the chief operating officer (COO) and the chief technology officer (CTO).

The following remuneration of key management personnel was recognized as an expense
in the consolidated statement of profit or loss for the years ended December 31, 2021, 2020 and 2019:

(in €‘000)	2021	2020	2019
Short-term employee benefits	1,086	1,675	894
Termination benefits	—	283	—
Share-based payments	89,636	2,450	—
Total	90,722	4,408	894
Share-based payments
On December 16, 2020, the Company’s immediate parent entity — Madeleine — entered into a Special Fees Agreement (the “Agreement”), under which share-based payment awards are provided to an external consulting firm (refer to Note 10 for details). Prior to joining the Company as members of the Executive Board, two directors were contractors of the external consulting firm, in which capacity they provided management services related to the Company to Madeleine, the Company’s immediate shareholder.
The directors
are entitled to compensation from the external consulting firm in the form of a fixed percentage of the total benefits (including the proceeds from a future sale of shares in the Company) that the external consulting firm will generate under the Agreement. Therefore, the Group has considered that a portion of the share-based payment expenses represents key management compensation and accordingly recognized that portion as employee benefits expenses within general and administrative expenses. For the year ended December 31, 2021, that portion of the share-based payment expenses amounted to €89,636 thousand (2020: €2,450 thousand, 2019: € nil
).
For the year ended
December 31, 2021, the remaining amount of the total share-based payment expenses of €
202,201 thousand (2020: €4,650 thousand, 2019: € nil) is compensation for external consulting services. Therefore, the Group has recognized this amount as legal, accounting and consulting fees, within general and administrative expenses (refer to Note 8 and Note 10 for details).

34. Group information
34.1 List of principal subsidiaries
The Group’s principal subsidiaries as at December 31, 2021 and 2020 are set out below. Unless otherwise stated, they have share capital consisting solely of ordinary shares that are held directly by the Group, and the proportion of ownership interests held equals the voting rights held by the Group. The country of incorporation or registration is also their principal place of business.

			Ownership interest held by the Group
Name of entity	Place of business/country of incorporation	Principle activities	2021	2020	2019
Allego B.V.	Arnhem, the Netherlands	Charging solutions for electric vehicles	100%	100%	100%
Allego Innovations B.V.	Arnhem, the Netherlands	Software development	100%	100%	100%
Allego Employment B.V.	Arnhem, the Netherlands	Staffing agency within the Group	100%	100%	100%
Allego GmbH	Berlin, Germany	Charging solutions for electric vehicles	100%	100%	100%
Allego België B.V.	Mechelen, Belgium	Charging solutions for electric vehicles	100%	100%	100%
Allego France SAS	Paris, France	Charging solutions for electric vehicles	100%	100%	100%
Allego Charging Ltd	London, United Kingdom	Charging solutions for electric vehicles	100%	100%	100%
Allego Denmark ApS	Copenhagen, Denmark	Charging solutions for electric vehicles	100%	100%	100%
Allego, Unipessoal Lda	Lisbon, Portugal	Charging solutions for electric vehicles	100%	100%	100%
Allego Norway AS	Olso, Norway	Charging solutions for electric vehicles	100%	100%	100%
Allego Sweden AB	Stockholm, Sweden	Charging solutions for electric vehicles	100%	100%	100%
Allego Italy S.R.L.	Torino, Italy	Charging solutions for electric vehicles	100%	—	—
Allego Spain S.L.U.	Madrid, Spain	Charging solutions for electric vehicles	100%	—	—

34.2 Changes to the composition of the Group
In December 2019, the Company sold its interest in
Mega-E
Charging B.V.
(“Mega-E”)
under common control to the French investor Meridiam EM SAS, which is a related party under common control of Meridiam SAS. Prior to the transaction,
Mega-E’s
operations were limited. The sale did not result in a material result on disposal for the Group.
After the sale of
Mega-E
to Meridiam EM SAS,
Mega-E
established subsidiaries and formed the
Mega-E
Group. As a result of the sale,
Mega-E
was no longer a subsidiary, but
Mega-E
Charging B.V. and its subsidiaries (the
“Mega-E
Group”) became related parties under common control.

Subsequent to the sale, the Group entered into several EPC and O&M contracts with the
Mega-E
Group to
construct
and operate charging stations across Europe. The EPC agreements relate to the engineering, design, procurement, delivery, construction, installation, testing and commissioning of electric vehicle charging infrastructure at designated areas. The Group receives a fixed contract price for these services.
The O&M agreements relate to the operation and maintenance of the delivered electric vehicle charging infrastructure by the Group to the
Mega-E
Group. The services consist of the technical operation of the charging stations, revenue management, maintenance, providing pricing recommendations and providing access to the Group’s EV Cloud platform. The Group receives a service fee that contains both fixed and variable fees per charging session.
After the transaction, the Group continues to have a relationship with
Mega-E.
The relationship is that of a customer and service provider. Refer to Note 3.1.3 for details about the judgments applied by the Group in assessing its continued involvement in
Mega-E.
35. Subsequent events
The following events occurred after December 31, 2021:
Amendment to the BCA
On December 16, 2020, the Company’s immediate parent entity — Madeleine — entered into a Special Fees Agreement (the “Agreement”), pursuant to which an external consulting firm provides services to the Group relating to the strategic and operational advice until one or more contemplated share transactions (a “Liquidity Event” or “Liquidity Events”). As consideration for these services, the consulting firm is entitled to fees payable by Madeleine in cash and in shares based on the value of the Group in relation to future Liquidity Events. Refer to Note 10 for further details.
On July 28, 2021, Spartan and the Company signed a BCA. Madeleine and the external consulting firm are also parties to the BCA. On February 28, 2022, the BCA was amended whereby the parties modified the thresholds that determine whether the fees payable in cash to the external consulting firm will be paid in cash, shares or a combination of cash and shares, contingent upon the number of redemptions that will result from the Transaction. The amendment does not change the accounting treatment of the Agreement as disclosed in Note 10 of the consolidated financial statements for the year ended December 31, 2021, as the total Agreement is classified as an equity-settled share-based payment arrangement.
Merger between the Company and Spartan Acquisition Corp. III (“the Transaction”)
On July 28, 2021, the Company and Spartan signed a BCA. Prior to the Transaction, Spartan was listed on the NYSE in the United States (NYSE: SPAQ).
In connection
with the merger, Athena Pubco B.V. — a private limited liability parent company (
besloten vennootschap met beperkte aansprakelijkheid
) under Dutch law — was incorporated by Madeleine Charging B.V. (the Company’s immediate parent entity) on June 3, 2021. This newly incorporated entity acquired 100% of the outstanding equity of the Company and Spartan. As a result of the merger, Spartan ceased to exist. The
Group
received €146 million ($161
million
3
) of
gross
proceeds
4
from
a combination of a common stock PIPE offering of €136 million ($150 million
3
)
at €9.05 ($10.00
3
)
per share, along with €10 million ($11
million
3
) of
cash held in trust by Spartan after redemptions. Meridiam — the existing shareholder of the Company — rolled 100% of its equity and, together with management and former advisors, retained 82
% of the combined entity.

3	Translated at the EUR/USD exchange rate as at March 17, 2022.
4	Gross proceeds: not inclusive of transaction expenses.

On March 9, 2022, Spartan convened a special meeting of stockholders (“the Special Meeting”). At the Special Meeting, Spartan’s stockholders approved the business combination proposal.
On March 16, 2022 (“the closing date”), the following transactions occurred pursuant to the terms of the BCA:

•
Athena Pubco B.V. changed its legal form from a private limited liability company to a public limited liability company (
naamloze venootschap
), changed its name to Allego N.V. and entered into the Deed of Conversion containing the Articles of Association of Allego N.V.

•	The Group’s shareholder loans of €102,229 thousand have been converted into equity.

•	The Company consummated the previously announced business combination pursuant to the terms of the BCA and became a publicly traded company on the NYSE.
On March 17, 2022, trading in the new public company commenced on the NYSE. The new public company — Allego N.V. — trades under the Allego name under the ticker symbol “ALLG”.
Management has assessed the expected accounting treatment of the transaction on the Group’s consolidated financial statements. As Spartan does not constitute a business, the transaction is not in scope of IFRS 3
Business Combinations
. In accordance with an agenda decision of the IFRS Interpretations Committee, the transaction is in scope of IFRS 2
Share-based Payment
. The transaction will be accounted for as a recapitalization in which the Company will issue shares in exchange for the net assets of Spartan. The difference between the fair value of the shares issued by the Company and the fair value of the identifiable net assets of Spartan will be treated as costs for the service of obtaining a listing and expensed in the period in which the transaction closed.
Extension and exercise of purchase options to acquire an unlisted software company
On March
26, 2021, the Group entered into two option agreements to acquire 8.50% of the share capital of an unlisted software company (“the Target”) — a service provider for the Group’s EV Cloud platform — and 100% of a third-party company, which holds 42.0% of the share capital of the Target. The provisions of the shareholder’s agreement of the Target include drag-along rights. Consequently, the Group is required to acquire the remaining 49.50% of the share capital of the Target upon exercising its option rights, under similar terms and conditions as the original option agreements. On September 28, 2021, the Group extended the option agreements under similar terms and conditions as the original option agreements. After the extension, the options can be exercised up to and until February 28, 2022. The terms and conditions of the option agreements are disclosed in Note 18.
On February 2, 2022, the Group extended the option agreements under similar terms and conditions as the original option agreements. After the extension, the options can be exercised up to and until April 30, 2022.
On April 30, 2022, the Group notified the Target that it intends to exercise its purchase options, subject to approval from the workers council and successful completion of negotiations with the current shareholders resulting in the signing of a Share Purchase Agreement.
Exclusion from the fiscal unity for Dutch corporate income tax purposes
The completion of the transaction will result in the exclusion of the Company and its Dutch wholly-owned subsidiaries from the Dutch Corporate Income Tax fiscal unity headed by Opera. The Company has prepared and filed a request for upfront certainty with the DTA regarding the consequences of the exclusion from the fiscal unity. The request was submitted on July 28, 2021. Refer to Note 27.3 for further details.
The Group has reached an agreement with the DTA on January 18, 2022 on this request. The agreement with the DTA is contingent upon the completion of the Transaction. The agreement with the DTA avoids potential discussions on the various tax topics that have been agreed upon. Additionally, the agreement will provide the

Group with tax certainty regarding the dissolution of the fiscal unity for Dutch corporate
income tax purposes headed by Opera and the related Dutch corporate income tax considerations for the year ended December 31, 2018, up to and including the year ended December 31, 2021, and fiscal year 2022 until the moment of exclusion from the fiscal unity.
Control assessment of Mega-E
On July 28
, 2021, the Group and Meridiam EM — an indirectly wholly-owned subsidiary of Meridiam SAS, the Company’s ultimate parent — entered into a call option agreement to acquire 100% of the share capital of Mega-E. The exercise of the call option by the Group is conditional upon satisfaction of the Transaction contemplated under the BCA and the call option can be exercised by the Group at the earliest on January 15, 2022, and within the six-month period thereafter.
The Group consummated the previously announced business combination pursuant to the terms of the BCA on March 16, 2022. Consequently, the Group has been able to exercise its call option right pursuant to the terms of the call option agreement since that date. Therefore, the Group has reassessed its control assessment over
Mega-E.
The call option provides the Group with potential voting rights, which are considered substantive as of March 16, 2022, because as of that date all conditions under the call option agreement have been met and the Group can exercise its rights. The Group concluded that these potential voting rights provide the Group with control over Mega-E.
Second Special Fees Agreement with an external consulting firm
On February 25, 2022, Madeleine entered into the second Special Fees Agreement with an external consulting firm (please refer to Note 10 for details on the first Special Fees Agreement), which was amended on March 10, 2022. In this second agreement and amendment, as consideration for services provided, the consulting firm is entitled to fees payable by Madeleine in cash based on the value of the Group in relation to future equity injections. On April 20, 2022, the board of Allego N.V. approved a resolution to novate the agreement from Madeleine to Allego N.V. The details of the novation of the agreement are currently being discussed.

Allego N.V.
Unaudited interim condensed consolidated financial statements
For the six months ended June 30, 2022 and 2021

Interim condensed consolidated statement of profit or loss for the six months ended June 30, 2022 and 2021 (unaudited)

(in €‘000)	Notes	2022	2021
Revenue from contracts with customers	6
Charging sessions		23,994	11,006
Service revenue from the sale of charging equipment		18,442	4,326
Service revenue from installation services		5,964	3,693
Service revenue from operation and maintenance of charging equipment		1,822	1,393
Service revenue from consulting services		470	—
Total revenue from contracts with customers		50,692	20,418
Cost of sales (excluding depreciation and amortization expenses)		(41,210)	(13,705)
Gross profit		9,482	6,713
Other income	7	8,987	2,552
Selling and distribution expenses		(1,697)	(1,142)
General and administrative expenses	4	(278,859)	(144,021)
Operating loss		(262,087)	(135,898)
Finance costs	15	15,173	(7,261)
Loss before income tax		(246,914)	(143,159)
Income tax	17	(161)	(597)
Loss for the half-year		(247,075)	(143,756)
Attributable to:
Equity holders of the Company		(246,913)	(143,756)
Non-controlling interests		(162)	—
Loss per share attributable to the Equity holders of the Company:
Basic and diluted loss per ordinary share	9	(1.05)	(0.76)
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

Interim condensed consolidated statement of comprehensive income for the six months ended June 30, 2022 and 2021 (unaudited)

(in €‘000)	Notes	2022	2021
Loss for the half-year		(247,075)	(143,756)
Other comprehensive income/(loss)
Items that may be reclassified to profit or loss in subsequent periods
Exchange differences on translation of foreign operations		(33)	(14)
Income tax related to these items		—	—
Other comprehensive income/(loss) that may be reclassified to profit or loss in subsequent periods, net of tax		(33)	(14)
Other comprehensive income/(loss) for the half-year, net of tax		(33)	(14)
Total comprehensive income/(loss) for the half-year, net of tax		(247,108)	(143,770)
Attributable to:
Equity holders of the Company		(246,946)	(143,770)
Non-controlling interests		(162)	—
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

F-8
9

Interim condensed consolidated statement of financial position as at June 30, 2022 (unaudited) and December 31, 2021

(in €‘000)	Notes	June 30, 2022	December 31, 2021 1
Assets
Non-current assets
Property, plant and equipment	11	139,739	41,544
Intangible assets	11	23,645	8,333
Right-of-use assets		33,955	30,353
Deferred tax assets		571	570
Other financial assets	12	64,615	19,582
Total non-current assets		262,525	100,382
Current assets
Inventories		17,245	9,231
Prepayments and other assets		28,694	11,432
Trade and other receivables		33,693	42,077
Contract assets		—	1,226
Other financial assets	12	—	30,400
Cash and cash equivalents		29,775	24,652
Total current assets		109,407	119,018
Total assets		371,932	219,400
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

1	Consolidated statement of financial position as at December 31, 2021 audited.

F-9
0

Interim condensed consolidated statement of financial position as at June 30, 2022 (unaudited) and December 31, 2021

(in €‘000)	Notes	June 30, 2022	December 31, 2021 2
Equity
Share capital	13	32,061	1
Share premium	13	369,851	61,888
Reserves		4,500	4,195
Retained earnings		(310,001)	(142,736)
Equity attributable to equity holders of the Company		96,411	(76,652)
Non-controlling interests		1,179	—
Total equity		97,590	(76,652)
Non-current liabilities
Provisions and other liabilities		1,330	133
Borrowings	14	114,556	213,128
Lease liabilities		30,402	26,097
Deferred tax liabilities		1,272	—
Total non-current liabilities		147,560	239,358
Current liabilities
Trade and other payables		43,563	29,333
Contract liabilities		5,953	21,192
Current tax liabilities		243	401
Lease liabilities		6,224	5,520
Provisions and other liabilities		1,226	248
Borrowings	14	23,404	—
Warrant liabilities	15	6,713	—
Other financial liabilities	16	39,456	—
Total current liabilities		126,782	56,694
Total liabilities		274,342	296,052
Total equity and liabilities		371,932	219,400
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

2	Consolidated statement of financial position as at December 31, 2021 audited.

F-9
1

Interim condensed consolidated statement of changes in equity for the six months ended June 30, 2022 and 2021 (unaudited)

	Attributable to ordinary equity holders of the Company
(in €‘000)	Notes	Share capital	Share premium	Reserves	Retained earnings	Total	Non-con- trolling interests	Total equity
As at January 1, 2021		1	36,947	3,823	(114,515)	(73,744)	—	(73,744)
Loss for the half-year		—	—	—	(143,756)	(143,756)	—	(143,756)
Other comprehensive income/(loss) for the half-year		—	—	(14)	—	(14)	—	(14)
Total comprehensive income/(loss) for the half-year		—	—	(14)	(143,756)	(143,770)	—	(143,770)
Other changes in reserves	9	—	—	(1,219)	1,219	—	—	—
Share-based payments expenses	8	—	—	—	121,932	121,932	—	121,932
Transaction costs, net of tax	11	—	(532)	—	—	(532)	—	(532)
As at June 30, 2021		1	36,415	2,590	(135,120)	(96,114)	—	(96,114)
As at January 1, 2022		1	61,888	4,195	(142,735)	(76,651)	—	(76,651)
Loss for the half-year		—	—	—	(246,913)	(246,913)	(162)	(247,075)
Other comprehensive income/(loss) for the half-year		—	—	(33)	—	(33)	—	(33)
Total comprehensive income/(loss) for the half-year		—	—	(33)	(246,913)	(246,946)	(162)	(247,108)
Other changes in reserves	9	—	—	338	(338)	—	—	—
Equity contribution (Allego Holding shareholders)	13	28,311	73,620	—	—	101,931	—	101,931
Equity contribution (Spartan shareholders)	13	1,789	86,401	—	—	88,190	—	88,190
Equity contribution (PIPE financing)	13	1,800	134,248	—	—	136,048	—	136,048
Equity contribution (Private warrants exercise)	13	160	13,694	—	—	13,854	—	13,854
Share-based payment expenses	8	—	—	—	79,985	79,985	—	79,985
Non-controlling interests on acquisition of subsidiary	4	—	—	—	—	—	1,341	1,341
As at June 30, 2022		32,061	369,851	4,500	(310,001)	96,411	1,179	97,590
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

F-9
2

Interim condensed consolidated statement of cash flows for the six months ended June 30, 2022 and 2021 (unaudited)

(in €‘000)	Notes	2022	2021
Cash flows from operating activities
Cash generated from/(used in) operations	10	(91,620)	(13,209)
Interest paid		(3,494)	(2,680)
Income taxes paid		(320)	(220)
Net cash flows from/(used in) operating activities		(95,434)	(16,109)
Cash flows from investing activities
Acquisition of Mega-E, net of cash acquired	4	874	—
Acquisition of MOMA, net of cash acquired	4	(28,733)	—
Purchase of property, plant and equipment	11	(12,944)	(10,071)
Proceeds from sale of property, plant and equipment	11	97	412
Purchase of intangible assets	11	(1,355)	(40)
Proceeds from investment grants		235	2,275
Payment of purchase options derivative premiums	12	—	(1,500)
Net cash flows from/(used in) investment activities		(41,826)	(8,924)
Cash flows from financing activities
Proceeds from borrowings	14	—	24,202
Payment of principal portion of lease liabilities		(2,819)	(907)
Payment of transaction costs	13	(925)	(532)
Proceeds from issuing equity instruments (Spartan shareholders)	4	10,079	—
Proceeds from issuing equity instruments (PIPE financing)	4	136,048	—
Net cash flows from/(used in) financing activities		142,383	22,763
Net increase/(decrease) in cash and cash equivalents		5,123	(2,270)
Cash and cash equivalents at the beginning of the half-year		24,652	8,274
Effect of exchange rate changes on cash and cash equivalents		—	6
Cash and cash equivalents at the end of the half-year		29,775	6,010
The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

F-9
3

Notes to the unaudited interim condensed consolidated financial statements

F-9
4

Index to notes to the unaudited interim condensed consolidated financial statements

1.	Reporting entity
Allego N.V. (“Allego” or “the Company”), a continuation of the former Allego Holding B.V. (“Allego Holding”) as detailed below, was incorporated as a Dutch private limited liability company
(besloten vennootschap met beperkte aansprakelijkheid)
on June 3, 2021 under the laws of the Netherlands under the name of Athena Pubco B.V.
On March 16, 2022, Athena Pubco B.V. changed its legal form from a private limited liability company to a public limited liability company
(naamloze venootschap)
, changed its name to Allego N.V. and entered into the Deed of Conversion containing the Articles of Association of Allego N.V. Allego Holding consummated the previously announced business combination (“the SPAC Transaction”) with Spartan Acquisition Corp. III (“Spartan”) pursuant to the terms of the business combination agreement (“BCA”) and became a publicly traded company on the New York Stock Exchange (“NYSE”).The new public company — Allego N.V. — trades under the Allego name with the ticker “ALLG”. The Company’s registered seat and head office are in Arnhem, the Netherlands. Its head office is located at Westervoortsedijk 73 KB, 6827 AV in Arnhem, the Netherlands. The Company is registered with the Dutch Trade Register under number 82985537.
The Company’s main activity is enabling electrification through designing, building and the operation of charging solutions for electric vehicles in Europe. The Company services corporate customers with the long-term operation of comprehensive charging solutions. The Company’s goal is to offer the best EV charging experience with end-to-end
charging solutions through different charging products (e.g. slow, fast, ultra-fast charging) in combination with one EV Cloud platform and additional service support. Upon completion of the BCA, Allego N.V. underwent a capital restructuring process which resulted in additional shares being issued to Madeleine Charging B.V., an external consulting firm, the PIPE Investors and former Spartan shareholders. The majority of the Allego N.V. shares are held by Madeleine Charging B.V. (“Madeleine”) which is an indirectly wholly owned subsidiary of Meridiam SAS (“Meridiam”) – a global investor and asset manager based in Paris, France. Meridiam specializes in the development, financing and long-term management of sustainable public infrastructure in the mobility, energy transition and social infrastructure sectors.
These financial statements are the interim condensed consolidated financial statements for the group consisting of Allego N.V. and its subsidiaries (jointly referred to as the “Group” or “Allego Group”). Further disclosure on why the Company’s interim condensed consolidated financial statements include comparative information for transactions occurring during the six months ended June 30, 2021, despite the Company only being incorporated on June 3, 2021, is provided in Note 2 and Note 3.

2.	Basis of preparation and changes to the Group’s accounting policies

2.1	Basis of preparation
The interim condensed consolidated financial statements for the six months ended June 30, 2022 have been prepared in accordance with IAS 34
Interim Financial Reporting
as issued by the International Accounting Standards Board (“IASB”) and are unaudited.
The interim condensed consolidated financial statements do not include all the information and disclosures required in the annual consolidated financial statements and should be read in conjunction with the Group’s annual consolidated financial statements for the year ended December 31, 2021. Please note that with the Group we mean the consolidated financial statements of Allego Holding as explained below.
The interim condensed consolidated financial statements have been prepared on a historical cost basis, unless otherwise stated. All amounts disclosed in the interim condensed consolidated financial statements are presented in thousands of euros (€), unless otherwise indicated.
The Company cannot be considered a separate entity acting in its own right for the period prior to the completion of the BCA, and the economic substance of its incorporation and the holding of the shares of Allego Holding

F-9
6

constitutes a capital reorganization of the Group subsequent to the completion of the BCA and to aid with integrating new investors. Consequently, management has concluded that Allego should recognize in its consolidated financial statements the net assets of Allego Holding and subsidiaries as per their preceding carrying amounts, and that comparative information should be represented, as the interim condensed consolidated financial statements of the Company and its subsidiaries are a continuation of those of Allego Holding and its subsidiaries.
Therefore, the comparable (interim condensed) consolidated financial statements as of December 31, 2021, for the six months ended June 30, 2021, and the current period from January 1, 2022, until March 16, 2022, represent the (interim condensed) consolidated financial statements of Allego Holding and its subsidiaries.
The interim condensed consolidated financial statements were prepared by the Executive Board and were authorized for issue in accordance with a resolution of the Executive Board on September 30, 2022.

2.2	Going concern assumption and financial position
The Group’s scale of operations
The Group’s strategy requires significant capital expenditures, as well as investments in building the Group’s organization aimed at increasing the scale of its operations.
Start-up
losses are inherently associated with the business as charging points need to become known to users. As a result, the Group incurred losses during the first years of its operations and expects to continue to incur losses in the next eighteen months as of June 30, 2022. Therefore, the Group relies heavily on financing from its existing shareholders and banks to finance its operations and scale-up
of the business. Further envisioned growth — in line with the Group’s strategy — will require additional significant investments.
Financial position of the Group
As of June 30, 2022, the losses incurred during the first years of its operations were offset by equity contributions from 2022 and resulted in a positive equity of €97,590 thousand (December 31, 2021: negative €76,652 thousand) and cash and cash equivalents of €29,775 thousand (December 31, 2021: €24,652 thousand). The
Group’s operations
have been funded by borrowings from the Company’s shareholders and banks, as well as the proceeds from the
SPAC
Transaction. In the interim condensed consolidated statement of financial position as at June 30, 2022, the carrying value of the borrowings amounts to €114,556 thousand (December 31, 2021: €213,128 thousand).
Impact of
COVID-19
The results for the six months ended June 30, 2022 have not been impacted by
COVID-19
to the same extent as previous periods. As
COVID-19
lockdown measures eased, traffic by
EV-drivers
and consumed energy levels increased. The impact on the Group’s charging revenues correlates with these trends. Charging revenue recovered throughout the first half-year of 2022 compared to the 2021 level.
During the six months ended June 30, 2022 and 2021, the Group did not receive
COVID-19
related government support or any
COVID-19
related rent concessions.
Impact of increasing energy prices
The Group provides electricity directly on its own chargers and needs to procure this energy from the power markets in Europe. The price of electricity is highly volatile and has direct impact on the gross margin of the Group’s charging revenue. The Group has developed an energy platform to be able to diversify its supply from different sources from utilities, suppliers, power market directly and generating renewable assets. As a result of the war in Ukraine the price of gas has increased sharply, thereby increasing the demand on the European power markets with corresponding constraints in supply. This supply and demand imbalance has recently caused record increases in the price of electricity in Europe. This volatility might put pressure on the Group’s results, limit the Group’s ability to deliver on its strategy and might result in more significant cash outflows than expected. The mitigating actions the Group takes with electricity price increases at its charging stations is that the Group secures long-term power purchase agreements with renewable power on multi-years terms and fixed price energy contracts.
Financing
On May 27, 2019, the Group entered into a senior debt bank facility (“the facility”), totaling €120 million, with Société Générale and KommunalKredit (“the lenders”). During the year ended December 31, 2021, the Group completed three drawdowns on the facility for a total amount of €44,315 thousand. As a result of these drawdowns, the Group has utilized the maximum amount of credit as allowed under the facility as of
December 2, 2021. The facility, which will expire in May 2026, includes loan covenants based on increasing performance criteria related to EBITDA, revenue and interest expenses determined in accordance with Dutch GAAP. As the Group recently transitioned to IFRS, the loan covenants may be revisited with the lenders as per the facility agreement.
For all reporting periods presented, the Group met its covenants that were determined in accordance with Dutch GAAP and as disclosed in Note 14 Borrowings. The Group has analyzed the covenants based on its forecasted period of 12 months from the issuance date of these condensed consolidated financial statements and expects to continue to meet the increasing performance criteria outlined in the prevailing loan covenants. The Group notes that there is uncertainty with achieving its forecast and therefore compliance with the covenants in the future as there is limited headroom. In case of a breach and the borrowings become on-demand the Group expects to have access to mitigating actions by negotiating waivers based on discussions with the banks and historical results of obtaining waivers and the good relationships with the banks. In addition, on July 28, 2022, the Group expanded its existing
€120 million senior debt facility by an additional €50
million through an accordion feature with Société Générale and KommunalKredit Austria (KA). Additionally, the Group has received a waiver such that the Group is no longer required to pledge an amount of bank balances. In the original agreement, these bank balances were required to be pledged to secure the payment of interest and commitment fees. Consequently, these bank balances are at the free disposal of the Group. As at June 30, 2022, the amount of pledged bank balances amounted to €13 million. Under the original terms the senior debt facility expires in
May 2026.
 However, the Group is seeking a new expanded financing package.
In addition, the Company’s previous sole shareholder had issued loans to the Group. The principal and accrued interest of the shareholder loans were converted to equity as part of the completion of the BCA on March 16, 2022. A new shareholder loan was recognized in 2022 as a result of the consolidation of
Mega-E
following the related purchase option becoming substantive as a result of the
SPAC
Transaction.
The Group completed the SPAC Transaction on March 16, 2022. The completion of the merger yielded proceeds of
€146
million. These proceeds were received in exchange for Allego shares that were issued with respect to the Private Investment in Public Entity (“PIPE”) offering and cash held in trust by Spartan after redemptions. The Group continues to seek additional funding solutions to accelerate future growth and expansion.
Refer to Note 14 for information on the terms and conditions of the senior debt bank facility and the shareholder loans and for information on loan covenants related to the senior debt bank facility.
Liquidity forecasts
Management prepares detailed liquidity forecasts and monitors cash and liquidity forecasts on a continuous basis. The liquidity forecast incorporates current cash levels, revenue projections and a detailed capital expenditures and operating expenses budget. Cash flows are monitored closely, and the Group invests in new stations, chargers and grid connections only if the Group has secured financing for such investments. These forecasts reflect potential scenarios and management plans and are dependent on securing significant contracts and related revenues. The liquidity forecasts incorporate any (new) potential impact from the
COVID-19
outbreak and are regularly updated, given the rapidly evolving nature and uncertain broader consequences of the pandemic.
The Group requires additional financing for additional development activities and operations. Management plans to finance these investments and costs with the drawdowns on its senior debt facility that were completed during the second half-year of 2021, and with the proceeds from the SPAC Transaction that was completed in the first quarter of 2022.
On March 16, 2022, the Company consummated the previously announced business combination pursuant to the BCA and became a publicly traded company on the NYSE through the incorporation of Allego N.V. As a result of the merger, the Group received €146 million ($161 million
3
) of gross proceeds
4
. Refer to Note 4 for more details on the
SPAC
Transaction. As of June 30, 2022, the Group had cash and cash equivalents of €29,775 thousand.

Since the completion of the SPAC transaction, the Group has funded further development activities and its operations. On June 7, 2022, the Group entered into a Share Purchase Agreement to acquire 100% of the share capital of MOMA, an unlisted software company. On June 7, 2022, the Group paid 50% of the purchase price of €60,000 thousand. On July 29, 2022, the Group has settled the second installment of €30,000 thousand, representing the remaining 50% of the total purchase price consideration payable for the acquisition in accordance with the terms of the Share Purchase Agreement. On July 27, 2022, the Group entered into a Sale and Purchase Agreement to acquire 51% of the share capital of
Mega-E
for a purchase consideration for the shares of €4,823 thousand and €11,936 thousand for the shareholder loan receivable between Meridiam and
Mega-E.
On July 29, 2022, the Group has settled the above-mentioned obligations by transferring an amount of €16,759 thousand with respect to the acquisition of
Mega-E,
representing the purchase consideration for the shares and the settlement of the shareholder loan between Meridiam and
Mega-E.
The Group signed a letter of intent to acquire the remaining 49% which is expected to be acquired before December 31, 2022. These acquisitions were financed by the proceeds from the SPAC transaction, the extension of the existing senior debt facility and a release of a commitment to maintain a cash amount.
Currently, no commitments exist for further growth investments. The Group will be required to seek additional financing to continue to execute its growth strategy and business plan in the long-term. The realization of such financing is inherently uncertain. Securing additional funding — by raising additional equity or debt financing — is important for the Group’s ability to continue as a going concern in the long-term. However, there is no assurance that the Group will be able to raise additional equity or debt financing on acceptable terms, or at all.
The Group expects to be able to meet its financing requirements in the short-term using the additional financing received on its existing senior debt bank facility that were completed during the second half-year of 2022 and its cash flows from operations in line with its liquidity forecasts. In the long-term, the Group expects to be able to secure its financing requirements through additional external bank financing and a potential new capital raise. Therefore, the interim condensed consolidated financial statements have been prepared under the assumption that the Group operates on a going concern basis.

2.3	Significant accounting policies
The accounting policies adopted in the preparation of the interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s consolidated annual financial statements for the

3	Translated at the EUR/USD exchange rate as at March 16, 2022.
4	Gross proceeds: not inclusive of transaction expenses.

year ended December 31, 2021, except for the adoption of new standards effective as of January 1, 2022 (refer to Note 2.4), and the adoption of new accounting policies as indicated in this note.
For

the
six
months ended June
30
,
2021
, general and administrative expenses have been restated to reflect the recognition of an expense for the
April 2021
modification of the share-based payments awards to an external consulting firm. The correction of these errors resulted in an additional share-based payment expense of €
17,113
 thousand for the
six
months ended June
30
,
2021
. Please refer to the Group’s consolidated financial statements as of December
31
,
2021
and
2020
and for the
three
years ended December
31
,
2021
,
2020
and
2019
for more details around the correction of the error.
Certain amounts in prior reporting periods have been reclassified to conform to the current reporting period presentation. These reclassifications had no effect on loss for the year, shareholders’ equity or loss per share.
2.3.1 Business combinations
The Group accounts for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business as per IFRS 3 and control is transferred to the Group. To determine whether a particular set of activities and assets is a business, the Company assesses whether the set of assets and activities acquired includes, at a minimum, an input and a substantive process and whether outputs can be produced.
The cost of an acquisition is measured at the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any non-controlling
interests in the acquiree. For each business combination, the Group elects whether to measure non-controlling
interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred.
Any contingent or deferred consideration is measured at fair value at the date of acquisition. If an obligation to pay contingent or deferred consideration that meets the definition of a financial instrument is classified as equity, then it is not remeasured, and settlement is accounted for within equity. Otherwise, other contingent or deferred consideration is remeasured at fair value at each reporting date and subsequent changes in the fair value of the consideration are recognized in the consolidated statement of profit or loss.
In the event of an asset acquisition, the Company applies the guidance prescribed by IFRS 3 and allocates the cost of the transaction to the assets acquired and liabilities assumed based on their relative fair values at the date of purchase with no goodwill recognized.
The Group allocated the transaction price to the identifiable assets acquired and liabilities assumed. For any identifiable asset or liability initially measured at an amount other than cost, the Group initially measures that asset or liability at the amount specified in the applicable IFRS Standard. The Group then allocates the residual transaction price to the remaining identifiable assets and liabilities based on their relative fair values at the date of the acquisition.
2.3.2 Goodwill
In a business combination, goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling
interests and the fair value of any previously interest held over the fair value of the net identifiable assets acquired and liabilities assumed). After initial recognition, goodwill is measured at cost less any accumulated impairment losses.
Goodwill impairment testing is performed annually or more frequently if events or changes in circumstances indicate possible impairment. The carrying amount of goodwill is compared with the recoverable amount which is the higher of the value in use and the fair value less cost to sell.

2.3.3 Share-based payments

2.3.3.1	Second Special Fees Agreement
A share-based payment arrangement is provided to an external consulting firm via a Second Special Fees Agreement (compared to the first Special Fees Agreement entered into in December 2020). Information relating to this agreement which was originally between the Company’s immediate parent entity — Madeleine — and the consulting firm is set out in Note 8.2. The fair value of the share-based payment arrangement granted under the Second Special Fees Agreement is recognized as an expense, with a corresponding increase in retained earnings as long as the agreement remained in place between Madeleine and the consulting firm. The Second Special Fees Agreement was novated from Madeleine to the Company during the reporting period and as a result, the fair value of the share-based payment arrangement granted under the Second Special Fees Agreement is recognized as an expense, with corresponding movements in the provision recognized as part of the novation. The total amount to be expensed is determined by reference to the fair value of the share-based payment arrangement, including market performance conditions. The fair value excludes the impact of any service and non-market
performance vesting conditions.
IFRS 2 requires the total expense to be recognized over the vesting periods, which are the periods over which all of the specified service and non-market
vesting conditions are to be satisfied. For the Second Special Fees Arrangement the expenses are recognized over the service periods (from the grant date until each forecasted equity injection, refer to section 3.1.6). The Group shall revise its estimate of the length of the vesting periods, if necessary, if subsequent information indicates that the length of the vesting period differs from previous estimates. This may result in the reversal of expenses if the estimated vesting periods are extended.

2.3.3.2	Management Incentive Plan
The share-based payment arrangement in place related to the Management Incentive Plan qualifies as an equity settled share-based payment in accordance with IFRS 2. As mentioned in Note 8.3, as part of Allego´s Management Incentive Plan some key management employees were granted options, with performance vesting criteria attached to some of these options.
The grant date fair value of grant options (options subject to the expiry of a blocking period of
18
months)
is recognized as an operating expense with a corresponding increase in retained earnings. The fair value is determined at the grant date and the total expense is recognized immediately since the participants are not required to complete a specified period of service period before becoming unconditionally entitled to these equity instruments.
The grant date fair value of the performance options (options subject to predefined performance conditions and the expiry of the blocking period) is recognized as an operating expense with a corresponding increase in retained earnings. The fair value is determined at the grant date and the total expense is recognized over the vesting period. At the end of each reporting period, the Group revises the expense for the services received based on the non-market
vesting and service conditions. The impact is recognized in the consolidated statement of profit or loss with the corresponding increase in retained earnings.
The grant options and performance options do not include any market conditions or non-vesting
conditions that should be included in their fair value. The grant date fair value remains the same over time.

2.4	Revenue recognition
Revenue from consulting services
The Group recognizes revenue from providing consulting services. Revenue from providing consulting services is recognized in the accounting period in which the services are rendered.

Revenue is recognized over time using the input variable method as a measure of progress.
In the case of fixed-price contracts, the customer pays the fixed amount based on a payment schedule. If the services rendered by the Group exceed the payments, a contract asset is recognized. If the payments exceed the services rendered, a contract liability is recognized.

2.5	Financial instruments
Financial assets
Classification
The Group classifies its financial assets in the following measurement categories:

•	those to be measured subsequently at fair value through other comprehensive income with recycling of cumulative gains and losses – debt instruments (“FVOCI – debt instruments”);

•
those to be measured subsequently at fair value through other comprehensive income with no recycling of cumulative gains and losses upon derecognition – equity instruments (“FVOCI – equity instruments”);

•	those to be measured subsequently at fair value through profit or loss (“FVPL”); and

•	those to be measured at amortized cost.
Subsequent measurement: Investments in equity securities
The Group measures all equity investments at fair value. Where the Group has elected to present fair value gains and losses on equity investments in OCI, there is no subsequent reclassification of fair value gains and losses to the consolidated statement of profit or loss following the derecognition of the investment. Dividends from such investments continue to be recognized in the consolidated statement of profit or loss as other income when the Group’s right to receive payments is established.
The Group’s investments in equity securities relate to an investment in a private company that provides distributed demand response products, which enable households to achieve energy savings. The Group has elected to present fair value gains and losses related to this equity investment in OCI, as investing in (equity) securities is not the main activity of the Group.

2.6	New accounting standards, interpretations and amendments adopted by the Group
A number of amended standards became applicable for the current reporting period. The Group did not have to change its accounting policies or make retrospective adjustments as a result of adopting these amended standards.

3.	Significant accounting estimates, assumptions and judgments
The preparation of the Group’s interim condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the accompanying disclosures, and the disclosure of contingent assets and liabilities. The reported amounts that result from making estimates and assumptions, by definition, will seldom equal the actual results. Management also needs to exercise judgment in applying the Group’s accounting policies.
The significant accounting estimates, assumptions and judgments applied in preparing these interim condensed consolidated financial statements are consistent with those followed in the preparation of the Group’s consolidated annual financial statements for the year ended December 31, 2021, except for new estimates and assumptions as indicated below.

3.1	Judgments
In the process of applying the Group’s accounting policies, management has made the following judgments, which have the most significant effect on the amounts recognized in the interim condensed consolidated financial statements.
3.1.1 Business Combination Agreement (Spartan Merger)
The merger with Spartan is not within the scope of IFRS 3
Business Combinations
as Spartan does not meet the definition of a business as per IFRS 3. In accordance with an agenda decision of the IFRS Interpretations Committee, the transaction is in scope of IFRS 2
Share-based Payment
and was accounted for as a recapitalization in which Allego issued shares in exchange for the net assets of Spartan.
The excess of fair value of Allego shares issued over the fair value of Spartan’s identifiable net assets was treated as costs for the service of obtaining a listing and expensed during the reporting period in which the transaction occurred.
Additionally, Allego shares were issued with respect to the PIPE offering. Allego received a total of €136 million in cash and cash equivalents in return for issuing 15,000,000 common shares with a nominal value of €0.12 per share. The difference between the value of the proceeds on the date of the merger and the nominal value of the shares has been accounted for as share premium.
Furthermore, Allego shares were issued to Madeleine and an external consulting firm based on their relative shareholding percentage in Allego Holding immediately before the capital reorganization. This increase in share capital has been offset by a reduction in share premium of the same amount.

3.1.2 Warrants
Each Public and Private Warrant originally issued by Spartan to its public shareholders and its sponsors were converted on the closing date of the SPAC Transaction, into a right to acquire one ordinary share of Allego on the same terms as were in effect immediately prior to the closing date.
On the closing date of the BCA, Allego assumed the Warrants to registered holders of Spartan’s Public and Private Warrants. Allego assumed and continues to hold these warrants on the same terms as before.
According to management’s assessment, both the Public and Private Warrants fall within the scope of IAS 32 and have been classified as a current derivative financial liability (based on the warrants being exercisable
30
days after the closing date of the BCA). In accordance with IFRS 9
Financial Instruments
, the warrant derivatives that have been classified as financial liabilities shall be measured at fair value with subsequent changes in fair value to be recognized in the consolidated statement of profit or loss. For further details see Note 15.
3.1.3 Consolidation of
Mega-E
On July 28, 2021, the Allego Group and Meridiam EM SAS — an indirectly wholly-owned subsidiary of Meridiam SAS, the Company’s then
ultimate parent — entered into a call option (the
“Mega-E
Option”) agreement to acquire 100%
of the share capital of Mega-E Charging B.V. (“Mega-E”). The Group paid no consideration for the option. The purchase price under the option amounts to
€9,456
thousand in accordance with the Mega-E Option agreement. The call option was exercisable by the Group at the earliest on January 15, 2022, and within the six-month period thereafter.
Until March 16, 2022, the exercise of the call option by the Allego Group was conditioned upon completion of the SPAC Transaction. On March 16, 2022, the Allego Group consummated the SPAC Transaction, thereby becoming able to exercise its call option right pursuant to the terms of the
MEGA-E
Option agreement. Therefore, the Group reassessed its control assessment over
Mega-E.

The call option provided the Group with potential voting rights, which are considered substantive as of March 16, 2022 (being the “acquisition date”), because as of that date all conditions under the call option agreement were met and the Group was able to exercise its rights thereunder. The Group concluded that these potential voting rights provided the Group with control over
Mega-E.
The acquisition of
Mega-E
by the Group is not considered to be a business combination within the scope of IFRS 3 as
Mega-E
does not meet the definition of a business as it does not contain any substantive processes. The acquisition of
Mega-E
has therefore been accounted for as an asset acquisition in the Group’s consolidated financial statements.
3.1.4 Acquisition of MOMA
On June 7, 2022, the Group acquired shares representing 100% of the share capital of Modélisation, Mesures et Applications S.A. (“MOMA”)—an unlisted software company based in France and current service provider for the Group’s EV Cloud platform. This constitutes a Business Combination (specifically referred to as the “MOMA acquisition”) as defined in terms of IFRS 3
Business Combinations
, thus the transaction has been accounted for by the Allego Group using the acquisition method of accounting in accordance with IFRS 3. The Group has considered the following main judgements:
Purchase price allocation
Assets and liabilities of subsidiaries acquired are included at their fair value at the acquisition date. Only the investment in equity securities acquired at acquisition date had a fair value that differed significantly from its carrying value (refer to Note 12 and Note 19 for further details). Furthermore, there were no intangible assets acquired at the acquisition date. The initial accounting for the business combination is incomplete at the time that these interim condensed consolidated financial statements are authorized for issue, because not all required information has been obtained and the identification and valuation procedures of the assets and liabilities are currently in process.
Goodwill
The excess of the purchase price over the fair value of the identifiable assets and liabilities is recorded as goodwill. An impairment assessment is performed at least once annually, or more frequently if indicators of potential impairment exist, which includes evaluating qualitative and quantitative factors to assess the likelihood of an impairment. Such impairment assessments require management to make significant estimates and assumptions.
Acquisition-related expenses
Acquisition-related expenses are recognized separately from the business combination and have been expensed as incurred in the consolidated statement of profit or loss.
3.1.5 Accounting for the First Special Fees Agreement
On December 16, 2020 (‘the First Special Fees Agreement grant date’), the Company’s immediate parent entity — Madeleine — entered into a First Special Fees Agreement (the “First Agreement”), pursuant to which an external consulting firm provided services to Madeleine and the Group relating to a contemplated share transaction (a “Liquidity Event”). As consideration for these services, the consulting firm is entitled to fees in cash and in shares based on the value of the Company in relation to a future Liquidity Event, payable by Madeleine.
Management assessed whether the Group has received services under the First Agreement that requires the First Agreement to be accounted for in the Group’s consolidated financial statements. The First Agreement was entered into by Madeleine and the consulting firm reports to the board of directors of Madeleine. The consulting services provided related to a Liquidity Event, but also to strategic and operational advice. The Group has benefited from these services and might also benefit from a Liquidity Event. Although the Group does not have the obligation to settle the obligation under the First Agreement, management believes that the services provided under the First Agreement benefit the Group. Therefore, the First Agreement is in scope of IFRS 2
Share-based
Payment
from the perspective of the Group and accounted for in the Group’s consolidated financial statements.
The Group has also assessed that the total fair value of the grant should be recognized between the grant date and the estimated date of the Liquidity Event as the First Agreement compensates the external consulting firm for future services and creates a significant incentive for the external consulting firm to continue to provide services until a Liquidity Event takes place. The First Agreement therefore includes an implicit future service period over which the share-based payment expenses should be recognized.
In January 2021, the First Agreement was amended whereby certain definitions, including the definition of what entails a Liquidity Event, were changed. Another amendment in April 2021, provides the external consulting firm with the right to subscribe for additional shares being equal to 5% of the share capital (after completion of the listing) of the Company and the First Agreement was extended until December 31, 2028. Management assessed and reflected these changes by re-estimating
the service period and the total fair value of the grant.
On July 28, 2021, the parties to the BCA agreed that the cash payments to be made by Meridiam under the First Agreement will be recharged to the Company or its legal successor. However, this repayment agreement does not result in an obligation for the Company to settle the First Agreement. Therefore, this does not change the accounting treatment of the First Agreement in the consolidated financial statements for the year ended December 31, 2021.
Refer to Note 8.1 for further details on the accounting for the Agreement.
3.1.6 Accounting for the Second Special Fees Agreement
On February 25, 2022 (‘the Second Special Fees Agreement grant date’), the Company’s then immediate parent entity — Madeleine — entered into a Second Special Fees Agreement (the “Second Agreement”), with the same external consulting firm as for the First Agreement described above. The purpose of this Second Agreement is to compensate the external consulting firm for their continuous strategic and operational advice, as well as support with regards to the Group’s capital raising efforts in the near future. The Agreement expires on the earlier of June 30, 2025, and the date on which Madeleine no longer holds any equity security in the Company. As consideration for the Second Agreement, the external consulting firm is entitled to receive cash compensation based on the value of the Group in connection with any new injection of equity, whether in cash or in kind, in any entity of the Group subsequent to the completion of the SPAC Transaction (the “Equity Injection(s)”).
Management assessed whether the Group has received services under the Second Agreement that requires the Second Agreement to be accounted for in the Group’s consolidated financial statements. The Second Agreement was entered into by Madeleine and the consulting firm reports to the board of directors of Madeleine. The consulting services provided related to the Equity Injections, but also to strategic and operational advice. The Group has benefited from these services and might also benefit from Equity Injections. Although the Group does not have the obligation to settle the obligation under the Second Agreement, management believes that the services provided under the Second Agreement benefit the Group. Therefore, the Second Agreement is in scope of IFRS 2
Share-based Payment
from the perspective of the Group and accounted for in the Group’s consolidated financial statements.
The Group has also assessed that the total fair value of the grant should be recognized between the grant date and the estimated dates of the Equity Injections as the Second Agreement compensates the external consulting firm for future services and creates a significant incentive for the external consulting firm to continue to provide services until the Equity Injections takes place. The Second Agreement therefore includes an implicit future service period over which the share-based payment expenses should be recognized.
On March 10, 2022, the Second Agreement was amended to modify the formula of the relevant percentage used in the determination of the fees payable for equity injections subsequent to the first Equity Injection. Management assessed and concluded these changes had no impact to the fair value of the grant.

On April 20, 2022, the Second Agreement was novated from Madeleine to Allego (the “Novation”), all the other terms of the Second Agreement remaining the same. As a result of the Novation, the Group has now the obligation, instead of Madeleine, to settle the share-based payment arrangement with the consulting firm. The Second Agreement’s classification therefore changed to a cash-settled share-based payment arrangement from the Novation date.
Refer to Note 8.2 for further details on the accounting for the Agreement.
3.1.7 Accounting for the Management Incentive Plan
In March 2022, the Group established the Management Incentive Plan (“MIP”), which includes two types of options that can be issued to the key management personnel: the grant options and the performance options. The options issued under the plan are classified as equity-settled share-based payment transactions, as the settlement with the participants shall be made using the company’s shares, as such they fall in scope of IFRS 2
Share-based Payment
from the perspective of the Group and accounted for in the Group’s consolidated financial statements.
The issued options are recognized at fair value as an operating expense with the corresponding increase in retained earnings, over the vesting period being the period over which all of the specified vesting conditions are satisfied. For both options the service period is concluded to start on March 17, 2022 (the date at which the Group became a listed entity) as at that date there was a valid expectation of an award and a corresponding obligation by the Group. At March 17, 2022 there was no legally enforceable arrangement which was completed on May 14, 2022 which is the grant date. For the grant options the vesting date is the grant date while the expenses are recognized between the start of the service period and the vesting date. The performance options are recognized over the relevant service period, (starting on March 17, 2022), being the period to which the bonus relates and the vesting period of the shares. The number of shares expected to vest is estimated based on the non-market vesting conditions. For the details of fair value assessment we refer to Note 8.3.
At the end of each period, the Group revises its estimates of the number of options that are expected to vest based on the service conditions. It recognizes the impact of the revision to original estimates, if any, in operating expenses, with a corresponding adjustment to retained earnings.
When the options are exercised, the Group transfers the appropriate number of shares to the employee. The proceeds received, net of any directly attributable transaction costs, are credited directly to equity. Where options are forfeited due to a failure by the employee to satisfy the service conditions, any expenses previously recognized in relation to such shares are reversed effective from the date of the forfeiture.
It is possible for the Group to net settle the options for (i) withholding taxes and (ii) the exercise price. This will result in classification of all the options as equity-settled since IFRS 2 includes an exception to the general principles for classification as cash-settled when an employer withholds awards due to a mandatory requirement to settle a tax exposure on behalf of an employee which is applicable to the Group.
Refer to Note 8.3 for further details on the accounting for the MIP.

3.2	Estimates and assumptions
The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within future periods, are described below.
The Group based its assumptions and estimates on parameters available when the interim condensed consolidated financial statements were prepared and are based on historical experience and other factors that are considered to be relevant. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Group. Such changes are reflected in the assumptions when they occur.

3.2.1 Valuation of purchase options to acquire MOMA and
Mega-E
On March 26, 2021, the Group entered into two option agreements, pursuant to which the Group was entitled to purchase shares representing 8.50% of the share capital (on a fully diluted basis) of MOMA
,
 a service
provider
for

the Group’s EV Cloud platform — and
100
% of a third-party company, which held
42.0
% of the share capital of MOMA.
On July 28, 2021, the Group and Meridiam EM — an indirectly wholly-owned subsidiary of Meridiam SAS, the Company’s then
ultimate parent — entered into a call option agreement to acquire 100% of the share capital of
Mega-E.
The fair value of the purchase options recorded in the consolidated statement of financial position cannot be measured based on quoted prices in active stock markets. Their fair value is therefore measured using an option pricing model, i.e. Black-Scholes pricing model. The inputs to this model are taken from observable markets where possible, but where this is not feasible, a degree of judgement is required in establishing the fair value. Judgements include considerations of inputs such as the market value of the underlying assets (i.e. spot price per share) and volatility. Changes in assumptions relating to these factors could affect the reported fair value of the purchase options.
Due to the exercise of the MOMA options and the consolidation of Mega-E as of June 30, 2022, these options are not recognized on the interim condensed consolidated statement of financial position.
The assumptions and model used for estimating the fair value of the purchase options are disclosed in Note 19.
3.2.2 Valuation of share-based payment awards
Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model and making assumptions about them.
For the measurement of the fair value of equity-settled transactions with an external consulting firm under the First Agreement at the grant date (and subsequent measurement dates to determine the fair value of consulting services received, for the portion of share-payment expenses that related to compensation for external consulting services), the Group used a valuation model which takes into account how the fees payable in cash and equity instrument depended on the equity value at the time of a future Liquidity Event.
For the measurement of the fair value of equity-settled transactions with an external consulting firm under the Second Agreement at the grant date (and subsequent measurement dates until the novation of the Second Agreement to determine the fair value of consulting services received, for the portion of share-payment expenses that relates to compensation for external consulting services) and at the novation date, the Group uses a valuation model which takes into account how the fees payable in cash will depend on the equity value following future Equity Injection events. The same valuation model is used for the measurement of the fair value of cash-settled transactions with an external consulting firm under the Second Agreement for measurement dates subsequent to the novation of the Second Agreement.
As the exercise price applicable to the options is negligible, no specific option-pricing models are used by the Company and the fair value of options granted under the Company’s management incentive plan is determined by reference to the fair value of the Company’s share at the grant date, excluding the impact of any service and non-market
performance vesting conditions (e.g. operational EBITDA, financing targets, compliance and reporting, engagement with investors and remaining an employee of the company over a specified time period). The options do not include any market conditions or non-vesting
conditions that should be included in the fair value at recognition.
The assumptions and model used for estimating the fair value for share-based payment transactions under the Agreement are disclosed in Note 8.

3.2.3 Valuation of warrant liabilities
Public and Private Warrants originally issued by Spartan to its public shareholders and its sponsors were converted on the closing date of the BCA into a right to acquire one ordinary share of the Company on substantially the same terms as were in effect immediately prior to the closing date (see Note 4).
On the closing date of the BCA (March 17, 2022), the Company issued Warrants to registered holders of Spartan’s Public and Private Warrants in exchange for the originally issued Warrants. The Company assumed and continues to hold these warrants on the same terms as before (unless the options were exercised during the period).
According to management’s assessment, both the Public and Private Warrants fall within the scope of IAS 32 and have been classified as a derivative financial liability. In accordance with IFRS 9, derivatives that are classified as financial liabilities shall be measured at fair value with subsequent changes in fair value to be recognized in the consolidated statement of profit or loss.
The Public Warrants and Private Warrants qualified for the level 3 category in the fair value hierarchy at the time of their issuance due to the fact that they were not traded in an active market at the time and their fair value was determined using valuation techniques which use unobservable inputs that were significant to the fair value. As at June 30, 2022, the warrants qualify for the level 1 category in the fair value hierarchy due to the fact that their fair value is determined based on quoted market inputs
Fair value valuations require management to make significant estimates and assumptions regarding the measurement of the Public and Private warrant derivative liabilities. The warrants qualified for the level 3 category in the fair value hierarchy at the time of their issuance due to the fact that they were not traded in an active market at the time and their fair value was determined using a binomial tree framework. As at June 30, 2022, the warrants qualify for the level 1 category in the fair value hierarchy due to the fact that their fair value is determined based on quoted market inputs. On April 15, 2022, the Private Warrants were exercised with the fair value on that date being determined based on quoted market inputs such as the spot price per share.
For further details regarding the inputs and assumptions inherent in the warrants’ valuation models used refer to Note 19.

4.	Business combinations and capital reorganization
Merger between Allego Holding B.V. and Spartan Acquisition Corp. III (“the SPAC Transaction”)
On July 28, 2021, Allego Holding and Spartan signed a BCA. Prior to the SPAC Transaction, Spartan was listed on the NYSE in the United States (NYSE: SPAQ).
In connection with the merger, Athena Pubco B.V. — a private limited liability parent company (
besloten
vennootschap
met
beperkte
aansprakelijkheid
) under Dutch law — was incorporated by Madeleine (the Company’s immediate parent entity) on June 3, 2021. This newly incorporated entity acquired 100% of the outstanding equity of
Allego Holding
and Spartan. As a result of the merger, Spartan ceased to exist. The Group received €146 million ($161 million
5
) of gross proceeds
6
from a combination of a PIPE offering of €136 million ($150 million
5
) at €9.07 ($10.00
5
) per share, along with €10 million ($11 million
5
) of cash held in trust by Spartan after redemptions. Meridiam — the existing shareholder of the Company — rolled 100% of its equity and, together with management and former advisors, retained 82% of the combined entity.
On March 9, 2022, Spartan convened a special meeting of stockholders (“the Special Meeting”). At the Special Meeting, Spartan’s stockholders approved the business combination proposal.

5	Translated at the EUR/USD exchange rate as at March 16, 2022.
6	Gross proceeds: not inclusive of transaction expenses.

On March 16, 2022 (“the closing date”), the following transactions occurred pursuant to the terms of the BCA:

•
Athena Pubco B.V. changed its legal form from a private limited liability company to a public limited liability company (naamloze venootschap), changed its name to Allego N.V. and entered into the Deed of Conversion containing the Articles of Association of Allego N.V

•	The Group’s shareholder loans of €101,933 thousand were converted into equity.

•	The Company consummated the previously announced business combination pursuant to the terms of the BCA and became a publicly traded company on the NYSE.
On March 17, 2022, trading in the new public company commenced on the NYSE. The new public company — Allego N.V. — trades under the Allego name under the ticker symbol “ALLG”.
The fair value of Spartan’s net assets at the closing date amounted to negative €71,117 thousand, consisting of cash and cash equivalents of €10,079 thousand, receivable balances of €5,185 thousand, warrant liabilities of €42,253 thousand and transaction costs liabilities of €44,128 thousand.
The fair value of the Company’s shares exchanged in the transaction to Spartan amounts to €88,190 thousand, resulting in a difference with the net assets of Spartan of €159,306 thousand. The difference is considered as an expense and has been recognized in general and administrative expenses in the interim condensed consolidated statement of profit and loss of the Group at the closing date, representing the costs of service in respect of the stock exchange listing for Spartan’s shares.
Treatment of transaction costs
The total costs incurred in relation to the SPAC Transaction were analyzed to determine which were directly attributed to the issuance of new shares and therefore are to be deducted from equity directly instead of being recognized in the interim condensed consolidated statement of profit or loss.
Transaction costs incurred of € nil (June 30, 2021: €532 thousand) were directly attributable to the issuance of new shares and have been deducted from share premium. Transaction costs incurred of €7,190 thousand (June 30, 2021: €4,643 thousand) were not directly attributable to the issuance of new shares. These transaction costs have been recorded in the interim condensed consolidated statement of profit or loss, within general and administrative expenses.
Impact of the
SPAC
Transaction on loss per share
Upon the completion of the
SPAC
Transaction the already existing 124 shares in Allego Holding were
exchanged for 235,935,061 shares with no cash contribution being made. As such, the exchange ratio used at March 16, 2022, has been deemed to be 1,902,702.
The contribution in kind of Spartan shares modified the number of ordinary shares with a change in resources (the net assets of Spartan are new in the Allego Group and are considered a change in resources). Therefore, such new shares would impact the weighted average number of ordinary shares outstanding from March 16, 2022.
Consequently, the weighted average number of ordinary shares outstanding for basic and diluted EPS for the prior periods is as follows:

For the six months ended June 30, 2021
Shares for basic EPS Allego Holding	100
Exchange ratio	1,902,702
Adjusted number of shares	190,270,210

Acquisition of
Mega-E
(asset acquisition)
On March 16, 2022, the Group consummated the previously announced business combination pursuant to the terms of the BCA and became a publicly traded company on the NYSE, thereby becoming been able to exercise its call option right to acquire
Mega-E,
a company whose main activity relates to operating charging points for vehicles in Europe as well as holding and financing its subsidiaries and associated entities, pursuant to the terms of the call option agreement since that date. The call option provided the Group with potential voting rights which are considered substantive as of March 16, 2022, the date when all conditions outlined in the call option agreement were met.
The Group has a long-standing
pre-existing
relationship with
Mega-E,
in which the parties have jointly entered into several EPC and O&M contracts to construct and operate charging stations across Europe. The acquisition of
Mega-E
brings critical access to new customers within the Group, as well as the creation of numerous operational synergies in the delivering EPC and O&M contracts to existing customers.
The Group
has an option
to pay €9,456 thousand in exchange of
Mega-E,
however, as of the date of these interim consolidated financial statements the consideration is yet to be paid and a deferred consideration liability has been recognized in the Group’s (interim condensed) consolidated financial statements within other current financial liabilities.
As described in Note 3, the transaction has been accounted for as an acquisition of assets due to
Mega-E
not meeting the definition of a business under IFRS 3
Business Combinations
.
The assets and liabilities recognized as a result of the acquisition on March 16, 2022 are as follows:

(in €‘000)	Fair value
Property, plant and equipment	88,736
Right-of-use assets	1,998
Lease liabilities	(1,998)
Borrowings (current)	(23,398)
Other working capital (excl. cash and cash equivalents)	943
Cash and cash equivalents	(874)
Net identifiable assets acquired	65,407
Less: non-controlling interest	(1,266)
Net assets acquired	64,141
Property, plant and equipment
The fair value of property, plant and equipment was determined primarily through the replacement cost method, which requires an estimation of the physical, functional and economic obsolescence of the related assets. A market approach, which requires the comparison of the subject assets to transactions involving comparable assets, was applied to determine the preliminary fair value of land.
Lease liabilities and
right-of-use
assets
The acquired lease liability was measured using the present value of the remaining lease payments at the acquisition date. The right-of-use
assets were measured at an amount equal to the lease liabilities and adjusted to reflect the terms of certain leases relative to market terms.
Non-controlling
interest
The Group has chosen to recognize the
non-controlling
interest at its fair value for this acquisition.
Mega
-
E Charging B.V. has 100% interest in its subsidiaries, except for GreenToWheel SAS (“GreenToWheel”) in which it

holds an interest of
80
%, resulting hence in a
20
%
Non-controlling
Interest (“NCI”). The fair value of the
non-controlling
interest in GreenToWheel has been determined based on the fair value of the net identifiable assets acquired.
Acquisition of MOMA (business combination)
On March 26, 2021, the Group entered into two option agreements, pursuant to which the Group was entitled to purchase shares representing 8.50% of the share capital (on a fully diluted basis) of
MOMA,
a service provider for the Group’s EV Cloud platform — and 100% of a third-party company, which held 42.0% of the share capital of MOMA. The provisions of the shareholder’s agreement of MOMA include drag-along rights. Consequently, the Group was
required to acquire the remaining 49.50% of the share capital of MOMA upon exercising its option rights, under similar terms and conditions as the original option agreements. On September 28, 2021, the Group extended the option agreements under similar terms and conditions as the original option agreements.
On April 26, 2022, the Group exercised its Second Option Right and purchased the Direct MOMA Shares after having obtained approval to exercise the Drag Right, subject to, inter alia, the simultaneous signing and closing of the acquisition of the Indirect MOMA Shares. Pursuant to the exercise of the First and Second Option Rights, on June 7, 2022, the Group closed two separate share and sale purchase agreements (the “Agreements”) to acquire shares representing 100% of the share capital of MOMA in a business combination agreement (the “MOMA Business Combination”).

On June 7, 2022, the transfer of 160 thousand ordinary shares representing 100% of the issued share capital of MOMA was completed. On the same date, a cash payment of €30 million being an amount of 50% of the total purchase price consideration for the MOMA acquisition, was paid into the respective bank accounts of the selling shareholders (the “First Installment”). After closing, and ultimately before the July 31, 2022, the remaining 50% of the total purchase price consideration becomes payable (the “Second Installment”) in accordance with the terms of the Agreements. The future payment of the second instalment of the total purchase consideration is recognized a liability and has been accounted for by the Group within other financial liabilities.
The fair value of the option was nil on June 7, 2022, the exercise date of the option.
For further details see Note 16
 and Note 23
.
The primary reason for the business combination is for the Group to bring the critical support provided by MOMA for its EV Cloud platform within its own operations. Additionally, the acquisition of MOMA brings critical access to new customers and new markets as well as services within the Group, to better meet the needs of its customers. The financial results of MOMA have been included in the consolidated financial statements from the acquisition date.
The following table summarizes the preliminary estimated fair values of identifiable assets acquired and liabilities assumed as of the acquisition date (June 7, 2022).

(in €‘000)	Fair value
Property, plant and equipment	199
Right-of-use assets	2,239
Other financial assets (non-current)	41,983
Trade and other receivables	4,974
Cash and cash equivalents	1,252
Prepayments	6
Contingent liability	(225)
Deferred tax liabilities	(1,272)
Lease liabilities	(2,239)
Trade and other payables	(2,624)
Net identifiable assets acquired	44,293
Add: goodwill	15,692
Net assets acquired	59,985

Other financial assets
(non-current)
An investment in equity securities is presented under other financial assets
(non-current).
The fair value of this financial asset was determined through an analysis of a recent transaction based on observable market inputs as detailed further in Note 19.
Trade and other receivables
Trade receivables with a fair value of €4,107 thousand and gross contractual amount of €7,800 thousand were acquired, of which €3,693 thousand is not expected to be collected. Other receivables include receivables from related parties’
activities and current tax receivables with a fair value of €867 thousand and an equivalent gross contractual amount.
Lease liabilities and
right-of-use
assets
The acquired lease liabilities were measured at the present value of the remaining lease payments at the acquisition date. The right-of-use
assets were measured at an amount equal to the lease liabilities.
Contingent liability
A contingent liability of €225 thousand was recognized within provisions and other liabilities
(non-current)
on the acquisition of MOMA with respect to uncertain tax positions. It is uncertain when the tax authorities will reach a decision on this position. The potential undiscounted amount of all future payments that the Group could be required to make, is estimated to be €225 thousand. As at June 30, 2022, there has been no change in the amount recognized for the liability since the acquisition date as the passage of time is insignificant and there has been no change in the probability of the outcome.
Deferred tax liabilities
A deferred tax liability was recognized in relation to the fair value step-up
on the investment in equity securities. This liability represents the taxable portion of capital gain that could potentially arise from future dilution of the interest of the Group in the investment.
Pro forma impact on revenues and net profit
From the acquisition date to June 30, 2022, the acquired business of MOMA contributed revenues of approximately €470 thousand and net profit of approximately €15 thousand to the Group. If the acquisition had occurred on January 1, 2022, the Group’s consolidated revenues and consolidated net loss after tax for the six months ended June 30, 2022, would have been €53,262 thousand and €243,352 thousand respectively. These amounts have been calculated using the results of the Group and subsidiary and adjusting them for the following:

•	differences in the accounting policies between the Group and the subsidiary;

•
the additional interest on lease liabilities and depreciation on right-of-use
assets that would have been charged assuming leases would have been accounted under IFRS 16
Leases
from January 1, 2022, together with the consequential tax effects.

•	the removal of the fair value movements in the purchase option to acquire MOMA from January 1, 2022.

The following table summarizes the operating results of MOMA that were included in the consolidated statement of profit or loss for the six months ended June 30, 2022.

(in €‘000)	For the six months ended June 30, 2022
Revenue	470
Other income	5
General and administrative expenses	(441)
Operating profit	34
Finance costs	(9)
Profit before income tax	25
Income tax	(10)
Profit for the half-year	15
Calculation of goodwill
Goodwill arising from the MOMA acquisition was determined as follows:

(in €‘000)	As at the acquisition date (June 7, 2022)
Cash consideration paid	29,985
Deferred consideration	30,000
Total consideration transferred	59,985
Less: fair value of identifiable net assets acquired	44,293
Goodwill	15,692
Goodwill recognized on the MOMA acquisition relates to the expected growth, synergies and intellectual capacity of the acquired workforce, which cannot be separately recognized as an intangible asset. This goodwill is not expected to be deductible for tax purposes.
Acquisition-related expenses
Acquisition-related expenses of €248 thousand have been recognized in the (interim condensed) consolidated statement of profit or loss, within general and administrative expenses.
The initial accounting for the business combination is incomplete at the time that these interim condensed consolidated financial statements are authorized for issue, because not all required information has been obtained and the identification and valuation procedures of the assets and liabilities are currently in process.

5.	Segmentation
The Executive Board of the Group is the chief operating decision maker (“CODM”) which monitors the operating results of the business for the purpose of making decisions about resource allocation and performance assessment. The management information provided to the CODM includes financial information related to revenue, cost of sales and gross result by revenue stream and by region. These performance measures are measured consistently with the same measures as disclosed in the (interim condensed) consolidated financial statements. Further financial information, including Adjusted EBITDA, employee expenses and operating expenses are only provided on a consolidated basis.
The CODM assesses the financial information of the business on a consolidated level and uses Adjusted EBITDA as the key performance measure to manage the business. Adjusted EBITDA is defined as earnings before interest, tax, depreciation and amortization, adjusted for restructuring costs, transaction costs, fair value gains/(losses) on derivatives (purchase options) and share-based payment expenses. Adjusted EBITDA is the key performance measure for the CODM as it is believed to be a useful measure to monitor funding, growth and to decide on future business plans.
As the operating results of the business for the purpose of making decisions about resource allocation and performance assessment are monitored on a consolidated level, the Group has one operating segment which is also its only reporting segment.
Segment financial information
As the Group only has one reporting segment, all relevant financial information is disclosed in the interim condensed consolidated financial statements.

Reconciliation of Adjusted EBITDA
Adjusted EBITDA is a
non-IFRS
measure and reconciles to loss before income tax in the interim condensed consolidated statement of profit or loss as follows:

		For the six months ended June 30,
(in €‘000)	Notes	2022	2021
Adjusted EBITDA		(6,571)	(3,827)
Share-based payment expenses (share-based payment arrangements)	8	(82,005)	(121,932)
Share-based payment expenses (related to the Transaction)	4	(159,306)	—
Transaction costs		(7,190)	(4,643)
Restructuring costs		(37)	—
Fair value gains/(losses) on derivatives (purchase options)		3,856	230
Depreciation, impairments and reversal of impairments of property, plant and equipment	11	(6,146)	(3,460)
Depreciation and impairments of right-of-use assets		(2,952)	(960)
Amortization and impairments of intangible assets	11	(1,736)	(1,306)
Finance costs		15,173	(7,261)
Loss before income tax		(246,914)	(143,159)
Share-based payment expenses for share-based payment arrangements comprise costs incurred for new arrangements entered into in 2022 which are the Second Special Fees Agreement and the Management Incentive Plan. The costs related to these arrangements are in addition to the First Special Fees Agreement which was entered into in 2020. Refer to Note 8 for details.
Share-based payment expenses related to the transaction represent the difference between the fair value of the shares issued by the Company to Spartan and the fair value of the identifiable net assets acquired of Spartan. This was treated as costs for the service of obtaining a listing and expensed during the six months ended June 30, 2022. Refer to Note 4 for details.
Transactions costs comprise costs incurred by the Group during the six months ended June 30, 2022 and 2021, in relation to the SPAC Transaction which are not directly related to the issuance of new equity instruments. These costs represent external consulting fees and bonuses to key employees in connection with the successful completion of the SPAC Transaction. Transaction costs incurred by the Group which are directly related to the issuance of new equity instruments have been recorded as a deduction to share premium (refer to Note 13 for details).

Revenue from external customers
The Company is domiciled in the Netherlands. The amount of revenue from external customers, based on the locations of the customers, can be broken down by country as follows:

	For the six months ended June 30,
(in €‘000)	2022	2021
The Netherlands	19,976	14,431
Belgium	3,799	1,436
Germany	6,607	3,391
France	19,139	754
Other	1,171	406
Total	50,692	20,418

6.	Revenue from contracts with customers
Disaggregation and timing of revenue from contracts with customers
Set out below is the disaggregation of the Group’s revenue from contracts with customers.

	For the six months ended June 30,
(in €‘000)	2022	2021
Type of goods or service
Charging sessions	23,994	11,006
Service revenue from the sale of charging equipment	18,442	4,326
Service revenue from installation services	5,964	3,693
Service revenue from operation and maintenance of charging equipment	1,822	1,393
Service revenue from consulting services	470	—
Total revenue from external customers	50,692	20,418
Timing of revenue recognition
Services transferred over time	8,257	5,085
Goods and services transferred point in time	42,435	15,333
Total revenue from external customers	50,692	20,418

7.	Other income

	For the six months ended June 30,
(in €‘000)	2022	2021
Government grants	—	267
Income from sale of HBE certificates	4,873	1,954
Net gain/(loss) on disposal of property, plant and equipment	—	1
Sublease rental income	104	100
Fair value gains/(losses) on derivatives (purchase options)	3,856	230
Other items	154	—
Total	8,987	2,552

8.	Share-based payments
8.1. First Special Fees Agreement
First Special Fees Agreement and amendments
On December 16, 2020, the Company’s
then
immediate parent entity — Madeleine — entered into a first Special Fees Agreement (the “First Agreement”), pursuant to which an external consulting firm provided services to the Group relating to the strategic and operational advice until one or more contemplated share transactions (a “Liquidity Event” or “Liquidity Events”). The First Agreement
was set to
terminate on December 31, 2023. As consideration for these services, the consulting firm was entitled to fees payable by Madeleine in cash (“Part A”) and in shares (“Part B”) based on the value of the Group in relation to future Liquidity Events. The amount of the Part A fees shall be paid directly after the closing of a Liquidity Event. Part B of the fees provided the consulting firm the right, prior to closing, to subscribe for new shares to be issued by an Allego group company at the nominal value of such shares.
The consulting firm was only entitled to cash and shares if the equity value at closing was at least 20% higher than the initial equity value of the Company as agreed in the First Agreement as at December 16, 2020. The number of shares that the consulting firm may subscribe for was determined based on the equity value of the Company at closing. The maximum number of shares the consulting firm was entitled to acquire under the original First Agreement was equal to
10
% of the share capital of the applicable Allego group company.

In January 2021, the First Agreement was amended whereby certain definitions, including
the definition of what entails a Liquidity Event, were changed. In April 2021, the First Agreement was amended whereby the external consulting firm was entitled to additional compensation from Madeleine upon the first-time admission of the shares of any Allego group company to a regulated or organized stock exchange. If such an admission occurs, the external consulting firm shall have the right to subscribe for additional shares being equal to 5% of the share capital (after completion of the listing) of the Company or the relevant Allego group company. Additionally, the First Agreement was extended until the earlier of (i) December 31, 2028 and (ii) the date on which Meridiam or any Meridiam Affiliates would cease to own, directly or indirectly, any shares of the Group.
On July 28, 2021, Spartan and the Company signed a BCA. Madeleine and the external consulting firm were also parties to the BCA. On February 28, 2022, the BCA was amended whereby the parties modified the thresholds that determine whether the fees payable as part of the First Agreement in cash (“Part A”) to the external consulting firm will be paid in cash, shares or a combination of cash and shares, contingent upon the number of redemptions of Spartan shares that will occur as part of the SPAC Transaction. The amendment did not change the accounting treatment of the First Agreement as disclosed in this note, as the total First Agreement is classified as an equity-settled share-based payment arrangement (see below), and the amendment did not give rise to an incremental fair value of the share-based payment arrangement.
On March 16, 2022, in connection with the BCA, and before the closing of the
SPAC
Transaction, 22 ordinary shares of Allego Holding at a par value of €1.00 per share were issued to the external consulting firm. On the same day, pursuant to the BCA, each share of Allego Holding held by the external consulting firm was exchanged to ordinary shares of Allego N.V. in accordance with the Exchange Ratio. Consequently, the external consulting firm owns 41,097,994 ordinary shares of Allego N.V. at a par value of €0.12 each.
Although Madeleine had the obligation to settle the First Agreement, the Group accounted for the First Agreement as a share-based payment since the Group obtained services from the consulting firm in exchange for equity instruments of an Allego group company or cash amounts based on the equity value of the Company (together “the share-based payment arrangement”). Since the Group did not have an obligation to settle the share-based payment arrangement with the consulting firm in cash (“Part A”) and/or equity instruments (“Part A and Part B”), the total First Agreement was classified as an equity-settled share-based payment arrangement.
Certain directors of the Company were entitled to compensation from the external consulting firm in the form of a fixed percentage of the total benefits (including the proceeds from a future sale of shares in the Company) that the external consulting firm would generate under the First Agreement, including any amendments. For details refer to Note 33.3 of the consolidated financial statements for the year ended December 31, 2021. The share-based payment expenses related to the First Agreement therefore reflect both compensation for external consulting services and key management remuneration.
Measurement of fair value at the grant date
In accordance with IFRS 2
Share-based Payment
, the fair value of key management remuneration is measured by reference to the fair value of the equity instruments granted, measured at the grant date. The fair value determined at the grant date is not subsequently adjusted.
As the value of the services provided by the consulting firm was not directly related to the time incurred by the consultants, management considered that the fair value of the services cannot be measured reliably. Therefore, the fair value of the services received under the First Agreement was measured by reference to the fair value of the share-based payment arrangement offered as consideration, as the Group obtained these services. The Group applied an approach where the average fair value over the reporting period is used to determine the fair value of the services received.
Since the First Agreement included an implicit service condition, the services received under the Agreement were recognized as expenses between December 16, 2020 (“the grant date”) and March 17, 2022 (the date of the Liquidity Event), by reference to the fair value of the share-based payment arrangement measured at the grant date (for key management remuneration) or the average fair value over the reporting period (for external consulting services). As described further below, the amendment to the First Agreement in April 2021 was a modification to the share-based payment arrangement. The expense recognition for this modification followed the same pattern as described above, with the exception that the grant date was considered to be the modification date (April 28, 2021).
Fair value of equity instruments granted
The fees payable under the First Agreement (either in cash and/or in shares) depended on the future value of the Allego Group at the time of the Liquidity Event. Since there was no market price for the services, to measure the fair value of this instrument under IFRS 2
Share-based Payment
, valuation techniques that were based on discounting expected future cash flows, also referred to as the income approach, were taken into account.
Given that all fees payable under the First Agreement were derived from the outcomes of a specific Liquidity Event scenario, a probability-weighted equity return method was historically applied in order to value the payouts under the First Agreement. Under this approach, the fees payable were estimated based upon an analysis of future values for the Allego Group, assuming various probable Liquidity Event scenarios, each with their own probability attached.
In order to measure the fair value of the instrument throughout the period from December 31, 2021, to March 17, 2022, the only scenario that was considered by the Group for the fair value measurement of the instrument was the SPAC
Transaction
.
For the above-described scenario, the future (post-money) value of the Allego Group has been estimated for the valuation of the instrument as of December 31, 2021, and a discount rate of 15.0% has been applied to determine the present value of the expected payouts. Additionally, for the valuation of the instrument as of March 17, 2022, the actual value of the Allego Group based on the offer price and the number of shares outstanding at the time of the
SPAC
Transaction was used.

Since the Part B fees include a
lock-up
mechanism, a discount for lack of marketability (“DLOM”) of 11.5% (December 31, 2021: 9.4%) has been applied using the following main input parameters:

Input parameters (DLOM)	March 17, 2022	December 31, 2021
Expected life	0.5 years	0.5 years
Expected volatility	72.5%	58.6%
Expected dividend yield	0.0%	0.0%
The total fair value of the share-based payment arrangement as at March 17, 2022 was €303,500 thousand (December 31, 2021: €459,300 thousand), of which €9,000 thousand (December 31, 2021: €97,900 thousand) related to Part A and €294,500 thousand (December 31, 2021: €361,400 thousand) related to Part B.
Share-based payment expenses
During the six months ended June 30, 2022, the Group recognized share-based payment expenses of €67,621 thousand (June 30, 2021: €121,932 thousand) for this equity-settled arrangement, with a corresponding increase in retained earnings. As the share-based payment expenses for the First Agreement reflect both compensation for external consulting services and key management remuneration, the Group has recognized share-based payment expenses for an amount of €46,433 thousand (June 30, 2021: €83,995 thousand) as legal, accounting and consulting fees and share-based payment expenses for an amount of €21,188 thousand (June 30, 2021: €37,937 thousand) has been recognized as employee benefits expenses, both within general and administrative expenses.
8.2. Second Special Fees Agreement
On February 25, 2022, the Company’s immediate parent entity — Madeleine —
entered
into a Second Special Fees Agreement (the “Second Agreement”) with the same external consulting firm as for the First Agreement described above. The purpose of this Second Agreement is to compensate the external consulting firm for their continuous strategic and operational advice, as well as support with regards to Allego’s fundraising efforts in the near future. The Agreement ultimately expires on the earlier of June 30, 2025, and the date on which Madeleine would no longer hold any equity security in Allego. As consideration for the Second Agreement, the external consulting firm is entitled to receive cash compensation based on the value of the Group in connection with any new injection of equity, whether in cash or in kind, in any entity of the Group subsequent to the Business Combination (the “Equity Injection(s)”).
On March 10, 2022, the Second Agreement was amended to modify the formula of the relevant percentage used in the determination of the fees payable (the “Relevant Percentage”) for equity injections subsequent to the first Equity Injection.
The Group accounts for the Second Agreement as a share-based payment since the Group obtained services from the consulting firm in exchange for cash amounts based on the equity value of the Company. Madeleine, instead of the Group, had the obligation to settle the share-based payment arrangement with the consulting firm. The Second Agreement was therefore classified as an equity-settled share-based payment arrangement. On April 20, 2022, the Second Agreement was novated from Madeleine to Allego (the “Novation”), all the other terms of the Second Agreement remaining the same. As a result of the Novation, Allego has now the obligation, instead of Madeleine, to settle the share-based payment arrangement with the consulting firm. The Second Agreement’s classification therefore changed to a cash-settled share-based payment arrangement from the Novation date.
Certain directors of the Company are entitled to compensation from the external consulting firm in the form of a fixed percentage of the total benefits that the external consulting firm will generate under the Second Agreement, including any amendments. The share-based payment expenses for the Second Agreement therefore reflect both compensation for external consulting services and key management remuneration.

Measurement of fair value as an equity-settled plan
In accordance with IFRS 2
Share-based Payment
, the fair value of key management remuneration under an equity-settled share-based payment arrangement is measured by reference to the fair value of the equity instruments granted, measured at the grant date. The fair value determined at the grant date is not subsequently adjusted.
As the value of the services provided by the consulting firm is not directly related to the time incurred by the consultants, management considers that the fair value of the services cannot be measured reliably. Therefore, the fair value of the services received under the Second Agreement are measured by reference to the fair value of the share-based payment arrangement offered as consideration, as the Group obtains these services. The Group applies an approach where the average fair value over the reporting period is used to determine the fair value of the services received.
Since the Second Agreement includes an implicit service condition, the services received under the Second Agreement are recognized as expenses over the period in which the Company expects to have the Equity Injections, therefore between February 25, 2022 (“the grant date”) and the dates of the Equity Injections by reference to the fair value of the share-based payment arrangement measured at the grant date (for key management remuneration) or the average fair value over the reporting period (for external consulting services).

Measurement of fair value as a cash-settled plan
Following the Novation, the Second Agreement was classified as a cash-settled plan as opposed to an equity-settled plan. Therefore, in accordance with IFRS 2
Share-based Payment
, the fair value of both the key management remuneration and the services provided by the consulting firm under a cash-settled share-based payment arrangement is measured by reference to the fair value of the share-based payment arrangement offered as consideration, as the Group obtains these services. The fair value of the liability is recognized over the service period.
In effect, IFRS 2
Share-based Payment
provides that the cumulative amount recognized as the expense over the life of the Second Agreement is the grant-date fair value plus or minus any subsequent changes in fair value after the change in classification. Therefore, the cumulative amount may be less than the original grant-date fair value.
Fair value of equity instruments granted
The fees payable under the Second Agreement will depend on the future value of the Allego Group following each future Equity Injection. Since there is no market price for the services, to measure the fair value of this instrument under IFRS 2
Share-based Payment
, the future value of the Allego Group for the first equity injection has been derived from a Monte Carlo model in which that value can be simulated over many scenarios. Subsequently, another simulation is run for the next Equity Injection (based on the previously simulated value plus a potential first injection). Furthermore, a so-called
geometric Brownian motion is used as a stochastic process for share prices. The value of the Second Agreement is consequently determined by taking the sum of the average payoffs for both Equity Injections discounted to the valuation date at the appropriate rate.
The following main inputs parameters have been used to determine the present value of the expected payouts:

Input parameters (2 nd SFA)	Value
Interest rate	0.43%
Expected volatility	60.0%
Expected dividend yield	0.00%
The total fair value of the share-based payment arrangement as at June 30, 2022 is estimated at €6,600 thousand (grant date: €32,250 thousand)

The Group assessed the impact to the fair value of the share-based payment arrangement as a result of the amendment to the Second Agreement which was entered into in March 2022. The amendment modifies the formula of the Relevant Percentage applied to the future value of the Group for equity injections subsequent to the first Equity Injection, which is a component of the calculation of the fees payable. However, the Relevant Percentage used to calculate the fees remained the same following the amendment and therefore did not impact the fair value of the Second Agreement as of the amendment date.
Additionally, the Group assessed the accounting impact of the Novation. The Group measured the liability using the Novation date fair value of the equity-settled shared-based payment arrangement based on the elapsed portion of the vesting period (period from Grant Date to each Equity Injection date). Therefore, as of the Novation, an amount of €4,440 thousand was recognized as a current liability, and an amount of €1,353 thousand was recognized as a non-current
liability, with a corresponding decrease to equity of €5,793 thousand.
Share-based payment expenses
During the six months ended June 30, 2022, the Group recognized total share-based payment expenses with respect to the Second Agreement of €2,608 thousand (June 30, 2021: € nil). The Second Agreement was modified from equity-settled plan to cash-settled plan during the period from the Novation, therefore:

•
The Group recognized share-based payments expenses of €6,380 thousand (June 30, 2021: € nil) for the period before the Novation, with a corresponding increase in retained earnings. As the share-based payment expenses for the Second Agreement reflect both compensation for external consulting services and key management remuneration, for the period before the novation the Group has recognized share-based payment expenses for an amount of €4,498 thousand (June 30, 2021: € nil) as legal, accounting and consulting fees and share-based payment expenses for an amount of €1,881 thousand (June 30, 2021: € nil) has been recognized as employee benefits expenses, both within general and administrative expenses.

•
The Group recognized share-based payments expenses of negative €3,772 thousand (June 30, 2021: € nil) for the period after the Novation, with a corresponding decrease in liability. As the share-based payment expenses for the Second Agreement reflect both compensation for external consulting services and key management remuneration, for the period after the novation the Group has recognized share-based payment expenses for an amount of negative €2,471 thousand (June 30, 2021: € nil) as legal, accounting and consulting fees and share-based payment expenses for an amount of negative €1,301 thousand (June 30, 2021: € nil) has been recognized as employee benefits expenses, both within general and administrative expenses.

8.3. Management incentive plan
The establishment of the company’s management incentive plan (MIP) was approved by the board of directors on April 20, 2022. The MIP is designed to provide long-term incentives for key management employees to deliver long-term shareholder returns, and includes two types of granted options: the right to acquire a percentage of the Company’s issued share capital immediately following the listing, subject to the expiry of a blocking period of 18 months (the “Grant Options”), and the right to acquire a percentage of the Company’s issued share capital immediately following the listing, subject to predefined performance conditions and the expiry of the blocking period (the “Performance Options”). The granted options carry no dividend or voting rights. The options do not include any market conditions or non-vesting
conditions that should be included in the fair value at recognition.
Under the plan, the Grant Options vest immediately, and the Performance Options only vest if certain performance standards are met. Participation in the plan is at the board of directors’ discretion, and no individual has a contractual right to participate in the plan or to receive any guaranteed benefits.

The amount of Performance Options that will vest depends on the group’s performance, including operational EBITDA, financing targets, compliance and reporting, engagement with investors, and the minimum service period of the employees. Once vested, the granted options remain exercisable for a period of ten years following the end of the blocking period, which ends on September 18, 2023, for the Grant Options and ten years from the grant date (May 14, 2022) for the Performance Options.
The exercise price of the granted options under the plan is €0.12 per option. When exercisable, each option is convertible into one ordinary share of the Company.
Set out below are summaries of Grant options and Performance Options granted under the plan:

For the six months ended June 30, 2022
	Average exercise price per share option (in €)	Number of grant options	Number of performance options
As at January 1	—	—	—
Granted during the period	0.12	1,329,213	1,329,213
Exercised during the period	—	—	—
Forfeited during the period	—	—	—
As at June 30	0.12	1,329,213	1,329,213
Vested and exercisable at June 30	—	—	—
No options expired during the six months ended June 30, 2022.
Share options outstanding at the end of the reporting period have the following expiry dates and exercise prices:

Options	Grant date	Expiry date	Exercise price (in €)	Share options June 30, 2022
Grant Options	May 14, 2022	September 17, 2033	0.12	1,329,213
Performance Options	May 14, 2022	May 13, 2032	0.12	1,329,213
Total				2,658,426
Weighted average remaining contractual life of options outstanding at end of the reporting period				11.1
The total expenses arising from the transactions from the MIP recognized during the period as part of employee benefit expense were €11,776 thousand (June 30, 2021: € nil).
Fair value of options granted
The assessed fair value at grant date of granted options during the six months ended June 30, 2022, was €7.75 per option (June 30, 2021: no options granted) for the Grant Options and Performance Options both.
The fair value was determined as the share price of the Company’s ordinary shares on grant date of
$
8.17 (
€
7.87
7
), determined as the closing price on May 13, 2022 (the last working day preceding the grant date), less the exercise price of €0.12.
No specific option-pricing model (e.g., Black-Scholes) was applied for the valuation, as in the situation when the exercise price applicable to the options is negligible, the calculated fair value of an option is close (or equal) to the value of an ordinary share less the exercise price, regardless of the other input parameters applied in the option valuation.

7	Translated at the EUR/USD exchange rate as at May 13, 2022.

As the options do not include any market conditions or
non-vesting
conditions that has an impact on the fair value and there is no adjustment for dividends, the grant date fair value of both Grant Op tio
ns and Performance Options was determined using the same approach.

9.	Loss per share
Basic loss per share is calculated by dividing the loss for the period attributable to ordinary equity holders of the Company by the weighted average number of ordinary shares outstanding during the period (see explanations regarding the impact of the SPAC Transaction over the weighted average number of ordinary shares in Note 4).
The following table reflects the loss and share data used in the basic and diluted loss per share calculations for the s
i
x months ended June 30, 2022 and 2021:

	For the six months ended June 30,
(in €‘000)	2022	2021
Loss attributable to ordinary equity holders of the Company	(246,913)	(143,756)
Dilutive effects on loss per share	—	—
Total loss for basic and diluted loss per share	(246,913)	(143,756)
Weighted average number of ordinary shares for basic and diluted loss per share	235,430,660	190,270,210
Basic and diluted losses per share	(1.05)	(0.76)
The Company only has ordinary shares. Refer to Note 13 for details about the Company’s share capital.
There is no difference between basic and diluted loss per share as the effect on loss per share and the potential
ordinary shares that would be issued by the Company under the First Special Fees Agreement, the Management Incentive Plan, and the exercise of Public Warrants is anti-dilutive for all periods presented. Refer to respectively Note 8.1, Note 8.3, and Note 15 for details on the First Special Fees Agreement, the Management Incentive Plan and the Public Warrants, respectively.
There have been no other transactions involving ordinary shares or potential ordinary shares between the reporting date and the date of authorization of these consolidated financial statements.

10.	Cash generated from operations

		For the six months ended June 30,
(in €‘000)	Notes	2022	2021
Loss before income tax		(246,914)	(143,159)
Adjustments to reconcile loss before income tax to net cash flows:
Finance costs		6,085	6,883
Fair value (gains)/losses on derivatives (purchase options)		(3,856)	—
Fair value (gains)/losses on Public and Private warrant liabilities	15	(21,686)	—
Share-based payment expenses	8	241,311	121,932
Depreciation, impairments and reversal of impairments of property, plant and equipment	11	6,146	3,460
Depreciation and impairments of right-of-use of assets		2,952	960
Amortization and impairments of intangible assets	11	1,736	1,306
Net gain/(loss) on disposal of property, plant and equipment	7	—	(1)
Movements in working capital:
Decrease/(increase) in inventories		(8,014)	(270)
Decrease/(increase) in other financial assets		(990)	(1,958)
Decrease/(increase) in trade and other receivables, contract assets and prepayments		(24,437)	(23,133)
Increase/(decrease) in trade and other payables and contract liabilities		(43,881)	21,060
Increase/(decrease) in provisions and other liabilities		(72)	(289)
Cash generated from/(used in) operations		(91,620)	(13,209)

11.	Property, plant and equipment, intangible assets and goodwill

(in €‘000)	Property, plant and equipment	Intangible assets (excl. goodwill)	Goodwill
Carrying amount at December 31, 2021	41,544	8,333	—
Movements in the six months ended June 30, 2022
Acquisition of assets (Mega-E)	88,737	—	—
Acquisition of subsidiary (MOMA)	199	—	15,692
Additions	15,502	1,356	—
Disposals	(178)	—	—
Depreciation and amortization	(5,723)	(1,736)	—
Depreciation and amortization of disposals	81	—	—
Impairments	(545)	—	—
Reversal of impairments	122	—	—
Carrying amount at June 30, 2022	139,739	7,953	15,692
Investments and disposals of property, plant and equipment
During the six months ended June 30, 2022, investments in property, plant and equipment amounted to €104,438 thousand (June 30, 2021: €8,118 thousand) and disposals of property, plant and equipment amounted to €178 thousand (June 30, 2021: €733 thousand).

Additions of property, plant and equipment through the
Mega-E
asset acquisition
Property, plant and equipment of €88,737 thousand were recognized through the asset acquisition of
Mega-E.
For further details on the estimated fair value of the assets acquired as of the date of acquisition, refer to Note 4.
Additions of property, plant and equipment through the MOMA acquisition
The Group recognized additions to property, plant and equipment with an acquisition value of €199 thousand on completion of the MOMA acquisition. For further details refer to Note 4, on the estimated fair value of the assets acquired as of the acquisition date.
Impairments and reversals of impairments of chargers
During the six months ended June 30, 2022, the Group recorded an impairment loss of €545 thousand (June 30, 2021: € nil) and a reversal of impairment of €122 thousand (June 30, 2021: € nil).
Purchase commitments of chargers and charging infrastructure
The Group’s purchase commitments for chargers and charging infrastructure are disclosed in Note 21. At the end of each reporting period presented, the Group did not have purchase commitments for other asset classes of property, plant and equipment.

12.	Other financial assets

(in €‘000)	June 30, 2022	December 31, 2021
Pledged bank balances	19,877	18,887
Derivatives	2,754	31,095
Investments in equity securities	41,984	—
Total	64,615	49,982
Non-current	64,615	19,582
Current	—	30,400
Total	64,615	49,982
Pledged bank balances
During the six months ended June 30, 2022, the Group has pledged additional
bank balances to secure the payment of interest and commitment fees to the Group’s external lender for an amount of €990 thousand. All pledged bank balances have an original maturity of three months or more. Therefore, the Group has presented its pledged bank balances as other financial assets in the consolidated statement of financial position, as opposed to cash and cash equivalents.
As at June 30, 2022, pledged bank balances for an amount of €19,877 thousand (December 31, 2021: €18,887 thousand) have an original maturity of twelve months or more and are presented as non-current.
There were no pledged bank balances that have an original maturity between three and twelve months.
As at June 30, 2022, the
non-current
portion relates to bank balances pledged to secure the payment of interest and commitment fees to the Group’s external lender for an amount of €18,247 thousand (December 31, 2021: €17,257 thousand) and bank balances pledged to secure payments to suppliers of the Group for an amount of €430 thousand (December 31, 2021: €430 thousand). As at June 30, 2022 and December 31, 2021
,

these pledged bank balances have a maturity of twelve months or more and are presented as non-current.
During previous reporting periods, the Group received subsidies in advance from the Innovation and Networks Executive Agency (“INEA”), an agency established by the European Commission. The Group pledged bank balances as a security, in the event the Group is required to repay the subsidy. As at June 30, 2022, the Group pledged

bank balances in relation to these subsidies for an amount of €
1,200
 thousand (December
31
,
2021
: €
1,200
thousand).
Derivatives
Purchase option to acquire MOMA
On March 26, 2021, the Group entered into two option agreements, pursuant to which the Group was entitled to purchase shares representing 8.50% of the share capital (on a fully diluted basis) of
MOMA,
a service provider for the Group’s EV Cloud platform — and 100% of a third-party company, which held 42.0% of the share capital of MOMA. The provisions of the shareholder’s agreement of MOMA include drag-along rights. Consequently, the Group was required to acquire the remaining 49.50% of the share capital of MOMA upon exercising its option rights, under similar terms and conditions as the original option agreements. The purchase price for 100% of the share capital of MOMA amounts to €60,000 thousand.
On September 28, 2021, the Group extended the option agreements under similar terms and conditions as the original option agreements. After the extension, the options could be exercised up to and until February 28, 2022. On February 2, 2022, the Group extended the option agreements.
On April 26, 2022, the Group notified MOMA that it intends to exercise its purchase options, subject to, inter alia, obtaining approval from the workers council and simultaneous signing and closure of share purchase agreements for the acquisition of the Direct and Indirect MOMA Shares. Pursuant to the exercise of the Option Rights, on June 7, 2022, Allego Holding B.V closed two separate share and sale purchase agreements (the “Agreements”) to acquire shares representing 100% of the share capital of
MOMA
in a business combination agreement (the “MOMA Business Combination”). For further details refer to Note 4.
The
MOMA

options qualified as derivatives and were accounted at fair value through profit and loss. During the six-month
period ended June 30, 2022, and up until June 7, 2022, the acquisition date of MOMA, the Group recognized a fair value loss of €3,200 thousand (June 30, 2021: gain of €230 thousand) in relation to the options. As of June 7, 2022, the fair value of these options amounted to € nil (December 31, 2021: €3,200 thousand). The assumptions and model used for estimating the fair value of the purchase options to acquire MOMA are disclosed in Note 19. As at June 30, 2022, the Group no longer holds these derivative options.
Purchase option to acquire
Mega-E
On July 28, 2021, the Group and Meridiam EM — an indirectly wholly-owned subsidiary of Meridiam SAS, the Company’s then
ultimate parent — entered into a call option agreement to acquire 100%
of the share capital of Mega-E. Meridiam EM is a related party under common control. The Group paid no consideration for the option. The exercise of the call option by the Group is conditional upon satisfaction of the SPAC Transaction contemplated under the BCA and the call option was exercisable by the Group at the earliest on January 15, 2022, and within the six-month period thereafter. The purchase price under the option amounted to
€9,456 thousand.
On March 16, 2022, the Group consummated SPAC Transaction, thereby becoming able to exercise its call option right pursuant to the terms of the Mega-E Option agreement. Therefore, the Group reassessed its control assessment over Mega-E and concluded that the call option provided the Group with potential voting rights, which became substantive as of March 16, 2022, being the date all conditions under the call option agreement were met and Allego effectively obtained control over Mega-E. Refer to Note 4 for further details.
The
 Mega-E
option qualified as a derivative and was accounted at fair value through profit and loss. During the six-month
period ended June 30, 2022, and up until March 16, 2022, the date the Group obtained control over
Mega-E,
the Group recognized a fair value gain of €7,056 thousand (June 30, 2021: € nil) in relation to the option in the consolidated statement of profit or loss within other income. As of March 16, 2022, the fair value of the option amounted to €34,256 thousand (December 31, 2021: €27,200 thousand). The assumptions and model used for estimating the fair value of the purchase option to acquire
Mega-E
are disclosed in Note 19. As at June 30, 2022, pursuant to the Group having substantive rights to exercise the Call Option, the derivative option is eliminated and a deferred consideration liability is recognized with respect to the exercise price.

Other derivatives
Included in the Group’s derivatives balance is an interest rate cap for which the Group entered into an agreement in September 2019 with its external lender to hedge its interest rate risk exposure. The derivative is only used for economic hedging purposes and not as a speculative investment. The Group does not apply hedge accounting. Therefore, the Group accounts for the derivative at fair value through profit or loss.
During the six months ended June 30, 2022, the Group recognized a fair value gain of €2,060 thousand (June 30, 2021: gain of €147 thousand) on its interest rate cap. As at June 30, 2022, the fair value of the interest rate cap amounts to €2,754 thousand (December 31, 2021: €695 thousand).
Fair value changes of the Group’s interest rate cap derivative are recognized in the consolidated statement of profit or loss, within finance costs. Refer to Note 19 for information about the methods and assumptions used in determining the fair value of the interest rate cap.
Investment in equity securities
The Group’s investments in equity securities relate to an investment in Voltalis SA (“Voltalis”), a private company that provides distributed demand response products which enable households to achieve energy savings. The Group acquired the investment through the acquisition of MOMA.
As of June 30, 2022, the Group holds 16% (December 31, 2021: € nil) of the total share capital of Voltalis, which has a fair value of €41,984 thousand (December 31, 2021: € nil). No fair value gain or loss has been recognized with respect to this investment during the six months ended June 30, 2022.
Fair value changes of the Group’s investment in equity securities are recognized in the consolidated statement of other comprehensive income. Refer to Note 19 for information about the methods and assumptions used in determining the fair value of the investment.

13.	Share capital, share premium and transaction costs on new equity instruments
Share capital and share premium
As at June 30, 2022, the issued share capital of the Company amounted to €28,312 thousand (December 31, 2021: €100), divided into 235,935,061 ordinary shares of €0.12 per share (December 31, 2021: 100 ordinary shares of €1 per share). They entitle the holder to participate in dividends, and to share in the proceeds of winding up the Company in proportion to the number of shares held. The authorized share capital of the Company as at June 30, 2022, amounted to €108,000 thousand (December 31, 2021: €100), divided into 900,000 ordinary shares of €0.12 per share (December 31, 2021: 100 ordinary shares of €1.00 per share).
Shareholder Loans equity conversion
In 2018 and 2019, the Group entered into shareholder loans with Madeleine (the Company’s immediate parent) to finance its operations.
For the six months ending June 30, 2022, new equity instruments have been issued at the carrying amount of Allego’s outstanding shareholder loans of
€101,933
thousand and accordingly no gain or loss has been recognized in the interim condensed consolidated profit and loss account.

The shareholder loan equity conversion resulted in a share issuance of 2 Allego Holding ordinary shares at a par value of €1.00 per share, increasing share capital by €2, with the remaining difference in the shareholder loan equity conversion being recorded as an increase to share premium of

€101,933 thousand.
For further details regarding the terms of the shareholder loans refer to Note 14.

First Special Fees Agreement with external consulting firm
Under the First Special Fees Agreement between Madeleine and an external consulting firm dated as of December 16, 2020, and subsequently amended, the external consulting firm was provided with the right, prior to closing of a Liquidity Event, to subscribe for new shares to be issued by an Allego Group company at the nominal value of such shares.
On March 16, 2022, in accordance with the First Special Fees Agreement, and before the closing of the
SPAC
Transaction, Allego Holding issued 22 ordinary shares at a par value of €1.00 per share to the external consulting firm, increasing share capital by €22. Please refer to Note 8.1 for more details on the First Special Fees Agreement.
Merger between Allego Holding B.V. and Spartan Acquisition Corp. III—the SPAC Transaction
As indicated in Note 4, on March 16, 2022, pursuant to the Business Combination Agreement each holder of Allego N.V. ordinary shares exchanged by means of a contribution in kind its Allego Holding ordinary shares to Allego N.V. in exchange for the issuance of shares in accordance with the Exchange Ratio. Therefore, Allego Holding became a wholly owned subsidiary of Allego N.V. Consequently, 124 Allego Holding ordinary shares at a par value of €1 each were exchanged for 235,935,061 ordinary shares of Allego N.V. at a par value of €0.12 each. Consequently, share capital increased by €28,312 thousand and the share premium decreased by the same amount.
Furthermore, on March 16, 2022, each share of Spartan’s common stock was exchanged by means of a contribution in kind in exchange for the issuance of ordinary shares of Allego N.V., whereby Allego N.V. issued one ordinary share for each share of Spartan’s common stock exchanged, meaning the issuance of 14,907,582 Allego N.V. ordinary shares of €0.12 par value, and increasing share capital by €1,789 thousand and share premium by €86,401 thousand, which includes the impact of applying IFRS 2 for €159,306 thousand (see Note 4).

PIPE Financing
Concurrently with the execution of the
BCA
, Spartan and Allego entered into Subscription Agreements (the “Subscription Agreements”), dated July 28, 2021, with a number of investors (collectively the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe to and purchase, and Allego N.V. agreed to issue and sell to such PIPE Investors, an aggregate of 15,000,000 Ordinary Shares (the “PIPE Shares”) at a price of $10.00 per share (€9.07
8
per share) for an aggregate purchase price of $150 million (€136
8
million) in proceeds (the “PIPE Financing”) on the Closing Date.
Such Subscription Agreements entered with the PIPE investors resulted in two separate share issuances (hereinafter referred to as the “First PIPE Share Issue” and the “Second PIPE Share Issue” respectively) by the Company during the six-month
period ended June 30, 2022. The First PIPE Share Issue executed on March 16, 2022, meant a share capital increase of €1,500 thousand (12,500,000 Ordinary Shares at a price of €0.12 per share) and a rise in share premium of €111,873 thousand. On March 22, 2022 the Second PIPE Share Issue was executed, 2,500,000 Ordinary Shares were issued at price of €0.12 per share, increasing share capital by €300 thousand, and raising share premium by €22,375 thousand.
Transaction costs on new equity instruments
During the six months ended June 30, 2022, the Group incurred transaction costs of € nil (June 30, 2021: €532 thousand) that are directly attributable to the issuance of new equity instruments in relation to the
SPAC
Transaction. These transaction costs have been recorded as a deduction to share premium. For further details regarding these transaction costs refer to Note 4.

8	Translated at the EUR/USD Exchange rate as at March 16, 2022

The Group also incurred transaction costs in relation to the SPAC Transaction, which are not directly related to the issuance of new equity instruments (refer to Note 5). These transaction costs have been recorded in the consolidated statement of profit or loss for the six months ended June 30, 2022, within general and administrative expenses.
Issuance of Ordinary Shares upon exercise of the Private warrants
As indicated in Note 15, on April 15, 2022, all the Private Warrants were exercised on a cashless basis. As a result of the exercise, 9,360,000 Private Warrants were converted into 1,334,949 Allego N.V. ordinary shares, with a nominal value of €0.12 per share, increasing share capital by €160 thousand, and raising share premium by €13,694 thousand.
Share capital and share premium movements
Movement of share capital and share premium are as follows:

		For the six-months ended June 30, 2022 and 2021
	Notes	Shares	Price per share (in €)	Share Capital (in €‘000)	Share Premium (in €‘000)
As at January 1, 2021		100	1.00	1	36,947
Transaction costs		—	—	—	(532)
As at June 30, 2021		100	1.00	1	36,415
As at January 1, 2022		100	1.00	1	61,888

Immediately prior to the Allego Holding and Spartan Acquisition Corp. III merger (“the SPAC Transaction”)
Shareholder loan equity conversion March 16, 2022		2	1.00	2	101,933
E8 Special Fee Arrangement March 16, 2022		22	1.00	22	—
As at March 16, 2022 immediately prior to the closing of the SPAC Transaction		124	1.00	124	163,821

Resulting from the Allego Holding and Spartan Acquisition Corp. III merger (“the SPAC Transaction”)
Elimination old shares March 16, 2022	4	(124)	1.00	(124)	—
Share Capital increase on conversion March 16, 2022	4	235,935,061	0.12	28,311	(28,312)
Share Capital Spartan March 16, 2022		14,907,582	0.12	1,789	86,401
Share Capital for PIPE March 16, 2022	4	12,500,000	0.12	1,500	111,873
Share Capital for PIPE March 22, 2022	4	2,500,000	0.12	300	22,375

Other equity movements in the six months ended June 30, 2022
Private warrants exercise April 15, 2022	15	1,334,949	0.12	160	13,694
As at June 30, 2022		267,177,592	0.12	32,061	369,851
All the shares issued have been fully paid at the date of the capital issuance.
On March 17, 2022, trading in the new publ
ic c
ompany commenced on the NYSE. The Company trades under the Allego name under the ticker symbol “ALLG”.

14.	Borrowings
This note provides a breakdown of borrowings in place as at June 30, 2022 and December 31, 2021.

(in €‘000)	Interest rate	Maturity	June 30, 2022	December 31, 2021
Senior debt	Euribor* + 5%**	May 27, 2026	114,556	112,935
Shareholder loans (1)	9%	November 30, 2035, May 31, 2035***	—	100,193
Shareholder loan (2)	Euribor + 0.1%****	December 31, 2022*****	23,404	—
Total			137,960	213,128

*	The Euribor rate (6M) is floored at 0%. This floor is closely related to the contract of the loan and is therefore not presented separately in the consolidated statement of financial position.
**	The margin of 5% will increase by 0.25% per year, for the first time in June 2022.
***	Of the total shareholder loans, one shareholder loan has a maturity date of November 30, 2035. The carrying amount as at June 30, 2022 was € nil (December 31, 2021: € 8,129 thousand).
****	The Euribor rate (6M) is floored at 0%. Therefore in case of a negative Euribor the applied interest rate is 0.1%.
*****
The loan has a maturity date of December 31
, 2022
. However, it is expected that the loan will be settled pursuant to the
Mega-E
call option being exercised by the Group. Therefore the loan has been classified as current.

Senior debt
In May 2019, the Group entered into a senior debt bank facility agreement to finance its operations. The principal terms and conditions of the senior debt bank facility are as follows:

•	a facility of €120 million;

•	drawdown stop when conditions precedent (covenant ratios) are not met;

•	repayment in full at maturity date;

•	commitment fee per year equal to 35 % of the applicable margin. For the six months ended June 30, 2022 and 2021, the commitment fee was 1.75% per year (equal to 35 % of the margin of 5%).
During the year ended December 31, 2021, the Group completed three drawdowns on the facility for a total amount of €44,315 thousand. On March 31, 2021, September 30, 2021, and December 2, 2021, the Group completed drawdowns on the facility of €24,203 thousand, €5,660 thousand and €14,452 thousand, respectively. As a result of these drawdowns, the Group has utilized the maximum amount of credit as allowed under the facility as of December 2, 2021
. The change in the carrying amount of borrowings is due to accrued interest for the six months ended June 30, 2022.

Assets pledged as security
The senior debt bank facility is secured by pledges on the bank accounts (presented as part of cash and cash equivalents), pledges on trade and other receivables and pledges on the shares in the capital of Allego B.V. and Allego Innovations B.V. held by the Company. These pledges may be enforced on the occurrence of an event of default
,
which is continuing. The carrying amount of assets pledged as security for the senior debt are as follows:

(in €‘000)	June 30, 2022	December 31, 2021
Current assets
Floating charge
Cash and cash equivalents	3,065	6,206
Trade receivables	36,855	38,767
Other receivables	7,414	5,752
Total current assets pledged as security	47,334	50,725
Transaction costs
During the six months ended June 30, 2022, the Group incurred € nil (June 30, 2021: €289 thousand) of transaction costs that are directly attributable to the senior debt bank facility. These costs are included in the measurement of the loan and are amortized over the term of the loan using the effective interest method. The interest expenses are recognized as part of finance costs in the interim condensed consolidated statement of profit or loss.
Prior to the drawdown on December 2, 2021 — the date on which the Group has utilized the maximum amount of credit as allowed under the facility — the Group expected that it would draw on the funds available under the senior debt facility. Therefore, commitment fees paid on the unused portion of the senior debt bank facility
were deferred and treated as an adjustment to the loan’s effective interest rate and recognized as interest expense over the term of the loan. The Group did not incur additional commitment fees after December 2, 2021, as the Group has utilized the maximum amount of credit as allowed under the facility. During the six months ended June 30, 2022, the Group recognized interest expenses of €4,656 thousand (June 30, 2021: €2,875 thousand) on the senior debt bank facility.
Loan covenants
Under the terms of the senior debt bank facility, the Group is required to comply with financial covenants related to earnings before interest, taxes, depreciation and amortization (“EBITDA”), revenue and interest expenses:

1.	Group’s EBITDA margin ratio: calculated on a consolidated level as (EBITDA / Revenue) X 100.

2.	Group’s EBITDA: calculated on a consolidated basis.

3.	Interest coverage ratio: calculated on a consolidated basis as (Revenue / interest paid).
EBITDA margin thresholds are defined at the level of Allego B.V. as well, which are required to be met together with the thresholds for the Group.
Breaching the requirements would cause a drawdown stop. Continuing breaches in the financial covenants would permit the bank to immediately call the debt. The Group may within twenty business days from the occurrence of a breach of the loan covenants provide a remedial plan setting out the actions, steps and/or measures (which may include a proposal for adjustments of the financial covenant levels) which are proposed to be implemented in order to remedy a breach of the loan covenants. In addition to the drawdown stop thresholds, a default status would occur if ratios would deteriorate further. This could lead to the loan to become immediately due and payable.

The Group has complied with these covenants throughout all reporting periods presented. The Group met its covenants that were determined based on the Dutch GAAP financial statements of the Company, as required by the terms and conditions of the senior debt bank facility. As the Group transitioned to IFRS, the loan covenants will need to be revisited with the lenders as per the facility agreement.
Given the fact that the Group has utilized the maximum amount of credit as allowed under the facility after the drawdown on December 2, 2021, the Group has determined that the disclosure of the default covenant ratios provides more relevant information compared to the drawdown stop covenant ratios. The target default covenant ratios are determined based on a twelve-month running basis and are as follows:

Testing date of loan covenants	EBITDA margin	EBITDA	Interest coverage
June 30, 2021	-15.43%	-/-€15.5 million	9.55x
December 31, 2021	-9.29%	-/-€12.2 million	8.94x
June 30, 2022	0.59%	Unconditional	9.86x
December 31, 2022	1.07%	Unconditional	10.75x
June 30, 2023	1.58%	Unconditional	12.00x
December 31, 2023	1.95%	Unconditional	13.16x
June 30, 2024	2.29%	Unconditional	14.48x
December 31, 2024	2.56%	Unconditional	15.91x
June 30, 2025	2.68%	Unconditional	18.37x
December 31, 2025	2.77%	Unconditional	20.68x
For the six months ended June 30, 2022, the actual covenant ratios (based on Dutch GAAP) were as follows:

Covenant ratios	June 30, 2022	June 30, 2021
Default covenant ratios
EBITDA margin	5.63%	negative 12.92%
EBITDA	€7 million	negative €8 million
Interest coverage ratio	21.70x	13.57x
In the preparation of its interim condensed consolidated financial statements, the Group assessed whether information about the existence of the covenant and its terms is material information, considering both the consequences and the likelihood of a breach occurring. The consequences of a covenant breach have been described in this note. A covenant breach would affect the Group’s financial position and cash flows in a way that could reasonably be expected to influence the decisions of the primary users of these consolidated financial statements. The Group considered the likelihood of a breach occurring as higher than remote as the Group incurred losses during the first years of its operations, even though the Group has complied with these covenants throughout all reporting periods presented and expects to continue to meet financial covenants performance criteria. Please also refer to Note 2.2 for the going concern considerations.
Shareholder loans (1)
In 2018 and 2019, the Group entered into shareholder loans with Madeleine (the Company’s immediate parent) to finance its operations. All shareholder loans have similar terms and conditions. The principal terms and conditions are as follows:

•	repayment in full at maturity date;

•	interest can be paid or accrued at the discretion of the Group. Any accrued interest is due at the maturity date of the loan.
Interest expenses on the Group’s shareholder loans are recognized as part of finance costs in the interim condensed consolidated statement of profit or loss. During the six months ended June 30, 2022, the Group recognized

interest expenses of €1,741 thousand (June 30, 2021: €4,247 thousand) on the shareholder loans. These interest expenses have been accrued to the carrying value of the shareholder loans.
On March 16, 2022, immediately prior to the closing of the previously announced business combination and pursuant to the terms of the BCA, the outstanding principal of the shareholder loans together with the accrued interest on these loans have been converted into equity. For further details regarding the equity conversion of the shareholder loans refer to Note 13.
Shareholder loan (2)
In 2020, the Group entered into a shareholder loan with Meridiam EM SAS to finance its operations. The terms and conditions of the loan have been amended subsequent to the initial loan agreement being signed. The principal terms and conditions are as follows:

•	repayment in full no later than the maturity date;

•	interest is paid half yearly in arrears;

•	the loan becomes due in the event of a share capital increase.
Interest expense on the shareholder loan is recognized as part of finance costs in the interim condensed consolidated statement of profit or loss. During the six months ended June 30, 2022, the Group recognized interest expenses of €12 thousand (June 30, 2021: € nil) on the shareholder loans.

15.	Warrant liabilities
As mentioned in Note 4, as part of the
 SPAC
Transaction, 13,799,948 Public
Warrants
and 9,360,000 Private Warrants issued by Spartan have been assumed by the Group. At June 30, 2022, the Group had 13,799,948 Public Warrants and no Private Warrants outstanding, after the private warrant holders exercised all their warrants on April 15, 2022.
Public Warrants entitle the holder to convert each warrant into one ordinary share of the Company of €0.12 par value at an exercise price of $11.50 (€10.97
9
), and can be exercised starting 30 days after the
SPAC
Transaction. The Private Warrants have terms and provisions that are identical to those of the Public Warrants, with the exception that as long as the Private Warrants are held by Spartan, they may be exercised for cash or on a cashless basis, and they cannot be transferred, assigned, or sold until 30 days after the Business Combination. The cashless basis exercise entitles the Private Warrants holders to convert the warrants into a number of Allego ordinary share of €0.12 par value equal to the quotient obtained by dividing the product of the number of ordinary shares of Allego underlying the warrants and the excess of the fair market value over the exercise price of the warrants by the fair market value. For the purpose of the calculation above, the fair market value shall mean the average last reported sale price of the ordinary shares of Allego for the ten trading days ending on the third trading day prior to the date on which notice of exercise of the warrant is given,
Until warrant holders acquire the ordinary shares upon exercise of such warrants, they will have no voting or economic rights. The warrants will expire on March 16, 2027, five years after the
SPAC

Transaction, or earlier upon redemption or liquidation in accordance with their terms.
As there are no elements in the warrant agreements that give the Group the possibility to prevent the warrant owners to convert their warrants within twelve months, the Group has classified the warrant liabilities as current liabilities.

9	Translated at the EUR/USD Exchange rate as at June 30, 2022.

Exercise of warrants
On April 15, 2022, all the Private Warrants were exercised on a cashless basis, and the Private Warrants holders received 1,334,949 ordinary shares of the Company. The Private Warrants had a fair value of €13,854 thousand on the exercise date. For further details regarding the Private Warrants exercise refer to Note 13.
There were no Public Warrants exercised during the
six-month
period ended June 30, 2022.
Movements in warrant liabilities
The financial liabilities for the warrants are accounted for at fair value through profit or loss. For further details on the assumptions and models used for estimating the fair value of the derivative warrants refer to Note 19.
During the
six-month
period ended June 30, 2022 the Group recognized a total net fair value gain of €21,686 thousand (June 30, 2021: € nil) in relation to both the Public Warrants and the Private Warrants, in the interim condensed consolidated statement of profit or loss, within finance costs.
Movement in the warrant liabilities for the period ended June 30, 2022 are summarized as follows:

	Public Warrants		Private Warrants		Total
	Number of warrants	(in €‘000)	Number of warrants	(in €‘000)	Number of warrants	(in €‘000)
As at January 1, 2022	—	—	—	—	—	—
Warrants assumed on Transaction date	13,799,948	21,259	9,360,000	20,993	23,159,948	42,253
Warrants exercised	—	—	(9,360,000)	(13,854)	(9,360,000)	(13,854)
Change in fair value of warrant liabilities	—	(14,546)	—	(7,139)	—	(21,686)
As at June 30, 2022	13,799,948	6,713	—	—	13,799,948	6,713

16.	Other financial liabilities

(in €‘000)	June 30, 2022	December 31, 2021
Cash consideration payable for the Mega-E asset acquisition	9,456	—
Cash consideration payable for the MOMA acquisition	30,000	—
Total	39,456	—
Non-current	—	—
Current	39,456	—
Total	39,456	—
Cash consideration payable for the
Mega-E
asset acquisition
Included in the Group’s other financial liabilities is a cash consideration payable with respect to the acquisition of
Mega-E
of €9,456 thousand.
As detailed in Note 12, as of March 16, 2022, the Group effectively obtained control over
Mega-E
pursuant to the completion of the previously announced business combination and recognized a financial liability equivalent to the purchase price payable as per the option agreement. The call option was formally exercised on July 12, 2022 (refer to Note 23).

As at June 30, 2022, the full cash consideration of €9,456 thousand related to the
Mega-E
acquisition was payable to the previous shareholders as the option was not exercised at that time, and as the amount ultimately becomes payable before July 15, 2022, the full balance is presented as current in other financial liabilities in the (interim condensed) consolidated statement of financial position.
Cash consideration payable for the MOMA acquisition
The Group’s other financial liabilities also include a cash consideration payable of €30,000 thousand related to the MOMA acquisition.
On June 7, 2022, the Group entered into two separate share and sale purchase agreements to acquire shares representing 100% of the share capital of MOMA for a total cash purchase price consideration of €59,985 thousand. On the same date, a cash payment of €29,985 thousand, being equal to 50% of the Total purchase price consideration, was paid into the respective bank accounts of the selling shareholders (the “First Instalment”). The remaining 50% of the total purchase price consideration, €30,000 thousand (the “Second Instalment
”) was paid on

July
29
, 2022. Accordingly, the full balance of the Second Instalment of the purchase consideration is presented as current in other financial liabilities in the (interim condensed) consolidated statement of financial position.

17.	Income tax
The income tax
expense
for the six months ended June 30, 2022, is
recognized
based on the Group’s estimate of the weighted average effective annual income tax rate expected for the full financial year. The estimated average annual tax rate used for the six months ended June 30, 2022 is 0.07% (June 30, 2021: 0.42%).

18.	Financial instruments
This note provides information about the Group’s financial instruments, including:

•	an overview of all financial instruments held by the Group;

•	the classification of the financial instruments;

•	the line item on the consolidated statement of financial position in which the financial instrument is included;

•	the financial instrument’s book and fair value.
The Group holds the following financial instruments:
Financial assets

(in €‘000)	Notes	At amortized cost	Fair value through PL	Fair value through OCI	Total book value	Total fair value
As at December 31, 2021
Non-current other financial assets	12	18,887	695	—	19,582	19,582
Current other financial assets	12	—	30,400	—	30,400	30,400
Trade and other receivables		41,063	—	—	41,063	41,063
Cash and cash equivalents		24,652	—	—	24,652	24,652
Total		84,602	31,095	—	115,697	115,697
As at June 30, 2022
Non-current other financial assets	12	61,861	2,754	41,984	64,615	64,615
Current other financial assets	12	—	—	—	—	—
Trade and other receivables		28,386	—	—	28,386	28,386
Cash and cash equivalents		29,775	—	—	29,775	29,775
Total		120,022	2,754	41,984	122,776	122,776

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4

Due to the highly liquid nature of cash and cash equivalents and the pledged bank balance classified within non-current
other financial assets, their carrying amount is considered to be the same as their fair value. Due to the short-term nature of trade and other receivables, their carrying amount is considered to be the same as their fair value.

Financial liabilities

(in €‘000)	Notes	At amortized cost	Fair value through PL	Total book value	Total fair value
As at December 31, 2021
Borrowings	14	213,128	—	213,128	271,370
Non-current lease liabilities		26,097	—	26,097	N/A
Current lease liabilities		5,520	—	5,520	N/A
Trade and other payables		24,072	—	24,072	24,072
Total		268,817	—	268,817	295,442
As at June 30, 2022
Borrowings	14	137,960	—	137,960	98,709
Non-current lease liabilities		30,402	—	30,402	N/A
Current lease liabilities		6,224	—	6,224	N/A
Trade and other payables		41,280	—	41,280	41,280
Warrant Liabilities	15	—	6,713	6,713	6,713
Other financial liabilities	16	39,456	—	39,456	39,456
Total		255,322	6,713	262,035	186,158
Due to the short-term nature of the trade and other payables and other financial liabilities, their carrying amount is considered to be the same as their fair value.

19.	Fair value measurement
This note explains the judgments and estimates made in determining the fair values of the financial instruments that are recognized and measured at fair value and the financial instruments for which the fair value is disclosed in the interim condensed consolidated financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Group has classified its financial instruments into the three levels prescribed under the accounting standards.
An explanation of each level is included in Note 2.7.16 of the consolidated financial statements for the year ended December 31, 2021.
Assets and liabilities measured at fair value
As at June 30, 2022, the Group has recorded the following financial instruments at fair value in the interim condensed consolidated statement of financial position:

•	interest rate cap derivative;

•	warrant liabilities;

•	investment in equity securities.
Interest rate cap derivative and the investment in equity securities are presented within non-current
other financial assets. Warrant liabilities are presented as a separate line in the interim condensed consolidated statement of financial position.

F-13
5

As at December 31, 2021, the Group had its interest rate cap derivative and purchase options to acquire
Mega-E
and MOMA recorded at fair value in the consolidated statement of financial position, which were presented within non-current
other financial assets. The Group did not have any other assets and liabilities that were measured at fair value as at December 31, 2021.
The interest rate cap qualifies for the level 2 category in the fair value hierarchy due to the fact that it is not traded in an active market and the fair value is determined using valuation techniques which maximize the use of observable market data. Since all significant inputs required to fair value the instrument are observable, the instrument is included in level 2.
The investment in equity securities qualifies for the level 2 category in the fair value hierarchy due to the fact that the investee is not a public company traded in an active market and the fair value is determined using valuation techniques which maximize the usage of observable market data. Since all significant inputs required to fair value the instrument are observable, the instrument is included in level 2.
The purchase options qualified for the level 3 category in the fair value hierarchy before being derecognized in 2022, due to the fact that they were not traded in an active market and the fair value was determined using valuation techniques which use unobservable inputs that were significant to the fair value.
The Public Warrants and Private Placement Warrants qualified for the level 3 category in the fair value hierarchy at the time of their issuance due to the fact that they were not traded in an active market at the time and their fair value was determined using valuation techniques which use unobservable inputs that were significant to the fair value. As at June 30, 2022, the warrants qualify for the level 1 category in the fair value hierarchy due to the fact that their fair value is determined based on quoted market inputs.
For assets and liabilities that are recognized in the interim condensed consolidated financial statements at fair value on a recurring basis, the Group determines whether transfers have occurred between levels in the hierarchy by re-assessing
categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period. During the six-month
period ended June 30, 2022, transfers of €20,567 thousand from level 3 to level 1 occurred with respect to the warrants.
The fair value of the Group’s assets measured at fair value are disclosed in the table in Note 18.
Fair value of assets and liabilities not measured at fair value
The Group has determined the fair value of assets and liabilities not measured at fair value, but for which the fair value is required to be disclosed.
Borrowings
For the shareholder loans and the senior debt, the fair value differs from its carrying amount because the interest payable on the loans is (partially) fixed. The borrowings qualify for the level 3 category in the fair value category due to the use of unobservable inputs, including own credit risk.
The fair value of the Group’s liabilities not measured at fair value are disclosed in the table in Note 18.
Specific valuation techniques to determine fair values
Specific valuation techniques used to value financial instruments include:

•	interest rate cap derivative: option pricing model;

•	investment in equity securities: multiple analysis of recent transactions;

F-13
6

•	purchase options: option pricing model, i.e. Black-Scholes pricing model;

•	borrowings: discounted cash flow analysis using a market interest rate;

•	warrants valuation as of issuance: binomial tree framework.
Financial instruments measured at fair value (level 3)
The changes in level 3 items for the six months ended June 30, 2022 have been as follows:

(in €‘000)	Purchase options
Carrying amount at January 1, 2022	30,400
Movements in the six months ended June 30, 2022
Fair value gains on purchase options	3,856
Derecognition of substantive purchase option	(34,256)
Exercise of purchase option	—
Carrying amount at June 30, 2022	—

(in €‘000)	Warrant liabilities
Carrying amount at January 1, 2022	—
Movements in the six months ended June 30, 2022
Public warrants assumed as part of the SPAC Transaction	21,259
Private warrants assumed as part of the SPAC Transaction	20,993
Change in fair value of private warrant liabilities	(7,139)
Transfer of private placement warrant liabilities into level 1	(13,854)
Change in fair value of public warrant liabilities	(14,546)
Transfer of public warrant liabilities into level 1	(6,713)
Carrying amount at June 30, 2022	—
The Group uses external valuation experts to perform valuations on a periodic basis for its fair value measurements categorized within level 3 of the fair value hierarchy.
Valuation inputs to the fair value of purchase options
Inputs to the fair value of the purchase options are the spot price per share, the exercise price, the risk-free rate, volatility, time to expiration and dividend yield. The following table summarizes the quantitative information about the significant unobservable input parameters used in the level 3 fair value measurement of the purchase options at the time of their derecognition or exercise in 2022, using a Black-Scholes pricing model.

	June 7, 2022	March 16, 2022
Purchase option	MOMA	Mega-E
Parameters
Spot price per share (in €)	253	437,000
Volatility	N/A	100.00%
Given that all purchase options have either been exercised or have become substantive during the six months ended June 30, 2022, changes to significant unobservable input parameters and the result of these changes on the fair value of the options have not been disclosed.
Further details and background on the purchase options are disclosed in Note 12.

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7

Valuation inputs to the fair value of warrant liabilities
The fair value of the Public Warrants and the Private Placement Warrants have been estimated using a binomial tree framework at the time of their issuance (March 16, 2022) as there was no observable trade price available.
For Public Warrants, subsequent to their listing on an active market, their fair value as of June 30, 2022, is based on the observable listed quoted price (Level 1) for such warrants. For Private Placement Warrants, these were exercised on April 15, 2022 with the fair value on that date being determined based on the spot price per underlying ordinary share of Allego, which is an quoted market input.
Upon issuance, the estimated fair value of both the Public and Private Warrants was determined using Level 3 inputs as no observable market inputs were available. Inputs to the binomial framework tree are the spot price per share, risk-free interest rate, the Warrants key contractual terms and assumptions related to the Groups expected stock-price volatility and dividend yield.

20.	Financial risk management
This note explains the Group’s exposure to financial risks and how these risks could affect the Group’s future financial performance.

Risk	Exposure arising from	Measurement	Management
Liquidity risk	Borrowings and other liabilities	Cash flow forecasts	Availability of borrowing facilities
Liquidity risk
Prudent liquidity risk management implies maintaining sufficient cash and the availability of funding through an adequate amount of committed credit facilities to meet obligations when due and to close out market positions. Due to the dynamic nature of the underlying businesses, the Group maintains flexibility in funding by maintaining availability under committed credit lines. The Group has been predominantly contracting customers of sound commercial standing and their payment behavior was generally good. Refer to Note 2.2 for details about the Group’s financial position and the going concern assumption applied in preparing the interim condensed consolidated financial statements.
The Group has pledged bank balances to secure the payment of interest and commitment fees to the Group’s external lender and bank balances pledged to secure payments to suppliers of the Group.
The main risk for the Group is not meeting the debt covenants or drawdown requirements described in Note 14. In this case, funding via the senior debt funding would not be available. The Group monitors the liquidity risk on a weekly basis. Management monitors rolling forecasts of the Group’s liquidity reserve (comprising the undrawn borrowing facilities) and cash and cash equivalents on the basis of expected cash flows. This is generally carried out at Group level, in accordance with practice and limits set by the Group. In addition, the Group’s liquidity management policy involves projecting cash flows and considering the level of liquid assets necessary to meet these, monitoring balance sheet liquidity ratios against internal and external regulatory requirements and maintaining debt financing plans. The Group assessed the concentration of risk with respect to refinancing its debt and concluded it to be low.
The Group had access to the following undrawn borrowing facilities for each reporting period presented:

(in €‘000)	June 30, 2022	December 31, 2021
Expiring beyond one year - Senior debt	—	—
As indicated in Note 14, following a series of drawdowns on the senior debt bank facility during 2021, the Group has utilized the maximum amount of credit as allowed under the facility as of December 2, 2021. The senior debt

F-13
8

bank facility was available to be drawn if the drawdown covenants were met, in euros and has an average maturity of approximately 4.0 years (December 31, 2021: 5.0 years).

21.	Commitments and contingencies
Purchase commitments for chargers and charging infrastructure
Significant expenditures for chargers and charging infrastructure contracted for, but not recognized as liabilities, as at June 30, 2022, were €2,627 thousand (December 31, 2021: €2,261 thousand). The Group uses these assets either as own chargers (property, plant and equipment) or as charging equipment to fulfill its obligations under EPC contracts entered into with its customers (inventory).

22.	Related-party transactions
Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are disclosed below.
Terms and conditions of transactions with related parties
Management services were bought from the immediate parent entity for a fixed fee. All other transactions were made on normal commercial terms and conditions and at market rates. Outstanding balances are unsecured. Asset and liability positions can either be offset or can be settled in cash. No loss allowance is recognized on these balances.
22.1 Transactions with related parties
The related party transactions for the six months ended June 30, 2022 and 2021 have been as follows:

		For the six months ended June 30,
(in €‘000)	Relationship	2022	2021
Madeleine Charging B.V.	Immediate parent entity
Interest expenses on shareholder loans		1,741	4,247
Management fee		12	13
Reimbursement of advisory fees		280	840
Reimbursement of marketing expenses		—	1,071
Share-based payment expenses		74,001	121,932
Mega-E Group (Mega-E Charging B.V. and its subsidiaries)	Other related party
Revenue from contracts with related party		1,474	4,940
EV Cars	Other related party
Revenue from contracts with related party		18,344	—
Voltalis	Other related party
Revenue from contracts with related party		290	—
The transactions with
Mega-E
until March 16, 2022, are considered related-party transactions. The Group obtained control of
Mega-E
as of that date. All subsequent transactions are therefore considered to be intra-group transactions and have been eliminated in these interim condensed consolidated financial statements.

F-1
39

Share-based payment expenses
On December 16, 2020, the Company’s then immediate parent entity — Madeleine — entered into a First Special Fees Agreement, under which share-based payment awards are provided to an external consulting firm. Madeleine has the obligation to settle the agreement, but the Group accounts for the First Special Fees Agreement as a share-based payment arrangement as the Group receives services from the consulting firm under the agreement. The Group does not have an obligation to settle the share-based payment awards with the consulting firm in cash or equity instruments and therefore the total arrangement is classified as an equity-settled share-based payment arrangement. On July 28, 2021, Spartan and the Company signed a BCA. Madeleine and the external consulting firm were also parties to the BCA. On February 28, 2022, the BCA was amended whereby the parties modified the thresholds of the First Special Fees Agreement that determine whether the fees payable in cash (“Part A”) to the external consulting firm will be paid in cash, shares or a combination of cash and shares, contingent upon the number of redemptions that will result from the SPAC Transaction. The amendment did not change the accounting treatment of the First Special Fees Agreement, as the total First Special Fees Agreement is classified as an equity-settled share-based payment arrangement, and the amendment did not give rise to an incremental fair value of the share-based payment arrangement. Refer to Note 8.1 for details on the First Special Fees Agreement.
On February 25, 2022, the Company’s then immediate parent entity — Madeleine — entered into a Second Special Fees Agreement, under which share-based payment awards are provided to an external consulting firm. On April 20, 2022, the Second Special Fees Agreement was novated from Madeleine to Allego. Before the novation, Madeleine had the obligation to settle the agreement, and the Group accounted for the Second Special Fees Agreement as a share-based payment arrangement as the Group receives services from the consulting firm under the agreement. The Group did not have an obligation to settle the share-based payment awards with the consulting firm and therefore the total arrangement was classified as an equity-settled share-based payment arrangement. Following the novation, the Group has the obligation to settle the share-based payment awards with the consulting firm in cash and therefore the total arrangement was classified as a cash-settled share-based payment arrangement. Refer to Note 8.2 for details on the Second Special Fees Agreement.
In March 2022 the Company established the management incentive plan and during the period ended June 30, 2022, issued the grant options and the performance options to the key management. These options are classified as equity-settled share-based payment transactions as the settlements with the participants shall be done using the Company’s shares. The vested options were recognized at fair value at the issuance date as an employee benefits expense in the general and administrative expenses, with a corresponding increase in equity. Refer to Note 8.3 for details on the Management Incentive Plan.
Voltalis
Upon completion of the MOMA acquisition, Voltalis became a related party of the Group in accordance with the criteria outlined in IAS 24
Related Party Disclosures
through its relationship with Meridiam SAS. Madeleine — the majority shareholder of the Company — is indirectly owned by Meridiam. Voltalis is considered to be an investment in an associate of Meridiam. Consequently, the Group and Voltalis are related parties and the related-party transactions have been disclosed in the table in this note.

23.	Subsequent events
The following events occurred after June 30, 2022:
Acquisition of
Mega-E
On July 27, 2022, in connection with the
Mega-E
option, the Group entered into a Sale and Purchase Agreement to acquire 51% of the share capital of
Mega-E
for a purchase consideration for the shares of €4,823 thousand and €11,936 thousand for the shareholder loan receivable between Meridiam and
Mega-E.

F-1
40

On July 29, 2022, the Group settled the above-mentioned obligations by transferring an amount of €16,759 thousand with respect to the acquisition of
Mega-E,
representing the purchase consideration for the shares and the settlement of the shareholder loan between Meridiam and
Mega-E.
The Group signed a letter of intent on September 5, 2022 to acquire the remaining
 49% which is expected to be acquired before December 31, 2022.
Acquisition of MOMA
On July 29, 2022, the Group settled the second installment of €30 million, representing 50% of the total purchase price consideration payable for the acquisition of MOMA in accordance with the terms of the agreements.
Refinancing
On July 28, 2022, the Group expanded its existing €120 million senior debt facility by an additional €50 million through and accordion feature with Société Générale and KommunalKredit Austria (KA). Additionally, the Group received a waiver such that the Group is no longer required to pledge an amount of bank balances. In the original agreement, these bank balances were required to be pledged to secure the payment of interest and commitment fees. Consequently, these bank balances are at the free disposal of the Group. As at June 30, 2022, the amount of pledged bank balances amounted to €13 million.
Under the original terms the senior debt facility expires in May 2026. However, the Group is seeking a new expanded financing package and has mandated Société Générale as structuring bank in connection with this financing.

F-14
1

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Under Dutch law, our Executive Directors and Non-Executive Directors may be held liable for damages in the event of improper or negligent performance of their duties. They may be held liable for damages to our company and to third parties for infringement of our articles of association or of certain provisions of Dutch law. In certain circumstances, they may also incur other specific civil and criminal liabilities. Subject to certain exceptions, the Articles provide for indemnification of our current and former directors and other current and former officers and employees as designated by the Board. No indemnification under the Articles shall be given to an indemnified person:

•

if a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, expenses, suit, claim, action or legal proceedings as described above are of an unlawful nature (including acts or omissions which are considered to constitute malice, gross negligence, intentional recklessness and/or serious culpability attributable to such indemnified person);

•

to the extent that his or her financial losses, damages and expenses are covered under insurance and the relevant insurer has settled, or has provided reimbursement for, these financial losses, damages and expenses (or has irrevocably undertaken to do so);

•

in relation to proceedings brought by such indemnified person against our company, except for proceedings brought to enforce indemnification to which he is entitled pursuant to our articles of association, pursuant to an agreement between such indemnified person and our company which has been approved by our board of directors or pursuant to insurance taken out by our company for the benefit of such indemnified person; and

•	for any financial losses, damages or expenses incurred in connection with a settlement of any proceedings effected without our prior consent.

Under the Articles, the Board may stipulate additional terms, conditions and restrictions in relation to the indemnification described above.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Articles, agreement, vote of shareholders or disinterested directors or otherwise.

Allego maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to Allego with respect to indemnification payments that it may make to such directors and officers.

Item 7. Recent Sales of Unregistered Securities

Set forth below is information regarding all securities sold or granted by us within the past three years that were not registered under the Securities Act and the consideration, if any, received by us for such securities:

In connection with the Closing, the Private Placement Investors purchased an aggregate of 15,000,000 Ordinary Shares, for a purchase price of $10.00 per share at an aggregate purchase price of $150,000,000, in a private placement.

The foregoing securities issuances were made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D or Regulation S promulgated thereunder.

Item 8. Exhibits.

(a) Exhibits

The exhibits filed as part of this Registration Statement are listed in the index to exhibits immediately following the signature page to this Registration Statement, which index to exhibits is incorporated herein by reference.

Exhibit Number	Description
2.1	Business Combination Agreement, dated as of July 28, 2021, by and among Spartan, Allego, Madeleine, Allego Holding, Merger Sub, and E8-Investor (incorporated by reference to Exhibit 2.1 filed with Spartan’s Current Report on Form 8-K filed by Spartan on July 28, 2021)**

2.2	Amendment to Business Combination Agreement and Plan of Reorganization, dated as of February 28, 2022, by and among Spartan, Allego Holding, Madeleine Charging, Allego, Merger Sub and E8 Investor (incorporated by reference to Exhibit 2.2 filed with Spartan’s Current Report on Form 8-K filed on February 28, 2022)**

2.3	Second Amendment to Business Combination Agreement and Plan of Reorganization, dated as of March 8, 2022, by and among Spartan, Allego Holding, Madeleine Charging, Allego, Merger Sub and E8 Investor (incorporated by reference to Exhibit 2.3 filed with Spartan’s Current Report on Form 8-K filed on March 9, 2022)**

3.1	Articles of Association of Allego N.V. (incorporated by reference to Exhibit 1.1 to Allego N.V.’s Form 20-F (File No. 001-41329) filed with the SEC on March 21, 2022)**

4.1	Warrant Agreement, dated as of February 8, 2021, by and between Spartan and Continental Stock & Trust Company (incorporated by reference to Exhibit 4.1 filed with Spartan’s Current Report on Form 8-K filed by Spartan on February 12, 2021)**

4.2	Warrant Assumption Agreement, dated as of March 16, 2022, among Spartan Acquisition Corp. III, Athena Pubco B.V. and Continental Stock Transfer & Trust Company, as warrant agent. (incorporated by reference to Exhibit 2.1 to Allego N.V.’s Form 20-F (File No. 001-41329) filed with the SEC on March 21, 2022)**

5.1	Opinion of NautaDutilh N.V. as to the validity of ordinary shares (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to this Form F-1 (File No. 333-264056) filed with the SEC on May 19, 2022)**

10.1	Registration Rights Agreement, dated as of March 16, 2022, by and among Allego, Sponsor, Madeleine Charging, E8 Investor and certain other holders thereto (incorporated by reference to Exhibit 4.4 to Allego N.V.’s Form 20-F (File No. 001-41329) filed with the SEC on March 21, 2022)**

10.2	Form of Subscription Agreement, dated as of July 28, 2021, by and between Spartan, Athena Pubco B.V., and the Subscriber party thereto (incorporated by reference to Exhibit 99.4 filed with Spartan’s Current Report on Form 8-K filed by Spartan on July 28, 2021)**

10.3	Performance Fee Agreement, dated as of December 16, 2020, by and between Madeleine and E8 Investors, with Novation contract signed on August 10, 2021 (incorporated by reference to Exhibit 10.3 to the Form F-4 filed on September 30, 2021 (File No. 333-259916))**

10.4	Facility Agreement, dated as of May 27, 2019, by and among Allego Holding, Allego B.V., Allego Innovations B.V. and with Société Générale, to which Allego GmbH and Allego Belgie¨ B.V. acceded pursuant to accession letters dated as of October 2, 2019 (incorporated by reference to Exhibit 10.10 to the Form F-4 filed on September 30, 2021 (File No. 333-259916))**

Exhibit Number	Description

10.5	Intercreditor Agreement, dated May 27, 2019, by and among between Opera Charging B.V., Allego B.V., Allego Innovations B.V., Allego Holding, Madeleine and Société Générale, to which Allego GmbH and Allego Belgie¨ B.V. acceded pursuant to accession letters dated as of October 2, 2019 (incorporated by reference to Exhibit 10.11 to the Form F-4 filed on September 30, 2021 (File No. 333-259916))**

10.6	E8 Power Of Attorney (incorporated by reference to Exhibit 10.12 to Athena Pubco B.V.’s Form F-4 (File No. 333-259916) filed with the SEC on February 1, 2022)**

10.7	Amendment to the Irrevocable Voting POA and Prior Consent Agreement, dated March 28, 2022, between Madeleine and E8 Investor (incorporated by reference to Exhibit 10.7 to Allego N.V.’s Form F-1 Registration Statement (File No. 333-264056) filed with the SEC on March 31, 2022)**

10.8	Allego Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to Athena Pubco B.V.’s Form F-4 (File No. 333-259916) filed with the SEC on February 1, 2022)**

10.9	Bank Guarantee dated August 21, 2020, by and between Société Générale and INEA and cash collateral granted to Société Générale by Allego B.V. (incorporated by reference to Exhibit 10.14 to Athena Pubco B.V.’s Form F-4 (File No. 333-259916) filed with the SEC on February 1, 2022)**

10.10	Parallel Debt Agreement, dated as of May 27, 2019, by and among Allego B.V, Allego Innovations B.V. and Allego Holding B.V., to which Allego GmbH acceded pursuant to an accession letter dated as of October 2, 2019 (incorporated by reference to Exhibit 10.15 to Athena Pubco B.V.’s Form F-4 (File No. 333-259916) filed with the SEC on February 1, 2022)**

10.11	Security Assignment Agreement, dated as of October 2, 2019, by and between Allego GmbH and Société Générale (incorporated by reference to Exhibit 10.16 to Athena Pubco B.V.’s Form F-4 (File No. 333-259916) filed with the SEC on February 1, 2022)**

10.12	Letter Agreement, dated February 8, 2021, by and among Spartan, its officers and directors and its Sponsor (incorporated by reference to Exhibit 10.1 to Spartan’s Current Report on Form 8-K (File No. 001-40022) filed with the SEC on February 12, 2021)**

10.13	Amendment No. 1 to Letter Agreement, dated July 28, 2021, by and among Spartan, its Sponsor and the other individuals party thereto (incorporated by reference to Exhibit 10.1 to Spartan’s Current Report on Form 8-K (File No. 001-40022) filed with the SEC on July 28, 2021)**

10.14	Founders Stock Agreement, dated July 28, 2021, by and among Spartan and its Sponsor, Jan C. Wilson and John M. Stice (incorporated by reference to Exhibit 10.2 to Spartan’s Current Report on Form 8-K (File No. 001-40022) filed with the SEC on July 28, 2021)**

10.15	Second Special Fee Agreement, dated as of February 25, 2022, by and between Madeleine and E8 Investors, with Novation contract signed on May 5, 2022.

21.1	List of Subsidiaries of Allego N.V.

23.1	Consent of Ernst & Young Accountants LLP

23.2	Consent of NautaDutilh N.V. (included as part of Exhibit 5.1 and incorporated by reference to Exhibit 23.3 to Amendment No. 1 to this Form F-1 (File No. 333-264056) filed with the SEC on May 19, 2022)**

24.1	Power of Attorney (incorporated by reference from the signature page to this Form F-1 Registration Statement (File No. 333-264056) filed with the SEC on March 31, 2022)**

101.INS	XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

Exhibit Number	Description

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing Fee Table (incorporated by reference to Exhibit 107 to Amendment No. 1 to this Form F-1 (File No. 333-264056) filed with the SEC on May 19, 2022)**

**	Previously filed.

(b) Financial Statement Schedules

None.

Item 9. Undertakings.

(a)	The undersigned hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

to file a post-effective amendment to the Registration Statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(ii)

if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby undertakes:

(1)

that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)

under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)

for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Post-Effective Amendment No. 1 to Form F-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of the Hague, the Netherlands, on September 30, 2022.

ALLEGO N.V.

By:	/s/ Mathieu Bonnet
Name: Mathieu Bonnet
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form F-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Mathieu Bonnet Mathieu Bonnet	Chief Executive Officer and Director (principal executive officer)	September 30, 2022

* Ton Louwers	Chief Financial Officer (principal financial and accounting officer)	September 30, 2022

* Jane Garvey	Director	September 30, 2022

* Christian Vollmann	Director	September 30, 2022

* Julia Prescot	Director	September 30, 2022

* Julian Touati	Director	September 30, 2022

* Thomas Josef Maier	Director	September 30, 2022

* Patrick Sullivan	Director	September 30, 2022

* Ronald Stroman	Director	September 30, 2022

*By:	/s/ Mathieu Bonnet
Name: Mathieu Bonnet
Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Form F-1 Registration Statement has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on September 30, 2022.

By:	/s/ Benjamin Goldberg
Name: Benjamin Goldberg
Title: Authorized Representative in the United States